REGISTRATION NO. 333-284948

Filed with the Securities and Exchange Commission on April 22, 2025

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK

(STATE OR OTHER JURISDICTION OF

INCORPORATION OR ORGANIZATION)

6311

(PRIMARY STANDARD INDUSTRIAL

CLASSIFICATION CODE NUMBER)

13-5570651

(I. R. S. EMPLOYER IDENTIFICATION NUMBER)

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

(212) 554-1234

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ALFRED AYENSU-GHARTEY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

(212) 554-1234

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF AGENT FOR SERVICE)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	[ ]

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Market Stabilizer Option® II Issued by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America

Prospectus dated May 1, 2025

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your policy. Also, this Prospectus must be read along with the variable life insurance policy prospectus. This Prospectus is in addition to the variable life insurance policy prospectus and all information in the variable life insurance policy prospectus continues to apply unless addressed by this Prospectus.

What is the Market Stabilizer Option® II?

The Market Stabilizer Option® II (“MSO”) is an index-linked investment option available as a rider under certain variable flexible premium universal life policies issued by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America (the “Company”, “we”, “our” and “us”). The MSO permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year).

Terms of the MSO

•	The Segments provide for participation in the performance of the S&P 500 Price Return Index, which excludes dividends (the “Index”), generally up to the applicable Growth Cap Rate that we set on the Segment Start Date. Participation in the Index is further limited by the Participation Rate that we establish for each Indexed Option.

•	The Growth Cap Rate for each Segment is set at the Company’s sole discretion and the Growth Cap Rate will not change during a Segment Term. The Company will not open a Segment with a Growth Cap Rate below the applicable minimum Growth Cap Rate.

•	Our minimum Growth Cap Rate for 1 year Standard Segments is 4.25% for a -20% buffer, 4.5% for a -15% buffer and 5% for a -10% buffer. Our minimum Growth Cap Rate for Step Up Segments is 4.5%. Our minimum Growth Cap Rate for Dual Direction Segments is 4.5%.

•	We set a Participation Rate for each Indexed Option. This percentage limits the amount of Index-Linked Rate of Return that we will apply on the Segment Maturity Date.

•	The Participation Rate is guaranteed for the life of each Indexed Option. We may offer Indexed Options in the future that could have a lower Participation Rate, but we will always offer a Participation Rate that is at least 50%.

•	The extent of the downside protection at Segment maturity, also referred to as the Segment Buffer, varies by Segment, ranging from the first 10% to 20% of loss.

•	We will always offer a Segment Buffer that protects at least the first 10% of loss.

•	On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. The total amount earned on an investment in a Segment of the MSO is only applied at Segment maturity.
•	If you take an Early Distribution (including a requested partial withdrawal, loan payment, surrender, payment of charges, or exercise of certain riders) from a Segment on any date prior to Segment maturity, we apply the Segment Interim Value, which reflects an Early Distribution Adjustment, and calculate the value of the Segment as described in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments.” The amount received may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment Maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, increases in interest rates, and by poor Index performance.

•	The Index-Linked Rate of Return will be applied at the end of the period (your Segment Term) on the Segment Maturity Date and only to amounts remaining within the Segment until the Segment Maturity Date. The Index-Linked Rate of Return will not be applied before the Segment Maturity Date.

•	The Index-Linked Return is calculated from the Index-Linked Rate of Return and could be positive, zero or in certain circumstances, negative as described below. You could experience an 80-90% loss of principal and previously credited interest due to negative Index performance, depending on the Indexed Option selected. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. Therefore, there is the possibility of a negative return on this investment at the end of your Segment Term, which may result in a significant loss of principal and previously credited interest. The risk of loss can be greater if you take an Early Distribution.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

EVM-63-22 (5/25)	Cat # 164382 (5/25)
NB/IF - COIL IS (Series 162); Equitable Advantage, VUL Legacy, VUL Optimizer (Series 160), VUL Optimizer (Series 166), VUL Incentive Life Protect	#879563

Please note that amounts that are removed from a Segment prior to the Segment Maturity Date will not be credited with the full extent of any positive Index performance. Even when the Index performance has been positive, any Early Distributions may cause you to lose some principal and previously credited interest. Please see “Early Distribution Adjustment” in this Prospectus.

•	Although under the variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Accounts. Please note that once Policy Account Value has been swept from an MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.

•	Any Early Distribution Adjustment that is made may cause you to lose up to 90% of principal and previously credited interest due to negative performance or increased volatility of the Index through the Segment Interim Value calculation, as explained in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments”. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Guaranteed Interest Option (“GIO”) and/or variable investment options to cover your monthly deductions. As described in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

•	The Company’s obligations under the MSO are subject to its creditworthiness and claims paying ability.

•	Index-linked investment options such as those available under MSO are complex insurance and investment options, and you should speak with a financial professional about the MSO’s features, benefits, risks, and fees, and whether the MSO is appropriate for you based upon your financial situation and objectives.

These are only some of the terms associated with the Market Stabilizer Option® II. Please read this Prospectus for more details about the Market Stabilizer Option® II. Also, this Prospectus must be read along with the variable life insurance policy prospectus and policy rider for this option. Please refer to page 6 of this Prospectus for a Definitions section that discusses these and other terms associated with the Market Stabilizer Option® II. Please refer to page 13 of this Prospectus for a discussion of risk factors.

The Market Stabilizer Option® II is available only under certain variable life insurance policies that we offer and may not be available through your financial professional.

Other policies. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other insurance policy.

Contents of this Prospectus

Market Stabilizer Option® II

When we address the reader of this Prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

Effect of your death on the MSO	27
About Separate Account No. 67	28
About Separate Account LIO	28

6. Distribution of the policy	29

7. Additional Information	30

8. Incorporation of certain documents by reference	31

Appendices	32

Examples of Segment Interim Values and Early Distribution Adjustments	32

Index Publishers	45

Information about the Company

The Company

Equitable Financial Life Insurance Company of America is an Arizona stock life insurance corporation organized in 1969 with an administrative office located at 8501 IBM Drive, Suite 150 - Life Operations Center, Charlotte, NC 28262-4333. Equitable Financial Life Insurance Company is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all fifty states (except Equitable Financial Life Insurance Company of America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the policies. The Company is solely responsible for paying all amounts owed to you under the policy, subject to our financial strength and claims-paying ability.

We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act with respect to registered non-variable insurance contracts (such as index-linked investment options and fixed investment options subject to a market value adjustment) that we issue.

How to reach us

Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

1. Definitions

Business Day — Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

Cash Surrender Value — The cash surrender value is equal to your Policy Account Value minus any surrender charges that are in effect under your variable life insurance policy subject to any Early Distribution Adjustment.

Charge Reserve Amount — A minimum amount of Policy Account Value in the Guaranteed Interest Option (“GIO”) that is required to begin a new Segment on the Segment Start Date in order to approximately cover all of the estimated monthly charges for the policy including, but not limited to, the policy’s monthly cost of insurance charge, the policy’s monthly administrative charge, the policy’s monthly mortality and expense charge, the MSO’s monthly Variable Index Segment Account Charge and any monthly optional rider charges, (please see “Charges” in this Prospectus for more information) during the Segment Term.

Company — Refers to Equitable Financial Life Insurance Company of America (“Equitable America”) or Equitable Financial Life Insurance Company (“Equitable Financial”). The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue policies in the state of New York. Generally, Equitable America will issue policies in all states except New York and Puerto Rico and Equitable Financial will issue policies in New York and Puerto Rico. However, if any selling agent is an Equitable Advisors financial professional whose business address is in the state of New York, the issuing Company will be Equitable Financial, even if the policy is issued in a state other than New York.

Dual Direction Segment — Any Segment belonging to an Indexed Option whose name includes “Dual Direction.” If the Index Performance Rate multiplied by the Participation Rate exceeds the Segment’s Growth Cap Rate, then the Segment’s Index-Linked Rate of Return will be equal to the Growth Cap Rate. If the Index Performance Rate multiplied by the Participation Rate is between the Growth Cap Rate and the Segment Buffer inclusive of both, then the Index-Linked Rate of Return will be equal to the absolute value of the Index Performance Rate multiplied by the Participation Rate. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

Early Distribution — A requested partial withdrawal, loan payment, surrender, deduction for monthly charges (if amounts are not available from the variable investment options or GIO) or other distribution from a Segment, made prior to the Segment Maturity Date. Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy. Payment of death benefit proceeds is not an Early Distribution.

Early Distribution Adjustment (“EDA”) (also referred to in your policy as “Segment Market Value Adjustment”) — An adjustment that we make to your Segment Account Value, in the event of an Early Distribution, through the Segment Interim Value calculation. An EDA may be positive, negative or zero. An EDA that is made may cause you to lose principal and previously credited interest through the application of a fair value factor, which estimates the market value, at the time of an Early Distribution, of the financial instruments representing our obligation to provide your Segment Maturity Value on the Segment Maturity Date, and any potential loss could be substantial. The EDA may result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan, partial withdrawal or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see “Early Distribution Adjustment” in this Prospectus for more information.

Growth Cap Rate — Generally, the maximum rate of return that will be applied to a Segment Account Value. The Growth Cap Rate is set for each Segment on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term. For Standard Segments the Growth Cap Rate is the highest Index-Linked Rate of Return that can be credited on a Segment Maturity Date. For Step Up Segments the Growth Cap Rate is the highest Index-Linked Rate of Return that can be credited on a Segment Maturity Date and the Index-Linked Rate of Return will equal the Growth Cap Rate for a Segment if the Index Performance Rate multiplied by the Participation Rate is greater than or equal to zero for that Segment. For Dual Direction Segments the Growth Cap Rate is the highest Index-Linked Rate of Return for positive Index performance. The Growth Cap Rate is not an annual rate of return.

Index — The S&P 500 Price Return Index, which is the S&P 500 Index excluding dividends. The S&P 500 Price Return Index includes 500 leading companies in leading industries in the U.S. economy.

Index Performance Rate (also referred to in your policy as “Segment Index Performance Rate”) — The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the current index is discontinued or if the calculation of the current index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see “Change in Index” for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)	is the value of the Index at the close of business on the Segment Start Date, and

(b)	is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day.

Indexed Option — Comprises all Segments subject to the same index, Index-Linked Rate of Return calculation methodology, number of years in a Segment Term, Segment Buffer, and Participation Rate. Each Indexed Option has its own corresponding MSO Holding Account.

Index-Linked Rate of Return (also referred to in your policy as ”Segment Index-Linked Rate of Return”) — The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Index-Linked Rate of Return is calculated differently for different Indexed Options. Please see the chart under “Index-Linked Return” for more information.

Index-Linked Return (also referred to in your policy as “Segment Index-Linked Return”) — The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment’s Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero.

Initial Segment Account — The amount initially transferred to a Segment from an MSO Holding Account on its Segment Start Date.

Lockout Period — A 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. We may establish a Lockout Period on your policy if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we may establish a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

Any such Lockout Period would be imposed in a uniform manner on all policies meeting specific criteria which we would establish in advance.

MSO Holding Account (also referred to in your policy as “VIO Holding Account”) — An account that holds all premium and transfers, loan repayments and matured Segments allocated to an Indexed Option pending investment in a Segment. There is an MSO Holding Account for each Indexed Option. The MSO Holding Accounts are part of the EQ/Money Market variable investment option.

Net Cash Surrender Value — The net cash surrender value equals your cash surrender value, minus any outstanding loan and unpaid loan interest, minus any amount of your Policy Account Value that is “restricted” as a result of previously distributed terminal illness living benefits, and further reduced for any monthly benefit payments under the Long-Term Care ServicesSM Rider (if applicable).

Participation Rate — The Participation Rate is the percentage of the Index Performance Rate that we will use to determine the Index-Linked Rate of Return. The Participation Rate is currently 100%. The Company reserves the right to change the Participation Rate on new Indexed Options. We will always offer a Participation Rate that is at least 50%.

Policy Account Value — Your “Policy Account Value” is the total of (i) your amounts in our variable investment options, (ii) your amounts in our Guaranteed Interest Option (which excludes amounts included in (iii)), (iii) any amounts that we are holding to secure policy loans that you have taken (including any interest on those amounts which has not yet been allocated to the investment options) and (iv) amounts in the MSO.

Segment — A specific Indexed Option, and for which we also specify a Segment Maturity Date and Growth Cap Rate.

Segment Account Value (also referred to in your policy as “Segment Account”) — The amount of an Initial Segment Account Value adjusted by any Early Distribution. The Segment Account Value is used in determining Policy Account Value, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new policy face amount associated with a requested change in death benefit option, if permitted by your policy.

Segment Buffer (also referred to in your policy as “Segment Loss Absorption Threshold Rate”) — The portion of any negative Index Performance Rate that will be absorbed and not result in a reduction in the Segment Account Value on a Segment Maturity Date for a particular Segment.

Segment Interim Value (also referred to in your policy as “Segment Value”) — The Segment Account Value adjusted by the Early Distribution Adjustment. We only apply the Segment Interim Value if an Early Distribution is made, which may cause you to lose principal and previously credited interest, and that loss could be substantial. We determine the Segment Interim Value prior to the Segment Maturity Date, based on the estimated current value of financial instruments representing our obligation to provide your Segment Maturity

Value on the Segment Maturity Date. Our Segment Interim Value calculation methodology is on file with the insurance supervisory official of the jurisdiction in which this policy is delivered. Segment Interim Values may be greater than, less than, or equal to the corresponding Segment Account Values.

Segment Maturity Date — The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to the Segment Account Value.

Segment Maturity Value — This is the Segment Account Value adjusted by the Index-Linked Return for that Segment on the Segment Maturity Date. If there were one or more Early Distributions before the Segment Maturity Date, this is the value of the remainder of your investment adjusted by the the Index-Linked Return on the Segment Maturity Date.

Segment Start Date — The Segment Start Date is the day on which a Segment is created.

Segment Term — The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

Standard Segment — Any Segment belonging to an Indexed Option whose name includes “Standard.” For Standard Segments the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate, subject to the Growth Cap Rate and Segment Buffer. If the Index Performance Rate multiplied by the Participation Rate exceeds the Segment’s Growth Cap Rate, then the Segment’s Index-Linked Rate of Return will be equal to the Growth Cap Rate. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Growth Cap Rate, inclusive of both, then the Segment’s Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Segment Buffer, inclusive of both, then the Segment’s Index-Linked Rate of Return will be zero. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

Step Up Segment — Any Segment belonging to an Indexed Option whose name includes “Step Up.” For Step Up Segments the Index-Linked Rate of Return is equal to the Growth Cap Rate if the Index Performance Rate multiplied by the Participation Rate for that Segment is greater than or equal to zero on the Segment Maturity Date. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Segment Buffer, then the Segment’s Index-Linked Rate of Return will be zero. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

2. Key Features of the MSO

•	The MSO permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year). The Segments provide for participation in the performance of the Index.

•	We currently only offer Segment Terms of approximately one year. We may offer different durations in the future.

•	The Growth Cap Rate for each Segment is set at the Company’s sole discretion on or before the Segment Start Date. The Growth Cap Rate will not change during a Segment Term.

•	For the Standard Indexed Option with -10% Segment Buffer, the Growth Cap Rate will always be at least 5%. For the Standard Indexed Option with -15% Segment Buffer, the Growth Cap Rate will always be at least 4.5%. For the Standard Indexed Option with -20% Segment Buffer, the Growth Cap Rate will always be at least 4.25%. For the Step Up and Dual Direction Indexed Options, the Growth Cap Rate will always be at least 4.5%. In addition, for each Indexed Option, you may set a higher minimum Growth Cap Rate that is acceptable to you.

•	Each Segment’s Index-Linked Rate of Return is generally limited by its Growth Cap Rate and Participation Rate, which could cause your Segment’s Index-Linked Rate of Return to be lower than your investment rate of return would otherwise be if you invested in a mutual fund designed to track the performance of the applicable Index.

•	We set a Participation Rate for each Indexed Option. This percentage limits the amount of Index-Linked Rate of Return that we will apply on the Segment Maturity Date. For example, if the Participation Rate is 80% and the Index Performance Rate is 10%, then we start with 8% (80%x10%) rather than 10% when calculating the Index-Linked Rate of Return.

•	The Participation Rate is guaranteed for the life of each Indexed Option. We may offer Indexed Options in the future that could have a lower Participation Rate, but we will always offer a Participation Rate that is at least 50%.

•	The downside protection, or Segment Buffer, is -10%, -15%, or -20%, depending on the Indexed Option. If the Index has negative performance, you will not lose money unless the Index performance goes below -10%, -15%, or -20%. In that case, only the negative performance in excess of the Segment Buffer will be applied to the Segment Account Value. You bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds the Segment Buffer. You could lose up to 90% of principal and any previously credited interest. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. We will always offer an Indexed Option with a Segment Buffer of at least -10%.

•	On the Segment Maturity Date, we will multiply the Index-Linked Rate of Return by the Segment Account Value.

•	If you take an Early Distribution before the Segment Maturity Date, we will apply the Segment Interim Value, which reflects an Early Distribution Adjustment, as described in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments.”

•	An Early Distribution Adjustment could cause you to lose up to 90% of principal and previously credited interest due to negative performance or increased volatility of the Index even if the Index has experienced positive performance since the Segment Start Date. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index.

•	The amount received may be less than the amount invested and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. As a result, amounts subsequently paid upon surrender, loan, and partial withdrawal prior to the Segment Maturity Date may also be less.

•	Because of the Early Distribution Adjustment, a partial withdrawal could reduce the Segment Account Value by more than the dollar amount of the withdrawal.

•	If you take an Early Distribution, you may also forfeit any positive Index-Linked Return on the amount distributed that might otherwise have been credited on the Segment Maturity Date.

•	If you take an Early Distribution, you could be subject to surrender charges and tax consequences.

•	If you take an Early Distribution, there may not be enough value remaining to cover your monthly deductions.

•	The Segment Interim Value which is used to calculate the amount of the Early Distribution Adjustment upon an Early Distribution will generally be negatively affected by increases in the expected volatility of index prices, increases in interest rates, and by poor market performance.

•	Once Policy Account Value is in a Segment, you cannot transfer into or out of an active Segment prior to the Segment Maturity Date.

•	Under certain circumstances, we may establish a Lockout Period for 12 months on your policy, which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. This could occur if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we could impose a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

•	Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we reserve the right to substitute an alternative index on or before Segment Maturity if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered for future Segments.

We would attempt to choose a broad-based market index with these characteristics as a substitute index:

•	similar risk profile and level of diversification as the replaced index;

•	similar widely followed benchmark tracking the overall U.S. stock market and economy;

•	similar representativeness of well-known, liquid, financially viable large-cap U.S. equities;

•	similar high total market capitalization of the index;

•	similar market availability and liquidity of index options or other financial derivatives;

•	similar reasonable costs of licensing and usage imposed by the owners of the substituted index.

Depending on future circumstances, it might not be feasible to select a substitute index meeting all of the above criteria, and the Company may also use alternative or additional reasonable selection criteria in the future.

If the Index were to be discontinued or substantially changed, prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. We will provide notice about maturing the Segment as soon as feasible. If we do not mature the Segments early, the most recently available closing value of the Index before it is discontinued or changed would be used to calculate performance from the Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date.

•	We reserve the right to suspend or terminate the contribution of premiums and/or transfers into one or more Indexed Options of the MSO.

•	We reserve the right to change the Segment Start Date and/or Segment Maturity Date, to change the frequency with which we offer new Segments, to stop offering new Segments, or to temporarily suspend offering new Segments for any Indexed Option. We also reserve the right to add new Indexed Options. We will notify you of any of the above actions we take.

•	Your Segment Maturity Value is not affected by the value of the Index on any date between the Segment Start Date and the Segment Maturity Date.

•	Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, assuming a 100% Participation Rate, if the Growth Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00%. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Index-Linked Rate of Return would be 0.00%.

•	If you do not specify minimum Growth Cap Rates acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. If one or more minimums have been specified, account value could remain uninvested in the applicable MSO Holding Account(s) until the first Segment Start Date, if any, for which the Growth Cap Rate is at or above the minimum specified by you.

•	The following chart provides a comparison of certain differences between Indexed Options.

Standard Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	5%	100%
-15%	4.5%	100%
-20%	4.25%	100%

Step Up Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	4.5%	100%

Dual Direction Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	4.5%	100%

•	The Growth Cap Rate, Participation Rate, and Segment Buffer are values used to determine the Index-Linked Rate of Return over the Segment Term; they are not rates of return.

•	Step Up and Dual Direction Segments will generally have lower Growth Cap Rates than Standard Segments with the same Index, Segment Term, Participation Rate, and Segment Buffer.

•	Please see “Fee Table” for complete detail on fees and charges.

3. Fee Table Summary

MSO Charges	When Charge is Deducted	Guaranteed Maximum
Variable Index Segment Account Charge	At the beginning of each policy month during the Segment Term	1.65% annually (0.13750% monthly)(1)
Mortality and Expense (Risk) Charge(2)	Monthly	Policy Year 1-10 11+	Annual % of your value in the MSO (varies by base policy) 1.00% 0.85%

Other	Charge is Deducted	Maximum Spread Percentage that May be Deducted
Loan Interest Spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	1% (varies by base policy)

Other	When Charge is Deducted	Maximum Amount that May be Deducted(4)
Early Distribution Adjustment	On Early Distribution	90% of Segment Account Value for -10% Segment Buffer
85% of Segment Account Value for -15% Segment Buffer
80% of Segment Account Value for -20% Segment Buffer
(1)	The current non-guaranteed rate is 0.40% annually (0.03333% monthly).
(2)

The variable life insurance policy’s mortality and expense charge will also apply to a Segment Account Value or any amounts held in an MSO Holding Account. Amounts in the MSO Holding Accounts reflect fees and expenses of the EQ/Money Market Portfolio. This is also referred to as the mortality and expense risk charge. Please see “Charges” in this Prospectus for more information. Please refer to the variable life insurance policy prospectus for more information.

(3)

We charge interest on policy loans but credit you with interest on the amount of the Policy Account Value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your Policy Account Value that we hold as collateral for the loan.

(4)

These percentage adjustment amounts represent the loss of Segment Account Value that would be produced by a hypothetical 100% decline in the Index at the time of a total distribution. The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in the Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” in this Prospectus.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the variable life insurance policy prospectus.

Changes in charges

Any changes that we make in our current charges or charge rates will be on a basis that is equitable to all policies belonging to a given class, and will be determined based on reasonable assumptions as to expenses, mortality, investment income, lapses and policy claims associated with morbidity. For the sake of clarity, the assumptions referenced above include taxes, the cost of hedging, longevity, volatility, other market conditions, surrenders, persistency, conversions, disability, accident, illness, inability to perform activities of daily living, and cognitive impairment, if applicable. Any changes in charges may apply to then in force policies, as well as to new policies. You will be notified in writing of any changes in charges under your policy.

4. Risk Factors

There are risks associated with some features of the Market Stabilizer Option® II:

•	Because the Company relies on a single point in time to calculate the Index return, you may experience a negative return on the Segment Maturity Date even if the Index has experienced gains through some, or most, of the Segment Term.

•	The Segments track the performance of an Index. By investing in the MSO, you are not actually invested in an Index or any underlying securities.

•	There is a risk of a substantial loss of your principal and previously credited interest because you agree to absorb all losses from the portion of any negative Index performance that exceeds the applicable Segment Buffer. You could lose 90% of principal and previously credited interest where there is a -10% Segment Buffer, 85% of principal and previously credited interest where there is a -15% Segment Buffer and 80% of principal and previously credited interest where there is a -20% Segment Buffer. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index.

•	Your Index-Linked Rate of Return is also limited by the Growth Cap Rate and Participation Rate, which could cause your Index-Linked Rate of Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return Index. For example, if the Participation Rate is 50%, the Growth Cap Rate is 8%, and the Index Performance Rate is 20%, then the Segment’s Index-Linked Return would be limited to half of the Index performance, or 10% (50% x 20%), and then further reduced to equal the Growth Cap Rate of 8%.

•	You will not know what the Growth Cap Rate is before the Segment starts. Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

•	If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. If a minimum has been specified, account value could remain in the MSO Holding Account until the next Segment Start Date, if any, where the Growth Cap Rate is at or above the minimum specified by you.

•	Negative consequences may apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you (1) may forfeit any positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal and previously credited interest. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. Even when the Index performance has been positive, the EDA may cause you to lose up to 90% of principal and previously credited interest on an early removal due to market volatility and the possibility of negative Index performance between the date of the distribution and the Segment Maturity Date. Surrender charges and tax consequences could also apply.

•	The following types of removals (also referred to as Early Distributions) of account value from a Segment may result in the above-mentioned potential penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a partial withdrawal, (c) a loan from your policy; (d) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (e) certain distributions in connection with the exercise of a rider available under your policy; and (f) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals, and any increases we make in current charges for the policy (including for the MSO and optional riders).

•	Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, assuming a 100% Participation Rate, if the Growth Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00%. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Index-Linked Rate of Return would be 0.00%.

•	Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

•	Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of the options on the S&P 500 Price Return Index as described in this Prospectus. Any negative effects of an EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

•	Once Policy Account Value is in a Segment, you cannot transfer into or out of a Segment.

•	We may establish a Lockout Period which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO.

•	We reserve the right to discontinue offering Segments of a given Indexed Option so there is also the possibility that a Segment may not be available for a Segment renewal at the end of your Segment Term(s).

•	Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we have the right to substitute an alternative index prior to Segment Maturity if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered. We would attempt to choose a broad-based market index with the characteristics described in “Key Features” above as a substitute index. If the Index were to be discontinued or substantially changed prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. If we do not mature the Segments early, the most recently available closing value of the Index would be used to calculate performance from Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date.

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the policy. An owner should look to the financial strength of the Company for its claims-paying ability.

•	You do not have any rights in the securities underlying the Index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

•	Your Segment Maturity Value is dependent on the performance of the Index on the Segment Maturity Date.

•	Past performance of the Index is no indication of future performance.

•	The amounts required to be available in the GIO for the Charge Reserve Amount to start a new Segment may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

•	If the insured person dies during a Segment Term, the Segment Account Value will be increased by any favorable Early Distribution Adjustment in determining the death benefit, if applicable.

•	Upon the exercise of the Policy Continuation Rider or Loan Extension Endorsement, the MSO is no longer available and any Segments will be terminated with an Early Distribution Adjustment and may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If there is any amount remaining in the net Policy Account Value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO.

•	If you exercise the Long-Term Care ServicesSM Rider, when a period of coverage ends, any Segments will be terminated with an Early Distribution Adjustment and may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Any remaining amounts will be allocated to the variable investment options and the GIO based on your premium allocation percentages then in effect.

•	If you exercise a Living Benefit Rider or an accelerated death benefit rider, any portion of the accelerated payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date.

Business disruption, cybersecurity, and artificial intelligence (“AI”) technologies risks

We rely heavily on technology, including interconnected computer systems and data storage networks and digital communications, to conduct our business. Because our business is highly dependent upon the effective operation of our computer systems and those of our service providers and other business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. Cyberattacks may be systemic (e.g., affecting the internet, cloud services, or other infrastructure) or targeted (e.g., failures in or breach of our systems or those of third parties on whom we rely, including ransomware and malware attacks). Cybersecurity risks include, among other things, the loss, theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on our websites (or the websites of third parties on whom we rely), other operational disruption and unauthorized release, use or abuse of confidential customer information. The risk of cyberattacks may be higher during periods of geopolitical turmoil. Due to the increasing sophistication of cyberattacks, a cybersecurity breach could occur and persist for an extended period of time without detection. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value and interfere with our ability to process policy transactions and calculate account values. Systems failures and cyberattacks may also interfere with our processing of policy transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values and unit values and/or the underlying funds to be unable to calculate share values, cause the release or possible destruction of confidential customer and/or business information, impede order processing or cause other operational issues, subject us and/or our service providers and intermediaries to regulatory fines, litigation and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the underlying funds to lose value. The preventative actions we take to reduce the frequency and severity of cybersecurity incidents and protect our computer systems may be insufficient to prevent a cybersecurity breach from impacting our operations or your policy value. There can be no assurance that we or the underlying funds or our service providers and intermediaries will be able to avoid cybersecurity breaches affecting your policy.

The development and deployment of AI tools and technologies, including generative AI, and its use and anticipated use by us or by third parties on whom we rely, may increase our existing operational risks or create new operational risks that we are not currently anticipating. AI and generative AI may be misused by us or by third parties upon which we rely, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk. Because the generative AI technology is so new, many of the potential risks of generative AI are currently unknowable.

In addition, we are also exposed to risks related to natural and man-made disasters, including, but not limited to, the occurrence of any storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts or any other event, which could adversely affect our ability to conduct business. A natural or man-made disaster, including a pandemic such as COVID-19, could result in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, which could likewise result in interruptions in our service. This could interfere with our processing of policy transactions, including processing orders from owners and orders with the underlying funds, impact our ability to calculate policy value, or have other adverse impacts on our operations. These events may also negatively affect our service providers and intermediaries, the underlying funds and issuers of securities in which the underlying funds invest, which may cause the funds underlying your policy to lose value. There can be no assurance that we or the underlying funds or our service providers and intermediaries will be able to avoid negative impacts associated with natural and man-made disasters.

5. Description of the MSO

The MSO consists of a number of Indexed Options, each of which provides a rate of return tied to the performance of a specified Index. You generally have the opportunity to invest in any of the Indexed Options described below, subject to the requirements, limitations and procedures disclosed in this section. We reserve the right to add new Indexed Options. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.”

Indexed Options

You can generally invest in any available Indexed Option. We are not obligated to offer any one particular Indexed Option. Also, we are not obligated to offer any Indexed Options. Each investment in an Indexed Option that starts on a particular Segment Start Date is referred to as a Segment.

An Indexed Option refers to a Segment option that has the same Index, Index-Linked Rate of Return calculation methodology, Segment Term, Segment Buffer and Participation Rate. Each Indexed Option has a corresponding MSO Holding Account. Please refer to the “Definitions” for a discussion of these terms.

The following chart lists the current Standard Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price	1 year	-10%	5%
Return Index	1 year	-15%	4.5%
	1 year	-20%	4.25%

The following chart lists the current Step Up Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price Return Index	1 year	-10%	4.5%

The following chart lists the current Dual Direction Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price Return Index	1 year	-10%	4.5%

MSO Holding Accounts

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in an MSO Holding Account. Each MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. Each MSO Holding Account has the same rate of return and is subject to the same underlying portfolio operating expenses and same mortality and expense risk charges as the EQ/Money Market variable investment option. Please refer to “Fee Table” and “Payment of premiums and determining your policy’s value” in the applicable variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments of each Indexed Option on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.

Before any account value is transferred into a Segment, you can transfer amounts from the applicable MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions described in this Prospectus and your variable life insurance policy prospectus. You can transfer into and out of the MSO Holding Accounts at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer Policy Account Value into an MSO Holding Account on the 3rd Friday of June which is the Segment Start Date. That Policy Account Value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer Policy Account Value out of an MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

On the Segment Start Date, account value in an MSO Holding Account, excluding any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under “Segments” immediately below.

Segments

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from an MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)

The Growth Cap Rate for that Segment of the applicable Indexed Option must be equal to or greater than your minimum Growth Cap Rate for that particular Indexed Option (Please see “Growth Cap Rate” in this Prospectus).

(2)

There must be sufficient account value available within the GIO and the variable investment options including the MSO Holding Accounts to cover the Charge Reserve Amount as determined by us on such date (Please see “Charge Reserve Amount” in this Prospectus).

(3)

The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the GIO (“A”), the annualized monthly Variable Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C) have been considered exceeds the interest crediting rate currently being offered in the GIO.

(4)

It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)	The total amount allocated to your Segments for the applicable Indexed Option under your policy on that date must be less than any limit we may have established. At this time there is no limit.

If there is sufficient Policy Account Value in the GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the GIO will need to be made. If there is insufficient value in the GIO to cover the Charge Reserve Amount and we do not receive instructions (if permitted by your underlying policy) from you specifying the investment options from which we should transfer the account value to the GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Accounts.

If after any transfers there would be an insufficient amount in the GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the applicable MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the applicable MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable Segment Start Date.

Participation Rate

The Participation Rate is the percentage of the Index Performance Rate that we will use to determine the Segment Index-Linked Rate of Return. The Participation Rate for each Indexed Option is currently 100%. If we offer a Participation Rate of less than 100%, then your Index-Linked Rate of Return will be lower.

Growth Cap Rate

The Growth Cap Rate is generally the maximum rate of return earned on the Segment Account Value. By allocating your account value to the Segments offered under the MSO, you can participate in the performance of the Index, as limited by the Participation Rate, generally up to the applicable Growth Cap Rate that we declare on the Segment Start Date. The Growth Cap Rate may limit your participation in any increases in the underlying Index.

Please note that you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the applicable MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see “Transfers” below.

Our minimum Growth Cap Rate for 1 year Standard Segment with a -10% buffer is 5%. Our minimum Growth Cap Rate for 1 year Standard Segment with a -15% buffer is 4.5%. Our minimum Growth Cap Rate for 1 year Standard Segment with a -20% buffer is 4.25%. Our minimum Growth Cap Rate for a 1 year Step Up Segment and a 1 year Dual Direction Segment is 4.5%. We guarantee that for the life of your policy we will not open a Segment with a Growth Cap Rate below the applicable minimum Growth Cap Rate. Any increases in the Growth Cap Rate above the minimum are set at the Company’s sole discretion.

As part of your instructions when you’ve selected the MSO, you may specify what your minimum acceptable Growth Cap Rate is for a Segment of each Indexed Option. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the applicable MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at the guaranteed minimum Growth Cap Rate for that Indexed Option. Therefore, if you do not specify a minimum acceptable Growth Cap Rate (permitted range of 5-10%) for one or more Indexed Options, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from an MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the GIO (“A”), the current annualized monthly Variable Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C).

For example, assume that the annual interest rate we are currently crediting on the GIO is 4.00%, the current annualized monthly Variable Index Segment Account charge rate is 0.40%, and the annualized monthly mortality and expense risk charge rate is 0.85%. Because these numbers total 5.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 5.25%.

You may also subsequently change your minimum Growth Cap Rates by contacting us at our Administrative Office.

Segment Buffer

The Segment Buffer is currently -10% or -15% or -20% as applicable. The Segment Buffer may vary by Indexed Option. The Segment Buffer will not change during a Segment Term.

The Segment Buffer protects you from negative Index performance up to the amount of the Segment Buffer. For example, if hypothetically the Segment Buffer is -10%, then you would be protected from any decline in the Index that is equal to or less than -10%. However, you will bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds 10%, which means that in this example you could lose up to 90% of principal and previously credited interest. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. The Segment Buffer may vary by Indexed Option. We will always offer a Segment Buffer of at least -10%.

Segment Interim Value

Segment Interim Values, which reflect any Early Distribution Adjustments, will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values, maximum partial withdrawal values, and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the Policy Account Value. If the insured person dies during a Segment Term and any Segment Interim Value exceeds its corresponding Segment Account Value, the Segment Interim Value will be used in determining the death benefit, if applicable.

Segment Maturity

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a) the Segment Maturity Value rolled over into the MSO Holding Account for the same Indexed Option; or

(b) the Segment Maturity Value transferred into the MSO Holding Account for one or more other Indexed Options; or

(c) the Segment Maturity Value transferred to the variable investment options available under your policy; or

(d) the Segment Maturity Value transferred to the GIO.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account of the same Indexed Option for investment in the next available Segment, subject to the conditions listed under “Segments” above.

However, if we are not offering the same Indexed Option under the MSO at that time, we will transfer the Segment

Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. Although under the variable life insurance policy we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there will be no transfer charges for any of the transfers discussed in this section.

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment

Maturity Date using your Segment Account Value and the

Index-Linked Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Account Value by your Index-Linked Rate of Return to get your Index-Linked Return. Your Segment Maturity Value is equal to your Segment Account Value plus your Index-Linked Return. Your Index-Linked Return may be negative, in which case your Segment Maturity Value will be less than your Segment Account Value.

For Standard Segments, the Index-Linked Rate of Return is equal to the Index Performance Rate, subject to the Growth Cap Rate, Participation Rate and Segment Buffer, as follows:

Indexed Options – Standard
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is greater than 0% but less than or equal to the Growth Cap Rate for the Segment Term**	Equal to the Index Performance Rate multiplied by the Participation Rate
Is less than or equal to 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to 0%
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

**	If the Index Performance Rate is zero, the Segment Index-Linked Rate of Return is zero.

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Index-Linked Rate of Return.

For Step Up Segments, the Index-Linked Rate of Return is equal to:

•	the Growth Cap Rate if the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity

Date) multiplied by the Participation Rate is greater than or equal to zero or

•	0% if the Index Performance Rate multiplied by the Participation Rate is negative but greater than or equal to the Segment Buffer or

•	the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer, if the Index Performance Rate multiplied by the Participation Rate is less than the Segment Buffer, as follows:

Indexed Option – Step Up
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is less than 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to 0%
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Index-Linked Rate of Return.

Please note: Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, if the Growth Cap Rate is 8.00%, the Participation Rate is 100%, and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00% whereas, if the Index Performance Rate is -0.01% on the Segment Maturity Date the Index-Linked Rate of Return is 0.00%.

For Dual Direction Segments, the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate subject to the Growth Cap Rate for positive and flat Index Performance Rates and the absolute value of negative Index Performance Rates multiplied by the Participation Rate unless the Index Performance Rate multiplied by the Participation Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate multiplied by the Participation Rate subject to the Segment Buffer as follows:

Indexed Option – Dual Direction
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Indexed Option – Dual Direction
Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term**	Equal to the Index Performance Rate multiplied by the Participation Rate
Is less than 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to the absolute value* of the Index Performance Rate multiplied by Participation Rate
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

*	The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3.
**	If the Index Performance Rate is zero, the Segment Index-Linked Rate of Return is zero.

Please note:

•	If the Index Performance Rate multiplied by the Participation Rate is negative but greater than or equal to the Segment Buffer, and if the absolute value of the Index Performance Rate multiplied by the Participation Rate is greater than the Growth Cap Rate, then the resulting Index-Linked Rate of Return will be greater than the Growth Cap Rate. For example, if the Participation Rate is 100% and the Index Performance Rate is -8%, the Growth Cap Rate is 6%, and the Segment Buffer is -10%, then the Index-Linked Rate of Return would be 8%.

•	Because of the way the Index-Linked Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate multiplied by the Participation Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, for a 1-year Dual Direction Segment with a -10% Segment Buffer and a Participation Rate of 100%, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Index-Linked Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Index-Linked Rate of Return is -0.01%.

•	Because of the way the Index-Linked Rate of Return is calculated for Dual Direction Segments, in certain situations the Index-Linked Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Growth Cap Rate of 7%, a Participation Rate of 100%, and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date then the Index-Linked Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date, then the Index-Linked Rate of Return is 7%.

Standard Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an

S&P 500 Price Return Index, 1-year Standard Segment with a -10% Segment Buffer and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 10%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,100.00. We reach that amount as follows:

•	The Index Performance Rate (20%) multiplied by the Participation Rate (95%) equals 19%, which is greater than the Growth Cap Rate (10%), so the Index-Linked Rate of Return is equal to the Growth Cap Rate (10%).

•	The Index-Linked Return ($100.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (10.00%).

•	The Segment Maturity Value ($1,100.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($100.00).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,047.50. We reach that amount as follows:

•	The Index Performance Rate (5%) multiplied by the participation rate (95%) equals 4.75%, which is less than the Growth Cap Rate (10%), so the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate (4.75%).

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1,047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,000.00. We reach that amount as follows:

•	The Index Performance Rate (-5%) multiplied by the Participation Rate (95%) is -4.75%, which is less than 0% but greater than or equal to the Segment Buffer (-10%), so the Index-Linked Rate of Return is 0%.

•	The Index-Linked Return ($0) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (0%).

•	The Segment Maturity Value ($1,000.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date,

then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the participation rate (95%) is -14.25%, which is less than the Segment Buffer, so the Index-Linked Rate of Return is equal to -14.25% less the Segment Buffer (-10%), or -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Step Up Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an S&P 500 Price Return Index 1-year Step up Segment with a -10% Segment Buffer, and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 8%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 10% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 8% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,080.00. We reach that amount as follows:

•	The Index Performance Rate (10%) multiplied by the Participation Rate (95%) is 9.5%, which is greater than or equal to zero, so the Index-Linked Rate of Return is equal to the Growth Cap Rate (8%).

•	The Index-Linked Return ($80.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (8%).

•	The Segment Maturity Value ($1,080.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($80.00).

If the S&P 500 Price Return Index is flat (0% return) on the Segment Maturity Date, you will receive an 8% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,080.00. We reach that amount as follows:

•	The Index Performance Rate (0%) multiplied by the Participation Rate (95%) is greater than or equal to zero, so the Index-Linked Rate of Return (8%) is equal to the Growth Cap Rate.

•	The Index-Linked Return ($80.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (8%).

•	The Segment Maturity Value ($1,080.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($80.00).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the participation rate (95%) is -14.25%, which is less than the Segment Buffer, so the Index-Linked Rate of Return is equal to -14.25% less the Segment Buffer (-10%), or -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Dual Direction Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an S&P 500 Price Return Index 1-year Dual Direction Segment with a -10% Segment Buffer, and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 9%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,090.00. We reach that amount as follows:

•	The Index Performance Rate (20%) multiplied by the Participation Rate (95%) is 19%, which is greater than the Growth Cap Rate (9%), so the Index-Linked Rate of Return is equal to the Growth Cap Rate (9%).

•	The Index-Linked Return ($90.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (9%).

•	The Segment Maturity Value ($1090.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($90.00).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1047.50. We reach that amount as follows:

•	The Index Performance Rate (5%) multiplied by the Participation Rate (95%) is 4.75%, which is less than the Growth Cap Rate (9%), so the Index-Linked Rate of Return is equal to 4.75%.

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1,047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1047.50. We reach that amount as follows:

•	The Index Performance Rate (-5%) multiplied by the Participation Rate (95%) is -4.75%, which is not more negative than the Segment buffer (-10%), so the Index-Linked Rate of Return is the absolute value of (|-4.75%|).

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date,

then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the Participation Rate (95%) is -14.25%. The Segment Buffer absorbs the first 10% of negative performance, so the Index-Linked Rate of Return is -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Index-Linked Return

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account Value on the Segment Maturity Date. The Segment Account Value is the Initial Segment Account Value net of any Early Distributions and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described in this Prospectus.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and will forfeit any positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date.

Early Distribution Adjustment

Before the Segment Maturity Date, if you surrender your policy, take a partial withdrawal or loan from a Segment or have another Early Distribution, we will apply an Early Distribution Adjustment and calculate the Segment Interim Value. We apply an EDA to protect ourselves from significant market losses if an owner withdraws from a Segment before the Segment Maturity Date.

The Segment Interim Value is calculated based on the estimated current value of financial instruments representing our obligation to provide your Segment Maturity Value on the Segment Maturity Date. Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of two components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The two components are:

(1)	Fair value of hypothetical fixed instruments; and

(2)	Fair value of hypothetical derivatives.

An EDA may be positive, negative or zero. In the event of an Early Distribution even if the Index has experienced positive performance since the Segment Start Date, the EDA may cause you to lose principal and previously credited interest and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any Early Distribution) until that time. The overall impact of the EDA may be to reduce your Segment Account Value and your other policy values.

Important Considerations

When any partial withdrawal, surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date, you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Instead, any of these pre-Segment Maturity Date distributions will cause an EDA to be applied that could result in a reduction in your values. Surrender charges and tax consequences also could apply to Early Distributions. Therefore, you should give careful consideration before taking any such early loan, partial withdrawal or surrender, exercising a rider or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value could reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans, partial withdrawals and charge deductions, the Early Distribution Adjustment may further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value. The amount of any decrease in value could be greater than the amount of the loan, withdrawal, or charge.

Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” at the end of this Prospectus provides examples of how the Early Distribution Adjustment is calculated.

Charges

There is a current annualized percentage charge of 0.40% of any Policy Account Value allocated to each Segment and deducted monthly. We reserve the right to increase or decrease the charge although it will never exceed 1.65%.

Please see “Loan Interest Spread” in the “Fee Table” in this Prospectus for information regarding the loan interest spread for amounts allocated to the MSO you would pay on any policy loan.

The variable life insurance policy’s mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Accounts.

For COIL IS, we currently deduct a monthly charge at an annual rate of 0.35% during the first 10 policy years, 0.15% in policy years 11 and in all policy years thereafter for mortality and expense risks. We reserve the right to increase or decrease these charges in the future, although they will never exceed 0.50% and 0.35%, respectively.

For Equitable Advantage, this charge is currently 0.40% during policy years 1-8 and 0.05% during policy years 9 and later. We reserve the right to increase or decrease this charge in the future, although it will never exceed 1.00% during policy years 1-10 and 0.50% during policy years 11 and later.

For VUL Legacy and VUL Incentive Life Protect, we currently deduct a monthly charge at an annual rate of 0.50% during the first fifteen policy years, with no charge in policy year 16 and thereafter. We reserve the right to increase or decrease these charges in the future, although they will never exceed 0.85%, and to impose the charge in all policy years.

For VUL Optimizer (Series 160) and VUL Optimizer (Series 166), we currently deduct a monthly charge at an annual rate of 0.60% during the first 8 policy years, with no charge in policy year 9 and thereafter. We reserve the right to increase or decrease this charge in the future, although it will never exceed 1.00% during policy years 1–10 and 0.50% during policy years 11 and later.

Amounts in the MSO Holding Accounts reflect fees and expenses of the EQ/Money Market Portfolio, which are described in the prospectuses for the variable life insurance policy and the EQ/Money Market Portfolio. Please refer to the variable life insurance policy prospectus for more information.

An Early Distribution Adjustment will apply to your Segment Account Value, in the event of an Early Distribution, through the Segment Interim Value calculation. An EDA may be positive, negative or zero. The maximum EDA is 90% of Segment Account Value for -10% Segment Buffer, 85% of Segment Account Value for -15% Segment Buffer and 80% of Segment Account Value for -20% Segment Buffer These percentage adjustment amounts represent the loss of Segment Account Value that would be produced by a hypothetical 100% decline in the Index at the time of a total distribution. The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in the Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” in this Prospectus.

Charge Reserve Amount

If you elect the Market Stabilizer Option® II, you are required to have a minimum amount of Policy Account Value in the

GIO on the Segment Start Date to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date will be the Charge Reserve Amount determined as of the latest Segment Start Date reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy’s monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the GIO to meet the Charge Reserve Amount requirement. If your values in the variable investment options including the MSO Holding Accounts and in the GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see “Segments” above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Accounts, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, policy partial withdrawals, and any changes we might make to current policy charges.

Please also refer to the variable life insurance policy prospectus for more information.

How we deduct policy monthly charges during a Segment Term

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the GIO according to deduction allocation percentages specified by you or based on a proportionate allocation if any of the individual investment option values are insufficient or if your base policy does not allow you to specify deduction allocation percentages.

However, if the Market Stabilizer Option® II is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the GIO is ever insufficient to cover monthly deductions during the Segment Term, the remaining deductions will be taken as follows:

1.

The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Accounts but excluding any Segment Account Values.

2.

If the GIO and variable investment options, including any value in the MSO Holding Accounts, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Interim Values.

3.	Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.

In addition, your variable life insurance policy will lapse if your net Policy Account Value or net cash surrender value (please refer to your variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy’s monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Interim Value will be used in place of the Segment Account Value in calculating the net Policy Account Value and net cash surrender value.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

Change in Index

Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we have the right to use a substitute index if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered for future Segments. We would attempt to choose a broad-based market index with the characteristics described in “Key Features” above as a substitute index.

If the Index were to be discontinued or substantially changed prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. If we were to mature the Segment early, we would apply the full Index performance to that date subject to the full Participation Rate, Growth Cap Rate and Segment Buffer. For example, if the Index was up 12% at the time we matured the Segment and the Segment Buffer was -10%, the Participation Rate was 100% and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 20% negative return to your Segment Account Value.

We will provide notice about maturing the Segment early, approximately 30 days before hand if possible, otherwise as soon as feasible, and ask for instructions on where to invest your Segment Maturity Value. If we do not mature the Segments early, the original Index would be used to calculate performance from the Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date. We will notify you approximately 30 days before such substitution if possible, otherwise as soon as feasible, and ask for instructions on where to invest your Segment Maturity Value.

If we are still offering Segments of that Indexed Option at that time, you can request that the Segment Maturity Value be invested in a new Segment of the same Indexed Option with the substitute Index, in which case we will hold the Segment Maturity Value in the applicable MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under “MSO Holding Accounts” and “Segments.”

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see “Segment Maturity” in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. Please see “Right to Discontinue and Limit Amounts Allocated to the MSO” in this Prospectus.

Transfers

You can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions described in this prospectus and in the prospectus for your variable life policy. The Company does not impose the policy’s $25 transfer charge to transfer into and out of the MSO Holding Accounts. Any restrictions applicable to transfers between any MSO Holding Accounts and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once Policy Account Value has been swept from any MSO Holding Accounts into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. In order to transfer account value to the MSO, there must be sufficient funds remaining in the Guaranteed Interest Option following the transfer to cover the Charge Reserve Amount. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the GIO will be limited to avoid reducing the GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the GIO will not be greater than any excess of the GIO over the remaining Charge Reserve Amount.

Please also refer to the variable life insurance policy prospectus for more information.

Withdrawals

Please see the variable life insurance policy prospectus for information regarding partial withdrawal provisions.

If permitted by your variable life insurance policy, you may specify how your partial withdrawal is to be allocated among the MSO, the variable investment options, and the GIO. Any portion of a requested partial withdrawal allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Accounts proportionately, based on the value of each MSO Holding Account and the current Segment Interim Values of each Segment.

If a Segment is in effect, and if you do not specify or if we cannot allocate the partial withdrawal among the MSO, the GIO (excluding the remaining amount of the Charge Reserve Amount) and the variable investment options according to your specifications, we will allocate the partial withdrawal proportionately from your values in the GIO (excluding the remaining amount of the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Accounts.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, are insufficient to cover the partial withdrawal in its entirety, the remaining amount of the partial withdrawal will be allocated to the individual Segments proportionately, based on current Segment Interim Values.

Any portion of a partial withdrawal allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value. Taking an Early Distribution may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value could be reduced by an amount greater than the amount of the withdrawal, and surrender charges and taxes could also apply. You should give careful consideration before taking any withdrawals.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts and the Segment Interim Values, are still insufficient to cover the partial withdrawal in its entirety, the remaining amount of the partial withdrawal will be allocated to the GIO and will reduce or eliminate the remaining Charge Reserve Amount.

If a partial withdrawal results in a deduction from one or more Segments, we reserve the right to establish a Lockout Period, where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO for a 12-month period. If premiums or loan repayments are made during a Lockout Period, these amounts will be allocated consistent with your investment instructions on file excluding the MSO. If this occurs, we will notify you of the date the Lockout Period begins and when it will end. See “Impact of Imposition of Lockout Period” below for more information.

Cash Surrender Value, Net Cash Surrender Value and Loan Value

If you have amounts allocated to MSO Segments, the Segment Interim Values will be used in place of the Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans. The EDA could reduce these values, perhaps significantly. Please see Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” for more information.

Guideline Premium Force-outs

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Accounts but excluding any Segment Account Values.

If the GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Accounts, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Interim Values.

Any portion of a force-out distribution taken from an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

If the GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, and the Segment Interim Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the GIO and reduce or eliminate any remaining Charge Reserve Amount under the GIO.

Loans

Please see the variable life insurance policy prospectus for information regarding policy loan provisions. The maximum loan interest rate that will be charged to the amounts you borrow for a policy year shall be the greater of (1) the “Published Monthly Average,” as defined below, for the calendar month that ends two months before the date of determination and (2) the guaranteed minimum interest crediting rate for the Guaranteed Interest Option plus 1% per year. “Published Monthly Average” means the Moody’s Corporate Bond Yield Average - Monthly Average Corporates published by Moody’s Investors Service, Inc., or any successor to it.

You may specify how your loan is to be allocated among the MSO, the variable investment options and the GIO, if permitted by your policy. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Accounts proportionately, based on the value of the MSO Holding Accounts and the current Segment Interim Values of each Segment. The loan interest spread is the difference between the interest rate we charge on the amounts borrowed and the interest rate credited on amounts held as collateral. This difference will not exceed 1%. Please see your variable insurance policy for the applicable guaranteed minimum interest rate credited on loan collateral.

If a Segment is in effect, and if you do not specify or if we cannot allocate the loan among the MSO, the GIO (excluding the remaining amount of the Charge Reserve Amount) and the variable investment options according to your specifications, we will allocate the loan proportionately from your values in the GIO (excluding the remaining amount of the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Accounts.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Interim Values.

Any portion of a loan or unpaid loan interest allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value. The Early Distribution Amount may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value may reflect a deduction greater than the amount of the loan, and taxes could also apply. You should give careful consideration before taking a loan.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts and the Segment Interim Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See “How we deduct policy monthly charges during a Segment Term.”

On each policy anniversary, and at any time you repay all of the policy loan, we will allocate the interest that has been credited to the amount we are holding to secure the policy loan to the variable investment options, the MSO Holding Accounts, and the GIO in accordance with your premium allocation percentages.

Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner’s direction (if permitted by your policy) or according to premium allocation percentages will be transferred to the applicable MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described in this Prospectus.

If a policy loan results in a deduction from one or more Segments, we reserve the right to establish a Lockout Period which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. If you are subject to a Lockout Period, any loan repayment will be allocated consistent with your instructions on file (excluding the MSO). If this occurs, we will notify you of the date the Lockout Period begins and when it ends. See “Impact of Imposition of Lockout Period” below for more information.

Impact of Imposition of a Lockout Period

Under certain circumstances, we may establish a Lockout Period for 12 months on your policy which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. This could occur if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we could impose a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

If a partial withdrawal or policy loan is deducted from the MSO, we reserve the right to establish a 12-month period where allocations to the MSO will be restricted. We will only establish a Lockout Period if we believe that the partial withdrawal or policy loan is disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. If a Lockout Period is established (1) no portion of any net premium or loan repayment may be allocated to the MSO, (2) no amount may be transferred to the MSO at your request from your values in our GIO or any variable investment options, and (3) any automatic transfers to the MSO that you have requested will be cancelled. Any premiums or loan repayments made during a Lockout Period will be allocated consistent with your investment instructions on file excluding the MSO. The Lockout Period will begin on the date of any deduction from one or more Segments as a result of a requested policy loan or partial withdrawal (not including any deduction for unpaid accrued loan interest). When the Lockout Period ends, you will again be permitted to allocate loan repayments and net premiums to the MSO, transfer amounts to the MSO and provide new automatic transfer instructions. We will provide reasonable notice in advance if we establish a Lockout period.

Asset Rebalancing Service

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Accounts or Segments. Please see the variable life insurance policy prospectus for more information.

Your right to cancel within a certain number of days

Please refer to the variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will reallocate those amounts to the applicable MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account for the applicable Indexed Option on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.

In all other states, any amounts allocated to the MSO will first be allocated to the applicable MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the applicable MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.

Right to Discontinue and Limit Amounts Allocated to the MSO

We reserve the right to restrict or terminate future allocations to the Indexed Options of the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received or if we cannot complete the transfer according to your instructions. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to any Indexed Option of the MSO.

Impact of MSO Election on Other Policy Riders and/or Services

Any withdrawal under a policy rider from a Segment is an Early Distribution and will generate a corresponding Early Distribution Adjustment of the Segment Account Value. The Early Distribution Amount may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value could be reduced by an amount greater than the amount of the withdrawal. You should give careful consideration before exercising a withdrawal under a policy rider.

•	If your policy has the Policy Continuation Rider or Loan Extension Endorsement and your policy goes on Policy Continuation or Loan Extension while you have amounts invested in the Indexed Options of the MSO, any Segments will be terminated with an Early Distribution Adjustment and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If there is any amount remaining in the net Policy Account Value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO. In addition, MSO will no longer be available once you go on Policy Continuation or Loan Extension.

•	If you exercise the Long-Term Care ServicesSM Rider, when a period of coverage ends any MSO Segments will be terminated with corresponding Early Distribution Adjustments and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Any remaining amounts will be allocated to the variable investment options and the GIO based on your premium allocation percentages then in effect.

•	If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a “total and permanent disability accelerated death benefit rider” or a “limited life expectancy accelerated death benefit rider”) is exercised, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the GIO.

You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO. Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the GIO.

Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the applicable MSO Holding Accounts and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Accounts and the current Segment Interim Value of each Segment, and transferred to the GIO.

Any portion of the payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers.

Effect of your death on the MSO

If you die prior to the Segment Maturity Date, your death benefit will be paid as of your date of death. If the Segment Interim Value exceeds the Segment Account Value, your death benefit will not be subject to an Early Distribution Adjustment, unless the Early Distribution Adjustment would result in an increase in the amount of the death benefit.

About Separate Account No. 67

Amounts allocated to the Equitable Financial Life Insurance Company MSO are held in a “non-unitized” separate account we have established under the New York Insurance Law. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed income obligations, including corporate bonds, mortgage backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

About Separate Account LIO

Amounts allocated to the Equitable Financial Life Insurance Company of America MSO are held in a “non-unitized” separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

6. Distribution of the policy

The MSO is distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account No. FP through which the underlying variable life insurance policies are offered. The offering of the policies is intended to be continuous.

The MSO is available only under the policy issued by the Company. Extensive information about the arrangements for distributing the variable life insurance policy, including sales compensation, is included under “Distribution of the policy” in the variable life insurance policy prospectus and in the statement of additional information. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of the Company or an indirect wholly owned subsidiary of the Company.

7. Additional Information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Market Stabilizer Option® II described in this Prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7, and does not file reports under the Exchange Act.

To the extent allowed by state law, we may refuse our consent to any assignment and/or change of owner on a nondiscriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation.

8. Incorporation of certain documents by reference

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K and Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2024 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Market Stabilizer Option® II (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

Life Operations Center

1345 Avenue of the Americas

New York, NY 10105

Equitable Financial Life Insurance Company of America

Life Operations

8501 IBM Drive, Suite 150

Charlotte, NC 28262-4333

Attention: Corporate Secretary (telephone: (212) 554-1234) You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company of America’s Form 10-K. PricewaterhouseCoopers LLP’s address is 214 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202.

Appendix: Examples of Segment Interim Values and Early Distribution Adjustments

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The Segment Interim Value reflects any Early Distribution Adjustments. We only apply the Segment Interim Value if an Early Distribution is made, which may cause you to lose principal and previously credited interest, and that loss could be substantial. The calculation is a formula designed to measure the fair value of your Segment Account Value on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Growth Cap Rate and the Participation Rate, and any adjustment for the effect of an Early Distribution prior to the Segment Maturity Date. The formula we use derives the estimated current value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment Maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment Maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. This Appendix sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation for the Indexed Options we currently offer, as well as examples of calculations of Segment Interim Values under various hypothetical situations. You should note that even if the Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Account Value.

Calculation Formula

Your Segment Interim Value equals the sum of the following two components:

(1)	Fair Value of hypothetical Fixed Instruments; plus

(2)	Fair Value of hypothetical Derivatives.

Overview of the Purposes and Impacts of the Calculation

Fair Value of Hypothetical Fixed Instruments. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Account Value from the date of any Early Distribution until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Account Value as described in the “Fair Value of Hypothetical Fixed Instruments” in “Detailed Descriptions of Specific Inputs to the Calculation” below.

Fair Value of Hypothetical Derivatives. For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. For Step Up Segments, we similarly use a hypothetical put and binary call option to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. For Dual Direction Segments, we similarly use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. These calculations reflect the downside protection that would be provided at maturity by the Segment Buffer as well as the potential upside payout at maturity limited by the Growth Cap Rate and Participation Rate.

When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before Segment maturity. See the “Fair Value of Hypothetical Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation.” Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

Standard Segments

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Standard Segment and are described in more detail in this Appendix.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index value at Segment inception increased by the Growth Cap Rate divided by the Participation Rate). The potential for gain in excess of the Growth Cap Rate is estimated using the value of this hypothetical option.

•	For Standard Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Growth Cap Rate.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Step Up Segments

At the time the Segment Interim Value is determined, the estimated current value of Hypothetical Derivatives for Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Step Up Segment and are described in more detail in this Appendix.

At-the-Money Binary Call Option (strike price equals the index value at Segment inception). For Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Dual Direction Segments

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Put Option (strike price equals the index value at Segment inception): For Dual Direction Segments, the potential for gain in a down market is estimated using the value of this hypothetical option.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index value at Segment inception increased by the Growth Cap Rate divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Growth Cap Rate.

Out-of-the-Money Binary Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss in a down market in excess of the Segment Buffer is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). Dual Direction Segments use two of these options. For Dual Direction Segments, the risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-of the-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

•	For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Segment Buffer.

•

It is important to note that the Out-of-the-Money put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Detailed Descriptions of Specific Inputs to the Calculation

(1) Fair Value of Hypothetical Fixed Instruments. The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula: (Segment Account Value)/(1 + rate)(time to maturity)

The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Term and the denominator is the number of days in the Segment Term for that Segment.

The investment rate, denoted “rate” in the formula above, will seek to approximate the bond yields considered appropriate for this product. The Fair Value of Hypothetical Fixed Instruments will be updated for changes in this investment rate on a daily basis throughout the Segment Term.

To illustrate this, consider the hypothetical examples of Segment Interim Values shown later in this Appendix. The Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value three months after the Segment Start Date is shown in these examples as $991.44. This hypothetical value is calculated based on the above formula and a hypothetical investment rate on that day of 1.1524% per annum, as follows:

time to maturity = (number of days remaining in the Segment Term)/(number of days in the Segment Term)

=(360 – 90)/360=0.75, where for simplicity we are assuming a 360-day year for this example

Fair Value of Hypothetical Fixed Instruments = $1,000/1.011524.75 = $991.44.

One day later, if the investment rate were still equal to 1.1524% per annum, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

time to maturity = (number of days remaining in the Segment Term)/(number of days in the Segment Term)

=(360 – 91)/360=0.74722.

Fair Value of Hypothetical Fixed Instruments = $1,000/1.011524.74722 = $991.47.

However, if rather than remaining constant at 1.1524% one day later, the investment rate increased by 0.25% to 1.1524% + 0.25% = 1.4024%, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

Fair Value of Hypothetical Fixed Instruments = $1,000/1.014024.74722 = $989.65.

On the other hand, if rather than remaining constant at 1.1524% one day later, the investment rate decreased by 0.25% to 0.9024%, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

Fair Value of Hypothetical Fixed Instruments = $1,000/1.009024.74722 = $993.31.

(2) Fair Value of Hypothetical Derivatives. We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment maturity, the Put Option is designed to value the loss below the Segment Buffer, while the call options are designed to provide gains up to the Growth Cap Rate. These options are described in more detail below.

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of-the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Growth Cap Rate in an up market and down to the Segment Buffer in a down market, as well as, value losses below the Segment Buffer.

For each Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Step Up Segments, these are: (1) the At-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Growth Cap Rate while the put option is designed to value the loss below the Segment Buffer.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date. More information about the designated hypothetical options is set forth below:

For Standard Segments, the estimated current value of Derivatives is equal to (1) minus (2) minus (4), as defined below.

For Dual Direction Segments, the estimated current value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined below.

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Account Value on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Account Value.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Growth Cap Rate. At any time during the Segment Term, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Account Value equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Growth Cap Rate, multiplied by the Segment Account Value. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Segment Interim Value a ceiling on gains at Segment maturity imposed by the Growth Cap Rate.

(3)

At-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Account Value.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options): This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Account Value. The value of one Out-of-the-Money Put option is used to off-set the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option: This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Account Value on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Account Value on the Segment Maturity Date.

For Step Up Segments, the estimated current value of Derivatives is equal to (1) minus (2), as defined below.

(1)

At-the-Money Binary Call Option: This is an option to receive the Growth Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Binary Call Option represents the market value of the potential to receive the Growth Cap Rate on the Segment Maturity Date, multiplied by the Segment Account Value.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Account Value. The value of this option reduces the Segment Interim Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

We determine the fair value of each of the applicable designated hypothetical options for a Standard Segment, Step Up Segment or Dual Direction Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated price and other estimated or actual prices may be different from Indexed Option to Indexed Option and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Account Value on that date. The notional value is the price of the underlying Index at the inception of the Segment. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception.

We use the following model inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given Early Distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to the applicable maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date.

The following hypothetical examples show the impact of the Segment Interim Value calculation.

Segment Interim Value – Standard Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	15%	15%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($302.21)	($300.44)
Segment Interim Value (sum of above)	$689.23	$969.70

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($48.98)	($34.79)
Segment Interim Value (sum of above)	$942.46	$962.35

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$73.17	$89.73
Segment Interim Value (sum of above)	$1,064.62	$1,086.87

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$144.11	$149.73
Segment Interim Value (sum of above)	$1,135.55	$1,146.87

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Index dividend yield is assumed to be 0.42% for all options.

Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	12.5%	12.5%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($41.52)	($24.78)
Segment Interim Value (sum of above)	$949.92	$972.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$69.27	$100.94
Segment Interim Value (sum of above)	$1,060.71	$1,098.08

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options and 19.5% for at-the-money binary call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	8.00%	8.00%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($74.21)	($54.72)
Segment Interim Value (sum of above)	$917.24	$942.42

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($6.25)	$15.22
Segment Interim Value (sum of above)	$985.19	$1,012.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$57.09	$70.47
Segment Interim Value (sum of above)	$1,048.53	$1,067.61

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.

Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options, 24% for at-the-money put options, and 22% for out-of-the-money put options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

The following examples show the impact of a partial withdrawal.

Effect of Early Distributions on Segment Interim Value – Standard Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Participation Rate	100%
Growth Cap Rate	15%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value(1)	$696.70
Percent Withdrawn(2)	14.35%
New Segment Account Value(3)	$856.47
New Segment Interim Value(4)	$596.70
Early Distribution Adjustment(5)	$43.53

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$962.35
Percent Withdrawn(2)	10.39%
New Segment Account Value(3)	$896.09
New Segment Interim Value(4)	$862.35
Early Distribution Adjustment(5)	$3.91

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,086.87
Percent Withdrawn(2)	9.20%
New Segment Account Value(3)	$907.99
New Segment Interim Value(4)	$986.87
Early Distribution Adjustment(5)	($7.99)

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Segment Interim Value(1)	$1,146.87
Percent Withdrawn(2)	8.72%
New Segment Account Value(3)	$912.81
New Segment Interim Value(4)	$1,046.87
Early Distribution Adjustment(5)	($12.81)

Effect of Early Distributions on Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Participation Rate	100%
Growth Cap Rate	12.5%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$972.36
Percent Withdrawn(2)	10.28%
New Segment Account Value(3)	$897.16
New Segment Interim Value(4)	$872.36
Early Distribution Adjustment(5)	$2.84

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,098.08
Percent Withdrawn(2)	9.11%
New Segment Account Value(3)	$908.93
New Segment Interim Value(4)	$998.08
Early Distribution Adjustment(5)	($8.93)

Effect of Early Distributions on Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	8.00%	8.00%
Time to Maturity (in months)	9	3
Amount Withdrawn	$100	$100

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Segment Interim Value(1)	$917.24	$942.42
Percent Withdrawn(2)	10.90%	10.61%
New Segment Account Value(3)	$890.98	$893.89
New Segment Interim Value(4)	$817.24	$842.42
Early Distribution Adjustment(5)	$9.02	$6.11

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Segment Interim Value(1)	$985.19	$1,012.36
Percent Withdrawn(2)	10.15%	9.88%
New Segment Account Value(3)	$898.50	$901.22
New Segment Interim Value(4)	$885.19	$912.36
Early Distribution Adjustment(5)	$1.50	($1.22)

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,048.53	$1,067.61
Percent Withdrawn(2)	9.54%	9.37%
New Segment Account Value(3)	$904.63	$906.33
New Segment Interim Value(4)	$948.53	$967.61
Early Distribution Adjustment(5)	($4.63)	($6.33)

(1)	Segment Interim Value immediately before withdrawal.

(2)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(3)	New Segment Account Value is equal to the Initial Segment Account Value ($1,000) multiplied by (1 – Percent Withdrawn).

(4)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Account Value. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

(5)	The EDA is the reduction in the Segment Account minus the reduction in the Segment Interim Value. The EDA may be positive or negative or zero.

The following hypothetical examples show the impact of the Segment Interim Value calculation.

95% Participation Rate

Segment Interim Value – Standard Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	15%	15%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($282.18)	($280.42)
Segment Interim Value (sum of above)	$709.27	$716.72

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($43.62)	($30.47)
Segment Interim Value (sum of above)	$947.82	$966.67

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$72.88	$87.38
Segment Interim Value (sum of above)	$1,064.33	$1,084.52

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$143.76	$149.68
Segment Interim Value (sum of above)	$1,135.20	$1,146.82

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Index dividend yield is assumed to be 0.42% for all options.

4.	Investment Rate is assumed to be 1.1524% for all options.

Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	12.5%	12.5%
Participation Rate	95.0%	95.0%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($35.29)	($20.17)
Segment Interim Value (sum of above)	$956.15	$976.97

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$70.92	$101.23
Segment Interim Value (sum of above)	$1,062.36	$1,098.37

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options and 19.5% for at-the-money binary call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

5.	Investment Rate is assumed to be 1.1524% for all options.

Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	8.00%	8.00%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($66.01)	($46.68)
Segment Interim Value (sum of above)	$925.44	$950.46

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($2.00)	$18.18
Segment Interim Value (sum of above)	$989.44	$1,015.32

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$57.94	$69.83
Segment Interim Value (sum of above)	$1,049.38	$1,066.97

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.

Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options, 24% for at-the-money put options, and 22% for out-of-the-money put options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

5.	Investment Rate is assumed to be 1.1524% for all options.

The following examples show the impact of a partial withdrawal.

Effect of Early Distributions on Segment Interim Value – Standard Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (Months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Growth Cap Rate	15%
Participation Rate	95%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value(1)	$716.72
Percent Withdrawn(2)	13.95%
New Segment Account Value(3)	$860.48
New Segment Interim Value(4)	$616.72
Early Distribution Adjustment(5)	$39.52

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$966.67
Percent Withdrawn(2)	10.34%
New Segment Account Value(3)	$896.55
New Segment Interim Value(4)	$866.67
Early Distribution Adjustment(5)	$3.45

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,084.52
Percent Withdrawn(2)	9.22%
New Segment Account Value(3)	$907.79
New Segment Interim Value(4)	$984.52
Early Distribution Adjustment(5)	($7.79)

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Segment Interim Value(1)	$1,146.82
Percent Withdrawn(2)	8.72%
New Segment Account Value(3)	$912.80
New Segment Interim Value(4)	$1,046.82
Early Distribution Adjustment(5)	($12.80)

Effect of Early Distributions on Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (Months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Growth Cap Rate	12.5%
Participation Rate	95%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$976.97
Percent Withdrawn(2)	10.24%
New Segment Account Value(3)	$897.64
New Segment Interim Value(4)	$876.97
Early Distribution Adjustment(5)	$2.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,098.37
Percent Withdrawn(2)	9.10%
New Segment Account Value(3)	$908.96
New Segment Interim Value(4)	$998.37
Early Distribution Adjustment(5)	($8.96)

Effect of Early Distributions on Segment Interim Value – Dual Direction Segments

Assumption	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	8.00%	8.00%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3
Amount Withdrawn	$100	$100

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Segment Interim Value(1)	$925.44	$950.46
Percent Withdrawn(2)	10.81%	10.52%
New Segment Account Value(3)	$891.94	$894.79
New Segment Interim Value(4)	$825.44	$850.46
Early Distribution Adjustment(5)	$8.06	$5.21

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Segment Interim Value(1)	$989.44	$1,015.32
Percent Withdrawn(2)	10.11%	9.85%
New Segment Account Value(3)	$898.93	$901.51
New Segment Interim Value(4)	$889.44	$915.32
Early Distribution Adjustment(5)	$1.07	($1.51)

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,049.38	$1,066.97
Percent Withdrawn(2)	9.53%	9.37%
New Segment Account Value(3)	$904.71	$906.28
New Segment Interim Value(4)	$949.38	$966.97
Early Distribution Adjustment(5)	($4.71)	($6.28)

(1)	Segment Interim Value immediately before withdrawal.

(2)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(3)	New Segment Account Value is equal to the Initial Segment Account Value ($1,000) multiplied by (1 – Percent Withdrawn).

(4)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Account Value. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

(5)	The EDA is the reduction in the Segment Account minus the reduction in the Segment Interim Value. The EDA may be positive or negative or zero.

Appendix: Index Publishers

The Market Stabilizer Option II (“MSO”) tracks certain Securities Indices and Index Funds that are published by third parties. The Company uses these Securities Indices and Index Funds under license from the Indices’ and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with the Company’s license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by the Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the Company. The MSO contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the MSO or any member of the public regarding the advisability of investing in securities generally or in the MSO particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the MSO. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of the MSO into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the MSO or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE MSO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500 Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

FORWARD-LOOKING INFORMATION

Certain of the statements included or incorporated by reference in this Form S-1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Financial Life Insurance Company (“Equitable Financial”) and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Equitable Financial and its consolidated subsidiaries, unless the context refers only to Equitable Financial as a corporate entity. There can be no assurance that future developments affecting Equitable Financial will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations and changes in liquidity and access to and cost of capital; (ii) operational factors, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) recruitment and retention of key employees and experienced and productive financial professionals; (viii) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (ix) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; and (x) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this Form S-1 completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Form S-1 are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described in “Risk Factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Throughout this Form S-1 we use certain defined terms and abbreviations, which are defined or summarized in the “Glossary” and “Acronyms” sections.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

BUSINESS

OVERVIEW

We are a principal franchise of Equitable Holdings, Inc., one of America’s leading financial services providers. We provide advice, protection and retirement strategies to individuals, families and small businesses.

PRODUCTS

We offer a variety of retirement and protection products and services, principally to individuals, small and medium-sized businesses and professional and trade associations. Our product approach is to ensure that design characteristics are attractive to both our customers and our Company’s capital approach. We currently focus on products across our business that expose us to less market and customer behavior risk, are more easily hedged and, overall, are less capital intensive than many traditional products. Although we are licensed to sell our products in all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, most new sales of life insurance, employee benefits, and variable annuity products to policyholders located outside of New York are being issued through Equitable America, another life insurance subsidiary of Holdings.

Individual Variable Annuities

We are a leading provider of individual variable annuity products. We sell our variable annuity products through licensed financial professionals at Equitable Advisors and a wide network of third-party firms, including banks, broker-dealers and insurance partners.

Current Variable Annuities Offered

Our variable annuity products are primarily sold to affluent and high net worth individuals who are saving for retirement or seeking guaranteed retirement income. Our current product offerings primarily include:

Structured Capital Strategies (“SCS”). SCS is a registered index-linked variable annuity product which allows the policyholder to invest in various investment options, whose performance is tied to one or more securities indices, commodities indices or ETFs, subject to a performance cap, over a set period of time. The risks associated with such investment options are borne entirely by the policyholder, except the portion of any negative performance that we absorb (a buffer) upon investment maturity. In 2021, we introduced SCS Income, a new version of SCS offering a GMxB feature.

Retirement Cornerstone (“RC”). Our Retirement Cornerstone variable annuity product offers two platforms: (i) RC Performance, which offers access to a broad selection of funds with annuitization benefits based solely on non-guaranteed account investment performance; and (ii) RC Protection, which offers access to a focused selection of funds and an optional floating-rate GMxB feature providing guaranteed income for life.

Investment Edge. Our investment-only variable annuity is designed to be a wealth accumulation product that defers current taxes during accumulation and provides tax-efficient distributions on non-qualified assets through scheduled payments over a set period of time with a portion of each payment being a return of cost basis, which is thus excludable from taxes. An optional SIO feature allows a policyholder to invest in various investment options, whose performances are tied to one or more securities indices, subject to a performance cap, with some downside protection over a set period of time. This optional SIO feature leverages our innovative SCS offering. Investment Edge does not offer any GMxB feature other than an optional return of premium death benefit.

We work with employees of EIMG to identify and include appropriate underlying investment options in our products, as well as to control the costs of these options and increase profitability of the products. For a discussion of EIMG, see below “ — Equitable Investment Management.”

Underwriting and Pricing

We generally do not underwrite our variable annuity products on an individual-by-individual basis. Instead, we price our products based upon our expected investment returns and assumptions regarding mortality, longevity and persistency for our policyholders collectively, while taking into account historical experience, volatility of expected earnings on our AV, and the expected time to retirement. Our product pricing models also take into account capital requirements, hedging costs and operating expenses. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Our variable annuity products generally include penalties for early withdrawals. From time to time, we reevaluate the type and level of GMxB and other features we offer. We have previously changed the nature and pricing of the features we offer and will likely do so from time to time in the future as the needs of our clients, the economic environment and our risk appetite evolve.

Employer-Sponsored Products and Services

We also offer tax-deferred investment and retirement services or products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses. We operate in the 403(b), 457(b) and 401(k) markets where we sell variable annuity and mutual fund-based products. RBG is the primary distributor of our products and related solutions to individuals in the K-12 education market with advisors dedicated to helping educators prepare for retirement.

Our products offer educators, municipal employees and corporate employees a savings opportunity that provides tax-deferred wealth accumulation. Our innovative product offerings address all retirement phases with diverse investment options.

Variable Annuities. Our variable annuities offer defined contribution plan record-keeping, as well as administrative and participant services combined with a variety of proprietary and non-proprietary investment options. Our variable annuity investment lineup mostly consists of proprietary variable investment options that are managed by EIMG, which provides discretionary investment management services for these investment options that include developing and executing asset allocation strategies and providing rigorous oversight of sub-advisors for the investment options. This helps to ensure that we retain high quality managers and that we leverage our scale across our products. In addition, our variable annuity products offer the following features:

•	Guaranteed Investment Option (“GIO”) — Provides a fixed interest rate and guarantee of principal.

•	Structured Investment Option (“SIO”) — Provides upside market participation that tracks certain available indices subject to a performance cap, with some downside protection against losses in the investment over a one, three- or five year period. This option leverages our innovative SCS individual annuity offering.

•	Personal Income Benefit — An optional GMxB feature that enables participants to obtain a guaranteed withdrawal benefit for life for an additional fee.

Open Architecture Mutual Fund Platform. We also offer a mutual fund-based product to complement our variable annuity products. This platform provides a similar service offering to our variable annuities. The program allows plan sponsors to select from thousands of proprietary and third-party sponsored mutual funds. The platform also offers a group fixed annuity that operates very similarly to the GIO as an available investment option on this platform.

Services. Both our variable annuity and open architecture mutual fund products offer a suite of tools and services to enable plan participants to obtain education and guidance on their contributions and investment decisions and plan fiduciary services. Education and guidance are available online or in person from a team of plan relationship and enrollment specialists and/or the advisor that sold the product. Our clients’ retirement contributions come through payroll deductions, which contribute significantly to stable and recurring sources of renewals.

Underwriting and Pricing

We generally do not underwrite our annuity products on an individual-by-individual basis. Instead, we price our products based upon our expected investment returns and assumptions regarding mortality, longevity and persistency for our policyholders collectively, while taking into account historical experience, volatility of expected earnings on our AV and the expected time to retirement. Our product pricing models also consider capital requirements, hedging costs and operating expenses. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our variable annuity products generally include penalties for early withdrawals. We periodically reevaluate the type and level of guarantees and other features we offer. We have previously changed the nature and pricing of the features we offer and will likely do so from time to time in the future as the needs of our clients, the economic environment and our risk appetite evolve.

Life Insurance Products

Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer of wealth at death, as well as corporate planning solutions including non-qualified deferred

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

compensation, succession planning and key person insurance. We target select segments of the life insurance market, including VUL and COLI. We currently focus on the asset accumulation and protection segments of the market, with leading offerings in the VUL market.

Our primary life insurance offerings include:

VUL. VUL uses a series of investment options to generate the investment return allocated to the cash value. The sub-accounts are similar to retail mutual funds: a policyholder can invest policy values in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability to make tax-free transfers among the various sub-accounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the MSO, which provides downside protection from losses in the index up to a specified percentage. Our COLI product is a VUL insurance product tailored specifically to support executive benefits in the small business market.

COLI. COLI is a VUL insurance product tailored specifically to support professionals, executives, and small business owners. COLI products generally provide a death benefit to the company upon the insured employee’s death, offer potential tax advantages (as mentioned above in VUL) and can be used for executive benefits, business succession planning, and key employee retention.

Other Products and Benefits. In addition to VUL and COLI, we also offer other products including IUL and term life products. We offer a portfolio of riders to enable clients to customize their policies. Our Long-Term Care Services Rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO II rider, referred to above and offered via a policy rider on our variable life products, enables policyholders to manage volatility.

We work with employees of EIMG to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options.

Underwriting and Pricing

Our underwriters consider both the application and information obtained from external sources. This information includes, but is not limited to, the insured’s age and sex, results from medical exams and financial information. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines. We continue to research and develop guideline changes to increase the efficiency of our underwriting process (e.g., through the use of predictive models), both from an internal cost perspective and our customer experience perspective.

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements.

Employee Benefits Products

Our employee benefits business is dedicated to serving small and medium-sized businesses, which are a priority segment for us. We offer these businesses a unique technology platform and a competitive suite of group insurance products. By leveraging our innovative platform, we have established strategic partnerships with major insurance and health carriers, becoming their primary benefits provider.

Our product offering includes: a suite of Group Life Insurance (including Accidental Death & Dismemberment), Supplemental Life, Dental, Vision, Short-Term Disability, Long-Term Disability, Critical Illness, Accident and Hospital Indemnity insurance products.

Underwriting and Pricing

Our underwriting guidelines consider the following factors, among others: case size, industry, plan design and employer-specific factors. The application of our underwriting guidelines is continuously monitored through internal underwriting controls and audits to achieve high standards of underwriting and consistency.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We consider demographic information and, for larger groups, the experience of the group. The claims experience is reviewed at the time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

We approach risk management of our products: (i) prospectively, by assessing, and from time to time, modifying our current product offerings to manage our risk and (ii) retrospectively, by implementing actions to reduce our exposure and manage the risks associated with in-force contracts. We use a combination of hedging and reinsurance programs to appropriately manage our risk and for capital management purposes.

The following tables summarize our current uses of hedging and third-party reinsurance in each of the applicable product lines.

Hedging

Product Line	Hedging	Purpose
Individual Variable Annuities	Dynamic and static hedging using derivatives contracts, including futures and total return swaps (both equity and fixed income), options and variance swaps, and, to a lesser extent, bond investments and repurchase agreements.	Dynamic hedging (supplemented by static hedges): to offset economic liability from equity market and interest rate changes. Static hedging: to maintain a target asset level for all variable annuities.
Employer-Sponsored Products and Services	Derivatives contracts whose payouts, in combination with fixed income investments, emulate those of certain securities indices, certain commodities indices, or ETFs, subject to caps and buffers.	Support the returns associated with the SIO.
	Dynamic and static hedging using derivatives contracts, including futures and total return swaps (both equity and fixed income), options and variance swaps, and, to a lesser extent, bond investments and repurchase agreements.	Dynamic hedging (supplemented by static hedges): to offset economic liability from equity market and interest rate changes. Static hedging: to maintain a target asset level for all variable annuities.
Life Insurance Products	Derivatives contracts whose payouts, in combination with returns from the underlying fixed income investments, seek to replicate those of the index price, subject to prescribed caps and buffers.	Hedge the exposure contained in our IUL products and the MSO rider we offer on our VUL products.
Employee Benefits Products	N/A	N/A

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Reinsurance

We use reinsurance to mitigate a portion of the risks that we face in certain of our variable annuity products with regard to a portion of the historical GMxB features issued in connection with our Individual Variable Annuities and Life Insurance and Employer-Sponsored products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made.

Product Line	Type of Reinsurance	Purpose
Individual Variable Annuities	Reinsurance / Ceded

Affiliate Reinsurance:

Equitable Financial reinsured all of its variable annuity contracts issued outside the State of New York prior to October 1, 2022 to its affiliate, Equitable America, effective April 1, 2023, on a combination of coinsurance funds withheld and modified coinsurance basis. (1)

Non-Affiliate Reinsurance:

In 2018, Equitable Financial ceded to a non-affiliated reinsurer on a coinsurance basis 90% of our fixed deferred annuity business sold prior to 2015.

Employer-Sponsored Products and Services	Ceded

Affiliate Reinsurance:

Equitable Financial reinsured all of its net retained liabilities relating to EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023 to its affiliate, Equitable America, effective April 1, 2023, on a combined coinsurance funds withheld and modified coinsurance basis. (1)

Non-Affiliate Reinsurance:

We ceded to a non-affiliated reinsurer, on a combined coinsurance and modified coinsurance basis, a 50% quota share of approximately 360,000 legacy Group EQUI-VEST deferred variable annuity contracts issued by Equitable Financial between 1980 and 2008.

Life Insurance Products	Reinsurance

Affiliate Reinsurance:

We reinsured all of our net retained General Account liabilities, including all of our net retained liabilities relating to certain universal life insurance policies issued outside the State of New York prior to October 1, 2022 to our affiliate, Equitable America, effective April 1, 2023, on a coinsurance funds withheld basis.

Non-Affiliate Reinsurance:

We have set up reinsurance pools with highly rated unaffiliated reinsurers that obligate the pool participants to pay death claim amounts in excess of our retention limits for an agreed-upon premium.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Product Line	Type of Reinsurance	Purpose

Captive:

EQ AZ Life Re Company reinsures a 90% quota share of level premium term insurance issued by Equitable Financial on or after March 1, 2003 through December 31, 2008 and 90% of the risk of the lapse protection riders under UL insurance policies issued by Equitable Financial on or after June 1, 2003 through June 30, 2007 on a 90% quota share basis as well as 90% quota share of Extended No Lapse Guarantee Riders issued by Equitable America from September 8, 2006 through December 31, 2008.

Employee Benefits Products	Varied	We reinsure our group life, disability, critical illness, and accident products. These treaties include both quota share reinsurance and excess of loss. Specifics of each treaty vary by product and support our risk management objectives.

(1)	See Note 12 of the Notes to the Consolidated Financial Statements.

MARKETS

Variable Annuity Products. Our variable annuity products are primarily sold to both retirees seeking retirement income and a broader class of investors, including affluent, high net worth individuals and families saving for retirement, registered investment advisers and their clients, as well as younger investors who have maxed out contributions to other retirement accounts but are seeking tax-deferred growth opportunities. Our customers can prioritize certain features based on their life-stage and investment needs. In addition, our products offer features designed to serve different market conditions. SCS serves clients with investable assets who want exposure to equity markets, but also want to guard against a market correction. SCS Income serves clients with investable assets who want exposure to equity markets, but also want to protect against a market correction while also seeking guaranteed income. Retirement Cornerstone serves clients who want growth potential and guaranteed income with increases in a rising interest rate environment. Investment Edge serves clients concerned about rising taxes.

Employer-Sponsored Products and Services. We primarily operate in the tax-exempt 403(b)/457(b)/491(a), corporate 401(k), institutional 401(k) and other markets. In the tax-exempt 403(b)/457(b) market, we primarily serve individual employees of public school systems. In the corporate 401(k) market, we target small and medium-sized businesses with 401(k) plans that generally have under $20 million in assets. Our Institutional business offers GMxB and other annuity guarantees to large institutional retirement plans (over $500 million in assets). The products are distributed through leading asset managers in the defined contribution markets. We are actively seeking to expand the institutional business.

Life Insurance Products. While we serve all Equitable client segments, we specialize in small to medium enterprises and high-income/high-net worth clients and their advisers. We also complement our permanent product suite with term products for clients with simpler needs. We focus on creating value for our customers through the differentiated features and benefits we offer on our products.

Employee Benefit Products. Our employee benefit product suite is designed for small and medium-sized businesses that seek simple, technology-driven employee benefits management. We built the employee benefits business based on feedback from brokers and employers, ensuring its relevance to the market we serve. We are committed to continuously evolving our product suite and technology platform to meet market needs.

DISTRIBUTION

We primarily distribute our products through our affiliate, Equitable Advisors, and through third-party distribution channels.

Affiliated Distribution. We offer our products on a retail basis through Equitable Advisors, our affiliated retail sales force of more than 4,600 financial professionals. These financial professionals have access to and offer a broad array of variable annuity, life insurance, employee benefits and investment products and services from affiliated and unaffiliated insurers and other financial service providers. Equitable Advisors, through RBG, is the primary distribution channel for our employer-sponsored products

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

and services and our life insurance products. RBG has a group of more than 1,200 advisors that specialize in the 403(b) and 457(b) markets. Equitable Advisors and RBG sell directly to clients as well as to registered investment advisers, family offices and other intermediaries for their clients.

Third-Party Distribution. For our annuity products, we have shifted the focus of our third-party distribution significantly over the last decade, growing our distribution in the bank, broker-dealer and insurance partner channels. Employer-sponsored products are also distributed through third-party firms and directly to customers online. We also distribute our COLI products through third-party firms that provide efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, warehouses, and independent broker-dealers are all important partners who distribute our products today. Our Employee Benefits’ products are distributed through the traditional broker channel, strategic partnerships (medical partners, professional employer organizations (PEOs), and associations), General Agencies, TPAs and Equitable Advisors.

COMPETITION

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; access to capital; access to diversified sources of distribution; size and scale; product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; the tax-favored status certain of our products receive under the current federal and state laws and (with respect to variable insurance and annuity products, mutual funds and other investment products) investment options, flexibility and investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We and our affiliated distribution companies compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies.

Legislative and other rule making and governmental policy changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry.

Equitable Investment Management

EIMG is the investment advisor to the EQ Advisors Trust, our proprietary variable funds, and previously served as investment advisor to the 1290 Funds, our retail mutual funds, and as administrator to both EQ Advisors Trust and the 1290 Funds (each, a “Trust” and collectively, the “Trusts”). Equitable Investment Management, LLC (“EIM LLC”) was formed on June 10, 2022, and became the investment advisor to the 1290 Funds and the administrator for both Trusts, effective January 1, 2023. EIMG and EIM LLC are collectively referred to as “Equitable Investment Management.”

Equitable Investment Management

EIMG is the investment manager and administrator for our proprietary variable funds and supports our business. EIMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising on an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), EIMG brings investment acumen, financial controls and economies of scale to the construction of underlying investment options for our products.

EIMG provides investment management services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance and annuity products, and EIM LLC provides investment management services to our retail mutual funds. Each of EIMG and EIM LLC is registered as an investment adviser under the Investment Advisers Act. EIMG serves as the investment adviser to EQ Advisors Trust and to two private investment trusts established in the Cayman Islands. EQ Advisors Trust and each private investment trust is a “series” type of trust with multiple series that use the Portfolios created by EIMG. EIMG provides discretionary investment management services to the Trust to manage each series in accordance with the recommended Portfolios, including, among other things, (1) providing portfolio management services for the Portfolios; (2) selecting, monitoring and overseeing investment sub-advisers to implement the Portfolio strategies; and (3) developing and executing asset allocation strategies for multi-

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advised Portfolios and Portfolios structured as funds-of-funds. EIMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

EIMG has a variety of responsibilities for the management of its investment company clients. One of EIMG’s primary responsibilities is to provide clients with portfolio management and investment advisory services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, EIMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB. Another primary responsibility of EIMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients.

EIM LLC is the investment advisor to our retail 1290 Funds and provides administrative services to both Trusts. EIM LLC provides or oversees the provision of all investment advisory and portfolio management to the 1290 Funds. EIM LLC has supervisory responsibility for the management and investment of 1290 Fund assets and develops investment objectives and investment policies for the funds. It is also responsible for overseeing sub-advisors and determining whether to appoint, dismiss or replace sub-advisors to each 1290 Fund. Currently, EIM LLC has entered into sub-advisory agreements with six different sub-advisors. The administrative services that EIM LLC provides to the Trusts include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; oversight of proxy voting procedures and an anti-money laundering program.

General Account Investment Management

Equitable Financial Investment Management, LLC (“EFIM”) is the investment manager for Equitable Financial’s General Account portfolio.

EFIM provides investment management services to Equitable Financial’s General Account portfolio. It provides investment advisory and asset management services including, but not limited to, providing investment advice on strategic investment management activities, asset strategies through affiliated and unaffiliated asset managers, strategic oversight of the General Account portfolio, portfolio management, yield/duration optimization, asset liability management, asset allocation, liquidity and close alignment to business strategies, as well as advising on other services in accordance with the applicable investment advisory and management agreement. Subject to oversight and supervision, EFIM may delegate any of its duties with respect to some or all of the assets of the General Account to a sub-adviser.

REGULATION

Insurance Regulation

We are licensed to transact insurance business and are subject to extensive regulation and supervision by insurance regulators, in all 50 states of the United States, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. The primary regulator of a U.S. insurance company, however, is located in its state of domicile. We are domiciled in New York and are primarily regulated by the Superintendent of the NYDFS. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments and business conduct to be maintained by insurance companies as well as agent and insurance producer licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. Additionally, New York’s insurance laws limit sales commissions and certain other marketing expenses that we may incur.

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Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts and make requests for particular information from us. For example, periodic financial examinations of the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risks, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual and quarterly financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices prescribed or permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The National Association of Insurance Commissioners’ (“NAIC”) has approved a series of uniform statutory accounting principles (“SAP”) that have been adopted by all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, insurance regulators were primarily concerned with ensuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP. See Note 19 of the Notes to the Consolidated Financial Statements.

Holding Company and Shareholder Dividend Regulation

All states regulate transactions between an insurer and its affiliates under their insurance holding company laws. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the insurer’s domiciliary insurance regulator.

The insurance holding company laws and regulations generally also require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. In addition, states require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state regulator of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance laws also place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates. Under New York’s insurance laws, which are applicable to us, a domestic stock life insurer may pay an ordinary dividend to its stockholders without regulatory approval provided that the amount does not exceed the statutory formula (“Ordinary Dividend”). Dividends in excess of this amount require a New York domestic life insurer to file a notice of its intent to declare the dividend with the NYDFS and obtain prior approval or non-disapproval from the NYDFS with respect to such dividend (“Extraordinary Dividend”). Due to a permitted statutory accounting practice agreed to with the NYDFS, we need the prior approval of the NYDFS to pay the portion, if any, of any Ordinary Dividend that exceeds the Ordinary Dividend that we would be permitted to pay under New York’s insurance laws absent the application of such permitted practice (such excess, the “Permitted Practice Ordinary Dividend”).

For additional information on shareholder dividends, see Note 19 of the Notes to the Consolidated Financial Statements.

State insurance holding company laws and regulations also regulate changes in control. State laws provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of the voting securities.

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The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in the Manual. However, a state may have adopted or in the future may adopt statutory accounting principles that differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.

The NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by our domiciliary state, requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of their material risks in normal and stressed environments. The assessment is documented in a confidential annual ORSA summary report, a copy of which must be made available to regulators as required or upon request.

The NAIC’s Corporate Governance Annual Disclosure Model Act, which has been adopted in New York, requires insurers to annually file detailed information regarding their corporate governance policies.

Since 2017, the NAIC has been implementing a principle-based approach to reserving for life insurance and annuity contracts, which resulted in corresponding amendments to the NAIC’s Valuation Manual (the “Valuation Manual”). Principle-based reserving is designed to better address reserving for life insurance and annuity products. It has been adopted in all states, although in New York, principle-based reserving differs from the NAIC Standard Valuation Law, as discussed further below.

In recent years, the NAIC’s macro-prudential initiative was intended to enhance risk identification efforts through proposed enhancements to supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers. In connection with this initiative, the NAIC adopted amendments to the Model Holding Company Act and Regulation that implement an annual filing requirement related to a liquidity stress-testing framework (the “Liquidity Stress Test”) for certain large U.S. life insurers and insurance groups (based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending). The Liquidity Stress Test is used as a regulatory tool in the jurisdictions that have adopted the holding company amendments.

The NAIC also developed a group capital calculation tool (“GCC”) using a risk-based capital (“RBC”) aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The GCC provides U.S. solvency regulators with an additional analytical tool for conducting group-wide supervision. The NAIC’s amendments to the Model Holding Company Act and Regulation in 2020 also adopted the GCC Template and Instructions and implemented the annual filing requirement with an insurance group’s lead state regulator. The GCC filing requirement becomes effective when the holding company amendments have been adopted by the state where an insurance group’s lead state regulator is located.

In August 2023, New York adopted legislation codifying the Liquidity Stress Test and the GCC. The first GCC filing was required on June 30, 2024.

In August 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative interest maintenance reserve (“IMR”) balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer’s surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC’s interim statutory accounting guidance, which is effective until December 31, 2025, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR up to 10% of its General Account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC is developing a long-term solution for the accounting treatment of negative IMR, which may nullify the application of the short-term solution if implemented prior to December 31, 2025.

Captive Reinsurance Regulation and Variable Annuity Capital Standards

We use an affiliated captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators, including the NYDFS, have been focused on insurance companies’ use of affiliated captive reinsurers and offshore entities.

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The NAIC adopted a revised preamble to the NAIC accreditation standards (the “Standard”), which applies the Standard to captive insurers that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. The NAIC also developed a regulatory framework, the XXX/AXXX Reinsurance Framework, for XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The XXX/AXXX Reinsurance Framework was implemented through an actuarial guideline (“AG 48”), which requires a ceding insurer’s actuary to opine on the insurer’s reserves and issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives are not subject to AG 48 if reinsured policies were issued prior to January 1, 2015, and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. The Standard is satisfied if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements. The NAIC also adopted the Term and Universal Life Insurance Reserving Financing Model Regulation which contains the same substantive requirements as AG 48, as amended by the NAIC, and it establishes uniform, national standards governing reserve financing arrangements pertaining to the term life and universal life insurance policies with secondary guarantees. The model regulation has been adopted by the State of New York.

The NAIC adopted a new framework for variable annuity captive reinsurance transactions that became operational in 2020, which includes reforms that improve the statutory reserve and RBC framework for insurance companies that sell variable annuity products. Among other changes, the framework includes new prescriptions for reflecting hedge effectiveness, investment returns, interest rates, mortality and policyholder behavior in calculating statutory reserves and RBC. Overall, we believe the NAIC reform has moved variable annuity capital standards towards an economic framework which is consistent with how we manage our business. The Company adopted the NAIC reserve and capital framework for the year ended December 31, 2019.

As previously noted, New York’s Regulation 213, which applies to Equitable Financial, differs from the NAIC’s variable annuity reserve and capital framework described above. Regulation 213 requires New York licensed insurers to carry statutory basis reserves for variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the regulation’s first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that is more conservative than the NAIC standard. As a result, Regulation 213 materially increases the statutory basis reserves that New York licensed insurers are required to carry which could adversely affect their capacity to distribute dividends. As a holding company, Holdings relies on dividends and other payments from its subsidiaries and, accordingly, any material limitation on Equitable Financial’s dividend capacity could materially affect Holdings’ ability to return capital to stockholders through dividends and stock repurchases.

In order to mitigate the impacts of Regulation 213 discussed above, the Company completed a series of management actions prior to year-end 2022. Equitable Financial entered into a reinsurance agreement with Swiss Re Life & Health America Inc., we completed the Global Atlantic Reinsurance Transaction, we completed certain internal restructurings that increase cash flows to Holdings from non-life insurance entities, and we changed our underwriting practices to emphasize issuing products out of our non-New York domiciled insurance subsidiary. Equitable Financial was also granted a permitted practice by the NYDFS which partially mitigates Regulation 213’s impact from the Venerable Transaction to make the regulation’s application to Equitable Financial more consistent with the NAIC reserve and capital framework. In addition, in May 2023, Equitable Financial completed a reinsurance transaction whereby it reinsured virtually all of its net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its Equi-Vest variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, to its affiliate, Equitable America. In addition, all of the separate account liabilities relating to such variable annuity contracts were reinsured as part of that transaction. There can be no assurance that any of these management actions individually or collectively will fully mitigate the impact of Regulation 213. Other state insurance regulators may also propose and adopt standards that differ from the NAIC framework. See Note 19 of the Notes to the Consolidated Financial Statements for additional detail on the permitted practice granted by the NYDFS.

We cannot predict what revisions, if any, will be made to the model laws and regulations relating to the use of captives. Any regulatory action that limits our ability to achieve desired benefits from the use of or materially increases our cost of using captive reinsurance and applies retroactively, without grandfathering provisions for existing captive variable annuity reinsurance entities, could have a material adverse effect on our financial condition or results of operations. For additional information on our use of a captive reinsurance company, see “Risk Factors — Legal and Regulatory Risks.”

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Surplus and Capital; Risk-Based Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit an insurer’s sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business would be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. The NAIC approved RBC revisions for corporate bonds, real estate equity and longevity risk that took effect at year-end 2021 and had a minimal RBC impact on Equitable Financial. The NAIC also approved an RBC update for mortality risk that took effect at year-end 2022, which had a minimal impact on Equitable Financial. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels.

Regulation of Investments

State insurance laws and regulations limit the amount of investments that we may have in certain asset categories, such as below investment grade fixed income securities, real estate equity, other equity investments, and derivatives, and require diversification of investment portfolios. Investments exceeding regulatory limitations are not admitted for purposes of measuring surplus. In some instances, laws require us to divest any non-qualifying investments.

The NAIC is also evaluating the risks associated with insurers’ investments in certain categories of structured securities, including CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual of the NAIC Investment Analysis Office (the “Purposes and Procedures Manual”) to give the NAIC’s Structured Securities Group, housed within the SVO, responsibility for modeling CLO securities and evaluating tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios in order to assign NAIC designations. The amended Purposes and Procedures Manual, which became effective on January 1, 2024, requires insurers to begin reporting, the financially modeled NAIC designations for CLOs with their year-end 2025 financial statement filings. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. The NAIC is collaborating with interested parties to develop and refine the process for modeling CLO investments.

In addition, in 2023, the NAIC increased the RBC factor for CLO and other structured security residual tranches from 30% to 45% effective for year-end 2024 RBC filings.

More broadly, in August 2023, the NAIC’s Financial Condition (E) Committee launched a holistic review of its approach to insurer investment risk regulation. The primary objective is to highlight areas where the insurance regulatory framework and the SVO can be enhanced in order to strengthen oversight of insurers’ investments in complex assets, such as structured securities. More specifically, the NAIC is focused on the SVO’s discretion to review NAIC designations for individual investments, the appropriate extent of SVO reliance on CRPs, and oversight of the development of new RBC charges for CLOs and other structured securities. The proposed changes to modernize investment oversight include: (i) reducing or eliminating “blind” reliance on CRPs while continuing to utilize them by implementing a due diligence framework that oversees the effectiveness of CRPs and (ii) bolstering the SVO’s portfolio risk analysis capabilities by investing in a risk analytics tool and adding specialized personnel. The NAIC has also been focused on insurers’ use of ratings by nationally recognized statistical rating organizations and other CRPs for rating certain of their investments, instead of submitting such investments to the SVO. Certain investments are subject to an exemption from filing with the SVO if they have been assigned a current, monitored rating by certain approved CRPs that meet specified requirements.

The NAIC’s designation of an investment held by an insurance company affects the RBC charge applied to such investment and therefore impacts the insurer’s overall RBC ratio. In November 2024, the NAIC adopted an amendment to the Purposes and Procedures Manual, which sets forth procedures for the SVO staff to identify and evaluate a filing exempt security with an NAIC designation determined by a rating that appears to be an unreasonable assessment of investment risk. The procedures include, without limitation, sending an information request to insurers that hold the security under review and determining whether the NAIC designation is three or more notches different than the SVO’s assessment, which allows the SVO to request the removal of the CRP credit rating from the filing exempt process. At any

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time during the process, an alternate CRP credit rating may be requested and if one is received, it will be incorporated in the filing exempt process. The amendment to the Purposes and Procedures Manual is scheduled to become effective on January 1, 2026.

We cannot predict what form any final proposals may take, or what effect their adoption may have on our business and compliance costs.

Guaranty Associations and Similar Arrangements

Each state in which we are admitted to transact business requires life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state based on their proportionate share of premiums written in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Adjusting Non-Guaranteed Elements of Life Insurance Products

In recent years, state regulators have considered whether to apply regulatory standards to the determination and/or readjustment of non-guaranteed elements (“NGEs”) within life insurance policies and annuity contracts that may be adjusted at the insurer’s discretion, such as the cost of insurance (“COI”) for universal life insurance policies and interest crediting rates for life insurance policies and annuity contracts. For example, New York’s Insurance Regulation 210 establishes standards for the determination and any readjustment of NGEs, including a prohibition on increasing profit margins on existing business or recouping past losses on such business, and requires advance notice of any adverse change in a NGE to both the NYDFS and affected policyholders. We have developed policies and procedures designed to comply with Regulation 210 and to date, have not seen adverse effects on our business. It is possible, however, that Regulation 210 could adversely impact management’s ability to determine and/or readjust NGEs in the future. Beyond the New York regulation and similar rules enacted in California (effective on July 1, 2019) and Texas (effective on January 1, 2021), the likelihood of enacting of any additional state-based regulation is uncertain at this time, but if implemented, these regulations could have an adverse effect on our business and consolidated results of operations.

Broker-Dealer and Securities Regulation and Commodities Regulation

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct examinations of our operations, and from time to time make requests for particular information from us.

Certain of our subsidiaries and affiliates, including Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc., are registered as broker-dealers (collectively, the “Broker-Dealers”) under the Exchange Act. The Broker-Dealers are subject to extensive regulation by the SEC and are members of, and subject to regulation by, FINRA, a self-regulatory organization subject to SEC oversight. Among other regulation, the Broker-Dealers are subject to the capital requirements of the SEC and FINRA, which specify minimum levels of capital (“net capital”) that the Broker-Dealers are required to maintain and also limit the amount of leverage that the Broker-Dealers are able to employ in their businesses. The SEC and FINRA also regulate the sales practices of the Broker-Dealers. In June 2020, Regulation Best Interest (“Regulation BI”) went into effect with respect to recommendations of securities and accounts to “retail customers.” Regulation BI requires the Broker-Dealers, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, to provide specified disclosures and act in the retail customer’s best interest. Moreover, in recent years, the SEC and FINRA have intensified their scrutiny of sales practices relating to variable annuities, variable life insurance and alternative investments, among other products. In addition, the Broker-Dealers are also subject to regulation by state securities administrators in those states in which they conduct business, who may also conduct examinations, direct inquiries to the Broker-Dealers and bring enforcement actions against the Broker-Dealers. Broker-Dealers are required to obtain approval from FINRA for material changes in their businesses as well as certain restructuring and mergers and acquisition events. The Broker-Dealers are also subject to registration and regulation by regulatory authorities in the foreign jurisdictions in which they do business.

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Certain of our Separate Accounts are registered as investment companies under the Investment Company Act. Separate Accounts interests under certain annuity contracts and insurance policies issued by us are also registered under the Securities Act. EQAT and 1290 Funds are registered as investment companies under the Investment Company Act and shares offered by these investment companies are also registered under the Securities Act. Many of the investment companies managed by AB, including a variety of mutual funds and other pooled investment vehicles, are registered with the SEC under the Investment Company Act, and, if appropriate, shares of these entities are registered under the Securities Act.

Certain subsidiaries and affiliates, including EIMG, EIM LLC, Equitable Advisors and AB, and certain of its subsidiaries are registered as investment advisers under the Investment Advisers Act. The investment advisory activities of such registered investment advisers are subject to various federal and state laws and regulations and to the laws in those foreign countries in which they conduct business. These U.S. and foreign laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations.

EIMG is registered with the CFTC as a commodity pool operator with respect to certain portfolios and is also a member of the NFA. AB and certain of its subsidiaries are also separately registered with the CFTC as commodity pool operators and commodity trading advisers; SCB LLC is also registered with the CFTC as a commodity introducing broker. The CFTC is a federal independent agency that is responsible for, among other things, the regulation of commodity interests and enforcement of the CEA. The NFA is a self-regulatory organization to which the CFTC has delegated, among other things, the administration and enforcement of commodity regulatory registration requirements and the regulation of its members. As such, EIMG is subject to regulation by the NFA and CFTC and is subject to certain legal requirements and restrictions in the CEA and in the rules and regulations of the CFTC and the rules and by-laws of the NFA on behalf of itself and any commodity pools that it operates, including investor protection requirements and anti-fraud prohibitions, and is subject to periodic inspections and audits by the CFTC and NFA. EIMG is also subject to certain CFTC-mandated disclosure, reporting and record-keeping obligations.

Regulators, including the SEC, FINRA, and state securities regulators and attorneys general, continue to focus attention on various practices in or affecting the investment management and/or mutual fund industries, including portfolio management, valuation, fee break points, and the use of fund assets for distribution.

We and certain of our subsidiaries provide regular financial reporting as well as, in certain cases, additional information and documents to the SEC, FINRA, the CFTC, NFA, state securities regulators and attorneys general, the NYDFS and other state insurance regulators, and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our businesses. For additional information on regulatory matters, see Note 19 of the Notes to the Consolidated Financial Statements.

The SEC, FINRA, the CFTC and other governmental regulatory authorities may institute administrative or judicial proceedings against our subsidiaries or their personnel that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer, investment adviser, commodity pool operator, or other type of regulated entity, or member, its officers, registered representatives or employees or other similar sanctions.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act established the FIO within the U.S. Treasury Department and reformed the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to designate certain non-bank financial companies, including insurers, as systemically significant (a “SIFI”) if the FSOC determines that the financial institution could pose a threat to U.S. financial stability. Such a designation would subject a non-bank SIFI to supervision and heightened prudential standards by the Federal Reserve. On November 3, 2023, the FSOC adopted guidance that establishes a new process for designating certain non-bank financial institutions as SIFIs. Under the new guidance, the FSOC is no longer required to conduct a cost-benefit analysis and an assessment of the likelihood of a non-bank financial company’s material financial distress before considering the designation of the company. The revised process could have the effect of simplifying and shortening FSOC’s procedures for designating certain financial companies as non-bank SIFIs.

The FIO’s authority extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the

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FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval is required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the FDIC pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

In October 2022, the SEC adopted final rules requiring the recovery of erroneously awarded compensation as mandated by the Dodd-Frank Act.

The following aspects of our operations could also be affected by the Dodd-Frank Act:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, consolidated results of operations or financial condition.

Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation for the OTC derivatives markets, which has largely been implemented. The Dodd-Frank Act provided authority to the CFTC to regulate “swaps” and the SEC to regulate “security-based swaps.” Swaps include, among other things, OTC derivatives on interest rates, commodities, broad-based securities indexes, treasury and other exempted securities, and currency. Security-based swaps include, among other things, OTC derivatives on single securities, baskets of securities, narrow-based indexes or loans. The Dodd-Frank Act also granted authority to the U.S. Secretary of the Treasury to exclude physically-settled foreign exchange instruments from regulation as swaps, which the Secretary implemented shortly after adoption of the Dodd-Frank Act.

The Dodd-Frank Act authorized the SEC and the CFTC to mandate that specified types of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the CFTC and SEC to establish documentation, recordkeeping and registration requirements for swap dealers, major swap participants, security-based swap dealers and major security-based swap participants for swaps, security-based swaps and specified other derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants. The Prudential Regulators completed substantially all of the required regulations by 2017, and the CFTC finalized one of its last remaining rules – the capital rules for swap dealers in July 2020. In December 2019 the SEC finalized and adopted the final set of rules related to security-based swaps, and the rules, including registration of dealers in security-based swaps, became effective on or prior to November 1, 2021. Public trade reporting of security-based swaps went into effect in February 2022. In December 2021, the SEC proposed Rule 10B-1 under the Exchange Act to require next day public reporting of security-based swaps that exceed certain specified thresholds.

In June 2023, the SEC reopened the comment period on proposed Rule 10B-1 under the Exchange Act. As a result of the CFTC regulations, several types of CFTC-regulated swaps are required to be traded on swap execution facilities and cleared through a regulated DCO. Swaps and security-based swaps submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant DCO or security-based swap clearing organization. Both swaps and security-based swaps are subject to transaction-reporting requirements. The rule’s potential effect, if adopted, is uncertain.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Under the CFTC’s and SEC’s regulations, swaps and security-based swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for most entities, initial margin, as mandated by the CFTC and SEC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for most entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC, the SEC and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements took effect in September 2021 for us. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators. SEC regulations require posting and collection of variation margin by both us and our counterparty but require posting of initial margin only by the entity facing the broker-dealer or security-based swap dealer but not the broker-dealer or security-based swap dealer itself.

In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.

We use derivatives to mitigate a wide range of risks in connection with our business, including the impact of increased benefit exposures from certain variable annuity products that offer GMxB features. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of new regulations.

Broker-Dealer Regulation

The Dodd-Frank Act authorized the SEC to promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers. In response, the SEC adopted Regulation BI, which became effective in June 2020. As part of the same rulemaking package, the SEC also required registered broker dealers and investment advisers to retail customers to file a client relationship summary (“Form CRS”) with the SEC and deliver copies of Form CRS to their retail customers. Form CRS provides disclosures from the broker-dealer or investment adviser about the applicable standard of conduct and conflicts of interest. The intent of these rules is to impose on broker-dealers an enhanced duty of care to their customers similar to that which applies to investment advisers under existing law. We have developed systems and processes and put in place policies and procedures to ensure that we are in compliance with Regulation Best Interest.

In December 2022, the SEC proposed a new Regulation Best Execution, which would supplement existing best execution rules enforced by FINRA and the Municipal Securities Rulemaking Board. In conjunction with Regulation Best Execution, the SEC also proposed other rules or rule modifications that, if adopted as proposed, would materially impact broker-dealers operating in the equity markets. These proposals include: (i) the Order Competition Rule, which would require certain retail customer orders to be exposed first to a “qualified auction” operated by an open competition trading center prior to execution in the OTC market; (ii) amendments to Regulation NMS to adopt, among other things, minimum pricing increments for quoting and trading of listed stocks and reduce exchange access fees; and (iii) amendments to disclosure requirements under Regulation NMS to require monthly publication of order execution quality information in listed equity by certain large broker-dealers and trading platforms in addition to the market centers that are currently required to publish such reports. If adopted, the proposals will likely increase costs for our broker-dealers.

The SEC has adopted rules to require covered clearing agencies to adopt policies and procedures reasonably designed to require every direct participant of the agency to submit for clearing eligible secondary market transactions in U.S. Treasury securities, which will effectively require those participants to clear eligible cash transactions in U.S. Treasury

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

securities by December 31, 2026, and eligible repurchase transactions in U.S. Treasury securities by June 30, 2027. The rule’s potential effect on the U.S. Treasury securities market is uncertain.

Investment Adviser Regulation

Changes to the marketing requirements for registered investment advisers were adopted in December 2020 and became effective in November 2022. The changes amended existing Rule 206(4)-1 under the Investment Advisers Act and incorporated aspects of Investment Advisers Act Rule 206(4)-3, which the SEC simultaneously rescinded in its entirety. The amended rules imposed a number of new requirements that will affect marketing of certain advisory products, including, in particular, private funds. We developed systems and processes and put in place policies and procedures to ensure that we are in compliance with the amended rule. The SEC is currently focused on examining compliance efforts with newly amended Rule 206(4)-1. The SEC has also adopted new reporting requirements for institutional investment managers regarding “say on pay” and more expansive reporting on voting practices by managers for registered funds on Form N-PX. In October 2022, the SEC also proposed a new rule and rule amendments under the Investment Advisers Act that would prohibit registered investment advisers from outsourcing certain services and functions without conducting due diligence and monitoring the proposed service providers. Both the new requirements and the new proposals, if adopted, will create substantially greater compliance requirements and costs for our investment adviser entities.

Fiduciary Rules / “Best Interest” Standards of Conduct

We provide certain products and services to employee benefit plans that are subject to ERISA and certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). As such, our activities are subject to the restrictions imposed by ERISA and the Code, including the requirement that fiduciaries must perform their duties solely in the interests of plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in certain prohibited transactions with persons (parties-in-interest) who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS, and the Pension Benefit Guaranty Corporation.

In 2023, the DOL proposed a regulation to change the definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code when a financial professional, including an insurance producer, provides investment advice, and proposed amendments to various existing prohibited transaction exemptions (“PTEs”), including PTE 84-14, that financial professionals rely on when they make investment recommendations to retirement investors. On April 23, 2024, the DOL finalized and published this new definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code and finalized and published amendments to these PTEs (the new definition and the PTE amendments collectively, the “Final Rule”).

Various industry groups brought litigation against the DOL seeking a variety of remedies for the Final Rule. On July 25, 2024, the U.S. District Court for the Eastern District of Texas (the “E.D. Tex.”) issued a stay of the effective date of portions of the Final Rule. On July 26, 2024, the U.S. District Court for the Northern District of Texas (the “N.D. Tex.”) issued a stay of the effective date of the Final Rule as a whole. The DOL appealed the stay issued in the E.D. Tex. litigation to the U.S. Court of Appeals for the Fifth Circuit. The DOL also filed an interlocutory appeal challenging the stay issued in the N.D. Tex. litigation to the U.S. Court of Appeals for the Fifth Circuit. The parties jointly agreed to stay further proceedings pending the outcome of the interlocutory appeal and the DOL subsequently announced that it does not intend to pursue its appeals of these stay orders and instead will revisit the Final Rule. As a result of these developments, it is uncertain whether the Final Rule will become effective in the future, either in its current form or in another form.

In addition, in January 2020, the NAIC revised the Suitability in Annuity Transactions Model Regulation to apply a best interest of the consumer standard on insurance producers’ annuity recommendations and to require that insurers supervise such recommendations. Most U.S. states have adopted the revised regulation. As a notable exception, the NYDFS amended Regulation 187- Suitability and Best Interests in Life Insurance and Annuity Transactions (“Regulation 187”) to add a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York. We have developed our compliance framework for Regulation 187 with respect to annuity sales as well as our life insurance business.

Massachusetts has also adopted a regulation applying a fiduciary duty standard to broker-dealers and their agents which, although not applying to insurance product (including variable annuity) sales, did require us to make changes to certain policies and procedures to ensure compliance. The North American Securities Administrators Association has proposed a broker-dealer conduct model rule that states might seek to adopt. The stated objectives of the proposal are to account for revisions to federal conduct standards for broker-dealers and agents arising out of the adoption of Regulation BI by the SEC and other changes that have occurred in the financial services industry in recent years, including the blurring of brokerage and advisory service models. Other states have either adopted or are considering adoption of fiduciary and other conduct standards for broker-dealers.

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Climate Risks

The topic of climate risk has come under increased scrutiny by the insurance regulators and other regulatory agencies. In September 2020, the NYDFS announced that it expects New York domestic and foreign authorized insurers to integrate financial risks from climate change into their governance frameworks, risk management processes, and business strategies.

In November 2021, the NYDFS issued additional guidance for New York domestic insurers, such as Equitable Financial, stating that they are expected to manage financial risks from climate change by taking actions that are proportionate to the nature, scale and complexity of their businesses. For instance, such an insurer should: (i) incorporate climate risk into its financial risk management (e.g., a company’s ORSA should address climate risk); (ii) manage climate risk through its enterprise risk management functions and ensure that its organizational structure clearly defines roles and responsibilities related to managing such risk; (iii) use scenario analysis when developing business strategies and identifying risks; and (iv) incorporate the management of climate risk into its corporate governance structure at the group or insurer entity level (i.e., an insurer’s board of directors should understand climate risk and oversee the team responsible for managing such risk). As of August 2022, New York domestic insurers should have implemented certain corporate governance changes and developed plans to implement the organizational structure changes (e.g., defining roles and responsibilities related to managing climate risk). With respect to implementing more involved changes (e.g., reflecting climate risks in the ORSA and using scenario analysis when developing business strategies), insurers are encouraged to start work on these changes, although the NYDFS intends to issue additional guidance with more specific timing information. We have developed our compliance framework with respect to the November 2021 guidance.

The NYDFS also adopted an amendment to the regulation governing enterprise risk management, applicable to New York domestic and foreign authorized insurers, which requires an insurance group’s enterprise risk management function to address certain additional risks, including climate change risk.

In September 2023, the California legislature passed a law that will require firms with annual revenues of over $1 billion that do business in the state to publicly report their greenhouse gas emissions, beginning in 2026 for calendar year 2025.

In 2022, the NAIC adopted a new disclosure standard for insurance companies to report their climate-related risks as part of its annual Climate Risk Disclosure Survey, which applies to insurers that meet the reporting threshold of $100 million in countrywide direct premium and are licensed in one of the participating jurisdictions. The disclosure standard is consistent with the international Task Force on Climate-Related Financial Disclosures’ framework for reporting climate-related financial information.

In addition, the FIO has been assessing how the insurance sector may mitigate climate risks and help achieve national climate-related goals pursuant to its authority under the Dodd-Frank Act, as discussed above. In June 2023, the FIO released a report titled, Insurance Supervision and Regulation of Climate-Related Risks, which evaluates climate-related issues and gaps in insurer regulation. The report urges insurance regulators to adopt climate-related risk-monitoring guidance in order to enhance their regulation and supervision of insurers.

Diversity and Corporate Governance

Insurance regulators are also focused on the topic of race, diversity and inclusion. In New York, the NYDFS issued a circular letter in 2021 stating that it expects the insurers it regulates, such as Equitable Financial, to make diversity of their leadership a business priority and a key element of their corporate governance. We consider the NYDFS’ guidance as part of our commitment to diversity and inclusion. The NAIC continues to work on identifying barriers that disadvantage people of color or historically underrepresented groups and improving access to different types of insurance products in minority communities. Groups at the NAIC are also coordinating on issues related to predictive modeling, price algorithms, and insurers’ use of artificial intelligence (“AI”), and new state regulations in these areas are possible.

Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

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Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cybersecurity Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security, integrity, confidentiality, and availability of customer information, and to notify customers about their policies and practices relating to their collection, disclosure, and security of customer information. We maintain, and we require our third-party service providers to maintain, security controls designed to ensure the integrity, confidentiality, and availability of our systems and the confidential and sensitive information we maintain and process thereon, or which is processed on our behalf. We have adopted a privacy policy outlining the Company’s procedures and practices relating to the collection, maintenance, disclosure, disposal, and protection of customer information, including personal information. As required by law, subject to certain exceptions, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others, each as applicable, if there is a situation in which customer information is disclosed to and/or accessed or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to protect against unauthorized access to this customer information, and to detect, prevent and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information.

The violation of data privacy and data protection laws and regulations or the failure to implement and maintain reasonable and effective information security and cybersecurity programs may result in significant fines, remediation costs, and regulatory enforcement actions. Moreover, a cybersecurity incident that disrupts critical operations and customer services could expose the Company to litigation, losses, or additional costs, and reputational damage. As cyber threats continue to evolve, regulators continue to develop new requirements to account for risk exposure, including specific cybersecurity safeguards and program oversight. As such, it may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more burdensome obligations relating to the use and protection of customer information.

We are subject to the rules and regulations of the NYDFS which in 2017 adopted the Cybersecurity Requirements for Financial Services Companies (the “NY Cybersecurity Regulation”), a regulation applicable to banking and insurance entities under its jurisdiction. The NY Cybersecurity Regulation requires covered entities to, among other things, assess risks associated with their information systems and establish and maintain a cybersecurity program designed to protect such systems, consumers’ private data, and confidential business data against such risks. We have adopted a cybersecurity policy outlining our policies and procedures for the protection of our information systems and information stored on those systems that comports with the regulation. In November 2023, the NYDFS adopted amendments to the NY Cybersecurity Regulation, which include significant changes, such as: (i) requiring new technical reporting; (ii) the implementation of governance and oversight measures, including that a senior governing body (e.g., the board of directors) have sufficient understanding of cybersecurity-related matters to exercise effective oversight; (iii) the enhancement of certain cybersecurity safeguards (e.g., annual audits, vulnerability assessments, and password controls and monitoring); (iv) mandating notifications to the NYDFS within 24 hours of a covered entity’s cyber-ransom payment and otherwise requiring prompt notification to the NYDFS, following the occurrence of a cybersecurity event; (v) requiring

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

covered entities to maintain for examination and inspection upon request by NYDFS all records, schedules, and supporting data regarding cybersecurity events; and (vi) annually certifying to NYDFS a covered entity’s material compliance with the NY Cybersecurity Regulation. The amendments require compliance within 180 days of adoption, but also include delayed compliance dates (in May and November 2025) for certain requirements. We continue to assess the effect of the amendments on our business and compliance strategy.

Similarly, the NAIC adopted the Insurance Data Security Model Law for entities licensed under the relevant state’s insurance laws. The model law requires such entities to establish standards for data security and for the investigation and notification to insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Approximately half of states have adopted the model law or a form thereof, although it has not been adopted by New York. We expect additional states to adopt the model law, even though it is not an NAIC accreditation standard, but we cannot predict whether or not, or in what form or when, they will do so.

The NAIC’s Privacy Protections (H) Working Group (“PPWG”) is developing amendments to update the Privacy of Consumer Financial and Health Information Regulation (Model Law #672). The proposed amendments would expand the definition of nonpublic personal information; add consumer rights to request access, correction and deletion of nonpublic personal information; and add requirements for contracts with third-party service providers. In November 2024, the PPWG received an extension until December 31, 2025, to finalize the amendments to the model regulation. We cannot predict whether changes to Model Law #672 will be adopted, what form they will take, or what effect they would have on our business or compliance efforts in the form adopted by states whose laws apply to us.

In July 2023, the SEC adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the “Cybersecurity Final Rule”) enhancing disclosure requirements for registered companies covering cybersecurity risk, management and governance. The Cybersecurity Final Rule requires registrants to disclose material cybersecurity incidents on Form 8-K within four business days of a determination that a cybersecurity incident is material, and such materiality determination must be made without unreasonable delay. The rule also requires periodic disclosures of, among other things, details on the company’s process to assess, identify, and manage cybersecurity risks, cybersecurity governance, and management’s role in overseeing such a compliance program, including the board of directors’ oversight of cybersecurity risks. The reporting requirements under the Cybersecurity Final Rule became effective in December 2023. In addition, federal regulators are increasingly focused on cybersecurity and several have established specific and potentially burdensome requirements. For instance, in October 2021, the Federal Trade Commission announced significant amendments to the Standards for Safeguarding Customer Information Rule (the “Safeguards Rule”) that require financial institutions to implement specific data security measures within their formal information security measures. The updated Safeguards Rule became effective in June 2023. Failure to comply with new regulations or requirements may result in enforcement action, fines and/or other operational or reputational harms.

Under the California Consumer Privacy Act, as amended by the California Privacy Rights Act, (collectively, “CCPA”), California residents enjoy the right to know what information a business has collected from them, the sourcing and sharing of that information, and the right to delete and limit certain uses of that information. CCPA also establishes a private right of action with potentially significant statutory damages, whereby businesses that fail to implement reasonable security measures to protect against breaches of personal information could be liable to affected consumers in the event of a breach of such information. Certain data processing which is otherwise regulated, including under the Gramm-Leach-Bliley Act, is excluded from the CCPA; however, this is not an entity-wide exclusion. We expect a significant portion of our business to be excepted from the requirements of the CCPA. The California Privacy Protection Agency (“CPPA”) is charged with adopting rules for and enforcing the CCPA. The CPPA updated the CCPA regulations as of March 2023, and has formally initiated further rulemaking activities, including with respect to when insurance companies must comply with the CCPA, that may lead to additional regulations. The CCPA and any future regulations may require additional compliance efforts, such as changes to our policies, procedures or operations.

Several other states have adopted, or are considering enacting, similar comprehensive privacy laws or regulations in the near future. To date, several of these state laws include entity-level exemptions for financial institutions that are subject to privacy protections in the Gramm-Leach-Bliley Act or similar, state-level financial privacy laws.

Innovation and Technology

As a result of increased innovation and technology in the insurance sector, the NAIC and insurance regulators have been focused on the use of “big data” techniques, such as the use of AI, machine learning and automated decision-making. In

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

December 2023, the NAIC’s Innovation, Cybersecurity and Technology (H) Committee (the “(H) Committee”) adopted the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers (the “AI Bulletin”) after exposing a draft for comment. States have started to adopt the AI Bulletin, which outlines how insurance regulators should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in regard to AI systems. The (H) Committee also formed a new task force in 2024 charged with creating a regulatory framework for the oversight of insurers’ use of third-party data and models. In addition, the NAIC’s Big Data and Artificial Intelligence (H) Working Group has a new workstream that is evaluating AI-use outcomes and how well the current regulatory framework addresses potential harms from the use of AI. The goal is to determine whether additional tools, resources and education are needed to effectuate the goals of the AI Bulletin. In 2025, the Working Group will also consider developing an overall AI regulatory framework that could be incorporated into an NAIC regulatory handbook.

Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology, and some states have passed laws targeting unfair discrimination practices. For instance, in 2021, Colorado enacted a law which prohibits insurers from using external consumer data and information sources (“ECDIS”), as well as algorithms or predictive models that use ECDIS, in a way that unfairly discriminates based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, gender identity or gender expression. In August 2023, the Colorado Division of Insurance adopted the first regulation, effective on November 14, 2023, requiring life insurers to adopt a governance and risk management framework for the use of AI, machine learning and other technologies that utilize “external consumer data.” Colorado has proposed an amendment to the regulation which would extend the requirements to private passenger automobile and health benefit plan insurers that use ECDIS, as well as algorithms and predictive models that use ECDIS. Similarly, in July 2024, the NYDFS published a circular letter, which provides guidance on how insurers should develop and manage their use of external consumer data and AI systems in underwriting and pricing so as not to harm consumers.

On July 26, 2023, the SEC proposed rules that, if adopted, would require a broker-dealer or investment adviser, when using a covered technology in a retail investor interaction (i.e., to engage or communicate with a retail investor), to eliminate or neutralize any conflict of interest that results in an investor interaction that places the interest of the broker-dealer or investment adviser ahead of the retail investor’s interests.

We expect big data to remain an important issue for the NAIC and state insurance regulators. We cannot predict which regulators will adopt the AI Bulletin, or what, if any, changes to laws or regulations may be enacted with regard to “big data” or AI technologies.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our consolidated results of operations.

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Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

As of December 31, 2024, the Company had approximately 3,400 full time employees.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

RISK FACTORS

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, inflationary pressures, plateauing or decreasing economic growth, high fuel and energy costs and changes in fiscal or monetary policy. The Russian invasion of the Ukraine, the Israel-Hamas war and broader Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as the U.S. presidential administration’s tariffs, and retaliatory tariffs in response, have significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. The value of our investments and derivatives portfolios may also be adversely affected by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

In an economic downturn, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the assets supporting them, which may fluctuate substantially depending on various market conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency and adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may adversely affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments.

Equity market declines and volatility.

Declines or volatility in the equity markets can negatively impact our business, results of operations or financial condition. For example, equity market declines or volatility could decrease the AV of our annuity and variable life contracts, or AUA, which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Our variable annuity business is particularly sensitive to equity markets, and sustained weakness or stagnation in equity markets could decrease its revenues and earnings. At the same time, for variable annuity contracts that include GMxB features, equity market declines increase the amount of our potential obligations related to such GMxB features and could increase the cost of executing GMxB-related hedges beyond what was anticipated in the pricing of the products being hedged. This could result in an increase in claims and reserves related to those contracts, net of any reinsurance reimbursements or proceeds from our hedging programs. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our annuity and variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products, and reduce our current earnings and result in changes to MRB balances, which could increase the volatility of our earnings. Lastly, periods of high market volatility or adverse conditions could decrease the availability or increase the cost of derivatives.

Interest rate fluctuations.

Some of our products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates and interest rate benchmarks may adversely affect our investment returns and results of operations, including in the following respects:

•	changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts;

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•	when interest rates rise rapidly, policy loans and surrenders and withdrawals of annuity contracts and life insurance policies may increase, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•	a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates could result in changes to the fair value of our MRB purchased assets, which could increase the volatility of our earnings;

•	changes in interest rates could result in changes to the fair value liability of our variable annuity GMxB business;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and hedges;

•	we may not be able to effectively mitigate and we may sometimes choose not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•	the delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect such changes in assumptions in products available for sale may negatively impact the long-term profitability of certain products sold during the intervening period.

Adverse capital and credit market conditions.

Volatility and disruption in the capital and credit markets may exert downward pressure on the availability of liquidity and credit capacity. We need liquidity to pay our operating expenses (including potential hedging losses), interest expenses and any dividends. Without sufficient liquidity, we could be required to curtail our operations and our business would suffer. While we expect that our future liquidity needs will be satisfied primarily through cash generated by our operations, borrowings from third parties and dividends and distributions from our subsidiaries, it is possible that we will not be able to meet our anticipated short-term and long-term benefit and expense payment obligations. If current resources are insufficient to satisfy our needs, we may access financing sources such as bank debt or the capital markets. These services may not be available during times of stress or may only be available on unfavorable terms. If we are unable to access capital markets to issue new debt, refinance existing debt or sell additional shares as needed, or if we are unable to obtain such financing on acceptable terms, our business could be adversely impacted. Volatility in the capital markets may also consume liquidity as we pay hedge losses and meet collateral requirements related to market movements. We expect these hedging programs to incur losses in certain market scenarios, creating a need to pay cash settlements or post collateral to counterparties. Although our liabilities will also be reduced in these scenarios, this reduction is not immediate, and so in the short term, hedging losses will reduce available liquidity.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our ability to raise additional capital to support business growth, or to counter-balance the consequences of losses or increased regulatory reserves and rating agency capital requirements. Ratings agencies may change our credit ratings, and any downgrade is likely to increase our borrowing costs and limit our access to the capital markets and could be detrimental to our business relationships with distribution partners. Our business, results of operations, financial condition, liquidity, statutory capital or rating agency capital position could be materially and adversely affected by disruptions in the capital and credit markets.

In the U.S., the continued disagreement over the federal debt limit and other budget questions threatens the economy. Failure to resolve these issues in a timely manner could result in a government shutdown, erratic shutdown in government spending or a default on government debt, which could result in increased market volatility and reduced economic activity.

Risks Relating to Our Operations

Failure to protect the confidentiality, integrity, or availability of customer information or proprietary business information.

We and certain of our vendors retain confidential information (including customer transactional data and personal information about our customers, the employees and customers of our customers, and our own employees). The privacy or security of this information may be compromised, including as a result of an information security breach. We have implemented a formal, risk-based data security program, including physical, technical, and administrative safeguards; however, failure to implement and

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maintain effective data protection and cybersecurity programs that comply with applicable law, or any compromise of the security, confidentiality, integrity, or availability of our information systems, or those of our vendors, the cloud-based systems we use, or the sensitive information stored on such systems, through cyber-attacks or for any other reason that results in unauthorized access, use, modification, disclosure or destruction of personally identifiable information, or customer information, or other confidential or proprietary information, or the disruption of critical operations and services, could damage our reputation, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our business, results of operations or financial condition. For further information on the cybersecurity and data privacy laws applicable to our insurance subsidiaries, see “Cybersecurity — Overview of Equitable Cybersecurity Risk Management” and “Cybersecurity — Governance of Cybersecurity Risk Management.”

Our operational failures or those of service providers on which we rely.

Weaknesses or failures in our internal processes or systems or those of our vendors could lead to disruption of our operations, liability to clients, exposure to regulatory enforcement action or harm to our reputation. Our business is highly dependent on our ability to process large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our reliance on vendors creates a number of business risks, such as the risk that we may not maintain service quality, control or effective management of the outsourced business operations and that we cannot control the facilities or networks of such vendors. We are also at risk of being unable to meet legal, regulatory, financial or customer obligations if the facilities or networks of a vendor are disrupted, damaged or fail due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or other impacts to vendors, including labor strikes, political unrest, and terrorist attacks. Since certain vendors conduct operations for us outside the United States, the political and military events in foreign jurisdictions could have an adverse impact on our outsourced operations. We may be adversely affected by a vendor who fails to deliver contracted services, which could lower revenues, increase costs, reduce profits, disrupt business, or damage our reputation.

Use or misuse of AI technologies.

The development and deployment of AI tools and technologies, including generative artificial intelligence (“Generative AI”), and its use and anticipated use by us or by third parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and Generative AI to help deliver products and services and support critical functions. We also expect third parties on whom we rely to do the same. AI and Generative AI may be misused by us or by such third parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk, damage customer relationships or cause reputational harm. Our competitors may also adopt AI or Generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the Generative AI technology is so new, many of the potential risks of Generative AI are currently unknowable.

The occurrence of a catastrophe, including natural or man-made disasters and/or pandemics or other public health issues.

Any catastrophic event, terrorist attacks, accidents, floods, severe storms or hurricanes, pandemics and other public health issues or cyber-terrorism, could have a material and adverse effect on our business. We could experience long-term interruptions in our service and the services provided by our significant vendors. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We could experience a material adverse effect on our liquidity, financial condition and the operating results of our insurance business due to increased mortality and, in certain cases, morbidity rates and/or its impact on the economy and financial markets. We may also experience lower sales or other negative impacts to the use of services we provide if economic conditions worsen due to a catastrophe or pandemic or other public health emergency, as the financial condition of current or potential customers, policyholders, and clients may be adversely affected. See “ — Conditions in the global capital markets and

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economy.” A catastrophe may affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Climate change may increase the frequency and severity of weather-related disasters and pandemics. These events could result in an adverse impact on our ability to conduct our business, including our ability to sell our products and services and our ability to adjudicate and pay claims in a timely manner.

If economic conditions worsen as a result of a catastrophe, pandemic or other public health issue, companies may be unable inability to make interest and principal payments on their debt securities or mortgage loans that we hold for investment purposes. Accordingly, we may still incur significant losses that can result in a decline in net investment income and/or material increases in credit losses on our investment portfolios. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time.

Our ability to recruit, motivate and retain key employees and experienced and productive financial professionals.

Our business depends on our ability to recruit, motivate and retain highly skilled, technical, investment, managerial and executive personnel, and there is no assurance that we will be able to do so. Our financial professionals and our key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. We cannot provide assurances that we will be successful in our respective efforts to recruit, motivate and retain key employees and top financial professionals and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

Misconduct by our employees or financial professionals.

Misconduct by our employees, financial professionals, agents, intermediaries, representatives of our broker-dealer subsidiaries or employees of our vendors could result in obligations to report such misconduct publicly, regulatory enforcement proceedings and even findings that violations of law were committed by us or our subsidiaries, regulatory sanctions or serious reputational or financial harm. Certain types of violations may result in our inability to act as an investment adviser or broker-dealer or to represent issuers in Regulation D offerings by acting as placement agent, general partner or other roles. We employ controls and procedures designed to monitor employees’ and financial professionals’ business decisions and to prevent them from taking excessive or inappropriate risks, including with respect to information security, but employees may take such risks regardless of such controls and procedures. If our employees or financial professionals take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

Potential strategic transactions.

We may consider potential strategic transactions, including acquisitions, dispositions, mergers, reinsurance, joint ventures and similar transactions. These transactions may not be effective and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

Changes in accounting standards.

Our consolidated financial statements are prepared in accordance with U.S. GAAP, the principles of which are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board (“FASB”). We may not be able to predict or assess the effects of these new accounting pronouncements or new interpretations of existing accounting pronouncements, and they may have material adverse effects on our business, results of operations or financial condition. For a discussion of accounting pronouncements and their potential impact on our business, see Note 2 of the Notes to the Consolidated Financial Statements.

Our investment advisory agreements with clients, and our selling and distribution agreements with various financial intermediaries and consultants, are subject to termination or non-renewal on short notice.

As part of our variable annuity products, EIMG enters into written investment management agreements (or other arrangements) with mutual funds. Generally, these investment management agreements are terminable without penalty at any time or upon relatively short notice by either party. In addition, the investment management agreements pursuant to which EIMG manages an SEC-registered investment company (a “RIC”) must be renewed and approved by the RIC’s boards of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

directors (including a majority of the independent directors) annually. Consequently, there can be no assurance that the board of directors of each RIC will approve the investment management agreement each year or will not condition its approval on revised terms that may be adverse to us.

Similarly, we enter into selling and distribution agreements with various financial intermediaries that are terminable by either party upon notice (generally 60 days) and do not obligate the financial intermediary to sell any specific amount of our products. These intermediaries generally offer their clients investment products that compete with our products.

Continued scrutiny and evolving expectations regarding ESG matters.

There is continued scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices and disclosures, including those related to environmental stewardship, climate change, diversity, equity and inclusion, racial justice and workplace conduct. Legislators and regulators have imposed and may continue to impose ESG-related legislation, rules and guidance, which may conflict with one another and impose additional costs on us, impede our business opportunities or expose us to new or additional risks. In addition, state attorneys general and other state officials have spoken out against ESG motivated investing by some investment managers and terminated contracts with managers based on their following certain ESG-motivated strategies. Moreover, proxy advisory firms that provide voting recommendations to investors have developed ratings for evaluating companies on their approach to different ESG matters, and unfavorable ratings of our company or our industry may lead to negative investor sentiment and the diversion of investment to other companies or industries. If we are unable to meet these standards or expectations, whether established by us or third parties, it could result in adverse publicity, reputational harm, or loss of customer and/or investor confidence, which could adversely affect our business, results of operations, financial condition and liquidity.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral related to declines in estimated fair value of derivative contracts.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition.

Changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. Such failures could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

Losses due to defaults by third parties and affiliates, including outsourcing relationships.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. Defaults by one or more of these parties could have a material adverse effect on our business, results of operations or financial condition. Moreover, as a result of contractual provisions certain swap dealers require us to add to derivatives documentation and to agreements, we may not be able to exercise default rights or enforce transfer restrictions against certain counterparties which may limit our ability to recover amounts due to us upon a counterparty’s default. We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct

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business. We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes.

Economic downturns, defaults and other events may adversely affect our investments.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, ratings downgrades or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. We may have to hold more capital to support our securities to maintain our RBC level, should securities we hold suffer a ratings downgrade. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities, as well as our intent and ability to hold equity securities which have declined in value until recovery. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Defaults on our mortgage loans and volatility in performance.

A portion of our investment portfolio consists of mortgage loans on commercial, residential, agricultural and real estate. Although we manage credit risk and market valuation risk for our commercial, residential, and agricultural real estate assets through geographic, property type and product type diversification and asset allocation, general economic conditions in the commercial and agricultural real estate sectors will continue to influence the performance of these investments. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time. These factors, which are beyond our control, could have a material adverse effect on our business, results of operations, liquidity or financial condition. An increase in the default rate of our mortgage loan investments or fluctuations in their performance could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Reinsurance and Hedging

Our reinsurance and hedging programs.

We seek to mitigate some risks associated with the GMxB features or minimum crediting rate contained in certain of our products through our hedging and reinsurance programs. However, these programs cannot eliminate all of the risks, and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks.

Reinsurance — We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales, if available at all. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. If a reinsurer raises the rates that it charges on a block of in-force business, we may not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks.

Hedging Programs — We use a hedging program to mitigate a portion of the unreinsured risks we face in, among other areas, the GMxB features of our variable annuity products and minimum crediting rates on our variable annuity and life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to effectively apply these techniques because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. For example, in the past, due to, among other things, levels of volatility in the equity and interest rate markets above our assumptions as well as deviations between actual and assumed surrender and withdrawal rates, gains from our hedging programs did not fully offset the economic effect of the increase in the potential net benefits payable under the GMxB features offered in certain of our products. If these circumstances were to re-occur in the future or if, for other reasons, results from our hedging programs in the future do not correlate with the economic effect of changes in benefit exposures to customers, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition. For further discussion, see “ — Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures.”

The completion of the reinsurance transaction with Reinsurance Group of America is subject to several conditions, including the receipt of consents and approvals from government entities, which may impose conditions that could have an adverse effect on the expected economic and non-economic benefits to the Company or could cause the proposed transaction to be abandoned.

Subsequent to December 31, 2024, we, along with Equitable America and Equitable Financial L&A (each, a “Ceding Company”), entered into a Master Transaction Agreement (the “MTA”) with Reinsurance Group of America (“RGA”) on February 23, 2025 pursuant to which at closing and subject to the terms and conditions set forth in the MTA, RGA will enter into a reinsurance agreement, as reinsurer, with us, to reinsure 75% of our in-force individual life insurance block on a pro-rata basis (the “RGA Reinsurance Transaction”).

The completion of the RGA Reinsurance Transaction, and entry into the reinsurance agreements contemplated thereby, is subject to several conditions, including, among others, the receipt of approvals from the NYDFS, the Arizona Department of Insurance and Financial Institutions and the Missouri Department of Commerce & Insurance, as well as the Bermuda Monetary Authority. We cannot provide any assurance that either we or RGA will obtain the necessary approvals.

The RGA Reinsurance transaction is expected to close in mid-2025. The consummation of the closing under the MTA is subject to the satisfaction or waiver of customary closing conditions specified in the MTA, including, among other things, (i) the receipt of required regulatory approvals, without imposing a burdensome condition, and (ii) the absence of a material adverse effect on RGA (in our case) or the specified reinsured contracts (in the case of RGA), subject to certain exceptions and qualifications.

Risks Relating to Our Products, Our Structure and Product Distribution

GMxB features within certain of our products.

Certain of the variable annuity products we offer and certain in-force variable annuity products we offered historically, and certain variable annuity risks we assumed historically through reinsurance, include GMxB features. We also offer index-linked variable annuities with guarantees against a defined floor on losses. GMxB features are designed to offer protection to policyholders against changes in equity markets and interest rates. Any such periods of significant and sustained negative or low Separate Accounts returns, increased equity volatility or reduced interest rates will result in an increase in the valuation of

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our liabilities associated with those products. In addition, if the Separate Account assets consisting of fixed income securities, which support the guaranteed index-linked return feature, are insufficient to reflect a period of sustained growth in the equity-index on which the product is based, we may be required to support such Separate Accounts with assets from our General Account and increase our liabilities. An increase in these liabilities would result in a decrease in our net income and depending on the magnitude of any such increase, could materially and adversely affect our financial condition, including our capitalization, as well as the financial strength ratings which are necessary to support our product sales.

Additionally, we make assumptions regarding policyholder behavior at the time of pricing and in selecting and using the GMxB features inherent within our products. An increase in the valuation of the liability could result to the extent emerging and actual experience deviates from these policyholder option use assumptions. If we update our assumptions based on our actuarial assumption review, we could be required to increase the liabilities we record for future policy benefits and claims to a level that may materially and adversely affect our business, results of operations or financial condition which, in certain circumstances, could impair our solvency. In addition, we have in the past updated our assumptions on policyholder behavior, which has negatively impacted our net income, and there can be no assurance that similar updates will not be required in the future.

In addition, hedging instruments may not effectively offset the costs of GMxB features or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in policyholder behavior or mortality, combined with adverse market events, could produce economic losses not addressed by our risk management techniques. These factors, individually or collectively, may have a material adverse effect on our business, results of operations, including net income, capitalization, financial condition or liquidity.

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. For further information on the NAIC review of the RBC treatment of certain complex assets in which insurers have invested during recent years, see “Business — Regulation — Insurance Regulation — Surplus and Capital; Risk Based Capital.” Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. We are primarily regulated by the NYDFS, which from time to time has taken more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital or reserves. In certain circumstances, particularly those involving significant market declines, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our business, results of operations or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in RBC ratios may limit our ability to pay dividends, could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our ability to hedge our risks, our cost of raising capital or limit our access to capital.

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Holdings could sell products through another one of its subsidiaries which would result in reduced sales of our products and total revenues.

We are an indirect, wholly-owned subsidiary of Holdings, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of Holdings’ ongoing efforts to efficiently manage capital amongst its subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, Holdings could sell insurance, annuity, investment and/or employee benefit products through another one of its subsidiaries. For example, most sales of life insurance, employee benefit and variable annuity products to policyholders located outside of New York are issued through Equitable America, another life insurance subsidiary of Holdings, instead of Equitable Financial. It is expected that Holdings will continue to issue newly-developed products to policyholders located outside of New York through Equitable America instead of Equitable Financial. This has impacted sales and may continue to reduce sales of our insurance products outside of New York, which will continue to reduce our total revenues. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which additional products will be offered through Equitable America or another subsidiary instead of or in addition to Equitable Financial, or the impact to Equitable Financial.

A loss of, or significant change in, key product distribution relationships.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers. Our key distribution relationships may also be adversely impacted by regulatory changes that increase the costs associated with marketing, or restrict the ability of distribution partners to receive sales and promotion related charges.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies to mitigate risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections that may prove to be incorrect or prove to be inadequate. Moreover, definitions used in our derivatives contracts may differ from those used in the contract being hedged. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. As U.S. GAAP accounting differs from the methods used to determine regulatory reserves and rating agency capital requirements, our hedging program tends to create earnings volatility in our U.S. GAAP financial statements. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging

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strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses, including both losses based on the risk being hedged as well as losses based on the derivative. The terms of the derivatives and other instruments used to hedge the stated risks may not match those of the instruments they are hedging which could cause unpredictability in results.

Our reserves could be inadequate and product profitability could decrease due to differences between our actual experience and management’s estimates and assumptions.

Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, persistency, interest rates, future equity performance, reinvestment rates, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and, if necessary, update our assumptions as additional information becomes available. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly, and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our variable annuity and life insurance products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our variable annuity and life insurance products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance could adversely affect the profitability of existing business and our pricing assumptions for new business.

Our financial models rely on estimates, assumptions and projections.

We use models in our hedging programs and many other aspects of our operations including, but not limited to, product development and pricing, capital management, the estimation of actuarial reserves, the amortization of DAC, the fair value of the GMIB reinsurance contracts and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

Subjectivity of the determination of the amount of allowances and impairments taken on our investments.

The determination of the amount of allowances and impairments varies by investment type and is based upon our evaluation of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

Legal and Regulatory Risks

We are heavily regulated.

We are heavily regulated, and regulators continue to increase their oversight over financial services companies. The adoption of new laws, regulations or standards and changes in the interpretation or enforcement of existing laws, regulations or standards

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have directly affected, and will continue to affect, our business, including making our efforts to comply more expensive and time-consuming. In recent years, insurance regulators and the NAIC have been focused on enhancing regulatory oversight of insurers’ investments in complex assets, the use of AI technologies and “big data,” and the management of climate risk. For additional information on regulatory developments and the risks we face, see “Business — Regulation”.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL and the IRS. Failure to administer our products in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations.

We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period or failure to accurately report our financial condition or results of operations could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third-party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales.

In addition, regulators have proposed, imposed and may continue to impose new requirements or issue new guidance aimed at addressing or mitigating climate change-related risks, and further regulating the industries in which we operate. These new or pending regulatory initiatives could result in increased compliance costs to us and changes to our corporate governance and risk management practices. It is difficult to predict how the new administration will impact these or other regulatory initiatives. “Business — Regulation”.

Changes in U.S. tax laws and regulations or interpretations thereof.

Changes in tax laws and regulations or interpretations of such laws, including U.S. tax reform, could increase our corporate taxes and reduce our earnings. Changes may increase our effective tax rate or have implications that make our products less attractive to consumers. Tax authorities may enact laws, change regulations to increase existing taxes, or add new types of taxes and authorities who have not imposed taxes in the past, may impose additional taxes. Any such changes may harm our business, results of operations or financial condition.

Uncertainty surrounding potential legal, regulatory and policy changes, as well as the potential for general market volatility, because of the change in the presidential administration in the United States.

We face regulatory and tax uncertainties because of possible changes arising from the new presidential administration. The nature, timing and economic effects of any potential change to the current legal and regulatory framework affecting our insurance subsidiaries or the products they offer remains highly uncertain. Uncertainty surrounding future changes may adversely affect our operating environment and have an adverse impact on our business, financial condition, results of operations and growth prospects.

Legal proceedings and regulatory actions.

A number of lawsuits and regulatory inquiries have been filed or commenced against us and other financial services companies in the jurisdictions in which we do business. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal and settlement costs, and otherwise have a material adverse effect on our business, results of operations or financial condition. For information regarding legal proceedings and regulatory actions pending against us, see Note 18 of the Notes to the Consolidated Financial Statements.

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General Risks

Competition from other insurance companies, banks, asset managers and other financial institutions.

We face strong competition from others offering the types of products and services we provide. It is difficult to provide unique products because, once such products are made available to the public, they often are reproduced and offered by our competitors. If competitors charge lower fees for similar products or services, we may decide to reduce the fees on our own products or services in order to retain or attract customers.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We also face competition from new market entrants or non-traditional or online competitors, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

Protecting our intellectual property.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

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DESCRIPTION OF PROPERTY

Equitable Financial’s principal executive offices at 1345 Avenue of the Americas, New York, NY pursuant to a lease that will expire in 2039. We also have significant office space leases in Syracuse, NY, where our lease that was scheduled to expire in 2023 was amended to extend the term for a portion of the space through 2028 and in Charlotte, NC, where we occupy space under a lease that expires in 2028.

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LEGAL PROCEEDINGS

For information regarding certain legal proceedings pending against us, see Note 18 of the Notes to the Consolidated Financial Statements. See “Risk Factors — Legal and Regulatory Risks — Legal proceedings and regulatory actions.”

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SELECTED FINANCIAL DATA

Not applicable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our annual financial statements included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors. Factors that could or do contribute to these differences include those factors discussed below and elsewhere in this Appendix to Form S-1, particularly under the captions “Risk Factors” and “Note Regarding Forward-Looking Statements and Information.”

EXECUTIVE SUMMARY

Executive Summary

Overview

We are one of America’s leading financial services companies, providing advice and solutions for helping Americans set and meet their retirement goals and protect and transfer their wealth across generations. We operate as a single segment entity based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources. We benefit from our complementary mix of product offerings. This mix of product offerings provides diversity in our earnings sources, which helps offset fluctuations in market conditions and variability in business results, while offering growth opportunities.

RGA Reinsurance Transaction

On February 23, 2025, we, along with Equitable America and Equitable Financial L&A, entered into the MTA with RGA pursuant to which, at closing and subject to the terms and conditions set forth in the MTA, RGA would enter into a separate coinsurance and modified coinsurance agreement pursuant to which we will cede to RGA a 75% quota share of our in-force individual life insurance block. The transaction is expected to close in mid-2025.

Macroeconomic and Industry Trends

Our business and consolidated results of operations are significantly affected by economic conditions and consumer confidence, conditions in the global capital markets and the interest rate environment.

Financial and Economic Environment

A wide variety of factors continue to impact financial and economic conditions. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, plateauing or decreasing economic growth, high fuel and energy costs, changes in fiscal or monetary policy and geopolitical tensions. The Russian invasion of the Ukraine, the Israel-Hamas war and broader Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as the U.S. presidential administration’s tariffs, and retaliatory tariffs in response, significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty.

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio. In addition, our insurance liabilities and derivatives are sensitive to changing market factors, including equity market performance and interest rates, which fell twice in November and December 2024. However, in December 2024, the Federal Reserve scaled back expectations for rate cuts in 2025 due to persistent inflation and a robust labor market. An increase in market volatility could continue to affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital and fluctuations in the value of our AUM and AV, from which we derive our fee income. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

The potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and

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equity market declines as fees driven by AV and AUM fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows. U.S. equity markets showed strength in the third quarter of 2024, benefiting from a resilient U.S. economy with the U.S. Bureau of Labor Statistics issuing a strong September 2024 jobs report that exceeded expectations, cooling inflation, and a widely held outlook for monetary easing, including a half-point interest rate reduction in September 2024, with additional, smaller rate cuts expected in the fourth quarter of 2024 and into 2025 (based on statements of members of the Board of Governors of the Federal Reserve System).

We will continue to monitor the behavior of our customers and other factors, including mortality rates, morbidity rates, annuitization rates and lapse and surrender rates, which change in response to changes in capital market conditions, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates and capital market prices, see “Risk Factors — Risks Relating to Conditions in the Financial Markets and Economy” and “Quantitative and Qualitative Disclosures About Market Risk”.

Regulatory Developments

We are regulated primarily by the NYDFS, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve, capital requirements and profitability of the industry and result in increased regulation and oversight for the industry. For additional information on the regulatory developments and risk we face, see “Business — Regulation” and “Risk Factors — Legal and Regulatory Risks”.

Revenues

Our revenues come from three principal sources:

•	fee income derived from our products;

•	premiums from our traditional life insurance and annuity products; and

•	investment income from our General Account investment portfolio (“GAIA”).

Our fee income varies directly in relation to the amount of the underlying AV or benefit base of our life insurance and annuity products which are influenced by changes in economic conditions, primarily equity market returns, as well as net flows. Our premium income is driven by the growth in new policies written and the persistency of our in-force policies, both of which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our GAIA and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

Benefits and Other Deductions

Our primary expenses are:

•	policyholders’ benefits and interest credited to policyholders’ account balances;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to our employees and other operating expenses.

Policyholders’ benefits are driven primarily by mortality, customer withdrawals and benefits which change in response to changes in capital market conditions. In addition, some of our policyholders’ benefits are directly tied to the AV and benefit base of our variable annuity products. Interest credited to policyholders varies in relation to the amount of the underlying AV or benefit base. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premium and fee income generated from these sources, whereas compensation and benefits to our employees are more constant and impacted by market wages and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

Net Income Volatility

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and

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reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements, together with the GMxB MRBs assets and liabilities are recognized in the periods in which they occur. This results in net income volatility as further described below. In addition, net income is impacted by changes in our reinsurers credit spread, while changes in the Company’s credit spread is recorded in other comprehensive income (“OCI”). See “ — Significant Factors Impacting Our Results — Impact of Hedging and GMxB Reinsurance on Results”.

In addition to our dynamic hedging strategy, we have static hedge positions designed to mitigate the adverse impact of changing market conditions on our statutory capital. We believe this program will continue to preserve the economic value of our variable annuity contracts and better protect our target variable annuity asset level. However, these static hedge positions increase the size of our derivative positions and may result in higher net income volatility on a period-over-period basis.

An additional source of net income (loss) volatility is the impact of the Company’s annual actuarial assumption review. See “ — Significant Factors Impacting Our Results — Effect of Assumption Updates on Operating Results”, for further detail of the impact of assumption updates on net income (loss).

Significant Factors Impacting Our Results

The following significant factors have impacted, and may in the future impact, our financial condition, and results of operations or cash flows.

Impact of Hedging and GMxB Reinsurance on Results

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. These programs include:

•	Variable annuity hedging programs. We use a dynamic hedging program (within this program, generally, we reevaluate our economic exposure at least daily and rebalance our hedge positions accordingly) to mitigate certain risks associated with the GMxB features that are embedded in our liabilities for our variable annuity products. This program utilizes various derivative instruments that are managed in an effort to reduce the economic impact of unfavorable changes in GMxB features’ exposures attributable to movements in the equity markets and interest rates. Although this program is designed to provide a measure of economic protection against the impact of adverse market conditions, it does not qualify for hedge accounting treatment. Accordingly, changes in value of the derivatives will be recognized in the period in which they occur with offsetting changes in reserves partially recognized in the current period, resulting in net income volatility. In addition to our dynamic hedging program, we have a hedging program using static hedge positions (derivative positions intended to be held-to-maturity with less frequent re-balancing) to protect our statutory capital against stress scenarios. This program complements our dynamic hedge program and may result in net income volatility.

•	GMxB reinsurance contracts. Historically, GMxB reinsurance contracts were used to cede to affiliated and non-affiliated reinsurers a portion of our exposure to variable annuity products that offer a GMxB feature. We account for the reinsurance contracts as MRBs and report them at fair value. In addition, on June 1, 2021, we ceded the block comprised of non-New York “Accumulator” policies containing fixed rate GMIB and/or GMDB guarantees. On April 1, 2023, we ceded the remaining block of the living benefit and death riders related to its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023).

Effect of Assumption Updates on Operating Results

Our actuaries oversee the valuation of the product liabilities and assets and review the underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions during the third quarter of each year. Assumptions are based on a combination of Company experience, industry experience, management actions and expert judgment and reflect our best estimate as of the date of the applicable consolidated financial statements. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

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Most of the variable annuity products, variable universal life insurance and universal life insurance products we offer maintain policyholder deposits that are reported as liabilities and classified within either Separate Accounts liabilities or policyholder account balances. Our products and riders also impact liabilities for future policyholder benefits, market risk benefits and unearned revenues and assets for DAC and DSI. The valuation of these assets and liabilities (other than deposits) is based on differing accounting methods depending on the product, each of which requires numerous assumptions and considerable judgment. The accounting guidance applied in the valuation of these assets and liabilities includes, but is not limited to, the following: (i) traditional life insurance products for which assumptions are updated annually to estimate the value of future death, morbidity or income benefits; (ii) universal life insurance and variable life insurance secondary guarantees for which benefit liabilities are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments; and (iii) certain product guarantees reported as market risk benefits at fair value.

For further details of our accounting policies and related judgments pertaining to assumption updates, see Note 2 of the Notes to the Consolidated Financial Statements.

Assumption Updates and Model Changes

We conduct our annual review of our assumptions and models during the third quarter of each year. We also update our assumptions as needed in the event we become aware of economic conditions or events that could require a change in assumptions that we believe may have a significant impact to the carrying value of product liabilities and assets and consequently materially impact our earnings in the period of the change.

Impact of Assumption Updates and Model Changes on Income from Continuing Operations before income taxes and Net income (loss)

The table below presents the impact of our actuarial assumption update to our income (loss) from continuing operations, before income taxes and net income (loss).

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Impact of assumption update on Net income (loss):
Variable annuity product features related assumption update	$4	$(1)	$(207)
All other assumption updates	(23)	(46)	(6)

Impact of assumption updates on Income (loss) from continuing operations, before income tax	(19)	(47)	(213)
Income tax (expense) benefit on assumption update	4	10	45

Net income (loss) impact of assumption update	$(15)	$(37)	$(168)

2024 Assumption Updates

The impact of the economic assumption update during 2024 was a decrease of $19 million to income (loss) from continuing operations, before income taxes and a decrease to net income (loss) of $15 million.

The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $19 million consisted of an increase in other income of $4 million, an increase in remeasurement of liability for future policy benefits of $25 million and a decrease in policyholders’ benefits of $2 million.

2023 Assumption Updates

The impact of the economic assumption update during 2023 was a decrease of $47 million to income (loss) from continuing operations, before income taxes and a decrease to net income (loss) of $37 million.

The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $47 million consisted of a decrease in other income of $51 million, an increase in remeasurement of liability for future policy benefits of $36 million, an increase in policyholders’ benefits of $10 million, and a decrease in change in market risk benefits and purchased market risk benefits of $50 million.

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2022 Assumption Updates

The impact of the economic assumption update during 2022 was a decrease of $213 million to income (loss) from continuing operations, before income taxes and a decrease to net income (loss) of $168 million.

The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $213 million consisted of an increase in remeasurement of liability for future policy benefits of $8 million, a decrease in policyholders’ benefits of $2 million, an increase in change in market risk benefits and purchased market risk benefits of $206 million and an increase in interest credited to policyholder’s account balances of $1 million.

Model Changes

There were no material model changes during 2024 and 2023.

Consolidated Results of Operations

Our consolidated results of operations are significantly affected by conditions in the capital markets and the economy because we offer market sensitive products. These products have been a significant driver of our results of operations. Because the future claims exposure on these products is sensitive to movements in the equity markets and interest rates, we have in place various hedging and reinsurance programs that are designed to mitigate the economic risk of movements in the equity markets and interest rates. The volatility in net income is primarily attributable to the mismatch between: (i) the change in carrying value of the MRBs; and (ii) our hedging and reinsurance programs.

The following table summarizes our consolidated statements of income (loss):

Consolidated Statements of Income (Loss)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
REVENUES
Policy charges and fee income	$852	$1,095	$2,225
Premiums	531	587	725
Net derivative gains (losses)	(1,667)	(2,417)	879
Net investment income (loss)	3,503	3,601	3,077
Investment gains (losses), net:
Credit losses on AFS debt securities and loans	(75)	(216)	(319)
Other investment gains (losses), net	(50)	(584)	(643)

Total investment gains (losses), net	(125)	(800)	(962)

Investment management and service fees	244	315	706
Amortization of reinsurance deposit liabilities	775	431	—
Distribution revenue	463	237	23
Other income	553	466	334

Total revenues	5,129	3,515	6,984

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	1,437	1,781	2,327
Remeasurement of liability for future policy benefits	36	37	50
Change in market risk benefits and purchased market risk benefits	(67)	(1,018)	(1,107)
Interest credited to policyholders’ account balances	1,257	1,384	1,309
Compensation and benefits	179	170	202
Commissions	1,179	893	702
Interest expense	2	9	6
Amortization of deferred policy acquisition costs	525	503	473
Other operating costs and expenses	927	829	1,040

Total benefits and other deductions	5,475	4,588	5,002

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	Year Ended December 31,
	2024	2023	2022
	(in millions)
Income (loss) from continuing operations, before income taxes	$(346)	$(1,073)	$1,982
Income tax (expense) benefit	132	1,230	(388)

Net income (loss)	(214)	157	1,594
Less: Net income (loss) attributable to the noncontrolling interest	—	1	(3)

Net income (loss) attributable to Equitable Financial	$(214)	$156	$1,597

The following discussion compares the results for the year ended December 31, 2024 to the year ended December 31, 2023.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Net Income (Loss) Attributable to Equitable Financial

Equitable Financial net income decreased $370 million to a net loss of $214 million for the year ended December 31, 2024 from net income of $156 million for the year ended December 31, 2023. The following were notable changes in net income (loss):

Unfavorable items included:

•	Change in market risk benefits and purchased market risk benefits increased by $951 million mainly due to claim NPR movements and interest rate changes.

•	Commissions increased by $286 million mainly due to higher distribution expenses from Equitable America’s wholesale products, which are reimbursed by Equitable America in distribution revenue.

•	Compensation, benefits, interest and other operating expenses increased by $100 million mainly due to an increase in legal expenses.

•	Net investment income decreased by $98 million mainly due to lower average asset balances, higher collateral expense partially offset by higher alternative investment income and higher income from trading securities.

•	Income tax benefit decreased by $1.1 billion due to a partial release of the valuation allowance of $1.0 billion on the deferred tax asset for the year ended December 31, 2023 compared to no valuation allowance release for the year ended December 31, 2024.

These were partially offset by the following favorable items:

•	Net derivative losses decreased by $750 million due to lower equity market appreciation and gains attributed to funds withheld and modified coinsurance portfolios related to the Reinsurance Treaty.

•	Net investment losses decreased by $675 million mainly due to the program to reduce duration in 2023.

•	Policyholders’ benefits decreased by $344 million mainly due to favorable claims and the impact of the Reinsurance Treaty effective April 1, 2023.

•	Fee-type revenue increased by $287 million mainly due to the recognition of deferred revenue on deposit accounting and reimbursements of expenses from the Reinsurance Treaty and higher distribution revenue from sales of Equitable America’s wholesale products, partially offset by lower policy charges and fee income as a result of the Reinsurance Treaty.

•	Interest credited to policyholders’ account balances decreased by $127 million mainly as a result of the Reinsurance Treaty.

See “—Significant Factors Impacting Our Results — Effect of Assumption Updates on Operating Results” for more information regarding the assumption update.

The following discussion compares the results for the year ended December 31, 2023 to the year ended December 31, 2022.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Net Income (Loss) Attributable to Equitable Financial

Equitable Financial net earnings decreased $1.4 billion to a net income of $156 million for the year ended December 31, 2023 from net income of $1.6 billion for the year ended December 31, 2022. The following notable items were the primary drivers for the change in net income (loss):

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Unfavorable items included:

•	Net derivative losses increased by $3.3 billion due to equity market appreciation during the year ended December 31, 2023 compared to equity market depreciation during 2022.

•	Fee-type revenue decreased by $859 million mainly due to lower average AUM and lower average Separate Account values and the ceding of assets from the Reinsurance Treaty and the Global Atlantic Transaction. This is partially offset by reimbursements of expenses and the recognition of deferred revenue on deposit accounting from the Reinsurance Treaty.

•	Commissions increased by $191 million mainly due to increased distribution expenses from Equitable America’s wholesale products.

•	Change in market risk benefits and purchased market risk benefits increased by $89 million after the ceding of additional MRB due to the Reinsurance Treaty mainly due to lower favorable increases in interest rates in 2023, partially offset by favorable increases in equity markets.

•	Interest credited to policyholders’ account balances increased by $75 million mainly due to higher interest rates on funding agreements and growth of SCS account values, partially offset by the impact of the Global Atlantic Transaction and the Reinsurance Treaty.

These were partially offset by the following favorable items:

•	Policyholders’ benefits decreased by $546 million mainly due to ceded policyholders’ benefits and reserves from the Reinsurance Treaty.

•	Net investment income increased by $524 million mainly due to higher assets, higher investment yields and higher income from seed capital investments, partially offset by lower income from alternative investments.

•	Compensation, benefits, interest and other operating expenses decreased by $240 million mainly due to lower litigation expense accrual in the year ended December 31, 2023, partially offset by amortization of the cost of reinsurance from the Reinsurance Treaty.

•	Net investment losses decreased by $162 million mainly due to sales to reduce duration in 2023 compared to portfolio rebalancing in 2022.

•	Income tax benefit of $1.2 billion for the year ended December 31, 2023 compared to income tax expense of $388 million for the year ended December 31, 2022 primarily relates to a partial release of the valuation allowance of $963 million and lower pre-tax income for the year ended December 31, 2023 compared to the year ended December 31, 2022.

See “—Significant Factors Impacting Our Results — Effect of Assumption Updates on Operating Results” for more information regarding the assumption update.

General Account Investment Portfolio

Our investment philosophy is driven by our long-term commitments to clients, robust risk management and strategic asset allocation. Our General Account investment portfolio investment strategy seeks to achieve sustainable risk-adjusted returns by focusing on principal preservation and investment return, subject to duration and liquidity requirements by product as well as diversification of investment risks. Investment activities are undertaken based on established investment guidelines and are required to comply with applicable laws and insurance regulations.

Risk tolerances are established for credit risk, market risk, liquidity risk and concentration risk across issuers and asset classes, each of which seek to mitigate the impact of cash flow variability arising from these risks. Significant interest rate increases and market volatility since 2022 have reduced the fair value of fixed maturities from a net unrealized gain position to a net unrealized loss. As a part of asset and liability management, we maintain a weighted average duration for our General Account investment portfolio that is within an acceptable range of the estimated duration of our liabilities given our risk appetite and hedging programs.

The General Account investment portfolio consists largely of investment grade fixed maturities, short-term investments, commercial, agricultural and residential mortgage loans, alternative investments and other financial instruments. Fixed maturities include publicly issued corporate bonds, government bonds, privately placed notes and bonds, bonds issued by

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

states and municipalities, agency and non-agency mortgage-backed securities and asset-backed securities. In addition, from time to time we use derivatives to hedge our exposure to equity markets, interest rates, foreign currency and credit spreads.

We incorporate ESG factors into the investment processes for a significant portion of our General Account portfolio. As investors with a long-term horizon, we believe that companies with sustainable practices are better positioned to deliver value to stakeholders over an extended period. These companies are more likely to increase sales through sustainable products, reduce energy costs and attract and retain talent. This belief underpins our approach to sustainable investing, where we seek to enhance the sustainability and quality of our investment portfolio.

Investments in our surplus portfolio are generally comprised of a mix of fixed maturity investment grade and below investment grade securities as well as various alternative investments, primarily private equity and real estate equity. Although alternative investments are subject to period over period earnings fluctuations, they have historically achieved returns in excess of the fixed maturity portfolio.

The General Account investment portfolio reflects certain differences from the presentation of the U.S. GAAP Consolidated Financial Statements. This presentation is consistent with how we manage the General Account investment portfolio. For further investment information, see Note 3 and Note 4 of the Notes to the Consolidated Financial Statements.

AFS Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. The below investment grade securities in the General Account investment portfolio consist of loans to middle market companies, public high yield securities, bank loans, as well as “fallen angels,” originally purchased as investment grade investments.

AFS Fixed Maturities by Industry

The following table sets forth these fixed maturities by industry category along with their associated gross unrealized gains and losses:

AFS Fixed Maturities by Industry(1)

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percentage of Total (%)
	(Dollars in millions)
As of December 31, 2024
Corporate Securities:
Finance	$12,534	$(1)	$29	$(1,340)	$11,222	21%
Manufacturing	9,241	—	19	(1,466)	7,794	14
Utilities	6,476	—	27	(925)	5,579	10
Services	7,155	(1)	44	(990)	6,208	11
Energy	2,068	—	10	(301)	1,777	3
Retail and wholesale	2,191	—	29	(232)	1,988	4
Transportation	1,161	—	7	(144)	1,024	2
Other	1,252	—	8	(207)	1,053	2

Total corporate securities	42,078	(2)	174	(5,604)	36,645	68
U.S. government	5,725	—	—	(1,507)	4,218	8
Residential mortgage-backed(2)	1,840	—	3	(128)	1,715	3
Preferred stock	56	—	3	—	59	—
State & political	385	—	1	(74)	312	1
Foreign governments	639	—	1	(134)	506	1
Commercial mortgage-backed	3,510	—	1	(369)	3,142	6
Asset-backed securities(3)	7,495	—	36	(52)	7,480	14

Total	$61,728	$(2)	$220	$(7,868)	$54,077	100%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percentage of Total (%)
	(Dollars in millions)
As of December 31, 2023
Corporate Securities:
Finance	$11,184	$(2)	$31	$(1,088)	$10,125	18%
Manufacturing	9,604	(1)	38	(1,245)	8,396	15
Utilities	5,836	(1)	29	(773)	5,091	9
Services	7,161	—	55	(861)	6,355	12
Energy	3,343	—	19	(422)	2,940	5
Retail and wholesale	2,606	—	23	(282)	2,346	4
Transportation	2,142	—	16	(275)	1,883	3
Other	138	—	6	(13)	131	—

Total corporate securities	42,015	(4)	217	(4,960)	37,267	68
U.S. government	5,639	—	2	(1,102)	4,539	8
Residential mortgage-backed(2)	1,469	—	3	(128)	1,344	2
Preferred stock	56	—	3	—	59	—
State & political	525	—	9	(64)	470	1
Foreign governments	689	—	2	(110)	581	1
Commercial mortgage-backed	3,400	—	1	(501)	2,900	5
Asset-backed securities(3)	8,092	—	20	(107)	8,005	15

Total	$61,885	$(4)	$257	$(6,972)	$55,164	100%

(1)	Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
(2)	Includes publicly traded agency pass-through securities and collateralized obligations.
(3)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

Fixed Maturities Credit Quality

The SVO of the NAIC evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturities to one of six categories (“NAIC Designations”). NAIC Designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments and the completion of the SVO filing process, the fixed maturity portfolio typically includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC Designation is based on the expected ratings indicated by internal analysis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table sets forth the General Account’s fixed maturities portfolio by NAIC rating:

AFS Fixed Maturities

NAIC Designation	Rating Agency Equivalent	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(in millions)
As of December 31, 2024
1	Aaa, Aa, A	$39,108	$—	$102	$(4,971)	$34,239
2	Baa	20,971	—	102	(2,839)	18,234

	Investment grade	60,079	—	204	(7,810)	52,473

3	Ba	777	—	4	(38)	744
4	B	663	—	7	(7)	664
5	Caa	187	(1)	3	(13)	176
6	Ca, C	21	(1)	1	(1)	20

	Below investment grade	1,649	(2)	15	(58)	1,604

Total Fixed Maturities		$61,728	$(2)	$219	$(7,868)	$54,077

As of December 31, 2023:
1	Aaa, Aa, A	$39,099	$—	$116	$(4,398)	$34,817
2	Baa	20,440	—	130	(2,482)	18,088

	Investment grade	59,540	—	245	(6,879)	52,906

3	Ba	1,279	(2)	5	(60)	1,221
4	B	927	—	5	(23)	909
5	Caa	135	(2)	2	(8)	126
6	Ca, C	3	—	—	(1)	3

	Below investment grade	2,344	(4)	12	(92)	2,259

Total Fixed Maturities		$61,884	$(4)	$257	$(6,971)	$55,165

Mortgage Loans

The mortgage portfolio primarily consists of commercial, agricultural, and residential mortgage loans. The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The commercial mortgage loan portfolio is backed by high quality properties located in primary markets typically owned by experienced institutional investors with a demonstrated ability to manage their assets through business cycles. Our commercial loan portfolio is monitored on an ongoing basis, assigning credit quality ratings for each loan, with the particular emphasis on loans that are scheduled to mature in the next 12 to 24 months. Scheduled maturities for full year 2025 and 2026, respectively are $2.1 billion and $2.2 billion, or 13% and 13% of the commercial mortgage portfolio. The commercial mortgage portfolio consists of 87% fixed rate loans and 13% floating rate loans. For floating rate loans, the borrower is typically required to purchase an interest rate cap to the scheduled maturity of the loan to protect against rising rates.

Commercial mortgage loans are evaluated annually to determine a current LTV ratio. Property financial statements, current rent roll, lease maturities, tenant creditworthiness, property physical inspections, and forecasted leasing market strength are used to develop projected cash flows. A discounted cash flow methodology which incorporates market data is used to determine property values. The average LTV ratio at origination provided by a certified appraisal firm was 53%. The average LTV ratio was 68% and 65% at December 31, 2024 and December 31, 2023, respectively, which reflects the most recent opinion of value on the underlying collateral.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

We use CarVal to invest in residential whole loans and other private investments. These investments allow us to leverage CarVal’s expertise in asset classes where we are looking to increase exposure. The residential mortgage portfolio primarily consists of purchased closed end, amortizing residential mortgage loans. The investment strategy for the mortgage loan portfolio emphasizes high credit quality borrowers, conservative LTV ratios, superior ability to repay and geographic diversification.

Residential mortgage loans are pooled by loan type (i.e., Jumbo, Agency Eligible, Non-Qualified, etc.) and pooled by similar risk profiles (including consumer credit score and LTV ratios). The portfolio is monitored monthly primarily based on payment activity, occurrence of regional natural disasters and borrower interactions with the mortgage servicer.

The tables below show the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region and property type:

Mortgage Loans by Region and Property Type

	December 31,
	2024		2023
	Amortized Cost	% of Total	Amortized Cost	% of Total
	(Dollars in millions)
By Region:
U.S. Regions:
Pacific	$5,216	28%	$5,004	28%
Middle Atlantic	3,679	20	3,661	20
South Atlantic	2,579	14	2,613	14
East North Central	995	5	1,019	6
Mountain	1,342	7	1,557	9
West North Central	822	4	828	5
West South Central	1,548	8	1,336	7
New England	867	5	865	5
East South Central	745	4	527	3

Total U.S.	17,793	96	17,410	96
Other Regions:
Europe	775	4	744	4
Total Other	775	4	744	4

Total Mortgage Loans	$18,568	100%	$18,154	100%

By Property Type:
Office	$4,711	25%	$4,756	26%
Multifamily	6,483	35	6,345	35
Agricultural loans	2,568	14	2,545	14
Retail	627	3	305	2
Industrial	2,147	12	2,225	12
Hospitality	646	3	595	3
Residential	435	2	298	2
Other	951	5	1,085	6

Total Mortgage Loans	$18,568	100%	$18,154	100%

Other Equity Assets

The following table includes information related to our alternative investments in certain other equity investments and consolidated VIEs, including private equity funds, real estate funds and other alternative investments. These investments are typically structured as limited partnerships or LLCs and are reported to us on a lag of one month and three months for hedge funds and private equity funds, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

At December 31, 2024 and December 31, 2023, the fair value of alternative investments was $2.2 billion and $2.5 billion respectively. Alternative investments were 2.5% and 2.8% of cash and invested assets at December 31, 2024 and December 31, 2023, respectively.

Alternative Investments(1)

	December 31,
	2024		2023
	Fair Value	%	Fair Value	%
	(in millions)
Private Equity	$1,194	54%	$1,178	48%
Private Debt	105	5	161	7
Infrastructure	141	6	208	8
Real Estate	639	29	603	24
Hedge Funds	5	—	57	2
Other(2)	124	6	262	11

Total(3)	$2,209	100%	$2,469	100%

(1)	Reported in Other Equity Investments in the consolidated balance sheets.
(2)

Includes CLO equity, co-investments and investments in other strategies. CLO equity investments are consolidated and assets are reported in Fixed Maturities, at fair value using the fair value option in the consolidated balance sheets.

(3)	Includes $171 million and $175.7 million of non-General Account assets as of December 31, 2024 and December 31, 2023, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

Sources and Uses of Liquidity of Equitable Financial

Equitable Financial’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from EFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

Equitable Financial’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy Equitable Financial’s liquidity needs. In addition, the Company has the capacity to receive capital contributions from its parent EFS.

FHLB Membership

Equitable Financial is a member of the FHLB, which provides access to collateralized borrowings and other FHLB products.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

See Note 18 of the Notes to the Consolidated Financial Statements for further description of our FHLB program.

FABN

Under the FABN program, Equitable Financial may issue funding agreements in U.S. dollar or other foreign currencies.

See Note 18 of the Notes to the Consolidated Financial Statements for further description of our FABN program.

FABCP

Under the FABCP program, Equitable Financial may issue funding agreements in U.S. dollars to the SPLLC.

See Note 18 of the Notes to the Consolidated Financial Statements for further description of our FABCP program.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2024	2023	2022
	(in millions)
Cash and cash equivalents, beginning of year	$2,833	$797	$1,815
Net cash provided by (used in) operations	3,615	1,366	(1,716)
Net cash provided by (used in) investing activities	(2,332)	2,970	(6,356)
Net cash provided by (used in) financing activities	(2,492)	(2,300)	7,054

Net increase (decrease)	(1,209)	2,036	(1,018)

Cash and cash equivalents, end of year	$1,624	$2,833	$797

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Cash and cash equivalents at December 31, 2024 were $1.6 billion, a decrease of $1.2 billion from $2.8 billion at December 31, 2023.

Cash inflows from operations were $3.6 billion in 2024 as compared to cash inflows of $1.4 billion in 2023. Cash flows from operating activities include such sources as interest credited to policyholders’ account balances and policy charges and fee income with such uses as current and deferred income taxes and equity loss from limited partnerships.

Net cash provided (used) in investing activities was $(2.3) billion in 2024, a decrease of $5.3 billion from net cash provided of $3.0 billion in 2023, primarily due to an increase in the payments for the purchase fixed maturities, an increase in cash payment settlements related to derivative instruments, a decrease in proceeds from short term investments partially offset by an increase in proceeds from the sale/maturity/prepayment of mortgage loans.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Net cash provided (used) in financing activities was $(2.5) billion in 2024 as compared to net cash from financing activities of $(2.3) billion in 2023. The variance in financing of $(0.2) billion was due primarily to a decrease in policyholders’ account balances deposits, an increase in policyholders’ account balances withdrawals, a net increase in transfers from Separate Accounts partially offset by an increase in the change in collateralized pledged liabilities.

Years Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Cash and cash equivalents at December 31, 2023 were $2.8 billion, an increase of $2.0 billion from $0.8 billion at December 31, 2022.

Cash inflows from operations were $1.4 billion in 2023 compared to cash outflows of $(1.7) billion in 2022. Cash flows from operating activities include such sources as policy changes and fee income with such uses as net derivative losses and current and deferred income taxes.

Net cash provided in investing activities was $3.0 billion in 2023, an increase of $9.3 billion from cash used of $(6.4) billion in 2022, primarily due to an increase in payments for the purchase of fixed maturities, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.

Net cash used in financing activities was $(2.3) billion in 2023 as compared to net cash from financing activities and miscellaneous sources of $7.1 billion in 2022. The variance in cash used of $9.4 billion was due primarily to a decrease in deposits and a decrease in withdrawals in policyholders’ account balances.

Our Statutory Capital

Equitable Financial is subject to the regulatory capital requirements of New York, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2024, the total adjusted capital of Equitable Financial was in excess of New York’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

Equitable Financial is restricted as to the amounts it may pay as dividends to EFS. Under New York Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. Based on this formula Equitable Financial had no Ordinary Dividend capacity in 2024 and will have no Ordinary Dividend capacity in 2025.

Captive Reinsurance

We use a captive reinsurance company to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. Our captive reinsurance company assumes business from affiliates only and is closed to new business. Our captive reinsurance company is a wholly-owned subsidiary located in the United States. In addition to state insurance regulation, our captive reinsurance company is subject to internal policies governing its activities. We continue to analyze the use of our existing captive reinsurance structure, as well as additional third-party reinsurance arrangements.

Description of Certain Indebtedness

Equitable Financial had no debt outstanding as of December 31, 2024 or 2023.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	February 2024	February 2024	May 2024
Financial Strength Ratings:
Equitable Financial Life Insurance Company	A	A+	A1

Material Cash Requirements

The table below summarizes the material short and long-term cash requirements related to contractual obligations as of December 31, 2024. Short-term cash requirements are considered to requirements within the next 12 months and long-term cash requirements are considered to be beyond the next 12 months. We do not believe that our cash flow requirements can be adequately assessed based solely upon an analysis of these obligations, as the table below does not contemplate all aspects of our cash inflows, such as the level of cash flow generated by certain of our investments, nor all aspects of our cash outflows.

	Estimated Payments Due by Period
	Total	2025	2026-2027	2028-2029	2030 and thereafter
	(in millions)
Material Cash Requirements:
Policyholders’ liabilities(1)	$105,365	$2,870	$5,574	$5,650	$91,271
FHLB Funding Agreements	7,165	5,843	630	199	493
Interest on FHLB Funding Agreements	182	51	56	41	34
FABN Funding Agreements	5,743	1,050	2,450	1,943	300
Interest on FABN Funding Agreements	450	151	220	74	5
Operating leases, net of sublease commitments	221	35	63	46	77
Funding commitments	1,244	591	393	260	—
Loans from affiliates	400	400	—	—	—

Total Material Cash Requirements	$120,770	$10,991	$9,386	$8,213	$92,180

(1)

Policyholders’ liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, benefits under accident and health contracts, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the Company’s experience and assume market growth and interest crediting consistent with actuarial assumptions. These amounts are undiscounted and, therefore, exceed the policyholders’ account balances and future policy benefits and other policyholder liabilities included in the consolidated balance sheet included elsewhere in this Annual Report on Form 10-K. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates. Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

Unrecognized tax benefits of $299 million, were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

As of December 31, 2024, we were not a party to any off-balance sheet transactions other than those guarantees and commitments described in Note 12 and Note 18 of the Notes to the Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Summary of Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in our consolidated financial statements included elsewhere herein. For a discussion of our significant accounting policies, see Note 2 of the Notes to the Consolidated Financial Statements. The most critical estimates include those used in determining:

•	market risk benefits and purchased market risk benefits;

•	accounting for reinsurance;

•	estimated fair values of investments in the absence of quoted market values and investment impairments;

•	estimated fair values of freestanding derivatives;

•	measurement of income taxes and the valuation of deferred tax assets; and

•	liabilities for litigation and regulatory matters.

In applying our accounting policies, we make subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries while others are specific to our business and operations. Actual results could differ from these estimates.

Market Risk Benefits

Market risk benefits include contract features that provide minimum guarantees to policyholders and include GMIB, GMDB, GMWB, GMAB, and ROP DB benefits. MRBs are measured at estimated fair value with changes reported in the Change in market risk benefits and purchased market risk benefits, except for the portion of the fair value change related to the Company’s own credit risk, which is recognized in OCI.

MRBs are measured at fair value on a seriatim basis using an Ascribed Fee approach based upon policyholder behavior projections and risk neutral economic scenarios adjusted based on the facts and circumstances of the Company’s product features. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and variations in actuarial assumptions, including policyholder behavior, mortality and risk margins related to non-capital market inputs, as well as changes in our nonperformance risk adjustment may result in significant fluctuations in the estimated fair value of the MRBs that could materially affect net income.

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties in certain actuarial assumptions. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount needed to cover the guarantees.

We ceded the risk associated with certain of the variable annuity products with GMxB features described in the preceding paragraphs. The value of the MRBs on the ceded risk is determined using a methodology consistent with that described previously for the guarantees directly written by us with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

Sensitivity of MRBs to Changes in Interest Rates

The following table demonstrates the sensitivity of the MRBs to changes in long-term interest rates by quantifying the adjustments that would be required, assuming an increase and decrease in long-term interest rates of 50 basis points. This information considers only the direct effect of changes in the interest rates on MRB balances, net of reinsurance.

Interest Rate Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in interest rates by 50bps	$158
Decrease in interest rates by 50bps	$(162)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Sensitivity of MRBs to Changes in Equity Returns

The following table demonstrates the sensitivity of the MRBs to changes in equity returns.

Equity Returns Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in equity returns by 10%	$(84)
Decrease in equity returns by 10%	$97

Sensitivity of MRBs to Changes in GMIB Lapses

Lapse rates are adjusted at the contract level based on a comparison of the value of the embedded GMIB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse.

GMIB Lapse floor Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
GMIB Lapse floor of 1%	$22

Nonperformance Risk Adjustment

The valuation of our MRBs includes an adjustment for the risk that we fail to satisfy our obligations, which we refer to as our nonperformance risk. The nonperformance risk adjustment, which is captured as a spread over the risk-free rate in determining the discount rate to discount the cash flows of the liability, is determined by taking into consideration publicly available information relating to spreads on corporate bonds in the secondary market comparable to Holdings’ financial strength rating.

The table below illustrates the impact that a range of reasonably likely variances in credit spreads would have on our consolidated balance sheet, excluding the effect of income tax, related to the GMxB Core and GMxB Legacy MRBs measured at estimated fair value. Even when credit spreads do not change, the impact of the nonperformance risk adjustment on fair value will change when the cash flows within the fair value measurement change. The table only reflects the impact of changes in credit spreads on our consolidated financial statements included elsewhere herein and not these other potential changes. In determining the ranges, we have considered current market conditions, as well as the market level of spreads that can reasonably be anticipated over the near term. The ranges do not reflect extreme market conditions such as those experienced during the 2008–2009 financial crisis as we do not consider those to be reasonably likely events in the near future.

NPR Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in NPR by 50bps	$(677)
Decrease in NPR by 50bps	$757

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Reinsurance

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risk with respect to reinsurance receivables. We periodically review actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluate the financial strength of counterparties to our reinsurance agreements using criteria similar to those evaluated in our security impairment process. See “—Estimated Fair Value of Investments.” Additionally, for each of our reinsurance agreements, we determine whether the agreement provides indemnification against loss or liability relating to insurance risk, in accordance with applicable accounting standards. We review all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims. If we determine that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, we record the agreement using the deposit method of accounting.

See Note 12 of the Notes to the Consolidated Financial Statements for additional information on our reinsurance.

Estimated Fair Value of Investments

Our investment portfolio principally consists of public and private fixed maturities, mortgage loans, equity securities and derivative financial instruments, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, swaptions, variance swaps as well as equity options used to manage various risks relating to its business operations.

Fair Value Measurements

Investments reported at fair value in our consolidated balance sheets of the Company include fixed maturity and equity securities classified as AFS, trading securities, and certain other invested assets, such as freestanding derivatives. GMxB riders and the reinsurance on these riders are held as market risk benefits.

When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, we estimate fair value based on market standard valuation methodologies. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management’s estimation and judgment. Substantially the same approach is used by us to measure the fair values of freestanding and embedded derivatives with exception for consideration of the effects of master netting agreements and collateral arrangements as well as incremental value or risk ascribed to changes in own or counterparty credit risk.

As required by the accounting guidance, we categorize our assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 7 of the Notes to the Consolidated Financial Statements.

Impairments and Valuation Allowances

The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in OCI, net of allowance for credit losses, policy related amounts and deferred income taxes. Changes in credit losses are recognized in Investment gains (losses), net.

With the assistance of our investment advisors, we evaluate AFS debt securities that experience a decline in fair value below amortized cost for credit losses which are evaluated in accordance with the financial instruments credit losses guidance. The remainder of the unrealized loss related to other factors, if any, is recognized in OCI. Integral to this review is an assessment

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

made each quarter, on a security-by-security basis, by our IUS Committee, of various indicators of credit deterioration to determine whether the investment security has experienced a credit loss. This assessment includes, but is not limited to, consideration of the severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity and continued viability of the issuer.

We recognize an allowance for credit losses on AFS debt securities with a corresponding adjustment to earnings rather than a direct write down that reduces the cost basis of the investment, and credit losses are limited to the amount by which the security’s amortized cost basis exceeds its fair value. Any improvements in estimated credit losses on AFS debt securities are recognized immediately in earnings. We do not use the length of time a security has been in an unrealized loss position as a factor, either by itself or in combination with other factors, to conclude that a credit loss does not exist, as was permitted to do prior to January 1, 2020.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting allowance is recognized in income (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Write-offs of AFS debt securities are recorded when all or a portion of a financial asset is deemed uncollectible. Full or partial write-offs are recorded as reductions to the amortized cost basis of the AFS debt security and deducted from the allowance in the period in which the financial assets are deemed uncollectible. We elected to reverse accrued interest deemed uncollectible as a reversal of interest income. In instances where we collect cash that has previously been written off, the recovery will be recognized through earnings or as a reduction of the amortized cost basis for interest and principal, respectively.

Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. For collectively evaluated mortgages, we estimate the allowance for credit losses based on the amortized cost basis of its mortgages over their expected life using a PD / LGD model. For individually evaluated mortgages, we continue to recognize valuation allowances based on the present value of expected future cash flows discounted at the loan’s original effective interest rate or on its collateral value if the loan is collateral dependent.

For commercial, agricultural and residential mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management’s judgment in determining allowance for credit losses include the following:

•	LTV ratio — Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the LTV ratio is in excess of 100%. In the case where the LTV is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

•	DSC ratio — Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

•	DTI ratio — Used for residential mortgage loans to assess a borrower’s ability to repay a loan. DTI ratio is derived by adding up all the borrower’s debt payments and dividing that sum by the borrower’s gross monthly income.

•	Consumer Credit Score — Used for residential mortgage loans to determine the borrower’s credit worthiness and eligibility for a residential loan based upon credit reports.

•	Occupancy — Criteria vary by property type but low or below market occupancy is an indicator of sub-par property performance.

•	Lease expirations — The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the DSC ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

•	Maturity — Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower’s ability to refinance the debt and/or pay off the balloon balance.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	Borrower/tenant related issues — Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

•	Payment status–current vs. delinquent — A history of delinquent payments may be a cause for concern.

•	Property condition — Significant deferred maintenance observed during the lenders annual site inspections.

•	Other — Any other factors such as current economic conditions may call into question the performance of the loan.

Mortgage loans that do not share similar risk characteristics with other loans in the portfolio are individually evaluated quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural and residential mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on our assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

Impaired mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan on real estate has been restructured to where the collection of interest is considered likely.

See Note 2 and Note 3 of the Notes to the Consolidated Financial Statements for additional information relating to our determination of the amount of allowances and impairments.

Derivatives

We use freestanding derivative instruments to hedge various capital market risks in our products, including: (i) certain guarantees, some of which are reported as embedded derivatives; (ii) current or future changes in the fair value of our assets and liabilities; and (iii) current or future changes in cash flows. All derivatives, whether freestanding or embedded, are required to be carried on the consolidated balance sheets at fair value with changes reflected in either net income (loss) or in OCI, depending on the type of hedge. Below is a summary of critical accounting estimates by type of derivative.

Freestanding Derivatives

The determination of the estimated fair value of freestanding derivatives, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. See Note 7 of the Notes to the Consolidated Financial Statements for additional details on significant inputs into the OTC derivative pricing models and credit risk adjustment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Income Taxes

Income taxes represent the net amount of income taxes that we expect to pay to or receive from various taxing jurisdictions in connection with its operations. We provide for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. Our accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions. At December 31, 2023, we determined that it was more likely than not that a portion of our capital deferred tax assets would not be realized. For more information, see Note 16 — Income Taxes.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating our tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income Taxes. Under the guidance, we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

Litigation and Regulatory Contingencies

We are a party to a number of legal actions and are involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on our financial position, results of operations and cash flows.

Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. On a quarterly and annual basis, we review relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in our consolidated financial statements included elsewhere herein.

See Note 18 of the Notes to the Consolidated Financial Statements for information regarding our assessment of litigation contingencies.

Adoption of New Accounting Pronouncements

See Note 2 of the Notes to the Consolidated Financial Statements for a complete discussion of newly issued accounting pronouncements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our businesses are subject to financial, market, political and economic risks, as well as to risks inherent in our business operations. The discussion that follows provides additional information on market risks arising from our insurance asset/liability management and investment management activities. Such risks are evaluated and managed by each business on a decentralized basis. Primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit quality.

Our results significantly depend on profit margins or “spreads” between investment results from assets held in the GAIA and interest credited on individual insurance and annuity products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them AFS in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the “Investments” section of Note 2 of the Notes to the Consolidated Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

Investments with Interest Rate Risk — Fair Value

Assets with interest rate risk include AFS and trading fixed maturities and mortgage loans that make up 81.8% and 81.8% of the fair value of the GAIA as of December 31, 2024 and 2023, respectively. As part of our asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate one percent increase/decrease in interest rates would have on the fair value of fixed maturities and mortgage loans:

Interest Rate Risk Exposure

	December 31, 2024			December 31, 2023
	Fair Value	Impact of +1% Change	Impact of -1% Change	Fair Value	Impact of +1% Change	Impact of -1% Change
	(in millions)
Fixed Income Investments:
AFS securities:
Fixed rate	$46,546	$(3,199)	$3,658	$45,718	$(3,487)	$4,049
Floating rate	$7,530	$(8)	$6	$9,446	$3	$5
Trading securities:
Fixed rate	$497	$(38)	$42	$15	$—	$—
Floating rate	$27	$—	$—	$—	$—	$—
Mortgage loans	$16,796	$(561)	$601	$16,170	$(575)	$616

A one percent increase/decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management’s view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Investments with Equity Price Risk — Fair Value

The investment portfolios also have direct holdings of public and private equity securities. The following table shows the potential exposure from those equity security investments, measured in terms of fair value, to an immediate 10% increase/decrease in equity prices from those prevailing as of December 31, 2024 and 2023:

Equity Price Risk Exposure

	December 31, 2024			December 31, 2023
	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change
	(in millions)

Equity Investments	$437	$44	$(44)	$649	$65	$(65)

A 10% decrease in equity prices is a hypothetical scenario used to calibrate potential risk and does not represent management’s view of future market changes. The fair value measurements shown are based on the equity securities portfolio exposures at a particular point in time and these exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

Liabilities with Interest Rate Risk — Fair Value

As of December 31, 2024 and 2023, the aggregate carrying values of insurance contracts with interest rate risk were $14.9 billion and $16.4 billion, respectively. The aggregate fair value of such liabilities as of December 31, 2024 and 2023 were $14.6 billion and $15.9 billion, respectively. The impact of a relative 1% decrease in interest rates would be an increase in the fair value of those liabilities of $109 million and $278 million, respectively. While these fair value measurements provide a representation of the interest rate sensitivity of insurance liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

Asset/liability management is integrated into many aspects of our operations, including investment decisions, product development and determination of crediting rates. As part of our risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks — Fair Value

We primarily use derivative contracts for asset/liability risk management, to mitigate our exposure to equity market decline and interest rate risks and for hedging individual securities. In addition, we periodically enter into forward, exchange-traded futures and interest rate swap, swaptions and floor contracts to reduce the economic impact of movements in the equity and fixed income markets, including the program to hedge certain risks associated with the GMxB features. As more fully described in Note 2 and Note 4 of the Notes to the Consolidated Financial Statements, various traditional derivative financial instruments are used to achieve these objectives. To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. To reduce credit exposures in OTC derivative transactions, we enter into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements. We further control and minimize counterparty exposure through a credit appraisal and approval process. Under the ISDA Master Agreement, we have executed a CSA with each of our OTC derivative counterparties that require both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for us because the counterparty would owe money to us if the contract were closed.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Alternatively, a negative value indicates we would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

As of December 31, 2024 and 2023, the net fair values of our derivatives were $5.9 billion and $4.2 billion, respectively.

The tables below show the interest rate or equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

Derivative Financial Instruments

			Interest Rate Sensitivity
	Notional Amount	Weighted Average Term (Years)	Impact of -1% Change	Fair Value	Impact of +1% Change
	(In millions, except for Weighted Average Term)
December 31, 2024
Swaps	$1,606	12	$(242)	$(347)	$(432)
Futures	7,815	—	76	—	(51)

Total	$9,421		$(166)	$(347)	$(483)

December 31, 2023
Swaps	$3,828	6	$375	$(195)	$(644)
Futures	7,572	—	(35)	—	38

Total	$11,400		$340	$(195)	$(606)

			Equity Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value	Balance after -10% Equity Price Shift
	(In millions, except for Weighted Average Term)
December 31, 2024
Futures	$9,338	—	$—	$34
Swaps	16,047	1	57	1,439
Options	56,755	2	13,198	10,540

Total	$82,140		$13,255	$12,013

December 31, 2023
Futures	$5,484	—	$—	$(59)
Swaps	14,926	1	53	1,546
Options	48,946	2	9,117	6,753

Total	$69,356		$9,170	$8,240

Market Risk Benefits and Interest Rate and Equity Risks – Fair Value

GMxB feature’s liability associated with certain annuity contracts is considered market risk benefits for accounting purposes and was reported at its fair value of $11.0 billion and $14.0 billion as of December 31, 2024 and 2023, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing as of December 31, 2024 and 2023, respectively, would be to decrease the direct market risk benefits balance by $1.3 billion and $1.5 billion. The potential fair value exposure to an immediate 50 bps drop in interest rates from those prevailing as of December 31, 2024 and 2023, respectively, would decrease the direct market risk benefits balance by $1.3 billion and $1.7 billion.

We have entered into reinsurance contracts to mitigate the risk associated with the impact of potential market fluctuations GMxB features contained in certain annuity contracts. These reinsurance contracts are accounted for as purchased market risk

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

benefits and reported at their fair values of $13.0 billion and $16.7 billion as of December 31, 2024 and 2023, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing as of December 31, 2024 and 2023, respectively, would increase the balances of the reinsurance contract asset by $485 million and $570 million. The potential fair value exposure to an immediate 50 bps drop in interest rates from those prevailing as of December 31, 2024 and 2023, respectively, would increase the balances of the reinsurance contract asset by $728 million and $938 million.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of Equitable Financial (the “Board”) currently consists of ten members, including our Chief Executive Officer and nine independent members.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Investment, Compensation and Talent, and Nominating and Corporate Governance Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 72, Ms. Lamm-Tennant has been a director of Equitable Financial since 2020. She has also served on the boards of Equitable America and Holdings since 2020 and of AllianceBernstein Corporation since 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Ambac Financial Group, Inc. (NYSE: AMBC) and Element Fleet Management Corp (TSX: EFN).

Ms. Lamm-Tennant brings to the Board significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics. She also has expertise as an audit committee financial expert, as well as experience as a director of other public companies.

Douglas Dachille

Mr. Dachille, age 60, joined the board of Equitable Financial in January 2025. He has also served on the boards of Equitable America and Holdings since January 2025. Mr. Dachille most recently served as the Chief Investment Officer at American International Group Inc. (AIG) from 2015 until 2021, overseeing its (then) $350 billion portfolio and playing a crucial role in the company’s financial recovery. He co-founded First Principles Capital Management, an institutional fixed income asset manager, and served as its CEO prior to its acquisition by AIG. Prior to that, he was the President and COO of Zurich Capital Markets and held various leadership roles at J.P. Morgan Chase, including Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille brings to the Board extensive expertise in complex corporate transactions, corporate governance and capital management. Mr. Dachille also serves on the Boardsof Directors of BridgeBio Pharma, Inc. (NASDAQ: BBIO) and PNC Financial Services Group, Inc. (NYSE: PNC).

Mr. Dachille brings to the Board a distinguished track record of success in the financial services industry and over 30 years’ experience in capital markets; balance sheet management; risk management, senior executive experience; insurance experience; experience as a director of other public companies.

Francis A. Hondal

Ms. Hondal, age 60, has been a director of Equitable Financial since 2020. She has also served on the boards of Equitable America and Holdings since 2020. Until December 31, 2022 she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal also serves on the BOard of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.).

Ms. Hondal brings to the Board expertise in consumer financial products, customer experiences, and finance, marketing, and international and general management. She has extensive senior leadership experience in the financial services industry.

Arlene Isaacs-Lowe

Ms. Isaacs-Lowe, 65, has been a director of Equitable Financial since 2022. She has also served on the boards of Equitable America and Holdings since 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value, as well as expertise as an audit committee financial expert. She also serves on the Boards of Directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG).

Daniel G. Kaye

Mr. Kaye, age 70, has been a director of Equitable Financial since 2015. Mr. Kaye has also served as a director of Equitable America since 2015, AllianceBernstein Corporation since 2017, and Holdings since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye also serves on the Board of Directors of CME Group, Inc.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his leadership roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of other companies.

Craig MacKay

Mr. MacKay, 62, has been a director of Equitable Financial since 2022. He has also served on the boards of Equitable America and Holdings since 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA). Mr. MacKay also currently serves on the Board of Directors of Carver Bancorp, Inc. (NASDAQ: CARV) where he previously served as Interim President & CEO (from October 1, 2023 until November 1, 2024) and also serves as an independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Mr. MacKay brings to the Board expertise as an audit committee financial expert. He has extensive finance, investment, and management expertise, fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

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Mark Pearson

Mr. Pearson, age 66, has been a director of Equitable Financial since 2011 and currently serves as our Chief Executive Officer. He has also served as a director of Equitable America, AllianceBernstein Corporation, and Holdings since 2011. Mr. Pearson serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable America. He has served as the President and Chief Executive Officer of Holdings since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Bertram L. Scott

Mr. Scott, age 74, has been a director of Equitable Financial since 2019. Mr. Scott has served as a director of Equitable America since 2019 (and previously served as a director of Equitable America from 2012 to 2018) and has served as a director of Holdings since 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plans; as President, U.S. Commercial of CIGNA Corporation; as Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience. The Board also benefits from his perspective as a director of other companies.

George Stansfield

Mr. Stansfield, age 65, has been a director of Equitable Financial since 2017. Mr. Stansfield has served as a director of Holdings since 2017 and of Equitable America since 2017. Since 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources and was AXA’s Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of AXA Liabilities Managers (France) and GIE AXA (France), member of the Advisory Council of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan).

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and Head of Group Human Resources and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 67, has been a director of Equitable Financial since 2017. Mr. Stonehill has served as a director of Equitable America since 2019 (with a prior stint from 2017 to 2018) and Holdings since 2018. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan. Mr. Stonehill previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill also currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY).

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

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EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable Financial. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable Financial.

Seth Bernstein, Head of Asset Management of Holdings

Mr. Bernstein, age 63, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Asset Management of Holdings. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

José Ramón González, Chief Legal Officer and Secretary

Mr. González, age 58, leads the Holdings’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across Holdings and its two principal franchises, Equitable and AllianceBernstein. Mr. González is also a member of the Management Committee. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 58, has strategic oversight for Holdings’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of Holdings’s Management Committee. Mr. Hurd also has responsibility for Holding’s Innovation and Design Office, which is implementing Holdings’s agile transformation. Mr. Hurd has served as Chief Operating Officer of Equitable Financial since 2018. Mr. Hurd is also the Chief Operating Officer of Holdings and Equitable America. Prior to joining the Company in 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, President

Mr. Lane, age 52, oversees all aspects of Equitable Financial’s business, as well as distribution. Mr. Lane also serves as President of Equitable America and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Mr. Lane has held various leadership roles since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Chief Financial Officer

Mr. Raju, age 43, currently serves as Chief Financial Officer of Equitable Financial. He also serves as the Chief Financial Officer of Equitable America and Holdings. Mr. Raju is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of Holdings’s Management Committee. Prior to becoming Chief Financial Officer in 2021, Mr. Raju was Head of Individual

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Retirement at Holdings, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for Holdings’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin Holdings’s business segments. He also led Holdings’s preparation for its successful IPO in 2018. Since joining Equitable in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Ms. Lamm-Tennant (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable Financial between meetings of the Board with the exceptions set forth in Equitable Financial’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, and Mr. MacKay. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Isaacs-Lowe, and Mr. MacKay is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Compensation and Talent Committee (“Compensation Committee”) is currently comprised of Mr. Scott (Chair), Ms. Hondal, Ms. Isaacs-Lowe, and Mr. Stansfield. The primary purposes of the Compensation Committee are to: (i) discharge the Board’s responsibilities relating to the compensation of Equitable Financial’s executive officers; and (ii) review reports regarding enterprise talent and development programs, diversity and inclusion, and attrition and hiring as it deems appropriate; and (iii) recommend to the Board the appointment of senior and executive officers.

The Nominating and Corporate Governance Committee (“Nominating Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, Mr. Scott, and Mr. Stansfield. The primary purposes of the Nominating Committee are to: (i) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders of Holdings; (ii) develop and recommend to the Board a set of corporate governance principles for Equitable Financial; (iii) otherwise take a leadership in shaping the corporate governance of Equitable Financial; (iv) oversee Equitable Financial’s strategy regarding environmental stewardship, sustainability, corporate social responsibility matters and political giving.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Dachille, Mr. MacKay, and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable Financial by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Ms. Lamm-Tennant, Mr. Dachille, Ms. Hondal, Ms. Isaacs-Lowe, Mr. Kaye, Mr. MacKay, Mr. Scott, Mr. Stansfield, and Mr. Stonehill is independent.

Code of Ethics

The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the

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“Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EXECUTIVE COMPENSATION

As an indirect wholly-owned subsidiary of Holdings, Equitable Financial does not maintain an incentive compensation program for its executive officers. Accordingly, during 2024, Equitable Financial’s Named Executive Officers other than Mr. Bernstein (the “EQH Program Participants”) participated in Holdings’ executive compensation program (the “EQH Compensation Program”). The EQH Program Participants are employees of Equitable Financial and received base compensation directly from Equitable Financial.

Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participated in AB’s executive compensation program rather than the EQH Compensation Program during 2024. No part of Mr. Bernstein’s compensation was allocated to Equitable Financial.

Because Equitable Financial does not maintain its own incentive compensation program for its executive officers, this section includes Holdings’ Compensation Discussion and Analysis (including the sections titled “EQH Compensation Program,” “Mr. Bernstein’s Compensation,” “Compensation-Related Policies,” “Accounting and Tax Considerations” and “Consideration of Most Recent “Say on Pay Vote”) and all of Holdings’ compensation tables for its executives. Accordingly, as used in these items, the terms “we,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers to Holdings’ only as a corporate entity.

The following Compensation Discussion and Analysis includes certain non-GAAP financial measures, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. These non-GAAP financial measures are used by Holdings’ management in evaluating Holdings’ financial performance and as performance measures in Holdings’ incentive compensation programs. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in Holdings’ public filings with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Our 2024 Named Executive Officers are:

•	Mark Pearson, President and Chief Executive Officer

•	Robin M. Raju, Chief Financial Officer

•	Jeffrey J. Hurd, Chief Operating Officer

•	Nick Lane, Head of Retirement, Wealth Management and Protection Solutions

•	Seth Bernstein, Head of Asset Management

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the Company. The other 2024 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Raju, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial and Equitable America while Mr. Bernstein is responsible for day-to-day management of our publicly traded asset management business as the Chief Executive Officer of AB.

Messrs. Pearson, Raju, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program.

Mr. Bernstein also received an equity grant under the EQH 2024 Equity Program in connection with his membership on the EQH Management Committee. AB Executive compensation is overseen by the AB Board and AB Compensation and Workplace Practices Committee as further described below.

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EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•	setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•	establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation and Talent Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

The Compensation and Talent Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Meridian Compensation Partners (“Meridian”), the Compensation and Talent Committee’s independent compensation consultant for 2024. Recognizing the importance of exercising diligence to review alternate compensation consultants on a periodic basis, the Compensation and Talent Committee undertook a Request for Information (“RFI”) for an independent compensation consultant in 2023 prior to selecting a compensation consultant for 2024 services. Based on the RFI conducted, Meridian was selected as the independent compensation consultant for 2024. Since our competitive compensation analysis for each EQH Program Participant was conducted in November 2023 for 2024 compensation purposes, Pay Governance, the compensation consultant previously retained by the Compensation and Talent Committee, provided the 2024 competitive compensation analysis, which was subsequently reviewed by Meridian in the beginning of 2024. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities

Chief Executive Officer	As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation and Talent Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation and Talent Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation and Talent Committee is not bound by his recommendations.

Human Resources	Human Resources performs many of the organizational and administrative tasks that underlie the Compensation and Talent Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Meridian	Meridian attended Compensation and Talent Committee meetings and assisted and advised the Compensation and Talent Committee in connection with its review of executive compensation policies and practices. In connection with the selection of Meridian as the independent compensation consultant for 2024, the Compensation and Talent Committee considered and confirmed Meridian’s independence pursuant to the NYSE listing standards. Meridian does not perform any work for management.

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Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation and Talent Committee used compensation data from the Compensation Peer Group listed below to help inform — but not determine — decisions related to the 2024 base salaries and targets of the EQH Program Participants.

Compensation Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. Corebridge Financial Jackson Financial Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation and Talent Committee reviews the Compensation Peer Group in September of each year. During its September 2023 review, the Compensation and Talent Committee decided to remove Allstate from the group due to the sale of its life insurance business, and to add Corebridge Financial and Jackson Financial based on industry and financial scope relevance.

Competitive Compensation Analysis

In November 2023, our independent compensation consultant at the time, Pay Governance, presented the Compensation and Talent Committee with a competitive compensation analysis for each of the EQH Program Participants, which analysis was subsequently reviewed by Meridian in early 2024 (the “Independent Compensation Analysis”). The Independent Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions within a competitive range of the market median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are generally targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time, while another executive’s targets may be higher than median in recognition of more extensive experience in role. Base salaries and cash incentive and equity-based award targets are reviewed each year.

The Independent Compensation Analysis focused on the components of direct compensation.

•	For the President and Chief Executive Officer position, our independent compensation consultant used competitive reference point data for assessing Chief Executive Officer compensation, analyzing data from the EQH compensation peer group that was approved by the Compensation and Talent Committee and comprises life and financial services companies with median assets similar to that of EQH.

•	For the Chief Financial Officer position, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for his position since the likely talent market is broader than the life insurance sector.

•	The Chief Operating Officer position was not benchmarked due to the unique nature of Mr. Hurd’s job responsibilities, combined with the fact that his responsibilities did not align with standard benchmarks available. Rather, Mr. Hurd’s compensation was reviewed from an internal equity standpoint.

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•	For the Head of Retirement, Wealth Management and Protection Solutions, our independent compensation consultant used competitive compensation information from an expanded peer set comprised of a broader group of publicly traded life companies.

The Independent Compensation Analysis measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for service.

What is the purpose of it?

For executives, base salary is intended to provide a fair level compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

•   align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

•   enhance the performance assessment process with a focus on accountability;

•   differentiate compensation based on individual performance; and

•   provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

•   align long-term interests of award recipients with those of stockholders;

•   provide competitive total compensation opportunities; and

•   ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

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Termination Benefits
Severance Benefit

What is it?

Temporary income payments and other benefits provided for involuntary terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under the terms of the agreement, Mr. Pearson’s employment will continue until terminated by Mr. Pearson or the Company on 30 days’ prior written notice.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers who are members of the Management Committee.

The Compensation and Talent Committee reviewed the base salaries of the EQH Program Participants in February 2024, taking into consideration the Independent Compensation Analysis and input from management. Based on the foregoing, no adjustments were made to the base salaries of EQH Program Participants for 2024. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Raju	$850,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2024, 2023 and 2022 are reported in the “Summary Compensation Table” included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation and Talent Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

All EQH Program Participants were eligible for awards under the 2024 STIC Program. The amount of an EQH Program Participant’s individual award under the 2024 STIC Program was determined by multiplying their 2024 STIC Program award target (the “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by their “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2024 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2024 STIC Program Award

This section describes each element of the award calculation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

STIC Targets

The Compensation and Talent Committee reviewed the STIC Targets of the EQH Program Participants in February 2024, taking into consideration the Independent Compensation Analysis and input from management, and made adjustments to the targets for both Messrs. Raju and Lane to ensure they remained competitive with market rates. The following table shows the 2024 STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$3,148,000
Mr. Raju	$1,300,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,400,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2024 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2023 STIC Program in February 2024, the Compensation and Talent Committee elected to retain the four performance objectives (i.e., non-GAAP Operating Earnings, VNB, Free Cash Flow and Strategic Initiatives), as well as to retain the same overall relative weightings for the 2024 STIC Program. Recognizing that the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design, performance objectives and their weightings may vary in future years as different metrics become more relevant.

The 2024 STIC Program performance objectives and their relative weightings were as follows:

•	Non-GAAP Operating Earnings – 25%

•	VNB – 25%

•	Free Cash Flow – 25%

•	Strategic Initiatives – 25%

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2024 STIC Program and is the most highly weighted performance objective for 2024, due to our belief that it is the strongest indicator of corporate performance for a year.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Value of New Business
What is it?

The VNB performance objective:

•   represents the present value of economic profits from new business under the

•   Company’s economic model;

•   is a key pricing metric established during the product approval process and monitors actual versus expected economic returns;

•   is a key component of franchise value (i.e., the value of future potential new business) and is part of the Company’s economic value and economic coverage ratio; and

•   is measured in terms of absolute value (i.e., dollars or present value economic profit) and relative value by measuring VNB margin (i.e., absolute value as a percentage of certain new business annual premium equivalent).

Management has the ability to manage VNB through active management of certain new business sales and pricing.

Why do we use it?	VNB was chosen as a performance objective for the 2024 STIC Program due to our belief that it is a strong indicator of economic value creation of certain new business sold over the course of a year.
Free Cash Flow
What is it?	Free Cash Flow is net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses.
Why do we use it?	Free Cash Flow was chosen as a performance objective for the 2024 STIC Program to ensure management is held accountable for the metrics communicated to investors and the market as most important to the Company. It is linked to longer- term sustainable earnings growth.
Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2024 goals set for certain initiatives required to ensure Holdings’ continued success, including:

•   Deliver meaningful value for our stakeholders including our people, clients and communities;

•   Demonstrate meaningful improvements on building new commercial growth engines to grow franchise value;

•   Set the strategy and show meaningful progress on Efficiency Moonshot to support business growth; and

•   Set the strategy and show meaningful progress on our capital optimization initiative to support investor commitments.

Why do we use it?	The Strategic Initiatives were chosen as a performance objective for the 2024 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation and Talent Committee for each performance objective. For Non-GAAP Operating Earnings, VNB, and Free Cash Flow, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2024 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation and Talent Committee.

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings, VNB and Free Cash Flow performance objectives were also assigned threshold and maximum achievement levels that were approved by the Compensation and Talent Committee. The threshold and maximum goals for the Non-GAAP Operating Earnings, VNB and Free Cash Flow performance objectives were set at +/- 25% of target.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Performance at the maximum or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance below threshold results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific thresholds or maximums. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by a qualitative assessment of performance, supported by indicators and considering a holistic assessment of business performance over the past year, subject to approval by the Compensation and Talent Committee.

The Initial Funding Percentage of the annual incentive was 160% of target (i.e., Non-GAAP Operating Earnings (28%) + VNB (50%) + Free Cash Flow (50%) + Strategic Initiatives (32%)). The following table presents the target and actual results for each of the performance objectives, along with their thresholds, maximums, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for thresholds, maximums, target and actual results are in millions of U.S. dollars.

VNB for 2024 STIC Program purposes was $757 million, $24 million less than 2024 reported VNB of $781 million. The STIC Program framework provides the ability to make adjustments, including to eliminate the impact of non-recurring events or actuarial assumption updates related to Legacy business lines. The downward adjustment of $24 million is related to a margin assumption update for our Group Retirement Business.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	$1,463	$1,950	$2,438	25%	$2,007	28%
VNB	$438	$584	$730	25%	$757	50%
Free Cash Flow	$900	$1,200	$1,500	25%	$1,500	50%
Strategic Initiatives	N/A	Goals exceeds	N/A	25%	130%	32%
Total						160%

Note: For results in between the threshold and target and target and maximum, the contribution to the Initial Funding Percentage is determined by linear interpolation. Actual VNB results used for 2024 STIC Program purposes excludes VNB from certain newer businesses.

The Compensation and Talent Committee determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 130%, with some goals being evaluated as above target. Key performance objective results included:

•	Delivered meaningful value for our stakeholders, as evidenced by strong employee engagement scores that outpace the finance and insurance benchmarks, the completion of our first public Principles for Responsible Investing report, the commitment of c. $390m towards impact investments in support of our goal to commit up to

•	$1 billion towards impact investments by year-end 2025, and ratings improvements in 2024 across all four ESG ratings agencies (MSCI, Sustainalytics, S&P and ISS), with a “AA” rating from MSCI, positioning us as a leader in our peer group.

•	Robust business growth momentum with record full year net inflows of $7.1 billion in our Core Retirement businesses and $4 billion in Wealth Management, along with c. $600m initial in-plan annuity inflows from Blackrock. In addition, we announced a new in-plan annuity partnership with J.P. Morgan Asset Management, building on our momentum as a leader in the growing in-plan annuity market.

•	Our Efficiency Moonshot strategy was formalized with the launch of a new framework for budgeting and corporate investments, increasing the speed and transparency of our decision-making process and resulting in the achievement of $100 million of run-rate expense savings in 2024.

•	Significant progress was made on our capital optimization initiative, including the establishment of our Bermuda reinsurance subsidiary to support consistent cash flows and optionality, our investment in RGA’s Ruby Re sidecar vehicle to provide access to third-party capital and the close of the Bernstein Research Services (BRS) joint venture transaction, along with enhancements to our hedging strategy and financial reporting framework.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation and Talent Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Compensation and Talent Committee had discretion to increase the Initial Funding Percentage by up to twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

The 2024 STIC Program target for Free Cash Flow was $1,200m. Subsequent to the establishment of this target, the Company’s regulators approved a $300 million extraordinary dividend. Final Free Cash Flow results for 2024 were $1,500m, inclusive of this special dividend. Management recommended, and the Compensation and Talent Committee agreed, to exclude $200 million of this special dividend from the final assessment of performance against the Free Cash Flow target, resulting in a reduction of 18 points for the Free Cash Flow metric score, leading to a Final Funding Percentage of 142%.

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation and Talent Committee reviewed the 2024 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage (other than for himself) and 2024 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation and Talent Committee approved the amount of the 2024 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation and Talent Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2024 by the EQH Program Participants.

Mr. Pearson
Accomplishments

Strong business performance and on track against Investor Day targets, including:

•   Delivered $2 billion of Non-GAAP operating earnings, or $5.93 per share, up 29% year over year on a per share basis.

•   Reached milestone of over $1 trillion of assets under management and administration.

•   Growth momentum across the businesses with net inflows of $7.1 billion in Retirement, $4.0 billion in Wealth Management and AB active net inflow of $4.3 billion.

•   Achieved $100 million of run-rate expense reductions through year-end, on track to deliver $150 million target by 2027.

•   Realized over $80 million of incremental net investment income through year-end, ahead of plan to achieve $110 million by 2027.

Maintained balance sheet strength and consistent capital return, including:

•   $1.5 billion of cash generation, at upper end of the $1.4-1.5 billion guidance on track for $2bn by 2027.

•   Returned $1.3 billion of capital to shareholders resulting in a 66% payout ratio, in line with 60-70% target.

•   Combined National Association of Insurance Commissioners (“NAIC”) RBC ratio of c.425%, above 375-400% guidance.

Enhanced governance profile and company culture including:

•   Improved our ESG rating agency scores for all four agencies including MSCI, Sustainalytics, S&P and ISS.

•   Earned Gold status from the American Heart Association for workplace well- being programs, improving our score over last year and 13% higher than the average company score.

•   Improved our corporate engagement index score, exceeding last year’s score and industry benchmark

2024 STIC Program Award $4,470,160 (142% of target)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Raju
Accomplishments

Provided leadership and direction for Finance-related activities including:

•   Achieved $2.0 billion Non-GAAP Operating Earnings or $5.93 per share, exceeded $1 trillion AUM/A, $550 million of capital invested in new business delivering 15% IRRs, and record $775 million value of new business with full year net inflows of $7.1 billion in Retirement and $4.0 billion in Wealth Management.

•   Delivered free cash flow to Holdings of $1.5 billion, at the high end of our 2024 guidance, and over 50% of cash generation came from our asset and wealth management businesses. Holdings returned $1.3 billion of capital to shareholders, equating to a 66% payout ratio, consistent with our 60-70% target range.

•   Maintained a strong NAIC basis RBC ratio of c.425%, above the 375-400% target range, and ended 2024 with $1.8 billion of cash and liquid assets at Holdings. Hedging effectiveness ratio remained above 95%.

Executed strategies to enhance financial reporting framework, de-risk the balance sheet, unlock economic value, seed future growth, and generate additional income:

•   On track for our 2023 Investor Day targets to grow Non-GAAP EPS 12-15% by

•   2027 and increase cash generation to $2 billion at a faster rate than peers.

•   Established Equitable Financial Bermuda Re, providing optionality and stability of future cash flows.

•   Completed innovative refinancing transaction that extended the effective maturity of its existing pre-capitalized trust securities into longer-dated securities that can be relied on for contingent capital going forward.

•   Achieved $80 million of incremental General Account net investment income, on track to reach $110 million target by 2027.

•   Delivered $100 million run-rate expense saves as of year-end and on track to complete $150 million target by 2027.

Continued to build meaningful synergies with AB, including:

•   Advanced enterprise growth initiatives, deploying $12 billion of capital to support

•   AB’s higher multiple private markets platform, which grew to $70 billion of AUM.

•   Made $100 million investment in RGA’s sidecar vehicle, Ruby Re, with the goal of generating an attractive return on invested capital.

Delivered value for our stakeholders, including:

•   Committed c.$390m towards impact investments, such as in renewable energy and energy efficiency projects. These investments are in support of our new goal to commit up to $1 billion towards impact investments by the end of 2025.

•   Completed first public Principles for Responsible Investing report.

•   Integrated material ESG factors into investment process for c.$80bn of our $114.5 billion General Account assets, enhancing our investment portfolio.

•   Served as an executive sponsor to CORE (Career, Outlook, Resources, Engage), a talent development program.

2024 STIC Program Award $2,215,200 (170% of target)

Mr. Raju’s 2024 STIC Program Award was 170% of target, representing a Final Funding Percentage of 142% and an Individual Assessment Percentage of 120%, based principally on his oversight of our capital optimization efforts, resulting in cash generation of $1.5 billion and a payout ratio of 66%.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Hurd
Accomplishments

Delivered strategic projects that supported growth, enhanced security, modernized our technology infrastructure and improved the efficiency of our organization, including the significant evolution of our Generative AI program.

Launched major initiative in 1Q 2024 to significantly reset our expense base and reallocate savings to our highest return opportunities, which includes a new and sustainable efficiency budgeting process, increased speed and transparency in corporate investment decisions, increased investment rigor leveraging digital tools and business cases that capture both financial benefits and improvements to client, and advisor and employee experience while also improving our risk profile. Achieved $100 million of run-rate expense reductions through year-end, on track to deliver $150 million target by 2027.

Made significant progress on our strategy to deliver meaningful value to our stakeholders, including:

•   Continued to cultivate an environment that attracts and retains top talent, fosters productivity and allows our people to develop personally and professionally, including:

•   Completed Equitable’s transformation to New Ways of Working (NWOW), investing more than 60,000 hours in training on agile methodologies. Evolved NWOW approach with a new area of focus, process reengineering, and added growth and ownership as new tenants to adaptive leadership.

•   Matured our holistic Wellness program, increasing our American Heart Association (AHA) for workplace well-being score by 13%. Highlights of our 2024 initiatives include hosting our first onsite health and financial wellness fairs and providing energy and resilience management training to more than 1,800 employees.

•   Strong employee engagement as measured by our culture survey, with an engagement index score at 83%, exceeding last year’s score at 81% and outpacing the finance and insurance benchmark.

•   Successfully completed construction and relocation to our new headquarters at 1345 Avenue of the Americas, finishing on time and within budget, marking the completion of the Reimagining the Workplace program which resulted in $30 million annual run rate savings and enhanced employee experience.

•   Supported nearly 9,500 students in their pursuit of higher education and supported more than 4,500 educators with professional development and well- being programs.

•   Evolved Equitable Excellence Scholarship® program to ensure scholarships reach students in need. In 2024, 63% of Equitable Excellence Scholarship® recipients were first-generation college students (a 7.5% increase from 2023), with 98% of Equitable’s 2024 scholarship recipients returning for their sophomore year, compared to the industry average of 76%.

•   Improved ESG rating scores for all four agencies (MSCI, Sustainalytics, S&P and ISS), with an MSCI score of “AA” positioning us as a leader in our peer set. Additionally, for the first time, our ISS score has reached a best in-class rating, as defined by ISS for our industry.

2024 STIC Program Award $2,556,000 (170% of target)

Mr. Hurd’s 2024 STIC Program Award was 170% of target, representing a Final Funding Percentage of 142% and an Individual Assessment Percentage of 120%, based principally on his leadership on several enterprise-wide initiatives, including significantly advancing stakeholder value, advancement of holistic wellness strategy, and establishing a new expense management framework.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Lane
Accomplishments

Delivered record value and volume in Core Retirement businesses (Individual Retirement, Group Retirement and Protection Solutions), including:

•   $7.1 billion in total core Retirement net flows, up 33% vs. 2023.

•   Delivered $570 million in VNB, a 24% increase year-over-year.

•   Total Retirement premiums up c.30% vs. 2023, including record sales in Individual Retirement of $18.6 billion, up 30% vs. 2023.

Drove strong results in Wealth Management business in its first full year as a standalone segment, including:

•   Record $4 billion in advisory net flows, up 34% vs. 2023.

•   Surpassed milestone of $100 billion in AUA, finishing the year up 16% vs. 2023.

•   Increased total number of Wealth Planners to 825, a 10% increase vs. 2023.

•   Increased total Equitable Advisors headcount by 4% year-over-year and increased total advisor productivity by 10% year-over-year.

Achieved solid results and continued momentum in emerging Employee Benefits and Institutional businesses, including:

•   Institutional: $600 million in net flows, including flows from BlackRock’s LifePath Paycheck; Launched in HSA market with Health Equity, expecting flows in 2025.

•   Employee Benefits: Strong top-line growth with Gross Written Premium up 18% vs. 2023, and 900k lives covered, up 13% year-over-year; Continued pricing strategy execution with renewals retention improved by 8ppts (4ppts higher than 2023).

Executed on enterprise strategy to optimize capital; drove commercial innovation to build on competitive differentiation and drive sustainable value, including:

•   Led the Life business transformation: Improved the return on allocated capital by narrowing Life products and channels to those where the business is most competitive, substantially reducing capital consumption and expenses while substantially improving profitability.

•   Drove commercial innovation: Built capabilities to launch new products and enter new markets in 2025: Multi-Year Guaranteed Annuities (“MYGAs) for Equitable Advisors, Pooled Employer Plan (“PEP”) market in Group Retirement, and Health Savings Account (“HAS”) market in Institutional.

•   Scaling advice model: Over 600 advisors completed the Colombia Credentialed Holistic Coach program, and in 2024 launched Wealth Planner Academy with over 150 advisors participating. Total Wealth Planner headcount reached 825, a 10% increase year-over-year.

Strengthened the talent of the organization, with new leadership in Group Retirement and Life. Continued to improve the teams’ leadership skills and drive strong culture scores above the industry average.

2024 STIC Program Award $2,186,800 (156% of target)

Mr. Lane’s 2024 STIC Program Award was 156% of target, representing a Final Funding Percentage of 142% and an Individual Assessment Percentage of 110%, based principally on his role in driving sales and new business in 2024, as well as his leadership in transforming our Life business and driving commercial innovation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2024, 2023 and 2022 are reported in the “Summary Compensation Table” included below.

Equity-Based Awards

In 2024, the Compensation and Talent Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation and Talent Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions. On March 17, 2025, the Compensation and Talent Committee of the Board approved and adopted an amendment and restatement to the 2019 Equity Plan. For a more detailed description of the amendment and restatement of the 2019 Equity Plan, see Proposal 5 of this Proxy Statement.

The Compensation and Talent Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation and Talent Committee has not delegated any authority to management to grant equity-based awards

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2024 by the Compensation and Talent Committee; and

•	2022 equity-based award results.

2024 Annual Equity-Based Awards

Each year, the Compensation and Talent Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2024, the Compensation and Talent Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them largely the same for the 2024 Equity Program, except that Performance Shares were split equally between relative TSR and the newly added Non-GAAP EPS metric, each with a 30% weighting.

Equity Vehicles

The equity-based awards granted under the 2024 Equity Program consisted of a mix of “full value” restricted stock units and Performance Shares. All vehicles contain vesting requirements related to service and the Performance Shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while facilitating the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant was approved by the Compensation and Talent Committee. This dollar value was then allocated between the different equity vehicles. Performance Shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation and Talent Committee at its regularly scheduled meeting on February 13, 2024, with a grant date of February 14, 2024. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSU	Restricted stock unit that will be settle shares of Holding common stock.	Full Value	Service	40%
EQH TSR Performance Shares	Performance Share that will be settle shares of Holding common stock	Full Value	Service and Satisfaction of Relative TSR Performance Criteria	30%
EQH Non-GAAP EPS Performance Shares	Performance Share that will be settle shares of Holding common stock	Full Value	Service and Satisfaction of Non-GAAP EPS Performance Criteria	30%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 28, 2027. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted in 2024:

•	TSR Performance Shares. EQH Performance Shares that may be earned based on Holdings’ total stockholder return relative to its performance peer group (“Relative TSR”); and

•	Non-GAAP EPS Performance Shares. EQH Performance Shares that may be earned based on Holdings’ growth in Non-GAAP Operating Earnings Per Share (“Non-GAAP EPS”).

Relative TSR and Non-GAAP EPS were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and represent the degree to which we create value for investors relative to peers, and reflect performance not captured in our STIC Program. The use of relative TSR as a performance metric ensures that TSR outperformance versus peers is rewarded with above-target payouts, while TSR underperformance versus peers is reflected with potential below-target (or no) payouts. The addition of Non-GAAP EPS as a performance metric ensures that management is focused on achieving the metrics communicated as most important to the market and, together with relative TSR, can be viewed as the input/output to value creation for stockholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both share price appreciation and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

Non-GAAP EPS

What is it?	Non-GAAP EPS will be measured using Non-GAAP Common Operating Earnings less preferred stock dividends divided by diluted common shares outstanding. The Compensation and Talent Committee views Non-GAAP EPS as an important financial measure of profitability.

Why do we use it?	Non-GAAP EPS growth of 12-15% has been communicated to the market as a key financial goal through 2027. It was selected as a performance metric to ensure management is focused on achieving the metrics communicated as most important to the market.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2024 — December 31, 2026) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows:

If Relative TSR for the TSR Performance Period is	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The Compensation and Talent Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2024 TSR Performance Share grants with Meridian and determined to add one new company, Corebridge Financial, to the TSR Peer Group based on its close correlation to EQH in terms of stock price fluctuation and in order to ensure that the TSR Peer Group size remains sufficiently robust. The 2024 TSR Peer Group includes:

2024 TSR Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. Corebridge Financial CNO Financial Group, Inc. Globe Life Inc. Jackson Financial Lincoln National Corporation	Manulife Financial Corporation Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

Non-GAAP EPS Performance Shares. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2024 — December 31, 2026) by multiplying the number of unearned Non-GAAP EPS Performance Shares granted by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP EPS for each of 2024, 2025 and 2026 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal
Maximum amount (or greater)	200%
Target amount	100%
Threshold amount	25%
Below threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

Equity Targets

The Compensation and Talent Committee reviewed the Equity Targets of the EQH Program Participants in February 2024, taking into consideration the Independent Compensation Analysis and input from management. Based on the Independent Compensation Analysis and/or recommendations by the Compensation and Talent Committee, adjustments were made to the Equity Targets for Messrs. Pearson, Raju and Lane to better align with equity compensation levels of our peer companies. The following table shows the Equity Targets of the EQH Program Participants for 2024:

EQH Program Participant	2024 Equity Target
Mr. Pearson	$11,600,000
Mr. Raju	$2,650,000
Mr. Hurd	$2,350,000
Mr. Lane	$2,700,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2024 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2024 Equity Program. The Compensation and Talent Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in their current position and its review of the Independent Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$11,600,000
Mr. Raju	$2,650,000
Mr. Hurd(7)	$2,350,000
Mr. Lane	$2,700,000

[7]	Mr. Hurd received a discretionary increase in his 2024 Equity Program award grant of $150,000.

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The amounts granted were determined as follows:

To determine the amount of:	Percentage of the total award value was divided by:
EQH RSUs	40% of the total award value was divided by the fair market value of Holdings’ common stock on grant date
TSR Performance Shares	30% of the total award value was divided by a fair value determined using a Monte Carlo valuation
Non-GAAP EPS Performance Shares	30% of the total award value was divided by the fair market value of Holdings’ common stock on grant date

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his equity-based awards will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who satisfies the Rule of 65 (i.e., (i) age plus years of service equals at least 65; (ii) is at least 55 years old; and (iii) has at least five years of service) terminates employment on or after the first anniversary of the grant date of an equity-based award, that particular equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued. Lastly, a clawback provision in the 2024 equity-based awards provides for the clawback of any shares or cash issued upon exercise or settlement of an award that vested within a 12-month period prior to his termination date, if he was found to be in violation of the non-solicitation (i.e., of employees and customers) provision in his award agreement.

Detailed information on the 2024 Equity Program awards for each of the EQH Program Participants is reported in the “2024 Grants of Plan-Based Awards Table” included below.

2022 EQH Equity-Based Award Results

In February 2025, participants in the EQH Compensation Program received payouts with respect to TSR Performance Shares granted in February 2022 for the three-year performance period ended December 31, 2024.

The performance factor for the TSR Performance Shares was 145.6%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	+94.5%
50th percentile (target)	100%	+29.2%
30th percentile (threshold)	25%	+21.7%

The Company’s TSR for the performance period of 57.8% fell between the 50th and 87.5th percentile for the peer group and the corresponding performance factor was 145.6%.

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Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service and provide a meaningful vehicle to save for retirement.

What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for matching contributions and employer contributions as follows:

•   the matching contribution for a calendar year is 5% so that participants’ voluntary deferrals under the plan of up to 5% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

•   the employer contribution for a calendar year is 4% of eligible compensation up to the qualified plan compensation limit ($345,000 in 2024).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2024.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson, Mr. Raju and Mr. Lane participate in the Retirement Plan.

In October 2024, the Company announced that effective January 1, 2025 the employer contribution under the 401(k) Plan would cease, and instead, the Retirement Plan would be re-opened and EQH Program Participants would receive a pay credit equal to 4% of eligible compensation up to the qualified plan compensation limit and interest credits under a cash balance formula. The matching contribution under the 401(k) Plan will continue to be provided.

Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including Messrs. Pearson, Hurd and Lane), participate in the ESB Plan which offers benefits to a participant’s family in the case of their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

For additional information on 401(k) Plan benefits for the Named Executive Officers see the “Summary Compensation Table” included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the “Pension Benefits Table” included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning and excess liability insurance coverage.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The incremental costs of perquisites for the EQH Program Participants during 2024 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits
The Equitable Severance Benefit Plan (the “Severance Plan”)	The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)	The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement	Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits
The Supplemental Severance Plan	In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short- term incentive compensation.

2019 Equity Plan	Generally, in the event of a change in control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2024, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation practices to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

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•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and within the geographies AB operates in, and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	motivate and retain highly-qualified executive talent;

•	reward current year performance;

•	incentivize future contribution;

•	recognize distinct outstanding individual performance that foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

AB continued to use performance scorecards for senior leaders and executives in 2024, including Mr. Bernstein, which fosters the development and maintenance of a broad leadership mindset with priorities that are aligned with AB’s firm-wide goal of long-term value creation for all stakeholders. The scorecard for each executive reflects the Growth Strategy and includes actual results relative to target metrics across the following measures:

•	financial performance, including peer results, adjusted operating margin[8], adjusted net revenue growth and operating efficiency targets;

•	investment performance, by delivering competitive returns across services and time periods;

•	strategic, aligned with AB’s strategy of delivering core investment solutions, while developing high-quality differentiated services, in faster-growing geographies, responsibly, in partnership with the Company;

•	organizational, including organizational effectiveness and efficiency, leadership impact, succession planning, developing talent, innovating and automating, and real estate utilization; and

•	cultural, including purpose, employee engagement, diversity, retention and safety.

The performance scorecards support management and the AB Compensation and Workplace Practices Committee in assessing Mr. Bernstein’s performance relative to business, operational and cultural goals established at the beginning of the year and reviewed in the context of AB’s current year financial performance.

Compensation Decision-Making Process

In 2024, AB management engaged McLagan Partners (“McLagan”) to provide competitive compensation benchmarking data for Mr. Bernstein (“2024 Benchmarking Data”). The 2024 Benchmarking Data summarized 2023 compensation levels and 2024 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2024 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies

Barings	Morgan Stanley Investment Management

Columbia Threadneedle	Neuberger Berman Group

Franklin Templeton Investments	Nuveen Investments

Goldman Sachs Asset Management	Pacific Investment Management Prudential

Invesco	Global Investment Management Schroder

Janus Henderson Investors	Investment Management

Loomis, Sayles & Company	T. Rowe Price

MFS Investment Management

[8]

AB’s adjusted operating margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

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The 2024 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2024 fell within the ranges of total compensation paid to those in similar positions at the Comparable Companies.

The AB Compensation and Workplace Practices Committee considered the 2024 Benchmarking Data in concluding that Mr. Bernstein’s 2024 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for an initial term that commenced on May 1, 2017 and ended on May 1,2020, provided that the term automatically extended for one additional year on May 1, 2020 and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation and Workplace Practices Committee. The AB Compensation and Workplace Practices Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2024 variable cash incentive award was available for Mr. Bernstein under AB’s 2024 Incentive Compensation Program (the “2024 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and progress in advancing its Growth Strategy during the year, as well as the AB Compensation and Workplace Practices Committee’s assessment of Mr. Bernstein’s individual performance.

Adjusted Compensation Ratio

For the 2024 AB STIC Program, the AB Compensation and Workplace Practices Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein9. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•	Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments. AB also adjusts for certain performance-based fees passed through to their investment professionals.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues[10]. Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues;

•	eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation; and

[9]

AB’s Adjusted Compensation Ratio is also used when determining the total amount of long-term incentive compensation under AB’s Incentive Compensation Award Program (or ICAP) paid to all AB employees, including Mr. Bernstein.

[10]

Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

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•	adjusts for certain acquisition-related pass-through performance-based fees and certain other performance-based fees passed through to AB’s investment professionals.

The AB Compensation and Workplace Practices Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2024, the Adjusted Compensation Ratio was 47.9%.

Mr. Bernstein’s Award

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2024 was $3,000,000, subject to review and increase from time to time by the AB Compensation and Workplace Practices Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation and Workplace Practices Committee approved an award of $5,425,000 for Mr. Bernstein under the 2024 AB STIC Program.

In making its determination, the AB Compensation and Workplace Practices Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance in light of the target metrics included in his performance scorecard and Mr. Bernstein’s individual achievements during 2024.

Mr. Bernstein’s specific accomplishments during 2024 are summarized in the table below.

Mr. Bernstein

Accomplishments

Drove financial and investment performance by, among other things:

•   Maintaining flows in difficult fundraising environment, with two of AB’s three distribution channels experiencing organic growth year-over-year

•   Adjusted Earnings Per Unit[11] of $3.25 increased 21% versus 2023 and adjusted operating margin increased 410 bps to 32.3%

Executed on multiple strategic initiatives, including:

•   Closed Bernstein Research Services joint ventures with Societe Generale and enhanced longer-term financial flexibility for AB to invest in core businesses of investment and wealth management

•   Capitalized on strategic investments and deepened market share for key products

•   Oversaw the growth of ETF and SMA platforms; ETF business expanded to 17 funds and over $5 billion in AUM, while SMAs generated $6 billion in net flows. Gained share and built track record in Europe via newly acquired Global & European Growth Equities Team which has reached over $713 million in AUM

•   Created insurance vertical to capitalize on momentum and grow AB’s brand in the insurance space. Hired Geoff Cornell as AB’s first Chief Investment Officer of Insurance. Oversaw $100 million commitment to Reinsurance Group of America’s (RGA) sidecar, Ruby Re, gaining access to investment management agreements with RGA for $1 billion of private market AUM

•   After receiving Fund Management Company license in December of 2023, launched AB’s first onshore fund in China. Appointed Dengpan Luo as Chief Executive Officer and laid plans to hire a Chief Investment Officer of FMC to drive growth and flows in 2025

•   Committed to growth of Private Alternatives platform. Raised over $8 billion in gross sales and made progress in retail distribution through the launch of the Credit Opportunities Fund and AB Lend. Navigated AB CarVal business through challenging markets and finalization of the contingent earnout. Laid groundwork for further integration of AB CarVal and broader private alternatives platform

•   Enhanced AB executive leadership team and organization, including:

•   Led a successful transition of New York midtown office to state-of-the-art building in Hudson Yards

•   Bolstered strength of executive leadership team through the appointment of Chris Hogbin as Global Head of Investments

•   Invested in Pune office, expanded headcount to include over 500 roles across corporate, client group, and investment functions. Established local leadership and cultivated strong culture with high engagement

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[11]

AB’s Adjusted Earnings Per Unit is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and determination by the AB Compensation and Workplace Practices Committee in its sole discretion from time to time. The AB Compensation and Workplace Practices Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $5,075,000 and three-year pro-rata vesting during its regular meeting held in November 2024 (the “2024 SB Award”).

The 2024 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance

The AB Holding Units underlying the 2024 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2024 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2024 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2024 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and, for his safety and accessibility, a company car and driver for business and personal use and cybersecurity protection services contracted through a third party.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1,2015, and as further amended as of January 1, 2017, again as of April 1, 2018, and again as of June 28, 2022, the “Profit Sharing Plan”), a tax-qualified defined contribution retirement plan. The AB Compensation and Workplace Practices Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2024, the AB Compensation and Workplace Practices Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein and a stipend to cover the cost of a mobile phone.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. In April 2017, the AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and

•	AB Holding would be operated during Mr. Bernstein’s tenure; and

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•	were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2023, see“Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

2024 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, a total equity award of $1,000,000 under the 2024 Equity Program, which was comprised of the following:

•	an EQH RSU award with a grant date fair value of $400,000; and

•	an EQH Non-GAAP EPS Performance Share award with a grant date fair value of $300,000, which can be earned subject to EQH’s growth in Non-GAAP Operating Earnings Non-GAAP EPS; and

•	an EQH TSR Performance Share award with a grant date fair value of $300,000, which can be earned subject to EQH’s TSR relative to its peer group.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

COMPENSATION-RELATED POLICIES

Clawback and Forfeiture Policy

We amended our Clawback and Forfeiture Policy effective October 2, 2023 to comply with the requirements under the final SEC clawback rules (issued on October 26, 2022) and the New York Stock Exchange listing standards. Our Clawback and Forfeiture Policy, as revised, provides that:

•	if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirements under the securities laws, without regard to whether any misconduct occurred or an executive officer’s responsibility for the erroneous financial statements, we will claw back any incentive compensation paid to any executive officer (current or former) during the three years before the accounting restatement that is in excess of what would have been paid based on the restated financial information;

•	if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•	if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes certain members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	Unvested restricted Holdings stock units; and

•	For MC members employed by AB, AB Holding Units and unvested restricted AB Holding units.

The executives are required to retain 75% of any such equity (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC, as may be amended from time to time.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Policies Related to the Grant of Certain Equity Awards

Holdings does not currently grant new awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, Holdings has no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material non-public information by Holdings, which would require disclosure under Item 402(x) of Regulation S-K. In the event Holdings determines to grant new awards of stock options or similar equity awards in the future, the Compensation and Talent Committee will evaluate the appropriate steps to take in relation to the foregoing. Holdings has not timed the release of material non-public information for purposes of affecting the value of executive compensation.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation and Talent Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation and Talent Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY-ON-PAY’ VOTE

Holdings held its sixth “Say-on-Pay” vote in 2024. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2024 Say-on-Pay vote (96.06% of votes in favor) and during our regular investor outreach meetings. The Compensation and Talent Committee considered this feedback in reviewing our 2024 executive compensation program and, based on the high level of support for our existing program, did not make many substantial changes for 2024. For a summary of the compensation changes made for 2024, see the “2024 Executive Compensation Highlights” section herein.

Compensation and Talent Committee Interlocks and Insider Participation

The following directors served as Compensation and Talent Committee members during 2024: Mr. Scott, Ms. Hondal, Ms. Isaacs-Lowe, and Mr. Stansfield (as of May 22, 2024). During 2024 and through to the date of the filing of this proxy, none of our executive officers served as: (a) a member of the Compensation and Talent Committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2024. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments,

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operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity- based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation and Talent Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

Compensation Tables

2024 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2024, December 31, 2023 and December 31, 2022.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Year Fiscal	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation ($)(6)	Total
Pearson, Mark	2024	1,249,862	—	11,600,060	4,470,160	—	107,960	17,428,042
Chief Executive Officer and	2023	1,249,820	—	10,600,037	3,494,280	368,485	120,480	15,833,102
President, Equitable Holdings	2022	1,249,820	—	10,600,012	2,518,400	—	953,417	15,321,649

Raju, Robin	2024	847,718	—	2,650,047	2,215,200	—	31,050	5,744,015
Chief Financial Officer, Equitable	2023	847,718	—	2,550,036	1,465,200	6,201	29,700	4,898,854
Chief Financial Officer, Equitable Holdings	2022	836,210	—	1,700,021	880,000	—	348,822	3,765,053

Hurd, Jeffrey	2024	898,808	—	2,500,045	2,556,000	—	31,050	5,985,903
	2023	898,765	—	2,350,068	1,831,500	608,463	29,070	5,718,497
Chief Operating Officer, Equitable Holdings	2022	898,765	—	2,000,053	1,200,000	—	520,132	4,618,950
Lane, Nick	2024	897,583	—	2,700,060	2,186,800	—	57,867	5,842,310
	2023	897,583	—	2,600,037	1,595,625	278,632	50,657	5,422,534
President, Equitable	2022	897,583	—	2,500,048	1,100,000	—	421,775	4,919,407

Bernstein, Seth	2024	500,000	5,425,000	6,075,046	—	—	127,148	12,127,194
	2023	500,000	4,515,000	4,995,054	—	—	114,201	10,124,255
President and CEO, AllianceBernstein Corporation	2022	500,000	4,925,000	5,575,062	—	—	277,777	11,277,839

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.
(2)	No bonuses were paid to the EQH Program Participants in 2024, 2023 or 2022. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

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(3)

For each Named Executive Officer, the amount reported in this column for 2024 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2024 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2024 also includes the grant date fair value of the 2024 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2024. The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout
Pearson, Mark	$13,920,103
Raju, Robin	$3,180,04
Hurd, Jeffrey	$3,000,06
Lane, Nick	$3,240,06
Bernstein, Seth	$1,200,08

The EQH RSUs, EQH Performance Shares and 2024 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2024, 2023 and 2022, respectively.
(5)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The actuarial value of Messrs. Pearson’s, Raju’s, Hurd’s and Lane’s accumulated pension benefits decreased by $275,570,$1,462, $59,134 and $51,038, respectively, primarily due to an increase in the discount rate used to determine the present value. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2022, 2023 or 2024. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2024 Table” below.

(6)	The following table provides additional details for the 2024 amounts in the All Other Compensation column:

Name	Auto($)(a)		Excess Liability Insurance ($)(b)	Financial Advice ($)(c)	Profit Sharing/ 401k Plan Contributions ($)(d)	Other Perquisites/ Benefits ($)(e)(1)	TOTAL
Pearson, Mark	2024	18,182	22,950	35,778	31,050	—	107,960
Raju, Robin	2024	—	—	—	31,050	—	31,050
Hurd, Jeffrey	2024	—	—	—	31,050	—	31,050
Lane, Nick	2024	—	—	—	31,050	26,817	57,867
Bernstein, Seth	2024	104,787	—	—	17,250	5,111	127,148

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)	Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2024 pursuant to his employment agreement.
(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.
(e)

For Mr. Lane, this column includes $26,817 related to business spousal travel. For Mr. Bernstein this column includes $3,564 in life insurance premiums and $1,547 in phone stipend and cybersecurity services.

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2024 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the “Summary

Compensation Table.” This table includes both equity and non-equity awards granted during 2024.

Name	Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Unit(#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pearson, Mark			—	3,148,000	6,296,000
	02/14/24	02/13/24							137,319	4,640,009
	02/14/24	02/13/24				23,016	92,064	184,128		3,480,019
	02/14/24	02/13/24				25,748	102,990	205,980		3,480,032
Raju, Robin			—	1,300,000	2,600,000
	02/14/24	02/13/24							31,371	1,060,026
	02/14/24	02/13/24				5,258	21,032	42,064		795,010
	02/14/24	02/13/24				5,882	23,528	47,056		795,011
Hurd, Jeffrey			—	1,500,000	3,000,000
	02/14/24	02/13/24							29,595	1,000,015
	02/14/24	02/13/24				4,961	19,842	39,684		750,028
	02/14/24	02/13/24				5,549	22,196	44,392		750,003
Lane, Nick			—	1,400,000	2,800,000
	02/14/24	02/13/24							31,963	1,080,030
	02/14/24	02/13/24				5,357	21,429	42,858		810,016
	02/14/24	02/13/24				5,993	23,972	47,944		810,014
Bernstein, Seth	12/11/2024	12/10/2024							140232	5075000
	2/14/2024	2/13/2024							11838	400006
	2/14/2024	2/13/2024				1984	7937	15874		300019
	2/14/2024	2/13/2024				2220	8879	17758		300021

(1)

On February 13, 2024, the Compensation and Talent Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of February 14, 2024. On December 10, 2024, the AB Compensation and Workplace Practices Committee approved the grant of the 2024 SB Award with a grant date of December 11, 2024.

(2)

For the EQH Program Participants, the target column shows the target award under the 2024 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the “Summary Compensation Table.”

(3)

The second, third and fourth rows for each Named Executive Officer show the EQH RSUs, TSR Performance Shares and Non-GAAP EPS Performance Shares granted on February 14, 2024, respectively. For Mr. Bernstein, the first row shows the 2024 AB Award granted on December 11, 2024.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2024 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2024 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 14, 2024, with a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2025, February 28, 2026, and February 28, 2027. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH TSR Performance Shares. EQH Performance Shares were granted on February 14, 2024, and will cliff vest after three years on February 28, 2027. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Performance Shares granted in 2024 may be earned based on

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Holdings’ Relative TSR. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2024 — December 31, 2026) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

The TSR Performance Factor will equal	If Relative TSR for the TSR Performance Period is.
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The TSR Peer Group for 2024 consisted of the following companies:

2024 TSR Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. Corebridge Financial Jackson Financial Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

EQH Non-GAAP EPS Performance Shares. EQH Non-GAAP EPS Performance Shares were granted on February 14, 2024, and will cliff vest after three years on February 28, 2027. EQH Non-GAAP EPS Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Non-GAAP EPS Performance Shares granted in 2024 may be earned based on Holdings’ growth in Non-GAAP Operating Earnings Per Share. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2024 – December 31, 2026) by multiplying the number of unearned Non-GAAP EPS Performance Shares by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP EPS for each of 2024, 2025 and 2026 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal
Maximum amount (or greater)	200%
Target amount	100%
Threshold amount	25%
Below threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

2024 Equity-based awards to the EQH Program Participants were granted under the 2019 Equity Plan. On March 17,2025, the Compensation and Talent Committee of the Board approved and adopted an amendment and restatement of the 2019 Equity Plan. For a more detailed description of the amendment and restatement of the 2019 Equity Plan, see Proposal 5 of this Proxy Statement.

2024 SB Award

The 2024 SB Award is denominated in restricted AB Holding Units and has a three-year pro-rata vesting schedule. The AB Holding Units underlying the 2024 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of 50% of any vested portion of the 2024 SB Award until January 2031 to be received as a single installment and will receive the remaining 50% of the 2024 SB Award as it vests each December. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2024 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2024 SB Award, subject to compliance with the

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2024 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2024

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2024. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Pearson, Mark	8,734	0		$21.34	03/01/28	$546,539	$25,780,262	$742,708	$35,033,536
	457,666	0		$23.18	02/26/30

Raju, Robi	8,726	0		$18.74	02/14/29	$104,516	$4,930,004	$173,832	$8,199,655
	17,162	0		$23.18	02/26/30

Hurd, Jeffrey	56,149	0		$21.34	03/01/28	$109,899	$5,183,918	$162,191	$7,650,549
	39,267	0		$18.74	02/14/29

Lane, Nick	114,417	0		$23.18	02/26/30
	79,417	0		$23.18	02/26/30	$129,326	$6,100,304	$177,174	$8,357,298

Bernstein, Seth						$319,315	$12,336,933	$61,318	$2,892,370

(1)	For the EQH Program Participants, this column reflects the following:

	2022 EQH Performance Shares — Vesting on 2/28/25	2022 EQH RSUs — Vesting Ratably on 2/28/25	2023 EQH RSUs — Vesting Ratably on 2/28/25 and 2/28/26	2024 EQH RSUs — Vesting Ratably on 2/28/25, 2/28/26 and 2/28/27
Mr. Pearson	270,805	44,211	90,918	140,606
Mr. Raju	43,432	7,091	21,871	32,122
Mr. Hurd	51,097	8,341	20,157	30,303
Mr. Lane	63,870	10,428	22,300	32,728
Mr. Bernstein	25,549	4,171	7,119	12,121

For Mr. Bernstein, this column also reflects:

Amount	Grant
39,264	Restricted AB Holdings Units Granted in 2022 Vesting Ratably on 12/1/25
90,859	Restricted AB Holdings Units Granted in 2023 Vesting Ratably on 12/1/25 and 12/1/26
140,232	Restricted AB Holdings Units Granted in 2024 Vesting Ratably on 12/1/25, 12/1/26 and 12/1/27

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(2)	This column includes:

	2023 EQH TSR Performance Shares Vesting 2/28/26	2024 EQH Performance Shares Vesting 2/28/27
Mr. Pearson	343,261	TSR 188,536 Non-GAAP EPS 210.911
Mr. Raju	82,578	TSR 43,071 Non-GAAP EPS 48,183
Mr. Hurd	76,102	TSR 40,634 Non-GAAP EPS 45,455
Mr. Lane	84,198	TSR 43,884 Non-GAAP EPS 49,092
Mr. Bernstein	26,880	TSR 16,254 Non-GAAP EPS 18,184

2022 Performance Shares are reported based on actual performance; 2023 and 2024 Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table summarizes the value received from stock option exercises and stock awards vested during 2024.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Pearson, Mark	260,000	4,496,203	210,553	7,209,183
Raju, Robin	0	0	32,331	1,106,822
Hurd, Jeffrey	0	0	48,692	1,667,153
Lane, Nick	114,729	1,418,165	53,336	1,826,160
Bernstein, Seth	122,655	2,115,306	169,354	6,100,635

(1)

For Messrs. Pearson, Raju, Hurd and Lane, this column reflects the vesting of their 2021 EQH performance shares, the first tranche of their 2023 EQH RSUs, the second tranche of their 2022 RSUs, and the third tranche of their 2021 RSUs.

For Mr. Bernstein, this column reflects the vesting of:

•	his 2021 EQH performance shares, the first tranche of his 2023 EQH RSUs, the second tranche of his 2022 EQH RSUs and the third tranche of his 2021 EQH RSUs;

•	the fourth tranche of the restricted AB Holding Units granted to him in 2020, the delivery of which Mr. Bernstein elected to defer until January 31, 2031.
•	the third tranche of the restricted AB Holding Units granted to him in 2021, the delivery of which Mr. Bernstein elected to defer half until January 31, 2032.
•	the second tranche of the restricted AB Holding Units granted to him in 2022, the delivery of which Mr. Bernstein elected to defer half until January 31, 2030.
•	the first tranche of the restricted AB Holding Units granted to him in 2023, the delivery of which Mr. Bernstein elected to defer half until January 31, 2028.

Mr. Bernstein will receive quarterly cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(2)

The value of the 2021 performance shares, 2021 EQH RSUs, 2022 EQH RSUs, and 2023 RSUs that vested in 2024 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2024 were determined using the closing price of an AB Holding Unit on the vesting date.

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PENSION BENEFITS AS OF DECEMBER 31, 2024

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension on December 31, 2024. Note that Mr. Hurd did not participate in the Retirement Plan or the Excess Plan, and Mr. Raju did not participate in the Excess Plan or the Executive Survivor Benefit Plan, since they were not eligible to participate in the applicable plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	3	89,119
	Equitable Excess Retirement Plan	3	864,262
	Equitable Executive Survivor Benefit Plan	31	4,697,119
Raju, Robin	Equitable Retirement Plan	8	60,716
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	0	—
Hurd, Jeffrey	Equitable Retirement Plan	0	—
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	7	1,600,156
Lane, Nick	Equitable Retirement Plan	8	212,658
	Equitable Excess Retirement Plan	8	402,155
	Equitable Executive Survivor Benefit Plan	20	1,293,681

(1)

The December 31, 2024 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2024.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Financial established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2024, all pay credits received an interest crediting rate of 5.25%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Mr. Pearson, Mr. Raju and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

Mr. Pearson and Mr. Lane are entitled to a frozen benefit under the Excess Plan.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson nor Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019. As a result, Mr. Raju is not eligible to participate in the ESB Plan.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2024

The following table provides information on deferrals made by the EQH Program Participants under the Post-2004 Plan in 2024, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

Name	Plan Name	Executive Contributions in Last FY($)(1)(2)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	—	444,818	(1,125,289)	2,786,830
Raju, Robin	The Post-2004 Variable Deferred Compensation Plan	130,298	147,201	—	1,085,523
Hurd, Jeffrey	The Post-2004 Variable Deferred Compensation Plan	136,454	274,277	—	3,307,174
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	—	267,682	(310,151)	1,819,742
	Lane Letter Agreement		15,434	—	119,701
Bernstein, Seth	2020 Equity Awards	1,083,298	567,484	267,016	4,431,157
	2021 Equity Awards	620,046	221,213	101,888	1,902,191
	2022 Equity Awards	712,046	135,067	58,503	1,456,289
	2023 Equity Awards	823,869	18,626	—	842,495

(1)

Amounts reported in this column that are reported in the ‘‘Summary Compensation Table” (for 2024) are: Mr. Raju — $42,386 base salary and $87,912 bonus; and Mr. Hurd – $44,879 base salary and $91,575 bonus. (2) For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2020 Equity Award, 29,868 restricted AB Holding Units that vested on December 1, 2024, and which will be delivered in 10 annual installments beginning January 31, 2031; and

•	for the 2021 Equity Award, 17,095 restricted AB Holding Units that vested on December 1, 2024, and which will be delivered in 10 annual installments beginning January 31, 2032; and

•	for the 2022 Equity Award, 19,632 restricted AB Holding Units that vested on December 1, 2024, and which will be delivered in five annual installments beginning January 31, 2030; and

•	for the 2023 Equity Award, 22,715 restricted AB Holding Units that vested on December 1, 2024, and which will be delivered in 10 annual installments beginning January 31, 2028.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances are made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2024 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“2022 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 16, 2022;

•	“2023 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 15, 2023;

•	“2024 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2024; and

•	“EQH Equity Awards” means the 2022 EQH Equity Awards, the 2023 EQH Equity Awards and the 2024 EQH Equity Awards; and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:
Mr. Pearson’s employment agreement

•   willful failure to substantially perform his duties after reasonable notice of his failure to do so;

•   willful misconduct that is materially injurious to the Company;

•   conviction of, or plea of nolo contendere to, a felony; or

•   willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

•   violation of law during the course of employment;

•   material breach of any Company policy related to workplace conduct;

•   conduct resulting in damage to Company assets;

•   conduct that is materially injurious to the Company, monetarily or otherwise;

•   disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

•   breach of duty of loyalty to the Company.

EQH Equity Awards

•   commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

•   willful or grossly negligent failure to perform material employment-related duties;

•   material violation of any Company policy;

•   engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

•   material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

•	“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•	the individuals who constituted the Board at March 25, 2019 cease for any reason to constitute at least a majority of the Board provided, however, that any individual becoming a Director subsequent to this date whose appointment was approved by a vote of at least a majority of the Directors then comprising the Board shall be considered as though said individual was a member of the March 25, 2019 Board; and

•	the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

•	“Good Reason” is defined as follows:

For purposes of:	Cause generally means:
Mr. Pearson’s employment agreement

•   an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

•   the removal of Mr. Pearson from his positions;

•   Mr. Pearson being required to be based at an office more than 75 miles from New York City;

•   a diminution of Mr. Pearson’s titles;

•   a material failure by the Company to comply with the agreement’s compensation provisions; and

•   a failure of the company to secure a written assumption of the agreement by any successor company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Supplemental Severance Plan

•   material diminution of duties, authority or responsibilities;

•   material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

•   material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable the closing price of a Share on December 31, 2024;

•	it is assumed that any involuntary termination is not for “cause;” and

•	in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

Name	Temporary Income Payments ($)	Lump Sum Payments ($)	EQH Equity Awards ($)
Mr. Pearson
Retirement	—	3,148,000	23,243,043
Good Reason Termination	9,529,120	3,148,000	23,243,043
Involuntary Termination	9,529,120	3,148,000	23,243,043
CIC w/o Termination	—	—	34,559,499
Death	—	—	39,296,384
Disability	—	—	39,296,384

Mr. Raju
Involuntary Termination — no CIC	3,469,377	1,340,000	3,623,035
CIC w/o Termination	—	—	7,067,190
Death	—	—	8,388,175
Disability	—	—	8,388,175

Mr. Hurd
Retirement	—	1,500,000	—
Involuntary Termination — no CIC	4,132,125	1,540,000	23,758,163
CIC w/o Termination	—	—	7,137,517
Death	—	—	8,254,297
Disability	—	—	8,254,297

Mr. Lane
Involuntary Termination — no CIC	3,739,813	1,440,000	4,435,855
CIC w/o Termination	—	—	8,227,642
Death	—	—	9,335,363
Disability	—	—	9,335,363

(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Raju resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,625,835. See “Involuntary Termination — no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $5,509,500. See “Involuntary Termination — no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,986,417. See “Involuntary Termination — no CIC” below for more information.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Retirement

Messrs. Pearson and Hurd are the only EQH Program Participants eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Messrs. Pearson or Hurd had retired on the Trigger Date, they would have received the items described in the following table.

Item	Description
Lump Sum Payments	Messrs. Pearson and Hurd would each have received a 2024 STIC Program award equal to the lower of their respective 2023 STIC Program award and 2024 STIC Target.

EQH Equity Awards

The unvested portions of their 2024 EQH Equity Award would have been forfeited. For Mr. Pearson, his 2022 and 2023 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

For Mr. Hurd, his 2022 and 2023 EQH Equity Awards would have been forfeited.

Other	Messrs. Pearson and Hurd would each have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description
Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

•   temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

•   a lump sum payment equal to his STIC Target; and

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description
Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

EQH Equity Awards

If he signed a release of all claims against the Company:

•   his 2022 and 2023 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

His 2024 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Involuntary Termination – No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description
Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

•   temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

•   additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•   the most recent annual STIC Program award paid to the executive;

•   the average of the three most recent STIC Program awards paid to the executive; and

•   the executive’s STIC Target; and

•   a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, If instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

EQH Equity Awards

Provided they executed a release of claims:

•   The executives would have retained a pro rata portion of their unvested 2022 and 2023 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•   Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2024 EQH Equity Awards.

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description
EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description
EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description
EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2024 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2024, or the closing price of an AB Holding Unit on December 31, 2024 as applicable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQH Equity Awards

Retirement	$1,994,206
Death	$3,378,171
Disability	$3,378,171
Involuntary Termination or termination by Mr. Bernstein for good reason — no CIC	$1,994,206
CIC of Holdings without Termination	$3,006,232

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

Involuntary Termination — no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•	he would have forfeited his 2024 Equity Program award; and

•	he would have automatically vested in full in his 2023 and 2022 EQH Performance Shares and RSUs.

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($)(7)
CIC of AB	$—	$10,027,477.00	$—
Termination by Mr. Bernstein for good reason(1)	$3,500,000.00	$10,027,477.00	$21,440.00
Termination of Mr. Bernstein’s employment by AB without cause or due to Death or Disability(2)	$5,250,000.00	$10,027,477.00	$21,440.00
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB(3)	$7,000,000.00	$10,027,477.00	$21,440.00
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB Incentive Compensation Award Program (“ICAP	$—	$10,027,477.00	$—
Death or Disability(4)(5)(6)	$—	$10,027,477.00	$—

(1)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

(2)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(5)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.

(6)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

Chief Executive Officer Pay Ratio Information

In 2024, the compensation of Mr. Pearson was approximately 140 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 140:1.

Equitable identified a median employee in 2023 by examining 2022 total compensation for all individuals who were employed by Holdings and its subsidiaries as of December 31, 2022, using methods consistent with SEC rules for that

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

purpose. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards. This same median employee was used for the 2023 CEO Pay Ratio analysis. The Company believes there have been no changes that would significantly affect its pay ratio because it has not significantly changed its employee population or employee compensation arrangements. Given this, the Company intended to use this same median employee for the 2024 CEO Pay Ratio analysis, however, the employee left the Company in 2023. As a result, the Company identified another median employee for the 2024 CEO Pay Ratio analysis, whose total compensation was substantially similar to the 20232 median employee’s total compensation, using the same total compensation measures.

The median employee’s compensation for 2024 ($124,760) was compared to Mr. Pearson’s compensation for 2024 ($17,428,042) using the same methodology used for the Summary Compensation Table below.

As illustrated in the table below, our 2024 CEO Pay Ratio is 140:1:

	Mark Pearson	Median Employee
Base salary ($)	1,249,862	98,542
Cash bonus ($)	4,470,160	16,400
Stock awards ($)	11,600,060	—
Change in pension value ($)	—	—
All other compensation ($)	$107,960	$9,817
Total ($)	$17,428,042	$124,760
2024 CEO Pay Ratio		140:1

Pay versus Performance

Holdings is providing the following disclosure in accordance with the SEC’s pay versus performance disclosure rules (the “PVP Rules”). However, we generally do not make compensation decisions based on “compensation actually paid” within the meaning of the PVP Rules, nor do we use the performance metrics that are required to be disclosed under the PVP Rules in our incentive compensation programs. In particular, we use Non-GAAP Operating Earnings, rather than net income, to determine compensation, because the nature of the products we offer result in net income volatility (as further described in the 2024 Form 10-K), and because we view the Non-GAAP Operating Earnings measure as more aligned with the underlying profitability drivers of our business than net income. Please refer to page 73 for a discussion of our incentive compensation programs, the performance objectives we utilize, and how we align pay and performance.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation	Compensation	Average Summary Compensation Table Total	Average Compensation Actually Paid		Peer Group TSR (S&P)		Company Selected Measure: Non-GAAP	Supplemental Measure:
Fiscal Year (a)	Table Total for PEO (b	Actually Paid to PEO (C)	for Non-PEO NEOs (d	to Non-PEO NEOs (e)	Company TSR (f)	400 Financials) (g)	Net Income (h)[12]	Operating Earnings (i)	Relative 3-Year TSR Rank (h)
2024	$17,428,042	$40,163,722	$7,424,855	$12,374,559	$213	$183	$1,307	$2,007	67.10%
2023	$15,833,102	$19,204,586	$6,541,035	$6,958,269	$149	$136	$1,302	$1,694	36.10%
2022	$15,321,649	$7,211,420	$6,145,312	$4,215,506	$125	$126	$2,153	$1,726	59.70%
2021	$14,185,032	$28,457,088	$5,929,763	$10,114,513	$140	$131	$1,755	$2,555	91.30%
2020	$14,874,955	$17,014,191	$6,277,014	$7,423,503	$106	$98	$(648)	$2,302	83.90%

(1)	For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer.
(2)

To calculate Compensation Actually Paid (CAP) for each year, the “Summary Compensation Table” (SCT) total compensation amount for such year was adjusted by (1) deducting certain amounts from the SCT total, as shown in tables A and B below, (2) adding the equity component of CAP amounts, as shown in tables C and D below, and (3) adding the pension component of CAP amounts (i.e., service costs and prior service costs for the applicable year), which, for the PEO, were $270,911 for 2024, $274,579 for 2023, $465,238 for 2022, $477,973 for 2021, and $422,757 for 2020, and for non-PEO NEOs, averaged $79,538 for 2024, $77,191 for 2023, $130,323 for 2022, $133,038 for 2021, and $101,308 for 2020.

(3)

Mark Pearson was the PEO in 2020, 2021, 2022, 2023 and 2024. 2022, 2023 and 2024 non-PEO NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021 non-PEO NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein. 2020 non-PEO NEOs include Anders Malmstrom, Jeff Hurd, Nick Lane and Seth Bernstein.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

PEO SCT Total to CAP Reconciliation — Deductions — Table A

					Deductions from SCT Total
Year	Salary (included in SCT Total and CAP)	Bonus and Non-Bonus Equity Incentive Compensation (included in SC(T Total and CAP)	All Other Compensation (included in SC(T Total and CAP)	SCT Total (as shown in column (b) above)	Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2024	$1,249,862	$4,470,160	$107,960	$17,428,042	$—	$11,600,060
2023	$1,249,820	$3,494,280	$120,480	$15,833,102	$368,485	$10,600,037
2022	$1,249,820	$2,518,400	$953,417	$15,321,649	$—	$10,600,012
2021	$1,249,820	$4,525,000	$410,201	$14,185,032	$—	$8,000,011
2020	$1,297,845	$3,000,000	$435,074	$14,874,955	$—	$8,000,057

[12]

Net Income and Non-GAAP Operating Earnings have been restated for years ending 2021 and 2022 in accordance with the implementation of the Long Duration Targeted Improvement accounting standard, which was effective January 2023.

Average Non-PEO NEOs SCT Total to CAP Reconciliation — Deductions — Table B

					Deductions from SCT Total
Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SC(T Total and CAP)	All Other Compensation (included in SC(T Total and CAP)	SCT Total (as shown in column (b) above)	Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2024	$786,027	$3,095,750	$61,779	$7,424,855	$—	$3,481,300
2023	$786,017	$2,351,831	$56,065	$6,541,035	$223,324	$3,123,799
2022	$783,140	$2,026,250	$392,127	$6,145,312	$—	$2,943,796
2021	$647,494	$2,300,500	$152,496	$5,929,763	$114,244	$2,715,030
2020	$785,537	$2,057,688	$196,546	$6,277,014	$490,939	$2,746,305

PEO Equity Component of CAP — Table C

Year	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY ©	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2024	PS	$11,432,623	$13,826,821	$78,720	$—	$25,338,165
	RSUs	$6,632,394	$1,974,500	$119,770	$—	$8,726,664
	Options	$—	$—	$—	$—	$—

	Total	$18,065,018	$15,801,321	$198,490	$—	$34,064,829

2023	PS	$6,786,836	$918,141	$571,576	$—	$8,276,553
	RSUs	$4,435,159	$710,515	$306,053	$—	$5,451,727
	Options	$—	$—	$337,147	$—	$337,147

	Total	$11,221,995	$1,628,657	$1,214,775	$—	$14,065,427

2022	PS	$3,775,111	$(5,129,025)	$321,980	$—	$(1,031,934)
	RSUs	$3,610,424	$(362,760)	$34,581	$—	$3,282,335
	Options	$—	$(436,307)	$210,451	$—	$(225,856)

	Total	$7,385,535	$(5,928,002)	$567,013	$—	$2,024,545

2021	PS	$4,986,758	$5,944,129	$800,598	$—	$11,731,484
	RSUs	$3,850,878	$690,935	$1,260,838	$—	$5,802,651
	Options	$—	$2,788,739	$1,471,219	$—	$4,259,958

	Total	$8,837,636	$9,423,803	$3,532,655	$—	$21,794,093

2020	PS	$5,767,066	$(86,154)	$—	$—	$5,680,912
	RSUs	$2,282,934	$219,075	$(167,474)	$—	$2,334,534
	Options	$3,368,422	$464,412	$10,235	$—	$3,843,069

	Total	$11,418,422	$597,333	$(157,239)	$—	$11,858,515

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Non-PEO NEOs Equity Component of CAP — Table D

Year	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY ©	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2024	PS	$2,180,611	$2,491,518	$14,022	$—	$4,686,151
	RSUs	$2,565,342	$568,071	$217,287	$314,613	$3,665,313
	Options	$—	$—	$—	$—	$—

	Total	$4,745,953	$3,059,589	$231,309	$314,613	$8,351,464

2023	PS	$1,333,384	$158,915	$97,386	$—	$1,589,686
	RSUs	$1,928,620	$7,663	$(130,400)	$234,176	$2,040,060
	Options	$—	$—	$57,420	$—	$57,420

	Total	$3,262,004	$166,579	$24,407	$234,176	$3,687,166

2022	PS	$641,068	$(894,609)	$74,663	$—	$(178,877)
	RSUs	$1,625,231	$(654,319)	$(269,610)	$390,706	$1,092,008
	Options	$—	$(74,309)	$44,846	$—	$(29,463)

	Total	$2,266,299	$(1,623,236)	$(150,102)	$390,706	$883,667

2021	PS	$1,035,356	$1,299,026	$147,242	$—	$2,481,624
	RSUs	$1,801,440	$734,134	$685,615	$299,513	$3,520,702
	Options	$—	$579,483	$299,175	$—	$878,658

	Total	$2,836,796	$2,612,643	$1,132,032	$299,513	$6,880,984

2020	PS	$1,288,616	$(44,862)	$—	$—	$1,243,754
	RSUs	$1,518,738	$318,991	$(12,910)	$316,459	$214,278
	Options	$752,635	$128,344	$16,413	$—	$897,392

	Total	$3,559,989	$402,473	$3,503	$316,459	$4,282,424

4. Mark Pearson was the PEO in 2020, 2021, 2022, 2023 and 2024. 2022, 2023 and 2024 non-PEO NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021 non-PEO NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein. 2020 non-PEO NEOs include Anders Malmstrom, Jeff Hurd, Nick Lane and Seth Bernstein.

Required Tabular Disclosure of Most Important Measures to Determine FY2024 CAP

•	The five items listed below represent the most important metrics we used to determine CAP for FY2024 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Performance Measures
“Relative Total Shareholder Return Earnings Per Share Growth Non-GAAP Operating Earnings Value of New Business Free Cash Flow”

Comparative Disclosure

The amount of compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’ non-PEO NEOs as a group, has aligned with Holdings’ performance in respect of TSR, and generally with Holdings’ company selected measures, Non-GAAP Operating Earnings and relative TSR rank. As shown in the table above, Holdings’ TSR has outperformed peer group TSR in four of the five years reported. The alignment between compensation actually paid, TSR, and Holdings’ company selected measures generally correlates to Holdings’ strong and continued emphasis on pay-for-performance in setting NEO compensation. As further described in our CD&A, in particular within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation,” a substantial amount of NEO compensation consists of variable short- and long-term incentive awards, the value of which are linked to the success of the Company and achievement of key TSR and earnings metrics. Holdings does not consider net income to be a meaningful indicator of company

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

performance, and as such, does not use net income as a metric to determine compensation levels or incentivize NEOs. The compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’ non-PEO NEOs as a group is not always generally aligned with Holdings’ net income performance.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2024 for service on the boards of directors of Holdings, Equitable Financial, and Equitable America, other than Mr. Pearson, whose compensation is fully reflected in the Summary Compensation Table above.

To the extent that a member of our board of directors also served on one or both of the Holdings and Equitable Financial board of directors during 2024, his or her compensation was allocated accordingly among the applicable companies. The total amount allocated to Equitable Financial for director compensation in 2024 was $912,500.

During 2024, Messrs. Kaye and Stonehill and Ms. Lamm-Tennant served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB Board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses at Holdings, and AB is a publicly-traded company with its own governance, disclosure and investor considerations, separate from those at Holdings. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3)	Total ($)
Hondal, Francis	$125,000	$175,039	$300,039
Isaacs-Lowe, Arlene	$125,000	$175,039	$300,039
Kaye, Daniel	$282,875	$345,039	$627,914
Lamm-Tennant, Joan	$368,875	$450,038	$818,913
MacKay, Craig	$125,000	$175,039	$300,039
Scott, Bertram	$150,000	$175,039	$325,039
Stansfield, George	$125,000	$175,039	$300,039
Stonehill, Charles(1)	$316,375	$345,039	$661,414

(1)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.
(2)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2024 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Ms. Hondal	175,039	—
Ms. Isaacs-Lowe	175,039	—
Mr. Kaye	175,039	170,000
Ms. Lamm-Tennant	280,038	170,000
Mr. MacKay	175,039	—
Mr. Scott	175,039	—
Mr. Stansfield	175,039	—
Mr. Stonehill	175,039	170,000

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Board and Corporate Governance Practices

Restricted AB Holding Units (#)
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	44,702
Ms. Lamm-Tennant	16,225
Mr. MacKay	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	25,923

Cash Retainers and Meeting Fees

•	Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee — $35,000

•	Compensation and Talent Committee — $25,000

•	Nominating and Corporate Governance Committee — $20,000

•	Finance and Risk Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $175,000. The Independent Chair receives an additional $105,000 equity retainer.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Messrs. Dachille and MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Underthis program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 24, 2025, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 306,828,703 shares of our shares outstanding as of March 24, 2025.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

Holdings Common Stock

Name of Beneficial Owner Number of Shares Beneficially Owned Percent of Class

Name of Beneficial Owner	Number of Shares Beneficially Owned	Owned Percent of Class
Douglas Dachille	—	*
José Ramón González(1)	$ 148,021	*
Francis A. Hondal	21,394	*
Arlene Isaacs-Lowe	14,770	*
Daniel G. Kaye	58,063	*
Joan Lamm-Tennant	42,463	*
Craig MacKay	14,906	*
Mark Pearson(2)	1,685,450	*
Robin M. Raju(3)	295,224	*
Bertram L. Scott	25,208	*
George Stansfield	35,434	*
Charles G. T. Stonehill	34,064	*
Seth Bernstein(4)	144,823	*
Jeffrey J. Hurd(5)	427,919	*
Nick Lane(6)	334,331	*
All current directors and executive officers as a group (15 perssons)(7)	$3,282,620	<1.1%

*	Number of shares listed represents less than 1.1% percent of the outstanding Holdings common stock.
(1)	Includes 63,295 shares of unvested EQH Performance Shares.
(2)	Includes (i) 606,400 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 547,894 shares of unvested EQH Performance Shares.
(3)	Includes (i) 25,888 shares Mr. Raju can acquire within 60 days under option plans and (ii) 114,765 shares of unvested EQH Performance Shares.
(4)	Includes (i) 122,655 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 47,387 shares of unvested EQH Performance Shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(5)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 114,218 shares of unvested EQH Performance Shares.
(6)	Includes (i) 84,417 shares Mr. Lane can acquire within 60 days under option plans and (ii) 130,206 shares of unvested EQH Performance Shares.
(7)	Includes (i) 1,049,193 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 1,017,765 shares of unvested EQH Performance Shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Equitable Financial is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, Equitable Financial has entered into various transactions with both Holdings and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which Equitable Financial is a party are subject to the approval of the New York Department of Financial Services, pursuant to New York’s insurance holding company systems act.

TRANSACTIONS BETWEEN EQUITABLE FINANCIAL AND AFFILIATES

Cost Sharing and General Service Agreements

Equitable Financial has a general services agreement with Holdings whereby Equitable Financial will benefit from the services received by Holdings and its affiliates. The general services agreement with Holdings replaces existing cost-sharing and general service agreements with various affiliates. Equitable Financial continues to provide services to Holdings and various Affiliates under a separate existing general services agreement with Holdings. Costs allocated to the Company from Holdings totaled $65 million, $57 million and $75 million for the years ended December 31, 2024, 2023 and 2022, respectively, and are allocated based on cost center tracking of expenses. The cost centers are approved annually and are updated based on business area needs throughout the year.

Equitable Financial term insurance contracts outside of New York that allow policyholders to convert their policies into permanent life insurance contracts are fulfilled by Equitable America upon conversion. As part of fulfillment Equitable America takes on additional mortality risks, and accordingly is compensated for the expected adverse mortality cost and additional expenses incurred in fulfilling Equitable Financial’s term conversion obligations. Under this agreement that commenced in 2022, Equitable Financial paid Equitable America $20 million, $24 million and $22 million during the years ended December 31, 2024, 2023 and 2022, respectively.

Investment Management and Service Fees and Expenses

EIMG, a subsidiary of Equitable Financial, provides investment management services to EQAT, 1290 Funds and other trusts, all of which are considered related parties. Investment management and service fees earned are calculated as a percentage of assets under management and are recorded as revenue as the related services are performed.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenue received or accrued for:
Investment management and administrative services provided to EQAT and 1290 Funds	$755	$692	$708

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

On June 22, 2021, Holdings completed the formation of EIM LLC, a wholly owned indirect subsidiary of Holdings. Effective August 1, 2021, following the formation of EIM LLC, EIMG terminated, and EIM LLC entered into, certain administrative agreements with separate accounts held by the Company. In addition, on October 1, 2021, the Company entered into an investment advisory and management agreement in which EIM LLC became the investment manager for the Company’s general account portfolio. The Company recorded investment management fee expense from EIM LLC of $180 million, and $185 million for the years ended December 31, 2024 and 2023, respectively.

AB provides investment management and related services to various funds held by the Company. The Company recorded investment management fee expense from AB of $59 million, $46 million, and $44 million for the years ended December 31, 2024, 2023 and 2022, respectively.

Distribution Revenue and Expenses with Affiliates

Equitable Distributors receives commissions and fee revenue from Equitable America for sales of its insurance products. The commissions and fees earned from Equitable America are based on the various selling agreements.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenue received or accrued for:
Amounts received or accrued for commissions and fees earned for sale of Equitable America’s insurance products	$475	$332	$82

Equitable Financial pays commissions and fees to Equitable Distribution Holding Corporation and its subsidiaries (“Equitable Distribution”) for sales of insurance products. The commissions and fees paid to Equitable Distribution are based on various selling agreements.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Expenses paid or accrued for:
Paid or accrued commission and fee expenses for sale of insurance products by Equitable Network	$632	$612	$718

Investments in Unconsolidated Equity Interests in Affiliates

AB VIEs

As of December 31, 2024 and 2023, respectively, the Company held approximately $1.3 billion and $326 million of invested assets in the form of equity interests issued in non-corporate legal entities that were determined by the Company to be VIEs, as further described in Note 2 of the Notes to these Consolidated Financial Statements. These legal entities are related parties of Equitable Financial. The Company reflects these equity interests in the consolidated balance sheets as other equity investments. The net assets of these unconsolidated VIEs are approximately $1.7 billion and $2.6 billion as of December 31, 2024 and 2023, respectively. The Company also has approximately $15 million and $37 million of unfunded commitments as of December 31, 2024 and 2023, respectively with these legal entities.

Asset Sale to EFS

In the fourth quarter of 2024, Equitable Financial sold $458 million of private equity fund interests to EFS. The assets were sold at fair value with no gain/loss recorded.

Loans Issued to Holdings

In June 2021, Equitable Life made a $1.0 billion 10-year term loan to Holdings. The loan has an interest rate of 3.23% and matures in June 2031. As of December 31, 2024 and 2023, the amount outstanding was $1.0 billion.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

In November 2019, Equitable Financial made a $900 million loan to Holdings that matured November 4, 2024. The loan was reissued on November 4, 2024, with an interest rate of one- month CME Term SOFR plus 1.25%. The loan matures on November 4, 2029. The amount outstanding on the loan at both December 31, 2024 and 2023 $900 million.

Notes Issued to EFS

On December 17, 2024, the Company issued $400 million of floating rate notes to EFS. The notes have an interest rate of one-month SOFR plus a 15 basis point margin and 5 basis point spread and mature on January 31, 2025.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Financial Statements and Supplementary Data

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Equitable Financial Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Equitable Financial Life Insurance Company and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2024, including the related notes and financial statement schedules listed in the index appearing under Item 15.2 (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Market Risk Benefits

As described in Notes 2, 7, and 9 to the consolidated financial statements, certain guaranteed minimum death and living benefits (collectively, the “GMxB features”) associated with variable annuity products, other general account annuities and ceded reinsurance contracts with GMxB features with other than nominal market risk are identified by management, measured at estimated fair value and presented separately on the balance sheet as market risk benefits. Market risk benefits (MRBs) are measured at fair value on a seriatim basis using an ascribed fee approach. The ascribed fee is determined at policy inception date so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at average present value of total policyholder contractual fees. The attributed

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. The market risk benefits fair value is equal to the estimated present value of benefits less the estimated present value of ascribed fees and is determined using a discounted cash flow valuation technique.

Considerable judgment is utilized by management in determining the assumptions related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the “significant market risk benefit assumptions”). As of December 31, 2024, the estimated fair value of purchased market risk benefits, assets for market risk benefits and liabilities for market risk benefits was $13,033 million, $781 million and $11,791 million, respectively.

The principal considerations for our determination that performing procedures relating to the valuation of market risk benefits is a critical audit matter are (i) the significant judgment by management in developing the fair value estimate of market risk benefits, (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management’s significant market risk benefit assumptions, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the valuation of market risk benefits, including controls over the development of the assumptions utilized in the valuation of market risk benefits. These procedures also included, among others (i) evaluating management’s process for developing the fair value estimate of market risk benefits, (ii) testing, on a sample basis, the completeness and accuracy of data used by management in developing the estimates, and (iii) the involvement of professionals with specialized skill and knowledge to assist in evaluating the reasonableness of the significant market risk benefit assumptions used in developing the fair value estimate of market risk benefits based on the consideration of the Company’s historical and actual experience, industry trends, and market conditions, as applicable.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 20, 2025

We have served as the Company’s auditor since 1993.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Balance Sheets

December 31, 2024 and 2023

	December 31,
	2024	2023
	(in millions, except share data)
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost of $61,728 and $61,884) (allowance for credit losses of $2 and $4)	$54,077	$55,165
Mortgage loans on real estate (net of allowance for credit losses of $270 and $277)	18,298	17,877
Policy loans	3,827	3,667
Other equity investments(1)	2,683	3,162
Trading securities, at fair value	809	257
Other invested assets	7,450	5,952

Total investments	87,144	86,080
Cash and cash equivalents	1,624	2,833
Deferred policy acquisition costs	4,685	4,759
Amounts due from reinsurers (allowance for credit losses of $8 and $7)	20,026	20,636
Loans to affiliates	1,900	1,900
Current and deferred income taxes	3,230	2,755
Purchased market risk benefits	13,033	16,729
Other assets	5,070	5,326
Assets for market risk benefits	781	574
Separate Accounts assets	125,807	121,497

Total Assets	$263,300	$263,089

LIABILITIES
Policyholders’ account balances	$84,206	$82,990
Liability for market risk benefits	11,791	14,570
Future policy benefits and other policyholders’ liabilities	16,653	16,573
Broker-dealer related payables	289	796
Amounts due to reinsurers	185	216
Funds withheld payable	9,802	10,603
Loans from affiliates	400	—
Reinsurance deposit liabilities	14,193	14,965
Other liabilities	2,805	2,496
Separate Accounts liabilities	125,807	121,497

Total Liabilities	$266,131	$264,706
Redeemable noncontrolling interest(2)	$38	$24

Commitments and contingent liabilities(3)

EQUITY
Equity attributable to Equitable Financial:
Common stock, $1.25 par value; 2,000,000 shares authorized, issued and outstanding	$2	$2
Additional paid-in capital	6,827	6,895
Accumulated deficit	(1,814)	(1,600)
Accumulated other comprehensive income (loss)	(7,884)	(6,938)

Total Equity	(2,869)	(1,641)

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$263,300	$263,089

(1)	See Note 2 of the Notes to these Consolidated Financial Statements for details of balances with VIEs.
(2)	See Note 21 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.
(3)	See Note 18 of the Notes to these Consolidated Financial Statements for details of commitments and contingent liabilities.

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Statements of Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
REVENUES
Policy charges and fee income	$852	$1,095	$2,225
Premiums	531	587	725
Net derivative gains (losses)	(1,667)	(2,417)	879
Net investment income (loss)	3,503	3,601	3,077
Investment gains (losses), net:
Credit and intent to sell losses on available for sale debt securities and loans	(75)	(216)	(319)
Other investment gains (losses), net	(50)	(584)	(643)

Total investment gains (losses), net	(125)	(800)	(962)

Investment management and service fees	244	315	706
Amortization of reinsurance deposit liabilities	775	431	—
Distribution revenue	463	237	23
Other income	553	466	311

Total revenues	5,129	3,515	6,984

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	1,437	1,781	2,327
Remeasurement of liability for future policy benefits	36	37	50
Change in market risk benefits and purchased market risk benefits	(67)	(1,018)	(1,107)
Interest credited to policyholders’ account balances	1,257	1,384	1,309
Compensation and benefits	179	170	202
Commissions	1,179	893	702
Interest expense	2	9	6
Amortization of deferred policy acquisition costs	525	503	473
Other operating costs and expenses	927	829	1,040

Total benefits and other deductions	5,475	4,588	5,002

Income (loss) from continuing operations, before income taxes	(346)	(1,073)	1,982
Income tax (expense) benefit	132	1,230	(388)

Net income (loss)	(214)	157	1,594
Less: Net income (loss) attributable to the noncontrolling interest(1)	—	1	(3)

Net income (loss) attributable to Equitable Financial	$(214)	$156	$1,597

(1)	See Note 21 of the Notes to these Consolidated Financial Statements for details of redeemable noncontrolling interest.

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(214)	$157	$1,594

Other comprehensive income (loss), net of income taxes:
Change in unrealized gains (losses), net of adjustments	(672)	2,175	(11,460)
Change in market risk benefits — instrument-specific credit risk	(407)	(1,129)	1,247
Change in liability for future policy benefits — current discount rate	128	(128)	1,042
Change in defined benefit plan related items not yet recognized in periodic benefit cost, net of reclassification adjustment	5	(1)	—

Other comprehensive income (loss), net of income taxes	(946)	917	(9,171)

Comprehensive income (loss)	(1,160)	1,074	(7,577)

Less: Comprehensive income (loss) attributable to the noncontrolling interest	—	1	(3)

Comprehensive income (loss) attributable to Equitable Financial	$(1,160)	$1,073	$(7,574)

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Statements of Equity

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity
	(in millions)
Balance, beginning of period	$2	$6,895	$(1,600)	$(6,938)	$(1,641)
Dividend to parent company	—	(26)	—	—	(26)
Net income (loss)	—	—	(214)	—	(214)
Other comprehensive income (loss)	—	—	—	(946)	(946)
Other	—	(42)	—	—	(42)

Balance, December 31, 2024	$2	$6,827	$(1,814)	$(7,884)	$(2,869)

Balance, beginning of period	$2	$8,536	$(1,757)	$(7,855)	$(1,074)
Dividend to parent company	—	(1,657)	—	—	(1,657)
Net income (loss)	—	—	157	—	157
Other comprehensive income (loss)	—	—	—	917	917
Other	—	16	—	—	16

Balance, December 31, 2023	$2	$6,895	$(1,600)	$(6,938)	$(1,641)

Balance, beginning of period	$2	$8,546	$(2,381)	$1,316	$7,483
Dividend to parent company	—	—	(967)	—	(967)
Net income (loss)	—	—	1,594	—	1,594
Other comprehensive income (loss)	—	—	—	(9,171)	(9,171)
Other	—	(10)	(3)	—	(13)

Balance, December 31, 2022	$2	$8,536	$(1,757)	$(7,855)	$(1,074)

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Cash flows from operating activities:
Net income (loss)	$(214)	$157	$1,594
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	1,257	1,384	1,309
Policy charges and fee income	(852)	(1,095)	(2,225)
Net derivative (gains) losses	1,667	2,417	(879)
Credit and intent to sell losses on available for sale debt securities and loans	75	216	319
Investment (gains) losses, net	50	584	643
Realized and unrealized (gains) losses on trading securities	(23)	(14)	41
Non-cash long-term incentive compensation expense	47	39	20
Amortization and depreciation	72	273	247
Equity (income) loss from limited partnerships	(146)	(46)	(186)
Remeasurement of liability for future policy benefits	36	37	50
Change in market risk benefits	(67)	(1,018)	(1,107)
Changes in:
Reinsurance recoverable	1,728	46	(539)
Capitalization of deferred policy acquisition costs	(528)	(513)	(702)
Funds withheld payable	172	89	—
Future policy benefits	354	280	(494)
Current and deferred income taxes	(194)	(1,231)	344
Other, net	181	(239)	(151)

Net cash provided by (used in) operating activities	$3,615	$1,366	$(1,716)

Cash flows from investing activities:
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	$7,260	$9,340	$14,966
Mortgage loans on real estate	1,123	446	1,154
Trading account securities	164	250	266
Short-term investments	798	1,861	(483)
Other	932	460	355
Payment for the purchase/origination of:
Fixed maturities, available-for-sale	(7,073)	(3,776)	(17,838)
Mortgage loans on real estate	(1,629)	(1,967)	(3,683)
Trading account securities	(700)	(223)	(220)
Short-term investments	(400)	(1,761)	—
Other	(306)	(687)	(745)
Cash settlements related to derivative instruments, net	(2,216)	(804)	(160)
Investment in capitalized software, leasehold improvements and EDP equipment	(71)	(55)	(49)
Other, net	(214)	(114)	81

Net cash provided by (used in) investing activities	$(2,332)	$2,970	$(6,356)

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Cash flows from financing activities:
Policyholders’ account balances:
Deposits	$5,907	$8,619	$15,372
Withdrawals	(13,593)	(11,792)	(6,833)
Transfers (to) from Separate Accounts	1,787	1,063	1,621
Payments of market risk benefits	(31)	(206)	(601)
Changes in securities lending payable	21	116	—
Change in collateralized pledged assets	(82)	(26)	36
Change in collateralized pledged liabilities	3,105	1,579	(1,572)
Proceeds from loan from affiliates	400	—	—
Shareholder dividend paid	(26)	(1,657)	(930)
Purchase (redemption) of noncontrolling interests of consolidated company-sponsored investment funds	21	4	3
Other, net	(1)	—	(42)

Net cash provided by (used in) financing activities	$(2,492)	$(2,300)	$7,054

Change in cash and cash equivalents	(1,209)	2,036	(1,018)
Cash and cash equivalents, beginning of period	2,833	797	1,815

Cash and cash equivalents, end of period	$1,624	$2,833	$797

Supplemental cash flow information:
Income taxes (refunded) paid	$61	$1	$45

Non-cash transactions from investing and financing activities:
Securities exchanged for other equity investment	$110	$—	$—

Dividend to Parent	$—	$—	$(37)

Transfer of assets to reinsurer	$—	$—	$(2,762)

See Notes to Consolidated Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Notes to Consolidated Financial Statements

1)	ORGANIZATION

Equitable Financial’s (collectively with its consolidated subsidiaries, the “Company”) primary business is providing variable annuity, life insurance and employee benefit products to both individuals and businesses. The Company is an indirect, wholly-owned subsidiary of Holdings. Equitable Financial is a stock life insurance company organized in 1859 under the laws of the State of New York.

The Company’s two principal subsidiaries include Equitable Distributors, LLC (“Equitable Distributors”) and Equitable Investment Management Group, LLC (“EIMG”), which both are wholly-owned indirect subsidiaries of Holdings.

2)	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The accompanying consolidated financial statements present the consolidated results of operations, financial condition and cash flows of the Company and its subsidiaries and those investment companies, partnerships and joint ventures in which the Company has control and a majority economic interest as well as those VIEs that meet the requirements for consolidation.

Financial results in the historical consolidated financial statements may not be indicative of the results of operations, comprehensive income (loss), financial position, equity or cash flows that would have been achieved had we operated as a separate, standalone entity during the reporting periods presented. We believe that the consolidated financial statements include all adjustments necessary for a fair presentation of the results of operations of the Company.

All significant intercompany transactions and balances have been eliminated in consolidation. The years “2024”, “2023” and “2022” refer to the years ended December 31, 2024, 2023 and 2022, respectively.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the FASB in the form of Accounting Standards Updates (“ASUs”) to the FASB Accounting Standards Codification (“ASC”). The Company considers the applicability and impact of all ASUs. ASUs listed below include those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of December 31, 2024, and as of the date of this filing. ASUs not listed below were assessed and determined to be either not applicable or not material.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Adoption of New Accounting Pronouncements

Description	Effect on the Financial Statement or Other Significant Matters
ASU 2023-07: Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
This ASU provides improvements to reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple measures of segment profit or loss, provide new segment disclosure requirements for entities with a single reportable segment and contain other disclosure requirements.	The Company adopted the new accounting standard ASU 2023-07 for the year ended December 31, 2024 using the retrospective approach. See Note 20 of the Notes to these Consolidated Financial Statements for details.

Future Adoption of New Accounting Pronouncements

Description	Effective Date and Method of Adoption	Effect on the Financial Statement or Other Significant Matters
ASU 2023-09: Income Taxes (Topic 740): Improvements to Income Tax Disclosures

The ASU enhanced existing income tax disclosures primarily related to the rate reconciliation and income taxes paid information. With regard to the improvements to disclosures of rate reconciliation, a public business entity is required on an annual basis to (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. Similarly, a public entity is required to provide the amount of income taxes paid (net of refunds received) disaggregated by (1) federal, state, and foreign taxes and by (2) individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received).

The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures, for example, an entity is required to provide (1) pretax income (or loss) from continuing operations disaggregated between domestic and foreign, and (2) income tax expense (or benefit) from continuing operations disaggregated by federal, state, and foreign.

	The ASU will be effective for annual periods beginning after December 15, 2024. Entities are required to apply the ASU on a prospective basis.	The adoption of ASU 2023-09 is not expected to materially impact the Company’s financial position, results of operation, or cash flows.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Description	Effective Date and Method of Adoption	Effect on the Financial Statement or Other Significant Matters
ASU 2024-03: Accounting Standards Update No. 2024-03-Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)

This ASU requires a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities.

The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the notes to the financial statements.

	The ASU will be effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Entities are required to apply the ASU on a prospective basis.	The Company is currently assessing the impact to the financial statements of this ASU.

Investments

The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in OCI, net of allowance for credit losses, policy related amounts and deferred income taxes. Changes in credit losses are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include REITs and redeemable preferred stock.

The Company determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment. The Company’s management, with the assistance of its investment advisors, evaluates AFS debt securities that experienced a decline in fair value below amortized cost for credit losses which are evaluated in accordance with the new financial instruments credit losses guidance. Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s IUS Committee, of various indicators of credit deterioration to determine whether the investment security has experienced a credit loss. This assessment includes, but is not limited to, consideration of the severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, and the financial strength, liquidity and continued viability of the issuer.

The Company recognizes an allowance for credit losses on AFS debt securities with a corresponding adjustment to earnings rather than a direct write down that reduces the cost basis of the investment, and credit losses are limited to the amount by which the security’s amortized cost basis exceeds its fair value. Any improvements in estimated credit losses on AFS debt securities are recognized immediately in earnings. Management does not use the length of time a security has been in an unrealized loss position as a factor, either by itself or in combination with other factors, to conclude that a credit loss does not exist.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

When the Company determines that there is more than 50% likelihood that it is not going to recover the principal and interest cash flows related to an AFS debt security, the security is placed on nonaccrual status and the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in a timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting allowance is recognized in income (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Write-offs of AFS debt securities are recorded when all or a portion of a financial asset is deemed uncollectible. Full or partial write-offs are recorded as reductions to the amortized cost basis of the AFS debt security and deducted from the allowance in the period in which the financial assets are deemed uncollectible. The Company elected to reverse accrued interest deemed uncollectible as a reversal of interest income. In instances where the Company collects cash that it has previously written off, the recovery will be recognized through earnings or as a reduction of the amortized cost basis for interest and principal, respectively.

Policy loans represent funds loaned to policyholders up to the cash surrender value of the associated insurance policies and are carried at the unpaid principal balances due to the Company from the policyholders. Interest income on policy loans is recognized in net investment income at the contract interest rate when earned. Policy loans are fully collateralized by the cash surrender value of the associated insurance policies.

Partnerships, investment companies and joint venture interests that the Company has control of and has an economic interest in or those that meet the requirements for consolidation under accounting guidance for consolidation of VIEs are consolidated. Those that the Company does not have control of and does not have a majority economic interest in and those that do not meet the VIE requirements for consolidation are reported on the equity method of accounting and are reported in other equity investments. The Company records its interests in certain of these partnerships on a month or one quarter lag.

Trading securities, which include equity securities and fixed maturities, are carried at fair value based on quoted market prices, with realized and unrealized gains (losses) reported in net investment income (loss) in the consolidated statements of income (loss).

COLI has been purchased by the Company and certain subsidiaries on the lives of certain key employees and the Company and these subsidiaries are named as beneficiaries under these policies. COLI is carried at the cash surrender value of the policies. As of December 31, 2024 and 2023, the carrying value of COLI was $976 million and $918 million, respectively, and is reported in other invested assets in the consolidated balance sheets.

Cash and cash equivalents includes cash on hand, demand deposits, money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

Derivatives

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by the Company include equity, currency, and interest rate futures, total return and/or other equity swaps, interest rate swaps and floors, swaptions, variance swaps and equity options, all of which may be exchange-traded or contracted in the OTC market. All derivative positions are carried in the consolidated balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Freestanding derivative contracts are reported in the consolidated balance sheets either as assets within “other invested assets” or as liabilities within “other liabilities”. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. All changes in the fair value of the Company’s freestanding derivative positions not designated to hedge accounting relationships, including net receipts and payments, are included in “net derivative gains (losses)” without considering changes in the fair value of the economically associated assets or liabilities.

The Company has designated certain derivatives it uses to economically manage asset/liability risk in relationships which qualify for hedge accounting. To qualify for hedge accounting, we formally document our designation at inception of the hedge relationship as a cash flow, fair value or net investment hedge. This documentation includes our risk management objective and strategy for undertaking the hedging transaction. The Company identifies how the hedging instrument is expected to offset the designated risks related to the hedged item and the method that will be used to retrospectively and prospectively assess the hedge effectiveness. To qualify for hedge accounting, a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed and documented at inception and periodically throughout the life of the hedge accounting relationship.

The Company does not exclude any components of the hedging instrument from the effectiveness assessments and therefore does not separately measure or account for any excluded components of the hedging instrument.

While in cash flow hedge relationships, any periodic net receipts and payments from the hedging instrument are included in the income or expense line that the hedged item’s periodic income or expense is recognized. Other changes in the fair value of the hedging instrument while in a cash flow hedging relationship are reported within OCI. These amounts are deferred in accumulated other comprehensive income (“AOCI”) until they are reclassified to Net income (loss). The reclassified amount offsets the effect of the cash flows on Net income (loss) in the same period when the hedged item affects earnings and on the same line as the hedged item.

We discontinue cash flow hedge accounting prospectively when the Company determines: (1) the hedging instrument is no longer highly effective in offsetting changes in the cash flow from the hedged risk, (2) the hedged item is no longer probable of occurring within two months of their forecast, or (3) the hedging instrument is otherwise redesignated from the hedging relationship. Changes in the fair value of the derivative after discontinuation of cash flow hedge accounting are accounted for as freestanding derivative positions not designated to hedge accounting relationships unless and until the derivative is redesignated to a hedge accounting relationship. When cash flow hedge accounting is discontinued the amounts deferred in AOCI during the hedge relationship continue to be deferred in AOCI, as long as the hedged items continue to be probable of occurring within two months of their forecast, until the hedged item affects Net income (loss). Any amount deferred in AOCI for hedged items which are no longer probable of occurring within two months of their forecast will be reclassified to “net derivative gains (losses)” at that time.

The Company is a party to financial instruments and other contracts that contain “embedded” derivative instruments. At inception, the Company assesses whether the economic characteristics of the embedded instrument are “clearly and closely related” to the economic characteristics of the remaining component of the “host contract” and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. Once those criteria are met, the resulting embedded derivative is bifurcated from the host contract, carried in the consolidated balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the consolidated statements of income (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

Mortgage Loans on Real Estate

The Company invests in commercial, agricultural and residential mortgage loans which are included in the consolidated balance sheets as mortgage loans on real estate. Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and the allowance for credit losses. The Company calculates the allowance for credit losses in accordance with the CECL model in order to provide for the risk of credit losses in the lending process.

Expected credit losses for loans with similar risk characteristics are estimated on a collective (i.e., pool) basis in order to meet CECL’s risk of loss concept which requires the Company to consider possibilities of loss, even if remote.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

For collectively evaluated mortgages, the Company estimates the allowance for credit losses based on the amortized cost basis of its mortgages over their expected life using a PD / LGD model. The PD / LGD model incorporates the Company’s reasonable and supportable forecast of macroeconomic information over a specified period. The length of the reasonable and supportable forecast period is reassessed on a quarterly basis and may be adjusted as appropriate over time to be consistent with macroeconomic conditions and the environment as of the reporting date. For periods beyond the reasonable and supportable forecast period, the model reverts to historical loss information. The PD and LGD are estimated at the loan-level based on loans’ current and forecasted risk characteristics as well as macroeconomic forecasts. The PD is estimated using both macroeconomic conditions as well as individual loan risk characteristics including LTV ratios, DSC ratios, DTI ratio, seasoning, collateral type, geography, and underlying credit. The LGD is driven primarily by the type and value of collateral, and secondarily by expected liquidation costs and time to recovery.

For individually evaluated mortgages, the Company continues to recognize a valuation allowance on the present value of expected future cash flows discounted at the loan’s original effective interest rate or on its collateral value.

The CECL model is configured to the Company’s specifications and takes into consideration the detailed risk attributes of each discrete loan in the mortgage portfolio which include, but are not limited to the following:

•	LTV ratio — Derived from current loan balance divided by the fair market value of the property. An LTV ratio in excess of 100% indicates an underwater mortgage.

•	DSC ratio — Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

•	DTI ratio — is used for residential mortgage loans to assess a borrower’s ability to repay a loan. DTI ratio is derived by adding up all the borrower’s debt payments and dividing that sum by the borrower’s gross monthly income.

•	Consumer Credit Score — is used for residential mortgage loans to determine the borrower’s credit worthiness and eligibility for a residential loan based upon credit reports.

•	Occupancy — Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

•	Lease expirations — The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the DSC ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

•	Other — Any other factors such as maturity, borrower/tenant related issues, payment status, property condition, or current economic conditions may call into question the performance of the loan.

Mortgage loans that do not share similar risk characteristics with other loans in the portfolio are individually evaluated quarterly by the Company’s IUS Committee. The allowance for credit losses on these individually evaluated mortgages is a loan-specific reserve as a result of the loan review process that is recorded based on the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the fair value of the collateral. The individually assessed allowance for mortgage loans can increase or decrease from period to period based on such factors.

Individually assessed loans may include, but are not limited to, mortgages that have deteriorated in credit quality such as a TDR and reasonably expected TDRs, mortgages for which foreclosure is probable, and mortgages which have been classified as “potential problem” or “problem” loans within the Company’s IUS Committee processes as described below.

Within the IUS process, commercial mortgages 60 days or more past due and agricultural and residential mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgage loans. Based on its monthly monitoring of mortgages, a class of potential problem mortgage loans are also identified, consisting of mortgage loans not currently classified as problem mortgage loans but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being modified. The decision whether to classify a performing mortgage loan as a potential problem involves judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

Individually assessed mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows.

Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is not probable. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan has been restructured to where the collection of interest is considered likely. The Company charges off loan balances and accrued interest that are deemed uncollectible.

The components of amortized cost for mortgage loans on the consolidated balance sheets excludes accrued interest amounts because the Company presents accrued interest receivables within other assets. Once mortgage loans are placed on nonaccrual status, the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in the timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.

Troubled Debt Restructuring

The investment the Company makes in commercial, agricultural and residential mortgage loans are included in the consolidated balance sheets as mortgage loans on real estate. The investments the Company makes in privately negotiated fixed maturities are included in the consolidated balance sheets as fixed maturities AFS. Under certain circumstances, modifications are granted to these contracts. Each modification is evaluated as to whether a TDR has occurred. A modification is a TDR when the borrower is in financial difficulty and the creditor makes concessions. Generally, the types of concessions may include reducing the face amount or maturity amount of the debt as originally stated, reducing the contractual interest rate, extending the maturity date at an interest rate lower than current market interest rates and/or reducing accrued interest. The Company considers the amount, timing and extent of the concession granted in determining any impairment or changes in the specific credit allowance recorded in connection with the TDR. A credit allowance may have been recorded prior to the period when the loan is modified in a TDR. Accordingly, the carrying value (net of the allowance) before and after modification through a TDR may not change significantly, or may increase if the expected recovery is higher than the pre-modification recovery assessment. For information pertaining to our TDRs see Note 3 of the Notes to these Consolidated Financial Statements.

Securities Lending Program

The Company enters into securities lending transactions whereby securities are loaned to third parties, primarily major brokerage firms. Securities lending transactions are treated as financing arrangements and the associated liability is recorded at the amount of cash received. Income and expenses associated with securities lending transactions are reported within net investment income in the consolidated statements of income (loss).

Net Investment Income (Loss), Investment Gains (Losses) Net, and Unrealized Investment Gains (Losses)

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the allowance for credit losses are included in investment gains (losses), net.

Realized and unrealized holding gains (losses) on trading and equity securities are reflected in net investment income (loss).

Unrealized investment gains (losses) on fixed maturities designated as AFS held by the Company are accounted for as a separate component of AOCI, net of related deferred income taxes, as are amounts attributable to certain pension operations, Closed Block’s policyholders’ dividend obligation, insurance liability loss recognition, DAC related to UL policies, investment-type products and participating traditional life policies.

Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any change in fair value of policyholders’ account balances and future policy benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Fair Value of Financial Instruments

See Note 7 of the Notes to these Consolidated Financial Statements for additional information regarding determining the fair value of financial instruments.

Recognition of Insurance Income and Related Expenses

Deposits related to UL and investment-type contracts are reported as deposits to policyholders’ account balances. Revenues from these contracts consist of fees assessed during the period against policyholders’ account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders’ account balances.

Securities Sold under Agreements to Repurchase

Securities sold under agreements to repurchase involve the temporary exchange of securities for cash or other collateral of equivalent value, with agreement to redeliver a like quantity of the same or similar securities at a future date prior to maturity at a fixed and determinable price. Securities sold under agreements to repurchase transactions are conducted by the Company under a standardized securities industry master agreement, amended to suit the requirements of each respective counterparty. Transfers of securities under these agreements to repurchase are evaluated by the Company to determine whether they satisfy the criteria for accounting treatment as secured borrowing arrangements. Agreements not meeting the criteria would require recognition of the transferred securities as sales with related forward repurchase commitments. All of the Company’s securities repurchase transactions are accounted for as secured borrowings with the related obligations distinctly captioned in the consolidated balance sheets on a gross basis. Income and expenses associated with repurchase agreements are recognized as investment income and investment expense, respectively, within net investment income (loss). As of December 31, 2024 and 2023, the Company had no Securities sold under agreements to repurchase outstanding.

DAC

Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including employee fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred.

Contracts are measured on a grouped basis utilizing cohorts consistent with those used in the calculation of future policy benefit reserves. DAC is amortized on a constant level basis for the grouped contracts over the expected term of the contract. For life insurance products, DAC is amortized in proportion to the face amount in force. For annuity products DAC is amortized in proportion to policy counts. The constant level basis used for amortization determines the current period amortization considering both the current period’s actual experience and future projections. The amortization pattern is revised quarterly on a prospective basis. Amortization of DAC is included in Amortization of DAC, part of total benefits and other deductions.

For some products, policyholders can elect to modify product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. These transactions are known as internal replacements. If such modification substantially changes the contract, the associated DAC is written off immediately through income and any new acquisition costs associated with the replacement contract are deferred.

Funds withheld payable

Funds withheld payable represents a payable for amounts contractually withheld by the Company as ceding company in accordance with funds withheld coinsurance (“funds withheld”) reinsurance agreements. The funds withheld payable under reinsurance treaties includes a funds withheld embedded derivative liability.

The reinsurance agreement between the Company and Equitable America, written on a funds withheld and modified coinsurance basis, contains embedded derivatives. We determined that the obligation to pay the total return on the assets within the funds withheld liability, represents a total return swap with a floating rate leg. The fair value of

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

embedded derivatives on funds withheld and modified coinsurance agreements is computed as the unrealized gain (loss) on the underlying assets and is included within funds withheld payable on the consolidated balance sheets for ceded agreement. The change in the fair value of the embedded derivatives is recorded in net derivatives gains (losses) on the consolidated statements of income (loss). Ceded earnings from the funds withheld payable and changes in the fair value of embedded derivatives are reported in operating activities on the consolidated statements of cash flows.

Contributions to and withdrawals from the funds withheld payable are reported in operating activities on the consolidated statements of cash flows.

For business ceded on a funds withheld or modified coinsurance basis, a funds withheld segregated portfolio, comprised of invested assets and other assets is maintained by the Company as ceding entity, which is sufficient to support the current balance of statutory reserves. The fair value of the embedded derivative in funds withheld is recorded as a funds withheld payable and any excess or shortfall in relation to statutory reserves is settled quarterly.

Reinsurance

For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as the primary insurer. The Company reviews all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as premiums ceded (assumed); and amounts due from reinsurers (amounts due to reinsurers) are established.

Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.

Premiums, policy charges and fee income, and policyholders’ benefits include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues.

For reinsurance contracts, reinsurance recoverable balances are generally calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

Ceded reinsurance transactions are recognized and measured in a manner consistent with underlying reinsured contracts, including using consistent assumptions. Assumed and ceded reinsurance contract rights and obligations are accounted for on a basis consistent with our direct contract. The reinsurance cost or benefit for traditional life non-participating and limited-payment contracts is recognized in proportion to the gross premiums of the underlying direct cohorts. The locked-in single A discount rate used to calculate the reinsurance cost or benefit is established at inception of the reinsurance contract. Changes to the single A discount rate are reflected in comprehensive income at each reporting date.

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within other assets. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other income or other operating costs and expenses, as appropriate.

The reinsurance agreement between the Company and Equitable America, written on a modified coinsurance basis, contains embedded derivatives. We have determined that the right to receive or obligation to pay the total return on the assets within the funds withheld liability, represents a total return swap with a floating rate leg. The fair value of embedded derivatives on the modified coinsurance agreement is computed as the unrealized gain (loss) and current period income on the underlying assets and is included within amount due from reinsurers on the consolidated balance sheets for ceded

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

agreement. The change in the fair value of the embedded derivatives is recorded in net derivative gains (losses) on the consolidated statements of income (loss). Ceded earnings from the modified coinsurance and changes in the fair value of embedded derivatives are reported in operating activities on the consolidated statements of cash flows. Contributions to and withdrawals from the amount due from reinsurers are reported in operating activities on the consolidated statements of cash flows.

Sales Inducement Assets

Sales inducement assets (“SIA”) are offered on certain deferred annuity products in the form of either immediate bonus interest credited or enhanced interest crediting rates for a period of time. The interest crediting expense associated with these SIA is deferred and amortized over the lives of the underlying contracts in a manner consistent with the amortization of DAC. Unamortized balances are included in other assets in the consolidated balance sheets and amortization is included in interest credited to policyholders’ account balances in the consolidated statements of income (loss).

Policyholders’ Account Balances

Policyholders’ account balances relate to contracts or contract features where the Company has no significant insurance risk. This liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date.

Obligations arising from funding agreements are also reported in policyholders’ account balances in the consolidated balance sheets. As a member of the FHLB, the Company has access to collateralized borrowings. The Company may also issue funding agreements to the FHLB. Both the collateralized borrowings and funding agreements would require the Company to pledge qualified mortgage-backed assets and/or government securities as collateral.

Future Policy Benefits and Other Policyholders’ Liabilities

The liability for future policy benefits is estimated based upon the present value of future policy benefits and related claim expenses less the present value of estimated future net premiums where net premium equals gross premium under the contract multiplied by the net premium ratio. Related claim expenses include termination and settlement costs and exclude acquisition costs and non-claim related costs. The liability is estimated using current assumptions that include discount rate, mortality, and lapses. Assumptions are based on judgments that consider the Company’s historical experience, industry data, and other factors.

For participating traditional life insurance policies, future policy benefit liabilities are calculated using a net level premium method based on guaranteed mortality and dividend fund interest rates. The liability for annual dividends represents the accrual of annual dividends earned. Terminal dividends are accrued in proportion to face amount over the life of the contract.

For non-participating traditional life insurance policies (Term) and limited pay contracts (Payout, Pension), contracts are grouped into cohorts by contract type and issue year. The Company quarterly updates its estimate of cash flows using actual experience and current future cash flow assumptions, which is reflected in an updated net premium ratio used to calculate the liability. The ratio of actual and future expected claims to actual and future expected premiums determines the net premium ratio. The policy administration expense assumption is not updated after policy issuance. If actual expenses differ from the original expense assumptions, the differences are recognized in the period identified. The revised net premium ratio is used to determine the updated liability for future policy benefits as of the beginning of the reporting period, discounted at the original contract issuance rate. Changes in the liability due to current discount rates differing from original rates are included in OCI within the consolidated statement of comprehensive income.

For non-participating traditional life insurance policies and limited pay contracts, the discount rate assumption used is corporate A rated forward curve. We use a forward curve based upon a Bloomberg index. The liability is remeasured each quarter with the remeasurement change reported in OCI. The locked-in discount rate is generally based on expected investment returns at contract inception for contracts issued prior to January 1, 2021 and the upper medium grade fixed income corporate instrument yield (i.e., single A) at contract inception for contracts issued after January 1, 2021. The Company developed an LDTI discount rate methodology used to calculate the LFPB for its traditional insurance liabilities and constructed a discount rate curve that references upper-medium grade (low credit risk) fixed-income instrument yields (i.e. Single-A rated Corporate bond yields) which are meant to reflect the duration characteristics of the corresponding insurance liabilities. The methodology uses observable market data, where available, and uses various estimation techniques in line with fair value guidance (such as interpolation and extrapolation) where data is limited. Discount rates are updated quarterly.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

For limited-payment products, gross premiums received in excess of net premiums are deferred at initial recognition as a deferred profit liability (“DPL”). DPL will be amortized in relation to the expected future benefit payments. As the calculation of the DPL is based on discounted cash flows, interest accrues on the unamortized DPL balance using the discount rate determined at contract issuance. The DPL is updated at the same time as the estimates for cash flows for the liability for future policy benefits. Any difference between the recalculated and beginning of period DPL is recognized in remeasurement gain or loss in the consolidated statements of income (loss), Remeasurement of Liability for Future Policy Benefits, part of total benefits and other deductions. On the consolidated balance sheet the DPL is recorded in the liability for future policy benefits.

Additional liabilities for contract or contract feature that provide for additional benefits in addition to the account balance but are not market risk benefits or embedded derivatives (“additional insurance liabilities”) are established by estimating the expected value of death or other insurance benefits in excess of the projected contract accumulation value and recognizing the excess over the estimated life based on expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. These reserves are recorded within future policy benefits and other policyholders’ liabilities. The determination of this estimated future policy benefits liability is based on models that involve numerous assumptions and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, and mortality experience. There can be no assurance that actual experience will be consistent with management’s estimates. Assumptions are reviewed annually and updated with the remeasurement gain or loss reflected in total benefit expense.

The Company recognizes an adjustment in OCI for the additional insurance liabilities for unrealized gains and losses not included when calculating the present value of expected assessments for the benefit ratios.

The Company conducts annual premium deficiency testing except for liability for future policy benefits for non-participating traditional and limited payment contracts. The Company reviews assumptions and determines whether the sum of existing liabilities and the present value of future gross premiums is sufficient to cover the present value of future benefits to be paid and settlement costs. Anticipated investment income is considered when performing premium deficiency for long duration contracts. The anticipated investment income is projected based on current investment portfolio returns grading to long term reinvestment rates over the projection periods, based on anticipated gross reinvestment spreads, defaults and investment expenses. Premium deficiency reserves are recorded in certain instances where the policyholder liability for a particular line of business may not be deficient in the aggregate to trigger loss recognition, but the pattern of earnings may be such that profits are expected to be recognized in earlier years followed by losses in later years. This pattern of PFBL is exhibited in our VISL business and is generated by the cost structure of the product or secondary guarantees in the contract. The secondary guarantee ensures that, subject to specified conditions, the policy will not terminate and will continue to provide a death benefit even if there is insufficient policy value to cover the monthly deductions and charges. We accrue for these PFBL using a dynamic approach that changes over time as the projection of future losses change.

Market Risk Benefits

Market risk benefits (“MRBs”) are contracts or contract features that provide protection to the contract holder from other than nominal capital market risk and expose the Company to other than nominal capital market risk. Market risk benefits include contract features that provide minimum guarantees to policyholders and include GMIB, GMDB, GMWB, GMAB, and ROP DB benefits. MRBs are identified and measured at fair value on a seriatim basis using an ascribed fee approach based upon policyholder behavior projections and risk neutral economic scenarios adjusted based on the facts and circumstances of the Company’s product features. The MRB Asset and MRB Liability will be equal to the estimated present value of benefits and risk margins less the estimated present value of ascribed fees. Ascribed fees will consist of the fee needed at policy inception date, under a stochastically generated set of risk-neutral scenarios, so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at estimated present value of total policyholder contractual fees. The attributed fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. Discount rates are updated quarterly. Changes in fair value are recognized as a remeasurement gain/loss in the Change in market risk benefits and purchased market risk benefits, part of total benefits and other deductions except for the portion of the change in the fair value due to change in the Company’s own credit risk, which is recognized in other than comprehensive income. Additionally, when an annuitization occurs (for annuitization benefits) or upon extinguishment of the account balance (for withdrawal benefits) the balance related to the MRB will be derecognized and the amount deducted (after derecognition of any related amount included in

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

AOCI) shall be used in the calculation of the liability for future policy benefits for the payout annuity. Upon derecognition, any related balance will be removed from AOCI.

The Company has issued and continues to offer certain variable annuity products with GMDB and/or contain a GMLB (collectively, the “GMxB features”) which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. The Company previously issued certain variable annuity products with GIB, GWBL, GMWB and GMAB features. The Company has also assumed reinsurance for products with GMxB features.

Features in ceded reinsurance contracts that meet the definition of MRBs are accounted for at fair value. The fees used to determine the fair value of the reinsured market risk benefit are those defined in the reinsurance contract. The expected periodic future premiums would represent cash outflows and the expected future benefits would represent cash inflows in the fair value calculation. On the ceded side, the Purchased MRB will be measured considering the counterparty credit risk of the reinsurer, while the direct contract liabilities will be measured considering the instrument-specific credit risk of the insurer. As a result of the difference in the treatment of the counterparty credit risk, the fair value of the direct and ceded contracts may be different even if the contractual fees and benefits are the same. Changes in instrument-specific credit risk of the Company is included in the fair value of its market risk benefit, whether in an asset or liability position, and whether related to an issued or purchased MRB, is recognized in OCI. The counterparty credit risk of the reinsurer is recorded in the consolidated statements of income (loss).

Policyholders’ Dividends

The amount of policyholders’ dividends to be paid (including dividends on policies included in the Closed Block) is determined annually by the board of directors of the issuing insurance company. The aggregate amount of policyholders’ dividends is related to actual interest, mortality, morbidity and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by the Company.

Separate Accounts

Generally, Separate Accounts established under New York State Insurance Law are not chargeable with liabilities that arise from any other business of the Company. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed separate accounts liabilities. Assets and liabilities of the Separate Account represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of policyholders, and for which the Company does not bear the investment risk. Separate Accounts assets and liabilities are shown on separate lines in the consolidated balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to policyholders of such Separate Accounts are offset within the same line in the consolidated statements of income (loss).

Deposits to Separate Accounts are reported as increases in Separate Accounts assets and liabilities and are not reported in the consolidated statements of income (loss). Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

The Company reports the General Account’s interests in Separate Accounts as trading securities, at fair value in the consolidated balance sheets.

Leases

The Company does not record leases with an initial term of 12 months or less in its consolidated balance sheets, but instead recognizes lease expense for these leases on a straight-line basis over the lease term. For leases with a term greater than one year, the Company records in its consolidated balance sheets at the time of lease commencement or modification a RoU operating lease asset and a lease liability, initially measured at the present value of the lease payments. Lease costs are

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

recognized in the consolidated statements of income (loss) over the lease term on a straight-line basis. RoU operating lease assets represent the Company’s right to use an underlying asset for the lease term and RoU operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease.

Broker-Dealer Revenues, Receivables and Payables

Certain of the Company’s subsidiaries provide investment management, brokerage and distribution services for affiliates and third parties. Third-party revenues earned from these services are reported in other income in the Company’s consolidated statement of income (loss).

Receivables from and payables to clients include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for receivables; such collateral is not reflected in the consolidated financial statements.

Distribution Revenue

Distribution revenue includes distribution commission fees received in connection with the sale of affiliate insurers variable life and annuity contracts. The amount and timing of revenues recognized from performance of these distribution services often is dependent upon the contractual arrangements with the customer and the specific product sold. Distribution revenue is calculated based on the contribution amount at a rate determined by the distribution contracts with affiliated insurers and is recorded on the contribution date which is generally the point of funding and sale of contract. The Company believes that the performance obligation is satisfied on the contribution date since that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon and the transaction pricing no longer is variable such that the value of consideration can be determined.

Capitalized Computer Software and Hosting Arrangements

Capitalized computer software and hosting arrangements include certain internal and external costs used to implement internal-use software and cloud computing hosting arrangements. These capitalized computer costs are included in other assets in the consolidated balance sheets and amortized on a straight-line basis over the estimated useful life of the software or term of the hosting arrangement that ranges between three and five years. Capitalized amounts are periodically tested for impairment in accordance with the guidance on impairment of long-lived assets. An immediate charge to earnings is recognized if capitalized computer costs no longer are deemed to be recoverable. In addition, service potential is periodically reassessed to determine whether facts and circumstances have compressed the software’s useful life or a significant change in the term of the hosting arrangement such that acceleration of amortization over a shorter period than initially determined would be required.

Capitalized computer software and hosting arrangements, net of accumulated amortization, amounted to $112 million and $149 million as of December 31, 2024 and 2023, respectively. Amortization of capitalized computer software and hosting arrangements in 2024, 2023 and 2022 was $28 million, $27 million and $0 million, respectively, recorded in other operating costs and expenses in the consolidated statements of income (loss).

Income Taxes

The Company files as part of a consolidated federal income tax return. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.

Under accounting for uncertainty in income taxes guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the consolidated financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Recognition of Investment Management and Service Fees and Related Expenses

Investment management, advisory and service fees

Reported as investment management and service fees in the Company’s consolidated statements of income (loss) are investment management fees earned by EIMG as well as certain asset-based fees associated with insurance contracts.

EIMG provides investment management services, to EQAT and 1290 Funds as well as two private investment trusts established in the Cayman Islands, AXA Allocation Funds Trust and AXA Offshore Multimanager Funds Trust (collectively, the “Other AXA Trusts”). The contracts supporting these revenue streams create a distinct, separately identifiable performance obligation for each day the assets are managed for the performance of a series of services that are substantially the same and have the same pattern of transfer to the customer. Accordingly, these investment management, advisory, and administrative service base fees are recorded over time as services are performed and entitle the Company to variable consideration. Base fees, generally calculated as a percentage of AUM, are recognized as revenue at month-end when the transaction price no longer is variable and the value of the consideration is determined. These fees are not subject to claw back and there is minimal probability that a significant reversal of the revenue recorded will occur.

Sub-advisory and sub-administrative expenses associated with these services are calculated and recorded as the related services are performed in other operating costs and expense in the consolidated statements of income (loss) as the Company is acting in a principal capacity in these transactions and, as such, reflects these revenues and expenses on a gross basis.

Distribution services

Revenues from distribution services include fees received as partial reimbursement of expenses incurred in connection with the sale of certain mutual funds and the 1290 Funds and for the distribution primarily of EQAT Trust shares to separate accounts in connection with the sale of variable life and annuity contracts. The amount and timing of revenues recognized from performance of these distribution services often is dependent upon the contractual arrangements with the customer and the specific product sold as further described below.

Most open-end management investment companies, such as U.S. funds and the EQAT Trust and the 1290 Funds, have adopted a plan under Rule 12b-1 of the Investment Company Act that allows for certain share classes to pay out of assets, distribution and service fees for the distribution and sale of its shares (“12b-1 Fees”). These open-end management investment companies have such agreements with the Company, and the Company has selling and distribution agreements pursuant to which it pays sales commissions to the financial intermediaries that distribute the shares. These agreements may be terminated by either party upon notice (generally 30 days) and do not obligate the financial intermediary to sell any specific amount of shares.

The Company records 12b-1 fees monthly based upon a percentage of the NAV of the funds. At month-end, the variable consideration of the transaction price is no longer constrained as the NAV can be calculated and the value of consideration is determined. These services are separate and distinct from other asset management services as the customer can benefit from these services independently of other services. The Company accrues the corresponding 12b-1 fees paid to sub-distributors monthly as the expenses are incurred. The Company is acting in a principal capacity in these transactions; as such, these revenues and expenses are recorded on a gross basis in the consolidated statements of income (loss).

Other revenues

Also reported as investment management and service fees in the Company’s consolidated statements of income (loss) are other revenues from contracts with customers, primarily consisting of mutual fund reimbursements and other brokerage income.

Other income

Revenues from contracts with customers reported as other income in the Company’s consolidated statements of income (loss) primarily consist of advisory account fees and brokerage commissions from the Company’s broker-dealer operations and sales commissions from the Company’s general agents for the distribution of non-affiliate insurers’ life insurance and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

annuity products. These revenues are recognized at month-end when constraining factors, such as AUM and product mix, are resolved and the transaction pricing no longer is variable such that the value of consideration can be determined. The change in deposit asset/liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of significant loss from insurance risk is included in other income.

Accounting and Consolidation of VIEs

For all new investment products and entities developed by the Company, the Company first determines whether the entity is a VIE, which involves determining an entity’s variability and variable interests, identifying the holders of the equity investment at risk and assessing the five characteristics of a VIE. Once an entity is determined to be a VIE, the Company then determines whether it is the primary beneficiary of the VIE based on its beneficial interests. If the Company is deemed to be the primary beneficiary of the VIE, the Company consolidates the entity.

Quarterly, management of the Company reviews its investment management agreements and its investments in, and other financial arrangements with, certain entities that hold client AUM to determine the entities the Company is required to consolidate under this guidance. These entities include certain mutual fund products, hedge funds, structured products, group trusts, collective investment trusts, and limited partnerships.

The analysis performed to identify variable interests held, determine whether entities are VIEs or VOEs, and evaluate whether the Company has a controlling financial interest in such entities requires the exercise of judgment and is updated on a continuous basis as circumstances change or new entities are developed. The primary beneficiary evaluation generally is performed qualitatively based on all facts and circumstances, including consideration of economic interests in the VIE held directly and indirectly through related parties and entities under common control, as well as quantitatively, as appropriate.

Consolidated VIEs

As of December 31, 2024 and 2023, the Company consolidated limited partnerships and LLCs for which it was identified as the primary beneficiary under the VIEs model. Included in other invested assets and mortgage loans on real estate in the Company’s consolidated balance sheets at December 31, 2024 and 2023 are total assets of $1.3 billion and $1.1 billion, respectively related to these VIEs.

Non-Consolidated VIEs

As of December 31, 2024 and 2023, respectively, the Company held approximately $2.2 billion and $2.5 billion of investment assets in the form of equity interests issued by non-corporate legal entities determined under the guidance to be VIEs, such as limited partnerships and limited liability companies, including CLOs, hedge funds, private equity funds and real estate-related funds. As an equity investor, the Company is considered to have a variable interest in each of these VIEs as a result of its participation in the risks and/or rewards these funds were designed to create by their defined portfolio objectives and strategies. Primarily through qualitative assessment, including consideration of related party interests or other financial arrangements, if any, the Company was not identified as the primary beneficiary of any of these VIEs, largely due to its inability to direct the activities that most significantly impact their economic performance. Consequently, the Company continues to reflect these equity interests in the consolidated balance sheets as other equity investments and applies the equity method of accounting for these positions. The net assets of these non-consolidated VIEs are approximately $346.6 billion and $268.5 billion as of December 31, 2024 and 2023, respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is the carrying value of its investment of $2.2 billion and $2.5 billion and approximately $0.9 billion and $1.2 billion of unfunded commitments as of December 31, 2024 and 2023, respectively. The Company has no further economic interest in these VIEs in the form of guarantees, derivatives, credit enhancements or similar instruments and obligations.

Assumption Updates and Model Changes

The Company conducts its annual review of its assumptions and models during the third quarter of each year. The annual review encompasses assumptions underlying the valuation of MRB, liabilities for future policyholder benefits and additional liability update.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

However, the Company updates its assumptions as needed in the event it becomes aware of economic conditions or events that could require a change in assumptions that it believes may have a significant impact to the carrying value of product liabilities and assets and consequently materially impact its earnings in the period of the change.

MRB Update

The Company updates its assumptions to reflect emerging experience for withdrawals, mortality and lapse election. This includes actuarial judgement informed by actual experience of how policy holders are expected to use these policies in the future.

LFPB Update

The significant assumptions for the LFPB balances include mortality and lapses for our Traditional life business.

Additional Liability Update

The significant assumptions for the additional insurance liability balances include mortality, lapses, premium payment pattern, interest crediting assumption.

Impact of Assumption Updates

The net impact of assumption changes during 2024 increased other income by $4 million, increased remeasurement of liability for future policy benefits by $25 million and decreased policyholders’ benefits by $2 million. This resulted in a decrease in income (loss) from operations, before income taxes of $19 million and a decrease in net income (loss) by $15 million.

The net impact of assumption changes during 2023 decreased other income by $51 million, increased remeasurement of liability for future policy benefits by $36 million, increased policyholders’ benefits by $10 million and decreased change in market risk benefits and purchased market risk benefits by $50 million. This resulted in a decrease in income (loss) from operations, before income taxes of $47 million and a decrease in net income (loss) by $37 million.

The net impact of assumption changes during 2022 increased remeasurement of liability for future policy benefits by $8 million, decreased policyholders’ benefits by $2 million, increased change in market risk benefits and purchased market risk benefits by $206 million and increased interest credited to policyholder’s account balances by $1 million. This resulted in a decrease in income (loss) from operations, before income taxes of $213 million and a decrease in net income (loss) by $168 million.

Model Changes

There were no material model changes during 2024, 2023 and 2022.

3)	INVESTMENTS

Fixed Maturities AFS

The components of fair value and amortized cost for fixed maturities classified as AFS on the consolidated balance sheets excludes accrued interest receivable because the Company elected to present accrued interest receivable within other assets. Accrued interest receivable on AFS fixed maturities as of December 31, 2024 and 2023 was $508 million and $528 million, respectively. There was no accrued interest written off for AFS fixed maturities for the years ended December 31, 2024, 2023 and 2022.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following tables provide information relating to the Company’s fixed maturities classified as AFS:

AFS Fixed Maturities by Classification

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
December 31, 2024
Fixed Maturities:
Corporate(1)	$42,078	$2	$173	$5,604	$36,645
U.S. Treasury, government and agency	5,725	—	—	1,507	4,218
States and political subdivisions	385	—	1	74	312
Foreign governments	639	—	1	134	506
Residential mortgage-backed(2)	1,840	—	3	128	1,715
Asset-backed(3)	7,495	—	37	52	7,480
Commercial mortgage-backed	3,510	—	1	369	3,142
Redeemable preferred stock	56	—	3	—	59

Total at December 31, 2024	$61,728	$2	$219	$7,868	$54,077

December 31, 2023:
Fixed Maturities:
Corporate(1)	$42,014	$4	$217	$4,960	$37,267
U.S. Treasury, government and agency	5,639	—	2	1,102	4,539
States and political subdivisions	525	—	9	64	470
Foreign governments	689	—	2	110	581
Residential mortgage-backed(2)	1,469	—	3	128	1,344
Asset-backed(3)	8,092	—	20	107	8,005
Commercial mortgage-backed	3,400	—	1	501	2,900
Redeemable preferred stock	56	—	3	—	59

Total at December 31, 2023	$61,884	$4	$257	$6,972	$55,165

(1)	Corporate fixed maturities include both public and private issues.
(2)	Includes publicly traded agency pass-through securities and collateralized obligations.
(3)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

The contractual maturities of AFS fixed maturities as of December 31, 2024 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or pre-payment penalties.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Contractual Maturities of AFS Fixed Maturities

	Amortized Cost (Less Allowance for Credit Losses)	Fair Value
	(in millions)
December 31, 2024:
Contractual maturities:
Due in one year or less	$2,223	$2,212
Due in years two through five	11,193	10,822
Due in years six through ten	12,702	11,741
Due after ten years	22,707	16,906

Subtotal	48,825	41,681
Residential mortgage-backed	1,840	1,715
Asset-backed	7,495	7,480
Commercial mortgage-backed	3,510	3,142
Redeemable preferred stock	56	59

Total at December 31, 2024	$61,726	$54,077

The following table shows proceeds from sales, gross gains (losses) from sales and allowance for credit losses for AFS fixed maturities:

Proceeds from Sales, Gross Gains (Losses) from Sales and Allowance for Credit and Intent to Sell Losses for AFS Fixed Maturities

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Proceeds from sales	$1,832	$6,471	$11,683

Gross gains on sales(1)	$5	$9	$38

Gross losses on sales(2)	$(56)	$(594)	$(668)

Net (increase) decrease in Allowance for Credit and Intent to Sell losses	$(7)	$(67)	$(253)

(1)

Includes $0 million and $0 million for the years ended December 31, 2024 and 2023, respectively, of gross gains related to funds withheld assets and NI modco assets held by the Company in support of Equitable America’s reinsurance obligations to the Company. These realized gains are included in other investment gains (losses), net.

(2)

Includes $32 million, and $153 million for the years ended December 31, 2024 and 2023, respectively, of gross losses related to funds withheld assets and NI modco assets held by the Company in support of Equitable America’s reinsurance obligations to the Company. These realized losses are included in other investment gains (losses), net.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table sets forth the amount of credit loss impairments on AFS fixed maturities held by the Company at the dates indicated and the corresponding changes in such amounts:

AFS Fixed Maturities — Credit and Intent to Sell Loss Impairments

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$48	$36	$42
Previously recognized impairments on securities that matured, paid, prepaid or sold	(8)	(65)	(261)
Recognized impairments on securities impaired to fair value this period(1)(2)	—	50	246
Credit losses recognized this period on securities for which credit losses were not previously recognized	5	15	—
Additional credit losses this period on securities previously impaired	2	12	9

Balance, end of period	$47	$48	$36

(1)

Represents circumstances where the Company determined in the current period that it intends to sell the security, or it is more likely than not that it will be required to sell the security before recovery of the security’s amortized cost.

(2)

Amounts reflected for the year ended December 31, 2023 represent AFS fixed maturities in an unrealized loss position, which the Company sold in anticipation of the Company’s ordinary dividend to Holdings. Amounts reflected for the year ended December 31, 2022 represent an impairment on AFS Securities of $245 million related to the Global Atlantic Transaction.

The tables below present a roll-forward of net unrealized investment gains (losses) recognized in AOCI:

Net Unrealized Gains (Losses) on AFS Fixed Maturities

	Year Ended December 31, 2024
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)(1)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)(1)
	(in millions)
Balance, beginning of period	$(6,715)	$13	$227	$(6,475)
Net investment gains (losses) arising during the period	(989)	—	—	(989)
Reclassification adjustment:
Included in net income (loss)	61	—	—	61
Other	—	—	23	23
Impact of net unrealized investment gains (losses)	—	7	194	201

Net unrealized investment gains (losses) excluding credit losses	(7,643)	20	444	(7,179)
Net unrealized investment gains (losses) with credit losses	(6)	—	1	(5)

Balance, end of period	$(7,649)	$20	$445	$(7,184)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2023
Balance, beginning of period	$(9,116)	$21	$420	$(8,675)
Net investment gains (losses) arising during the period	1,753	—	—	1,753
Reclassification adjustment:
Included in net income (loss)	652	—	—	652
Other	—	—	310	310
Impact of net unrealized investment gains (losses)	—	(8)	(504)	(512)

Net unrealized investment gains (losses) excluding credit losses	(6,711)	13	226	(6,472)
Net unrealized investment gains (losses) with credit losses	(4)	—	1	(3)

Balance, end of period	$(6,715)	$13	$227	$(6,475)

	Year Ended December 31, 2022
Balance, beginning of period	$4,462	$(703)	$(790)	$2,969
Transition adjustment	—	—	—	—
Net investment gains (losses) arising during the period	(14,456)	—	—	(14,456)
Reclassification adjustment:
Included in Net income (loss)	885	—	—	885
Other(2)	—	—	(1,489)	(1,489)
Excluded from Net income (loss)	—	—	—	—
Impact of net unrealized investment gains (losses)	—	724	2,698	3,422

Net unrealized investment gains (losses) excluding credit losses	(9,109)	21	419	(8,669)
Net unrealized investment gains (losses) with credit losses	(7)	—	1	(6)

Balance, end of period	$(9,116)	$21	$420	$(8,675)

(1)	Certain balances were revised from previously filed financial statements.
(2)

Reflects a Deferred Tax Asset valuation allowance of $1.5 billion recorded during the fourth quarter of 2022. See Note 16 of the Notes to these Consolidated Financial Statements for additional details.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following tables disclose the fair values and gross unrealized losses of the 3,735 issues as of December 31, 2024 and the 3,986 issues as of December 31, 2023 that are not deemed to have credit losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

AFS Fixed Maturities in an Unrealized Loss Position for Which No Allowance is Recorded

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2024
Fixed Maturities:
Corporate	$4,485	$112	$25,752	$5,482	$30,237	$5,594
U.S. Treasury, government and agency	104	3	4,056	1,504	4,160	1,507
States and political subdivisions	26	—	219	74	245	74
Foreign governments	32	1	450	133	482	134
Residential mortgage-backed	539	7	838	121	1,377	128
Asset-backed	436	3	685	49	1,121	52
Commercial mortgage-backed	135	2	2,832	367	2,967	369

Total at December 31, 2024	$5,757	$128	$34,832	$7,730	$40,589	$7,858

December 31, 2023:
Fixed Maturities:
Corporate	$1,693	$119	$29,617	$4,839	$31,310	$4,958
U.S. Treasury, government and agency	111	2	4,361	1,100	4,472	1,102
States and political subdivisions	10	—	244	64	254	64
Foreign governments	8	1	514	109	522	110
Residential mortgage-backed	74	1	1,030	127	1,104	128
Asset-backed	238	—	5,499	107	5,737	107
Commercial mortgage-backed	62	11	2,796	490	2,858	501

Total at December 31, 2023	$2,196	$134	$44,061	$6,836	$46,257	$6,970

The Company maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 1.1% of total corporate securities. The largest exposures to a single issuer of corporate securities held as of December 31, 2024 and 2023 were $400 million and $360 million, respectively, representing 13.9% and 21.9% of the total consolidated equity of the Company.

Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the NAIC designation of 3 (medium investment grade), 4 or 5 (below investment grade) or 6 (in or near default). As of December 31, 2024 and 2023, respectively, approximately $1.6 billion and $2.5 billion, or 2.6% and 4.1%, of the $61.7 billion and $61.9 billion aggregate amortized cost of fixed maturities held by the Company were considered to be other than investment grade. These securities had gross unrealized losses of $62 million and $102 million as of December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, respectively, the $7.7 billion and $6.8 billion of gross unrealized losses of twelve months or more were primarily concentrated in corporate securities. In accordance with the policy described in Note 2 of the Notes to these Consolidated Financial Statements, the Company concluded that an adjustment to the allowance for credit losses for these securities was not warranted at either December 31, 2024 or December 31, 2023. As of December 31, 2024 and 2023, the Company did not intend to sell the securities nor will it likely be required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Based on the Company’s evaluation both qualitatively and quantitatively of the drivers of the decline in fair value of fixed maturity securities as of December 31, 2024, the Company determined that the unrealized loss was primarily due to increases in interest rates and credit spreads.

Securities Lending

Beginning in 2023, the Company entered into securities lending agreements with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2024 and 2023, the estimated fair value of loaned securities was $114 million and $91 million. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as cash collateral, calculated daily. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. As of December 31, 2024 and 2023, cash collateral received in the amount of $117 million and $93 million was invested by the agent bank. A securities lending payable for the overnight and continuous loans is included in other liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as net investment income and were not material for the years ended December 31, 2024 and 2023.

Mortgage Loans on Real Estate

In September 2023, the Company began investing in residential mortgage loans. Accrued interest receivable on commercial, agricultural and residential mortgage loans as of December 31, 2024 and 2023 was $84 million and $81 million, respectively. There was no accrued interest written off for commercial, agricultural and residential mortgage loans for the years ended December 31, 2024 and 2023.

As of December 31, 2024, the Company foreclosed on one commercial mortgage loan that had an amortized cost of $108 million and an associated allowance of $54 million, that it re-acquired as wholly owned real estate with a cost of $56 million. As of December 31, 2024, there were no other mortgage loans for which foreclosure was probable.

Allowance for Credit Losses on Mortgage Loans

The change in the allowance for credit losses for commercial, agricultural and residential mortgage loans were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Allowance for credit losses on mortgage loans:
Commercial mortgages:
Balance, beginning of period	$270	$123	$57
Current-period provision for expected credit losses	58	147	66
Write-offs charged against the allowance	(75)	—	—
Recoveries of amounts previously written off	—	—	—

Net change in allowance	(17)	147	66

Balance, end of period	$253	$270	$123

Agricultural mortgages:
Balance, beginning of period	$6	$6	$5
Current-period provision for expected credit losses	9	—	1
Write-offs charged against the allowance	—	—	—
Recoveries of amounts previously written off	—	—	—

Net change in allowance	9	—	1

Balance, end of period	$15	$6	$6

Residential mortgages:
Balance, beginning of period	$1	$—	$—
Current-period provision for expected credit losses	1	1	—
Write-offs charged against the allowance	—	—	—
Recoveries of amounts previously written off	—	—	—

Net change in allowance	1	1	—

Balance, end of period	$2	$1	$—

Total allowance for credit losses	$270	$277	$129

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The change in the allowance for credit losses is attributable to:

•	increases/decreases in the loan balance due to new originations, maturing mortgages, and loan amortization and

•	changes in credit quality and economic assumptions.

Credit Quality Information

The Company’s commercial and agricultural mortgage loans segregated by risk rating exposure were as follows:

Loan to Value (“LTV”) Ratios(1)(3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$150	$280	$137	$212	$269	$1,531	$—	$—	$2,579
50% - 70%	703	692	1,622	628	318	2,083	441	201	6,688
70% - 90%	—	246	707	918	396	1,187	101	206	3,761
90% plus	—	—	616	322	309	1,290	—	—	2,537

Total commercial	$853	$1,218	$3,082	$2,080	$1,292	$6,091	$542	$407	$15,565

Agricultural:
0% - 50%	$49	$98	$160	$202	$269	$882	$—	$—	$1,660
50% - 70%	160	59	126	130	144	273	—	—	892
70% - 90%	—	—	—	—	—	16	—	—	16
90% plus	—	—	—	—	—	—	—	—	—

Total agricultural	$209	$157	$286	$332	$413	$1,171	$—	$—	$2,568

Total commercial and agricultural mortgage loans:
0% - 50%	$199	$378	$297	$414	$538	$2,413	$—	$—	$4,239
50% - 70%	863	751	1,748	758	462	2,356	441	201	7,580
70% - 90%	—	246	707	918	396	1,203	101	206	3,777
90% plus	—	—	616	322	309	1,290	—	—	2,537

Total commercial and agricultural mortgage loans	$1,062	$1,375	$3,368	$2,412	$1,705	$7,262	$542	$407	$18,133

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Debt Service Coverage (“DSC”) Ratios(2)(3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$150	$176	$609	$1,255	$916	$3,301	$—	$—	$6,407
1.8x to 2.0x	—	75	50	149	376	607	176	182	1,615
1.5x to 1.8x	283	211	727	—	—	1,060	44	189	2,514
1.2x to 1.5x	273	381	542	433	—	661	—	—	2,290
1.0x to 1.2x	147	366	643	193	—	359	322	36	2,066
Less than 1.0x	—	9	511	50	—	103	—	—	673

Total commercial	$853	$1,218	$3,082	$2,080	$1,292	$6,091	$542	$407	$15,565

Agricultural:
Greater than 2.0x	$12	$5	$41	$34	$57	$157	$—	$—	$306
1.8x to 2.0x	11	17	24	54	28	79	—	—	213
1.5x to 1.8x	49	11	44	27	120	175	—	—	426
1.2x to 1.5x	47	46	89	138	113	422	—	—	855
1.0x to 1.2x	71	47	63	68	87	307	—	—	643
Less than 1.0x	19	31	25	11	8	31	—	—	125

Total agricultural	$209	$157	$286	$332	$413	$1,171	$—	$—	$2,568

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$162	$181	$650	$1,289	$973	$3,458	$—	$—	$6,713
1.8x to 2.0x	11	92	74	203	404	686	176	182	1,828
1.5x to 1.8x	332	222	771	27	120	1,235	44	189	2,940
1.2x to 1.5x	320	427	631	571	113	1,083	—	—	3,145
1.0x to 1.2x	218	413	706	261	87	666	322	36	2,709
Less than 1.0x	19	40	536	61	8	134	—	—	798

Total commercial and agricultural mortgage loans	$1,062	$1,375	$3,368	$2,412	$1,705	$7,262	$542	$407	$18,133

(1)	The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)	The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)	Residential mortgage loans are excluded from the above tables.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

LTV Ratios(1)(3)

	December 31, 2023
	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
0% - 50%	$191	$164	$129	$35	$—	$1,540	$—	$—	$2,059
50% - 70%	703	1,916	671	750	299	2,319	463	96	7,217
70% - 90%	308	1,197	1,236	523	245	1,384	37	35	4,965
90% plus	—	—	66	54	92	858	—	—	1,070

Total commercial	$1,202	$3,277	$2,102	$1,362	$636	$6,101	$500	$131	$15,311

Agricultural:
0% - 50%	$102	$162	$191	$235	$132	$802	$—	$—	$1,624
50% - 70%	60	146	152	201	58	288	—	—	905
70% - 90%	—	—	—	—	—	16	—	—	16
90% plus	—	—	—	—	—	—	—	—	—

Total agricultural	$162	$308	$343	$436	$190	$1,106	$—	$—	$2,545

Total commercial and agricultural mortgage loans:
0% - 50%	$293	$326	$320	$270	$132	$2,342	$—	$—	$3,683
50% - 70%	763	2,062	823	951	357	2,607	463	96	8,122
70% - 90%	308	1,197	1,236	523	245	1,400	37	35	4,981
90% plus	—	—	66	54	92	858	—	—	1,070

Total commercial and agricultural mortgage loans	$1,364	$3,585	$2,445	$1,798	$826	$7,207	$500	$131	$17,856

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

DSC Ratios(2)(3)

	December 31, 2023
	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial and agricultural mortgage loans:
Commercial:
Greater than 2.0x	$175	$693	$1,125	$1,135	$249	$3,256	$—	$—	$6,633
1.8x to 2.0x	—	—	182	167	171	662	383	96	1,661
1.5x to 1.8x	80	1,060	234	—	162	924	—	—	2,460
1.2x to 1.5x	469	687	457	—	11	838	41	—	2,503
1.0x to 1.2x	470	668	38	—	43	317	76	35	1,647
Less than 1.0x	8	169	66	60	—	104	—	—	407

Total commercial	$1,202	$3,277	$2,102	$1,362	$636	$6,101	$500	$131	$15,311

Agricultural:
Greater than 2.0x	$7	$50	$36	$59	$20	$179	$—	$—	$351
1.8x to 2.0x	18	16	56	33	23	61	—	—	207
1.5x to 1.8x	12	50	31	109	17	193	—	—	412
1.2x to 1.5x	46	111	148	170	98	365	—	—	938
1.0x to 1.2x	47	57	68	57	26	284	—	—	539
Less than 1.0x	32	24	4	8	6	24	—	—	98

Total agricultural	$162	$308	$343	$436	$190	$1,106	$—	$—	$2,545

Total commercial and agricultural mortgage loans:
Greater than 2.0x	$182	$743	$1,161	$1,194	$269	$3,435	$—	$—	$6,984
1.8x to 2.0x	18	16	238	200	194	723	383	96	1,868
1.5x to 1.8x	92	1,110	265	109	179	1,117	—	—	2,872
1.2x to 1.5x	515	798	605	170	109	1,203	41	—	3,441
1.0x to 1.2x	517	725	106	57	69	601	76	35	2,186
Less than 1.0x	40	193	70	68	6	128	—	—	505

Total commercial and agricultural mortgage loans	$1,364	$3,585	$2,445	$1,798	$826	$7,207	$500	$131	$17,856

(1)	The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)	The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)	Residential mortgage loans are excluded from the above tables.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The amortized cost of residential mortgage loans by credit quality indicator and origination year was as follows:

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Total
	(in millions)

Performance indicators:
Performing	$—	$247	$114	$70	$2	$2	$435
Nonperforming	—	—	—	—	—	—	—

Total	$—	$247	$114	$70	$2	$2	$435

	December 31, 2023
	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Total
	(in millions)

Performance indicators:
Performing	$98	$121	$74	$2	$1	$2	$298
Nonperforming	—	—	—	—	—	—	—

Total	$98	$121	$74	$2	$1	$2	$298

Past-Due and Nonaccrual Mortgage Loan Status

The aging analysis of past-due mortgage loans were as follows:

Age Analysis of Past Due Mortgage Loans(1)

	Accruing Loans						Non- accruing Loans	Total Loans	Non- accruing Loans with No Allowance	Interest Income on Non- accruing Loans
	Past Due				Current	Total
	30-59 Days	60-89 Days	90 Days or More	Total
	(in millions)

December 31, 2024:
Mortgage loans:
Commercial	$—	$—	$—	$—	$15,508	$15,508	$57	$15,565	$—	$1
Agricultural	12	1	33	46	2,486	2,532	36	2,568	—	—
Residential	—	1	—	1	434	435	—	435	—	—

Total	$12	$2	$33	$47	$18,428	$18,475	$93	$18,568	$—	$1

December 31, 2023:
Mortgage loans:
Commercial	$32	$—	$—	$32	$15,045	$15,077	$234	$15,311	$—	$7
Agricultural	7	5	40	52	2,474	2,526	19	2,545	—	—
Residential	—	—	—	—	298	298	—	298	—	—

Total	$39	$5	$40	$84	$17,817	$17,901	$253	$18,154	$—	$7

(1)	Amounts presented at amortized cost basis.

As of December 31, 2024 and 2023, the amortized cost of problem mortgage loans that had been classified as non-accrual loans were $36 million and $127 million, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Troubled Debt Restructuring

There were no TDRs during the three months ended December 31, 2024. There was one TDR during the year ended December 31, 2024. The Company granted a modification splitting the commercial mortgage loan into two notes. One note retaining the original loan terms and the second note with an increased interest rate to market terms and required management of excess cash. The loans have an amortized cost of $65 million. The impact to Investment income or gains (losses) as a result of this modification for the year ended December 31, 2024 was not material to the consolidated financial statements.

During 2023, the Company granted modification of interest rates on four commercial mortgage loans, but not to market terms and required management of excess cash. The loans have an amortized cost of $228 million which represents 1.5% of total commercial mortgage loans. Two of the four loans also have term extensions of 17 months to 4 years. The impact to Investment income or gains (losses) as a result of these modifications in 2023 was not material to the consolidated financial statements. For the accounting policy pertaining to our TDRs see Note 2 of the Notes to these Consolidated Financial Statements.

The above modifications are performing in accordance with their restructured terms.

Equity Securities

The breakdown of unrealized and realized gains and (losses) on equity securities was as follows:

Unrealized and Realized Gains (Losses) from Equity Securities

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Net investment gains (losses) recognized during the period on securities held at the end of the period	$20	$31	$(109)
Net investment gains (losses) recognized on securities sold during the period	(3)	(8)	(36)

Unrealized and realized gains (losses) on equity securities	$17	$23	$(145)

Trading Securities

As of December 31, 2024 and 2023, respectively, the fair value of the Company’s trading securities was $809 million and $257 million. As of December 31, 2024 and 2023, respectively, trading securities included the General Account’s investment in Separate Accounts had carrying values of $63 million and $48 million.

The breakdown of net investment income (loss) from trading securities was as follows:

Net Investment Income (Loss) from Trading Securities

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Net investment gains (losses) recognized during the period on securities held at the end of the period	$25	$19	$(35)
Net investment gains (losses) recognized on securities sold during the period	(2)	(5)	(6)

Unrealized and realized gains (losses) on trading securities	23	14	(41)
Interest and dividend income from trading securities	27	12	13

Net investment income (loss) from trading securities	$50	$26	$(28)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Net Investment Income (Loss)

The following table breaks out net investment income (loss) by asset category:

	Year Ended December 31, 2024
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)

Fixed maturities	$1,574	$1,012	$2,586
Mortgage loans on real estate	581	334	915
Other equity investments	169	23	192
Policy loans	191	14	205
Trading securities	50	—	50
Other investment income	(129)	34	(95)

Gross investment income (loss)	2,436	1,417	3,853

Investment expenses	(222)	(128)	(350)

Net investment income (loss)	$2,214	$1,289	$3,503

	Year Ended December 31, 2023
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)

Fixed maturities	$1,936	$828	$2,764
Mortgage loans on real estate	542	261	803
Other equity investments	125	(21)	104
Policy loans	188	11	199
Trading securities	26	—	26
Other investment income	8	22	30

Gross investment income (loss)	2,825	1,101	3,926

Investment expenses	(229)	(96)	(325)

Net investment income (loss)	$2,596	$1,005	$3,601

	Year Ended December 31, 2022
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)

Fixed maturities	$2,478	$—	$2,478
Mortgage loans on real estate	586	—	586
Other equity investments	74	—	74
Policy loans	203	—	203
Trading securities	(28)	—	(28)
Other investment income	57	—	57

Gross investment income (loss)	3,370	—	3,370

Investment expenses	(293)	—	(293)

Net investment income (loss)	$3,077	$—	$3,077

(1)	“NI Modco” represents modco arrangement on non-insulated Separate Accounts as part of the Reinsurance Treaty with Equitable America.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Investment Gains (Losses), Net

Investment gains (losses), net including changes in the valuation allowances and credit losses are as follows:

	Year Ended December 31, 2024
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)
Fixed maturities	$(29)	$(32)	$(61)
Mortgage loans on real estate	(38)	(32)	(70)
Other equity investments(1)	—	—	—
Other	6	—	6

Investment gains (losses), net	$(61)	$(64)	$(125)

	Year Ended December 31, 2023
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)
Fixed maturities	$(497)	$(155)	$(652)
Mortgage loans on real estate	(59)	(90)	(149)
Other equity investments	—	—	—
Other	1	—	1

Investment gains (losses), net	$(555)	$(245)	$(800)

	Year Ended December 31, 2022
	Excluding(1) Funds Withheld and NI Modco	Funds Withheld and NI Modco	Total
	(in millions)

Fixed maturities	$(885)	$—	$(885)
Mortgage loans on real estate	(66)	—	(66)
Other equity investments	—	—	—
Other	(11)	—	(11)

Investment gains (losses), net	$(962)	$—	$(962)

(1)	“NI Modco” represents modco arrangement on non-insulated Separate Accounts as part of the Reinsurance Treaty with Equitable America.

For the years ended December 31, 2024, 2023 and 2022, respectively, investment results passed through to certain participating group annuity contracts as interest credited to policyholders’ account balances totaled $2 million, $1 million and $1 million.

4)	DERIVATIVES

The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by applicable states’ insurance law. Derivatives are generally not accounted for using hedge accounting, with the exception of TIPS and cash flow hedges,

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

which are discussed further below. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts are used in these hedging programs, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, bond and bond-index total return swaps, swaptions, variance swaps and equity options, credit and foreign exchange derivatives, as well as bond and repo transactions to support the hedging. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets. In addition, as part of its hedging strategy, the Company targets an asset level for all variable annuity products at or above a CTE98 level under most economic scenarios (CTE is a statistical measure of tail risk which quantifies the total asset requirement (“TAR”) to sustain a loss if an event outside a given probability level has occurred. CTE98 denotes the financial resources a company would need to cover the average of the worst 2% of scenarios.)

Derivatives Utilized to Hedge Exposure to Variable Annuities with Guarantee Features

The Company has issued and continues to offer variable annuity products with GMxB features which are accounted for as market risk benefits. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB feature and are accounted for as market risk benefits is that under-performance of the financial markets could result in the GMxB features benefits being higher than what accumulated policyholders’ account balances would support.

For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience compared to expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. A portion of exposure to realized equity volatility is hedged using equity options and variance swaps and a portion of exposure to credit risk is hedged using total return swaps on fixed income indices. Additionally, the Company is party to total return swaps for which the reference U.S. Treasury securities are contemporaneously purchased from the market and sold to the swap counterparty. As these transactions result in a transfer of control of the U.S. Treasury securities to the swap counterparty, the Company derecognizes these securities with consequent gain or loss from the sale. The Company has also purchased reinsurance contracts to mitigate the risks associated with GMDB features and the impact of potential market fluctuations on future policyholder elections of GMIB features contained in certain annuity contracts issued by the Company. The reinsurance of these features is accounted for as purchased market risk benefits. In addition, on June 1, 2021, we ceded legacy variable annuity policies sold by Equitable Financial between 2006-2008 (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate GMIB and/or GMDB guarantees to CS Life. As this contract provides full risk transfer and thus has the same risk attributes as the underlying direct contracts, the benefits of this treaty are accounted for in the same manner as the underlying gross reserves and therefore the amounts due from reinsurers related to the GMIB and GMDB are accounted for as purchased market risk benefits.

The Company has in place an economic hedge program using U.S. Treasury futures to partially protect the overall profitability of future variable annuity sales against declining interest rates.

Derivatives Utilized to Hedge Crediting Rate Exposure on SCS, SIO, MSO and IUL Products/Investment Options

The Company hedges crediting rates in the SCS variable annuity, SIO in the EQUI-VEST variable annuity series, MSO in the variable life insurance products and IUL insurance products. These products permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment.

In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers, thereby substantially reducing any exposure to market-related earnings volatility.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Derivatives Used to Hedge Equity Market Risks Associated with the General Account’s Seed Money Investments in Retail Mutual Funds

The Company’s General Account seed money investments in retail mutual funds expose us to market risk, including equity market risk which is partially hedged through equity-index futures contracts to minimize such risk.

Derivatives Used for General Account Investment Portfolio

The Company purchased credit default swaps to mitigate its exposure to a reference entity through cash positions. These positions do not replicate credit spreads.

The Company purchased 30-year TIPS and other sovereign bonds, both inflation-linked and non-inflation linked, as General Account investments and enters into asset or cross-currency basis swaps, to result in payment of the given bond’s coupons and principal at maturity in the bond’s specified currency to the swap counterparty in return for fixed dollar amounts. These swaps, when considered in combination with the bonds, together result in a net position that is intended to replicate a dollar-denominated fixed-coupon cash bond with a yield higher than a term-equivalent U.S. Treasury bond.

Derivatives Utilized to Hedge Exposure to Foreign Currency Denominated Cash Flows

The Company purchases private placement debt securities and issues funding agreements in the Funding Agreement

Backed Notes (“FABN”) program in currencies other than its functional U.S. dollar currency. The Company enters into cross currency swaps with external counterparties to hedge the exposure of the foreign currency denominated cash flows of these instruments. The foreign currency received from or paid to the cross currency swap counterparty is exchanged for fixed U.S. dollar amounts with improved net investment yields or net product costs over equivalent U.S. dollar denominated instruments issued at that time. The transactions are accounted for as cash flow hedges when they are designated in hedging relationships and qualify for hedge accounting.

These cross currency swaps are for the period the foreign currency denominated private placement debt securities and funding agreement are outstanding, with the longest cross currency swap expiring in 2033. Since these cross currency swaps are designated and qualify as cash flow hedges, the corresponding interest accruals are recognized in net investment income and in interest credited to policyholders’ account balances.

The tables below present quantitative disclosures about the Company’s derivative instruments designated in hedging relationships and derivative instruments which have not been designated in hedging relationships, including those embedded in other contracts required to be accounted for as derivative instruments.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table presents the gross notional amount and fair value of the Company’s derivatives:

Derivative Instruments by Category

	December 31, 2024
		Fair Value
	Notional Amount	Notional Amount- FWH and NI Modco	Derivative Assets	Derivative Assets - FWH and NI Modco	Derivative Liabilities	Derivative Liabilities - FWH and NI Modco	Net Derivatives
	(in millions)
Derivatives: designated for hedge accounting(1)
Cash flow hedges:
Currency swaps	$2,574	$—	$101	$—	$94	$—	$7
Interest swaps	952	—	—	—	306	—	(306)

Total: designated for hedge accounting	3,526	—	101	—	400	—	(299)
Derivatives: not designated for hedge accounting(1)
Equity contracts:
Futures	5,500	3,838	—	—	—	—	—
Swaps	1,837	14,210	3	59	5	—	57
Options	10,892	45,863	3,691	12,929	842	2,581	13,197
Interest rate contracts:
Futures	1,679	6,137	—	—	—	—	—
Swaps	340	314	—	—	29	12	(41)
Credit contracts:
Credit default swaps	75	—	—	—	1	—	(1)
Currency contracts:
Currency swaps	828	—	26	—	—	—	26
Other freestanding contracts:
Margin	—	—	276	210	—	—	486
Collateral	—	—	132	—	13,737	—	(13,605)

Total: Not designated for hedge accounting	21,151	70,362	4,128	13,198	14,614	2,593	119

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features(2)(5)	—	—	9,322	—	12,605	—	(3,283)
Funds withheld payable(3)	—	—	—	—	150	—	(150)
Modco payable(4)	—	—	(345)	—	—	—	(345)

Total embedded derivatives	—	—	8,977	—	12,755	—	(3,778)

Total derivative instruments	$24,677	$70,362	$13,206	$13,198	$27,769	$2,593	$(3,958)

(1)	Reported in other invested assets in the consolidated balance sheets.
(2)	Reported in policyholders’ account balances in the consolidated balance sheets.
(3)	Reported in funds withheld payable in the consolidated balance sheets.
(4)	Recorded in amounts due to reinsurers.
(5)	SCS embedded derivative asset is recorded as a modco receivable. This is presented net in the consolidated balance sheets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	December 31, 2023
			Fair Value
	Notional Amount	Notional Amount - FWH and NI Modco	Derivative Assets	Derivative Assets - FWH and NI Modco	Derivative Liabilities	Derivative Liabilities - FWH and NI Modco	Net Derivatives
	(in millions)
Derivatives: designated for hedge accounting(1)
Cash flow hedges:
Currency swaps	$2,358	$—	$79	$—	$90	$—	$(11)
Interest swaps	952	—	—	—	311	—	(311)

Total: designated for hedge accounting	3,310	—	79	—	401	—	(322)
Derivatives: not designated for hedge accounting(1)
Equity contracts:
Futures	2,055	3,429	—	—	—	—	—
Swaps	1,996	12,930	7	45	—	—	52
Options	7,445	41,501	2,169	9,675	524	2,203	9,117
Interest rate contracts:
Futures	1,000	6,572	—	—	—	—	—
Swaps	495	2,381	34	83	1	1	115
Credit contracts:
Credit default swaps	103	—	—	—	2	—	(2)
Currency contracts:
Currency swaps	823	—	—	—	27	—	(27)
Other freestanding contracts:
Margin	—	—	96	231	—	—	327
Collateral	—	—	75	—	8,276	—	(8,201)

Total: Not designated for hedge accounting	13,917	66,813	2,381	10,034	8,830	2,204	1,381

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features(2)(5)	—	—	7,140	—	9,081	—	(1,941)
Funds withheld payable(3)	—	—	—	—	100	—	(100)
Modco payable(4)	—	—	(411)	—	—	—	(411)

Total embedded derivatives	—	—	6,729	—	9,181	—	(2,452)

Total derivative instruments	$17,227	$66,813	$9,189	$10,034	$18,412	$2,204	$(1,393)

(1)	Reported in other invested assets in the consolidated balance sheets.
(2)	Reported in policyholders’ account balances in the consolidated balance sheets.
(3)	Reported in funds withheld payable in the consolidated balance sheets.
(4)	Recorded in amounts due from reinsurers in the consolidated balance sheets.
(5)	SCS embedded derivative asset is recorded as a modco receivable. This is presented net in the consolidated balance sheets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table presents the effects of derivative instruments on the consolidated statements of income (loss) and comprehensive income (loss):

	Year Ended December 31, 2024					Year Ended December 31, 2023
	Net Derivatives Gains (Losses)(1)(2)	Net-FWH and NI modco Derivatives Gains (Losses)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI	Net Derivatives Gains (Losses)(1)(2)	Net-FWH and NI modco Derivatives Gains (Losses)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI
	(in millions)
Derivative instruments:
Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$2	$—	$15	$(49)	$56	$(4)	$—	$13	$(23)	$(12)
Interest swaps	—	—	(11)	—	32	(18)	—	58	—	(40)

Total: designated for hedge accounting	2	—	4	(49)	88	(22)	—	71	(23)	(52)
Derivatives: not designated for hedge accounting
Equity contracts:
Futures	173	(222)	—	—	—	(32)	(266)	—	—	—
Swaps	(193)	(1,630)	—	—	—	(797)	(1,187)	—	—	—
Options	1,082	4,326	—	—	—	2,117	3,321	—	—	—
Interest rate contracts:
Futures	(67)	72	—	—	—	(9)	56	—	—	—
Swaps	(61)	(262)	—	—	—	(8)	20	—	—	—
Swaptions	—	—	—	—	—	—	—	—	—	—
Credit contracts:
Credit default swaps	—	—	—	—	—	(1)	—	—	—	—
Currency contracts:
Currency swaps	29	—	—	—	—	(23)	—	—	—	—
Currency forwards	—	—	—	—	—	—	—	—	—	—
Other contracts:
Margin	—	—	—	—	—	—	—	—	—	—
Collateral	—	—	—	—	—	—	—	—	—	—

Total: not designated for hedge accounting	963	2,284	—	—	—	1,247	1,944	—	—	—
Embedded derivatives:
SCS, SIO, MSO and IUL indexed features	(1,416)	—	—	—	—	(2,357)	—	—	—	—
Funds withheld payable	1,320	—	—	—	—	858	—	—	—	—
Modco payable	(4,801)	—	—	—	—	(4,067)	—	—	—	—

Total embedded derivatives	(4,897)	—	—	—	—	(5,566)	—	—	—	—

Total derivatives	$(3,932)	$2,284	$4	$(49)	$88	$(4,341)	$1,944	$71	$(23)	$(52)

(1)	Reported in net derivative gains (losses) in the consolidated statements of income (loss).
(2)

Investment fees of $19 million and $18 million for the years ended December 31, 2024 and 2023, respectively, are reported in net derivative gains (losses) in the consolidated statements of income (loss).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2022
	Net Derivatives Gain (Losses)(1)(2)	Net-FWH and NI modco Derivatives Gains (Losses)	Net Investment Income	Interest Credited To Policyholders Account Balances	AOCI
	(in millions)
Derivatives: Designated for hedge accounting
Cash flow hedges:
Currency Swaps	$19	$—	$7	$(4)	$24
Interest Swaps	(86)	—	—	—	206

Total: Designated for hedge accounting	(67)		7	(4)	230
Derivatives: Not designated for hedge accounting
Equity contracts:
Futures	349	—	—	—	—
Swaps	2,626	—	—	—	—
Options	(2,752)	—	—	—	—
Interest rate contracts:
Futures	(1,645)	—	—	—	—
Swaps	(492)	—	—	—	—
Credit contracts:
Credit default swaps	8	—	—	—	—
Currency contracts:
Currency swaps	10	—	—	—	—
Currency forwards	—	—	—	—	—
Other contracts:
Margin	—	—	—	—	—
Collateral	—	—	—	—	—

Total: Not designated for hedge accounting	(1,896)	—	—	—	—
Embedded Derivatives:
SCS, SIO, MSO and IUL indexed features	2,857	—	—	—	—
Funds withheld payable	—	—	—	—	—
Modco payable	—	—	—	—	—

Total Embedded Derivatives	2,857	—	—	—	—

Total derivatives instruments	$894	$—	$7	$(4)	$230

(1)	Reported in net derivative gains (losses) in the consolidated statements of income (loss).
(2)	Investment fees of $16 million for the year ended December 31, 2022, are reported in net derivative gains (losses) in the consolidated statements of income (loss).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table presents a roll-forward of cash flow hedges recognized in AOCI:

Roll-forward of Cash flow hedges in AOCI

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$(29)	$22	$(208)
Amount recorded in AOCI
Currency swaps	16	(23)	29
Interest swaps	5	(17)	102

Total amount recorded in AOCI	21	(40)	131
Amount reclassified (to) from income to AOCI
Currency swaps(1)	40	11	(5)
Interest swaps(1)	27	(22)	104

Total amount reclassified (to) from income to AOCI	67	(11)	99

Balance, end of period(2)	$59	$(29)	$22

(1)

Currency swaps income is reported in net investment income in the consolidated statements of income (loss). Interest swaps income is reported in net derivative gains (losses) in the consolidated statements of income (loss).

(2)

The Company does not estimate the amount of the deferred losses in AOCI at years ended December 31, 2024, 2023 and 2022 which will be released and reclassified into net income (loss) over the next 12 months as the amounts cannot be reasonably estimated.

Equity-Based and Treasury Futures Contracts Margin

All outstanding equity-based and treasury futures contracts as of December 31, 2024 and 2023 are exchange-traded and net settled daily in cash. As of December 31, 2024 and 2023, respectively, the Company had open exchange-traded futures positions on: (i) the S&P 500, Nasdaq, Russell 2000 and Emerging Market indices, having initial margin requirements of $447 million and $248 million, (ii) the 2-year, 5-year and 10-year U.S. Treasury Notes on U.S. Treasury bonds and ultra-long bonds, having initial margin requirements of $45 million and $100 million, and (iii) the Euro Stoxx, FTSE 100, Topix, ASX 200 and EAFE indices as well as corresponding currency futures on the Euro/U.S. dollar, Pound/U.S. dollar, Australian dollar/U.S. dollar, and Yen/U.S. dollar, having initial margin requirements of $11 million and $14 million.

Collateral Arrangements

The Company generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities, U.S. government and government agency securities and investment grade corporate bonds. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. As of December 31, 2024 and 2023, respectively, the Company held $13.7 billion and $8.3 billion in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral is reported in other invested assets. The Company posted collateral of $132 million and $75 million as of December 31, 2024 and 2023, respectively, in the normal operation of its collateral arrangements. The Company is exposed to losses in the event of non-performance by counterparties to financial derivative transactions with a positive fair value. The Company manages credit risk by: (i) entering into derivative transactions with highly rated major international financial institutions and other creditworthy counterparties governed by master netting agreements, as applicable; (ii) trading through central clearing and OTC parties; (iii) obtaining collateral, such as cash and securities, when appropriate; and (iv) setting limits on single party credit exposures which are subject to periodic management review.

Substantially all of the Company’s derivative agreements have zero thresholds which require daily full collateralization by the party in a liability position. In addition, certain of the Company’s derivative agreements contain credit-risk related contingent features; if the credit rating of one of the parties to the derivative agreement is to fall below a certain level, the party with positive fair value could request termination at the then fair value or demand immediate full collateralization from the party whose credit rating fell and is in a net liability position.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

As of December 31, 2024 and 2023 there were no net liability derivative positions with counterparties with credit risk-related contingent features whose credit rating has fallen. All derivatives have been appropriately collateralized by the Company or the counterparty in accordance with the terms of the derivative agreements.

The following tables presents information about the Company’s offsetting of financial assets and liabilities and derivative instruments:

Offsetting of Financial Assets and Liabilities and Derivative Instruments

As of December 31, 2024

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets(1)	Net Amount
	(in millions)
Assets:
Derivative assets	$17,427	$11,503	$5,924	$(5,432)	$492
Secured lending	117	—	117	—	117
Other financial assets	1,409	—	1,409	—	1,409

Other invested assets	$18,953	$11,503	$7,450	$(5,432)	$2,018

Liabilities:
Derivative liabilities	$12,176	$11,503	$673	$—	$673
Secured lending	117	—	117	—	117
Other financial liabilities	2,015	—	2,015	—	2,015

Other liabilities	$14,308	$11,503	$2,805	$—	$2,805

(1)	Financial instruments sent (held).

As of December 31, 2023

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets(1)	Net Amount
	(in millions)
Assets:
Derivative assets	$12,495	$8,326	$4,169	$(3,076)	$1,093
Secured lending	93	—	93	—	93
Other financial assets	1,690	—	1,690	—	1,690

Other invested assets	$14,278	$8,326	$5,952	$(3,076)	$2,876

Liabilities:
Derivative liabilities	$8,359	$8,326	$33	$—	$33
Secured lending	93	—	93	—	93
Other financial liabilities	2,370	—	2,370	—	2,370

Other liabilities	$10,822	$8,326	$2,496	$—	$2,496

(1)	Financial instruments sent (held).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

5)	CLOSED BLOCK

As a result of demutualization, the Company’s Closed Block was established in 1992 for the benefit of certain individual participating policies that were in force on that date. Assets, liabilities and earnings of the Closed Block are specifically identified to support its participating policyholders.

Assets allocated to the Closed Block inure solely to the benefit of the Closed Block policyholders and will not revert to the benefit of the Company. No reallocation, transfer, borrowing or lending of assets can be made between the Closed Block and other portions of the Company’s General Account, any of its Separate Accounts or any affiliate of the Company without the approval of the NYDFS. Closed Block assets and liabilities are carried on the same basis as similar assets and liabilities held in the General Account.

The excess of Closed Block liabilities over Closed Block assets (adjusted to exclude the impact of related amounts in AOCI) represents the expected maximum future post-tax earnings from the Closed Block that would be recognized in income from continuing operations over the period the policies and contracts in the Closed Block remain in force. As of January 1, 2001, the Company has developed an actuarial calculation of the expected timing of the Closed Block’s earnings.

If the actual cumulative earnings from the Closed Block are greater than the expected cumulative earnings, only the expected earnings will be recognized in net income. Actual cumulative earnings in excess of expected cumulative earnings at any point in time are recorded as a policyholder dividend obligation because they will ultimately be paid to Closed Block policyholders as an additional policyholder dividend unless offset by future performance that is less favorable than originally expected. If a policyholder dividend obligation has been previously established and the actual Closed Block earnings in a subsequent period are less than the expected earnings for that period, the policyholder dividend obligation would be reduced (but not below zero). If, over the period the policies and contracts in the Closed Block remain in force, the actual cumulative earnings of the Closed Block are less than the expected cumulative earnings, only actual earnings would be recognized in income from continuing operations. If the Closed Block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from assets outside the Closed Block.

Many expenses related to Closed Block operations, including amortization of DAC, are charged to operations outside of the Closed Block; accordingly, net revenues of the Closed Block do not represent the actual profitability of the Closed Block operations. Operating costs and expenses outside of the Closed Block are, therefore, disproportionate to the business outside of the Closed Block.

Summarized financial information for the Company’s Closed Block is as follows:

	December 31, 2024	December 31, 2023
	(in millions)
Closed Block Liabilities:
Future policy benefits, policyholders’ account balances and other	$5,213	$5,461
Other liabilities	62	57

Total Closed Block liabilities	5,275	5,518

Assets Designated to the Closed Block:
Fixed maturities AFS, at fair value (amortized cost of $2,888 and $2,945) (allowance for credit losses of $0 and $0)	2,746	2,800
Mortgage loans on real estate (net of allowance for credit losses of $21 and $13)	1,531	1,612
Policy loans	523	554
Cash and other invested assets	17	58
Other assets	130	150

Total assets designated to the Closed Block	4,947	5,174

Excess of Closed Block liabilities over assets designated to the Closed Block	328	344
Amounts included in AOCI:
Net unrealized investment gains (losses), net of policyholders’ dividend obligation: $0 and $0; and net of income tax: $30 and $31	(112)	(115)

Maximum future earnings to be recognized from Closed Block assets and liabilities	$216	$229

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company’s Closed Block revenues and expenses were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenues:
Premiums and other income	$109	$115	$125
Net investment income (loss)	204	209	221
Investment gains (losses), net	(9)	(8)	(3)

Total revenues	304	316	343

Benefits and Other Deductions:
Policyholders’ benefits and dividends	286	309	330
Other operating costs and expenses	2	—	2

Total benefits and other deductions	288	309	332

Net income (loss), before income taxes	16	7	11
Income tax (expense) benefit	(3)	(2)	3

Net income (loss)	$13	$5	$14

6)	DAC AND OTHER DEFERRED ASSETS/LIABILITIES

The following table presents a reconciliation of DAC to the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Term	$314	$338
UL	26	22
VUL	251	182
GMxB Core	1,386	1,483
EQUI-VEST Individual	143	150
Investment Edge	155	150
SCS	1,284	1,282
GMxB Legacy	199	208
EQUI-VEST Group	716	723
Momentum	83	82
Closed Block	107	117
Other	21	22

Total	$4,685	$4,759

Annually, or as circumstances warrant, the Company reviews the associated decrements assumptions (i.e., mortality and lapse) based on our multi-year average of companies experience with actuarial judgements to reflect other observable industry trends. In addition to DAC, the unearned revenue liability and SIA use similar techniques and quarterly update processes for balance amortization.

During the third quarter of 2024, 2023 and 2022, the Company completed its annual assumption update and the impact to the current period amortization of DAC and DAC like balances due to the new assumptions is immaterial. There were no other material changes to the inputs, judgements or calculation processes used in the DAC calculation this period or year.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Changes in the DAC asset were as follows:

	Year Ended December 31, 2024
	Term	UL	VUL	GMxB Core	EI	IE	SCS	GMxB Legacy	EG	Momentum	CB(1)	Total
	(in millions)
Balance, beginning of period	$338	$22	$182	$1,483	$150	$150	$1,282	$208	$723	$82	$117	$4,737
Capitalization(2)	13	6	81	61	11	26	233	24	61	11	—	527
Amortization(3)	(37)	(2)	(12)	(138)	(12)	(15)	(217)	(25)	(45)	(10)	(10)	(523)
Recovery of acquisition cost(4)	—	—	—	(20)	(6)	(6)	(14)	(8)	(23)	—	—	(77)

Balance, end of period	$314	$26	$251	$1,386	$143	$155	$1,284	$199	$716	$83	$107	$4,664

(1)	“CB” defined as Closed Block.
(2)	DAC capitalization of $1 million related to Other not reflected in table above.
(3)	DAC amortization of $2 million related to Other not reflected in table above.
(4)	Related to the Internal Reinsurance Transaction and is recorded in other income.

	Year Ended December 31, 2023
	Term	UL	VUL	GMxB Core	EI	IE	SCS	GMxB Legacy	EG	Momentum	CB	Total
	(in millions)
Balance, beginning of period	$362	$20	$112	$1,585	$156	$147	$1,266	$213	$711	$89	$127	$4,788
Capitalization	15	3	78	52	11	21	223	26	73	10	—	512
Amortization(1)	(39)	(1)	(8)	(138)	(12)	(14)	(194)	(24)	(42)	(17)	(10)	(499)
Recovery of acquisition cost(2)	—	—	—	(16)	(5)	(4)	(13)	(7)	(19)	—	—	(64)

Balance, end of period	$338	$22	$182	$1,483	$150	$150	$1,282	$208	$723	$82	$117	$4,737

(1)	DAC amortization of $4 million related to Other not reflected in table above.
(2)	Related to the Internal Reinsurance Transaction and is recorded in other income.

Changes in the sales inducement assets were as follows:

	Year Ended December 31,
	2024		2023
	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy
	(in millions)
Balance, beginning of period	$126	$179	$137	$200
Capitalization	1	—	1	—
Amortization	(13)	(19)	(12)	(21)

Balance, end of period	$114	$160	$126	$179

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Changes in the unearned revenue liability were as follows:

	Year Ended December 31,
	2024		2023
	UL	VUL	UL	VUL
	(in millions)
Balance, beginning of period	$105	$551	$95	$525
Capitalization	15	72	18	61
Amortization	(8)	(36)	(6)	(35)
Recovery of unearned revenue	(2)	—	(2)	—

Balance, end of period	$110	$587	$105	$551

7)	FAIR VALUE DISCLOSURES

U.S. GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

The Company uses unadjusted quoted market prices to measure fair value for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued are also considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Fair value measurements are required on a non-recurring basis for certain assets only when an impairment or other events occur. As of December 31, 2024 and 2023, no assets or liabilities were required to be measured at fair value on a non-recurring basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below.

Fair Value Measurements as of December 31, 2024

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate(1)	$—	$34,594	$2,051	$36,645
U.S. Treasury, government and agency	—	4,218	—	4,218
States and political subdivisions	—	312	—	312
Foreign governments	—	506	—	506
Residential mortgage-backed(2)	—	1,715	—	1,715
Asset-backed(3)	—	7,470	10	7,480
Commercial mortgage-backed	—	3,136	6	3,142
Redeemable preferred stock	—	59	—	59

Total fixed maturities, AFS	—	52,010	2,067	54,077
Other equity investments	140	245	52	437
Trading securities	243	566	—	809
Other invested assets:
Short-term investments	—	30	—	30
Assets of consolidated VIEs/VOEs	—	—	3	3
Swaps	—	(258)	—	(258)
Credit default swaps	—	(1)	—	(1)
Options	—	13,198	—	13,198

Total other invested assets	—	12,969	3	12,972
Cash equivalents	1,155	45	—	1,200
Purchased market risk benefits	—	—	13,033	13,033
Assets for market risk benefits	—	—	781	781
Separate Accounts assets(4)	122,818	2,483	—	125,301
Modco payable(5)	—	—	(345)	(345)
SCS, SIO, MSO and IUL indexed features’ asset	—	9,322	—	9,322

Total Assets	$124,356	$77,640	$15,591	$217,587

Liabilities:
SCS, SIO, MSO and IUL indexed features’ liability(6)	$—	$12,605	$—	$12,605
Liabilities for market risk benefits	—	—	11,791	11,791
Funds withheld payable(7)	—	—	150	150

Total Liabilities	$—	$12,605	$11,941	$24,546

(1)	Corporate fixed maturities includes both public and private issues.
(2)	Includes publicly traded agency pass-through securities and collateralized obligations.
(3)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)

Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of December 31, 2024 the fair value of such investments was $320 million.

(5)	Reflected in Amounts due from reinsurers.
(6)	SCS embedded derivative asset is recorded as a modco receivable. This is presented net in the consolidated balance sheets.
(7)

As discussed in Note 2, the funds withheld payable is created through a funds withheld and modified coinsurance arrangements where the investments supporting the reinsurance agreement are withheld by and continue to reside on the Company’s consolidated balance sheet. This embedded derivative is valued as a total return swap with references to the fair value of the invested assets held by the Company, which are primarily available for sale securities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Fair Value Measurements as of December 31, 2023

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate(1)	$—	$35,197	$2,070	$37,267
U.S. Treasury, government and agency	—	4,539	—	4,539
States and political subdivisions	—	443	27	470
Foreign governments	—	581	—	581
Residential mortgage-backed(2)	—	1,344	—	1,344
Asset-backed(3)	—	7,981	24	8,005
Commercial mortgage-backed	—	2,894	6	2,900
Redeemable preferred stock	—	59	—	59

Total fixed maturities, AFS	—	53,038	2,127	55,165
Other equity investments	150	445	54	649
Trading securities	207	50	—	257
Other invested assets:
Short-term investments	—	414	—	414
Assets of consolidated VIEs/VOEs	—	—	3	3
Swaps	—	(180)	—	(180)
Credit default swaps	—	(2)	—	(2)
Options	—	9,117	—	9,117

Total other invested assets	—	9,349	3	9,352
Cash equivalents	1,917	616	—	2,533
Purchased market risk benefits	—	—	16,729	16,729
Assets for market risk benefits	—	—	574	574
Separate Accounts assets(4)	118,353	2,617	—	120,970
Modco payable(5)	—	—	(411)	(411)
SCS, SIO, MSO and IUL indexed features’ asset	—	7,140	—	7,140

Total Assets	$120,627	$73,255	$19,076	$212,958

Liabilities:
SCS, SIO, MSO and IUL indexed features’ liability(6)	$—	$9,081	$—	$9,081
Liabilities for market risk benefits	—	—	14,570	14,570
Funds withheld payable(7)	—	—	100	100

Total Liabilities	$—	$9,081	$14,670	$23,751

(1)	Corporate fixed maturities includes both public and private issues.
(2)	Includes publicly traded agency pass-through securities and collateralized obligations.
(3)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(4)

Separate Accounts assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate. As of December 31, 2023 the fair value of such investments was $371 million.

(5)	Reflected in Amounts due from reinsurers.
(6)	SCS embedded derivative asset is recorded as a modco receivable. This is presented net in the consolidated balance sheets.
(7)

The funds withheld payable is created through a funds withheld and modified coinsurance arrangements where the investments supporting the reinsurance agreement are withheld by and continue to reside on the Company’s consolidated balance sheet. This embedded derivative is valued as a total return swap with references to the fair value of the invested assets held by the Company, which are primarily available for sale securities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Public Fixed Maturities

The fair values of the Company’s public fixed maturities are generally based on prices obtained from independent valuation service providers and for which the Company maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, the Company ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs.

Private Fixed Maturities

The fair values of the Company’s private fixed maturities are determined from prices obtained from independent valuation service providers. Prices not obtained from an independent valuation service provider are determined by using a discounted cash flow model or a market comparable company valuation technique. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model or a market comparable company valuation technique may also incorporate unobservable inputs, which reflect the Company’s own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

Freestanding Derivative Positions

The net fair value of the Company’s freestanding derivative positions as disclosed in Note 4 of the Notes to these Consolidated Financial Statements are generally based on prices obtained either from independent valuation service providers or derived by applying market inputs from recognized vendors into industry standard pricing models. The majority of these derivative contracts are traded in the OTC derivative market and are classified in Level 2. The fair values of derivative assets and liabilities traded in the OTC market are determined using quantitative models that require use of the contractual terms of the derivative instruments and multiple market inputs, including interest rates, prices, and indices to generate continuous yield or pricing curves, including overnight index swap curves, and volatility factors, which then are applied to value the positions. The predominance of market inputs is actively quoted and can be validated through external sources or reliably interpolated if less observable.

Funds Withheld Payable

Reinsurance agreements written on a funds withheld or modified coinsurance basis contain embedded derivatives. This embedded derivative is valued as a total return swap with reference to the fair value of the invested assets held by the Company. The fair value of the underlying assets is generally based on market observable inputs using industry standard valuation techniques. The valuation utilizing the asset value component for valuation of the embedded derivative requires certain significant inputs, which are generally not observable, and accordingly, the valuation is considered Level 3 in the fair value hierarchy. The fair value of the underlying assets is generally based on market observable inputs using industry standard valuation techniques. The valuation utilizing the asset value component for the valuation for the embedded derivatives requires certain significant inputs, which are generally not observable, and accordingly, the valuation is considered Level 3 in the fair value hierarchy.

Level Classifications of the Company’s Financial Instruments

Financial Instruments Classified as Level 1

Investments classified as Level 1 primarily include redeemable preferred stock, trading securities, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and derivative contracts, and net asset values for transacting subscriptions and redemptions of mutual

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less and are carried at cost as a proxy for fair value measurement due to their short-term nature.

Financial Instruments Classified as Level 2

Investments classified as Level 2 are measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity.

Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as pre-payment, default, and collateral information for the purpose of measuring the fair value of mortgage- and asset-backed securities. The Company’s AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors.

Certain Company products, such as the SCS, EQUI-VEST variable annuity products, IUL and the MSO fund available in some life contracts offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected can currently have one, three, five or six year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g., holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETF or commodity prices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are classified as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on data obtained from independent valuation service providers.

Financial Instruments Classified as Level 3

The Company’s investments classified as Level 3 primarily include corporate debt securities, such as private fixed maturities and asset-backed securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification are fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data.

The Company has certain variable annuity contracts with GMDB, GMIB, GIB and GWBL and other features in-force that guarantee one of the following:

•	Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

•	Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

•	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages;

•	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit, which may include either a five year or an annual reset; or

•	Withdrawal: the withdrawal is guaranteed up to a maximum amount per year for life.

The Company also issues certain benefits on its variable annuity products that are accounted for as market risk benefits carried at fair value and are also considered Level 3 for fair value leveling.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The GMIBNLG feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates applied to the contract’s benefit base if and when the contract account value is depleted and the NLG feature is activated. The optional GMIB feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates.

The GMWB feature allows the policyholder to withdraw at a minimum, over the life of the contract, an amount based on the contract’s benefit base. The GWBL feature allows the policyholder to withdraw, each year for the life of the contract, a specified annual percentage of an amount based on the contract’s benefit base. The GMAB feature increases the contract account value at the end of a specified period to a GMAB base. The GIB feature provides a lifetime annuity based on predetermined annuity purchase rates if and when the contract account value is depleted. This lifetime annuity is based on predetermined annuity purchase rates applied to a GIB base. The GMDB feature guarantees that the benefit paid upon death will not be less than a guaranteed benefit base. If the contract’s account value is less than the benefit base at the time a death claim is paid, the amount payable will be equal to the benefit base.

The market risk benefits fair value will be equal to the present value of benefits less the present value of ascribed fees. Considerable judgment is utilized by management in determining the assumptions used in determining present value of benefits and ascribed fees related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the significant MRB assumptions).

Purchased MRB assets, which are accounted for as market risk benefits carried at fair value are also considered Level 3 for fair value leveling. The purchased MRB asset fair value reflects the present value of reinsurance premiums, net of recoveries, adjusted for risk margins and nonperformance risk over a range of market consistent economic scenarios while the MRB asset and liability reflects the present value of expected future payments (benefits) less fees, adjusted for risk margins and nonperformance risk, attributable to the MRB asset and liability over a range of market-consistent economic scenarios.

The valuations of the MRBs and purchased MRB assets incorporate significant non-observable assumptions related to policyholder behavior, risk margins and projections of equity Separate Accounts funds. The credit risks of the counterparty and of the Company are considered in determining the fair values of its MRBs and purchased MRB asset after taking into account the effects of collateral arrangements. Incremental adjustment to the risk free curve for counterparty non-performance risk is made to the fair values of the purchased MRB assets. Risk margins were applied to the non-capital markets inputs to the MRBs and purchased MRB valuations.

After giving consideration to collateral arrangements, the Company reduced the fair value of its purchased MRB asset by $0.7 billion and $1.3 billion as of December 31, 2024 and 2023, respectively, to recognize incremental counterparty non-performance risk.

The funds withheld embedded derivative liability is determined based upon a total return swap technique referencing the fair value of the investments held under the reinsurance contract as collateral and requires certain unobservable inputs. The funds withheld embedded derivative are considered Level 3 in the fair value hierarchy.

The Company’s consolidated VIEs/VOEs hold investments that are classified as Level 3, primarily corporate bonds that are vendor priced with no ratings available, bank loans, non-agency collateralized mortgage obligations and asset-backed securities.

Transfers of Financial Instruments Between Levels 2 and 3

During the year ended December 31, 2024, fixed maturities with fair values of $109 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair value of $27 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 4.7% of total consolidated equity as of December 31, 2024.

During the year ended December 31, 2023, fixed maturities with fair values of $352 million were transferred out of Level 3 and into Level 2 principally due to the availability of trading activity and/or market observable inputs to measure and validate their fair values. In addition, fixed maturities with fair value of $11 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 22.1% of total consolidated equity as of December 31, 2023.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The tables below present reconciliations for all Level 3 assets and liabilities and changes in unrealized gains (losses). Not included below are the changes in balances related to market risk benefits and purchased market risk benefits level 3 assets and liabilities, which are included in Note 9 of the Notes to these Consolidated Financial Statements.

	Year Ended December 31, 2024
	Corporate	State and Political Subdivisions	Asset- backed	CMBS
	(in millions)
Balance, beginning of period	$2,070	$27	$24	$6
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	7	—	—	—
Investment gains (losses), net	(4)	—	—	—

Subtotal	3	—	—	—
Other comprehensive income (loss)	18	—	—	—
Purchases	548	—	—	—
Sales	(547)	—	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3(1)	27	—	—	—
Transfers out of Level 3(1)	(68)	(27)	(14)	—

Balance, end of period	$2,051	$—	$10	$6

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$17	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2024 amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

	Year Ended December 31, 2024
	Other Equity Investments(3)	Funds Withheld Payable	Modco Payable
	(in millions)
Balance, beginning of period	$57	$100	$(411)
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	1	—	—
Net derivative gains (losses)	—	—	—

Total realized and unrealized gains (losses)	1	—	—
Other comprehensive income (loss)	—	—	—
Purchases	—	—	—
Sales	(2)	—	—
Change in fair value of funds withheld assets	—	50	66
Other	—	—	—
Activity related to consolidated VIEs/VOEs	(1)	—	—
Transfers into Level 3(1)	—	—	—
Transfers out of Level 3(1)	—	—	—

Balance, end of period	$55	$150	$(345)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2024
	Other Equity Investments(3)	Funds Withheld Payable	Modco Payable
	(in millions)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$1	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2024, amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

(3)	Other Equity Investments include other invested assets.

	Year Ended December 31, 2023
	Corporate	State and Political Subdivisions	Asset-backed	CMBS
	(in millions)
Balance, beginning of period	$2,103	$29	$—	$32
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	6	—	—	—
Investment gains (losses), net	(17)	—	—	—

Subtotal	(11)	—	—	—
Other comprehensive income (loss)	50	—	—	(1)
Purchases	514	—	24	2
Sales	(272)	(2)	—	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3(1)	11	—	—	—
Transfers out of Level 3(1)	(325)	—	—	(27)

Balance, end of period	$2,070	$27	$24	$6

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$4	$—	$—	$(1)

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2023 amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2023
	Other Equity Investments(3)	Separate Accounts Assets	Funds Withheld Payable	Modco Payable
	(in millions)
Balance, beginning of period	$17	$1	$—	$—
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	(2)	—	—	—
Net derivative gains (losses)	—	—	—	—

Total realized and unrealized gains (losses)	(2)	—	—	—
Other comprehensive income (loss)	—	—	—	—
Purchases	43	—	—	—
Sales	—	—	—	—
Change in fair value of funds withheld assets	—	—	100	(411)
Activity related to consolidated VIEs/VOEs	(1)	—	—	—
Transfers into Level 3(1)	—	—	—	—
Transfers out of Level 3(1)	—	(1)	—	—

Balance, end of period	$57	$—	$100	$(411)

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$(2)	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$—	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2023, amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

(3)	Other Equity Investments include other invested assets.

	Year Ended December 31, 2022
	Corporate	State and Political Subdivisions	Asset-backed	CMBS
	(in millions)

Balance, beginning of period	$1,493	$35	$8	$20
Total gains and (losses), realized and unrealized, included in:
Net income (loss) as:
Net investment income (loss)	5	—	—	—
Investment gains (losses), net	(5)	—	—	—

Subtotal	—	—	—	—
Other comprehensive income (loss)	(157)	(5)	—	(2)
Purchases	1,093	—	—	14
Sales	(379)	(1)	(2)	—
Activity related to consolidated VIEs/VOEs	—	—	—	—
Transfers into Level 3(1)	168	—	—	—
Transfers out of Level 3(1)	(115)	—	(6)	—

Balance, end of period	$2,103	$29	$—	$32

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2022
	Corporate	State and Political Subdivisions	Asset-backed	CMBS
	(in millions)
Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$(154)	$(5)	$—	$(2)

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2022 amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

	Year Ended December 31, 2022
	Other Equity Investments(3)	Separate Accounts Assets	Funds Withheld Payable	Modco Payable
	(in millions)
Balance, beginning of period	$13	$1	$—	$—
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	(1)	—	—	—
Net derivative gains (losses)	—	—	—	—

Total realized and unrealized gains (losses)	(1)	—	—	—
Other comprehensive income (loss)	—	—	—	—
Purchases	8	—	—	—
Sales	—	—	—	—
Other	—	—	—	—
Activity related to consolidated VIEs/VOEs	(3)	—	—	—
Transfers into Level 3(1)	—	—	—	—
Transfers out of Level 3(1)	—	—	—	—

Balance, end of period	$17	$1	$—	$—

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period(2)	$(1)	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period(2)	$—	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.
(2)

For instruments held as of December 31, 2022, amounts are included in net investment income or net derivative gains (losses) in the consolidated statements of income (loss) or unrealized gains (losses) on investments in the consolidated statements of comprehensive income.

(3)	Other Equity Investments include other invested assets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Quantitative and Qualitative Information about Level 3 Fair Value Measurements

The following tables disclose quantitative information about Level 3 fair value measurements by category for assets and liabilities:

Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2024

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average(2)
	(Dollars in millions)

Assets:
Investments:
Fixed maturities, AFS:
Corporate	$332	Matrix pricing model	Spread over benchmark	70 bps - 220 bps	158 bps
	729	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value	4.7x - 36.5x 8.4% - 34.9% 1.8x - 11.8x 0.0% - 56.4%	13.0x 5.3% 6.0x 20.2%

Purchased MRB asset(1)(2)(4)	13,033	Discounted cash flow	Lapse rates Withdrawal rates GMIB utilization rates Non-performance risk Volatility rates - equity Mortality: Ages 0-40 Ages 41-60 Ages 61-115	0.24% - 36.18% 0.00% - 11.65% 0.04% - 100.00% 19 bps - 93 bps 12% - 29% 0.01% - 0.17% 0.06% - 0.52% 0.32% - 41.20%	3.07% 0.47% 5.75% 28 bps 23% 3.17% (same for all ages) (same for all ages)

Liabilities:(5)
Direct MRB(1)(2)(3)(4)	$11,010	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization Mortality(1): Ages 0-40 Ages 41-60 Ages 61-115	94 bps 0.24% - 36.18% 0.00% - 11.65% 0.04% - 100.00% 0.01% - 0.17% 0.06% - 0.52% 0.32% - 41.20%	94 bps 3.48% 0.57% 5.27% 3.08% (same for all ages) (same for all ages)

(1)

Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.

(2)

For lapses, withdrawals, and utilizations the rates were weighted by counts, for mortality weighted average rates are shown for all ages combined and for withdrawals the weighted averages were based on an estimated split of partial withdrawal and dollar-for-dollar withdrawals.

(3)	MRB liabilities are shown net of MRB assets. Net amount is made up of $11.8 billion of MRB liabilities and $781 million of MRB assets.
(4)	Includes Legacy and Core products.
(5)

Funds withheld and modco payable that contain embedded derivatives held at fair value are excluded from the tables above. The funds withheld payable embedded derivative utilizes a total return swap technique which incorporates the fair value of the invested assets supporting the reinsurance agreement as a component of the valuation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2023

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average(2)
	(Dollars in millions)

Assets:
Investments:
Fixed maturities, AFS:
Corporate	$330	Matrix pricing model	Spread over benchmark	20 - 747 bps	187 bps
	979	Market comparable companies	EBITDA multiples Discount rate Cash flow multiples Loan to value	3.3x - 29.0x 0.0% - 22.8% 0.8x - 10.0x 3.4% - 61.0%	13.6x 3.9% 6.3x 13.8%

Other equity investments	2	Discounted cash flow	Earnings multiple	6.5x - 6.2x	6.0x

Purchased MRB asset(1)(2)(4)	16,729	Discounted cash flow	Lapse rates Withdrawal rates GMIB utilization rates Non-performance risk (bps Volatility rates - Equity Mortality: Ages 0-40 Ages 41 - 60 Ages 61 - 115)	0.21% - 29.37% 0.00% - 14.97% 0.04% - 100.00% 23 bps - 97 bps 11% - 28% 0.01% - 0.18% 0.07% - 0.53% 0.33% - 42.00%	2.75% 0.55% 5.51% 35 bps 23% 2.87% (same for all ages) (same for all ages)

Liabilities:(5)
Direct MRB(1)(2)(3)(4)	$13,996	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41 - 60 Ages 61 - 115	118 bps 0.21% - 29.37% 0.00% - 14.97% 0.04% - 100.00% 0.01% - 0.18% 0.07% - 0.53% 0.33% - 42.00%	118 bps 3.03% 0.64% 5.44% 2.63% (same for all ages) (same for all ages)

(1)

Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.

(2)

Lapses and pro-rata withdrawal rates were developed as a function of the policy account value. Dollar for dollar withdrawal rates were developed as a function of the dollar for dollar threshold, the dollar for dollar limit. GMIB utilization rates were developed as a function of the GMIB benefit base.

(3)	MRB liabilities are shown net of MRB assets. Net amount is made up of $14.6 billion of MRB liabilities and $574 million of MRB assets.
(4)	Includes Legacy and Core products.
(5)

Funds withheld and modco payable that contain embedded derivatives held at fair value are excluded from the tables above. The funds withheld payable embedded derivative utilizes a total return swap technique which incorporates the fair value of the invested assets supporting the reinsurance agreement as a component of the valuation

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Level 3 Financial Instruments for which Quantitative Inputs are Not Available

Certain Privately Placed Debt Securities with Limited Trading Activity

Excluded from the tables above as of December 31, 2024 and 2023, respectively, are approximately $1.1 billion and $873 million of Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including residential mortgage- and asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

•	The fair value of private placement securities is determined by application of a matrix pricing model or a market comparable company value technique. The significant unobservable input to the matrix pricing model valuation technique is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities. The significant unobservable input to the market comparable company valuation technique is the discount rate. Generally, a significant increase (decrease) in the discount rate would result in significantly lower (higher) fair value measurements of these securities.

•	Residential mortgage-backed securities classified as Level 3 primarily consist of non-agency paper with low trading activity. Included in the tables above as of December 31, 2024 and 2023, there were no Level 3 securities that were determined by application of a matrix pricing model and for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Generally, a change in spreads would lead to directionally inverse movement in the fair value measurements of these securities.

•	Asset-backed securities classified as Level 3 primarily consist of non-agency mortgage loan trust certificates, including subprime and Alt-A paper, credit risk transfer securities, and equipment financings. Included in the tables above as of December 31, 2024 and 2023, there were no securities that were determined by the application of matrix-pricing for which the spread over the U.S. Treasury curve is the most significant unobservable input to the pricing result. Significant increases (decreases) in spreads would have resulted in significantly lower (higher) fair value measurements.

Market Risk Benefits

Significant unobservable inputs with respect to the fair value measurement of the purchased MRB assets and MRB liabilities identified in the table above are developed using Company data. Future policyholder behavior is an unobservable market assumption and as such all aspects of policyholder behavior are derived based on recent historical experience. These policyholder behaviors include lapses, pro-rata withdrawals, dollar for dollar withdrawals, GMIB utilization, deferred mortality and payout phase mortality. Many of these policyholder behaviors have dynamic adjustment factors based on the relative value of the rider as compared to the account value in different economic environments. This applies to all variable annuity related products; products with GMxB riders including but not limited to GMIB, GMDB and GWL.

Lapse rates are adjusted at the contract level based on a comparison of the value of the embedded GMxB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse. For valuing purchased MRB assets and MRB liabilities, lapse rates vary throughout the period over which cash flows are projected.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Carrying Value of Financial Instruments Not Otherwise Disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements

The carrying values and fair values for financial instruments not otherwise disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements were as follows:

Carrying Values and Fair Values for Financial Instruments Not Otherwise Disclosed

	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(in millions)
December 31, 2024:
Mortgage loans on real estate	$18,298	$—	$—	$16,796	$16,796
Policy loans	$3,827	$—	$—	$4,033	$4,033
Loans to affiliates	$1,900	$—	$1,770	$—	$1,770
Policyholders’ liabilities: Investment contracts	$1,944	$—	$—	$1,896	$1,896
Funds withheld payable	$9,652	$—	$—	$9,652	$9,652
Modco payable(1)	$30,383	$—	$—	$30,383	$30,383
FHLB funding agreements	$7,167	$—	$7,113	$—	$7,113
FABN funding agreements	$5,725	$—	$5,481	$—	$5,481
Funding agreement-backed commercial paper (FABCP)	$74	$—	$75	$—	$75
Separate Accounts liabilities	$11,213	$—	$—	$11,213	$11,213

December 31, 2023:
Mortgage loans on real estate	$17,877	$—	$—	$16,174	$16,174
Policy loans	$3,667	$—	$—	$3,961	$3,961
Loans to affiliates	$1,900	$—	$1,790	$—	$1,790
Policyholders’ liabilities: Investment contracts	$1,554	$—	$—	$1,526	$1,526
Funds withheld payable	$10,503	$—	$—	$10,503	$10,503
Modco payable	$29,912	$—	$—	$29,912	$29,912
FHLB funding agreements	$7,618	$—	$7,567	$—	$7,567
FABN funding agreements	$6,267	$—	$5,840	$—	$5,840
Funding agreement-backed commercial paper (FABCP)	$939	$—	$948	$—	$948
Separate Accounts liabilities	$10,343	$—	$—	$10,343	$10,343

(1)	Modco payable is reported in amounts due from reinsurers in the consolidated balance sheets.

Mortgage Loans on Real Estate

Fair values for commercial, agricultural and residential mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived based on the appropriate U.S. Treasury rate with a like term to the remaining term of the loan to which a spread reflective of the risk premium associated with the specific loan is added. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

Policy Loans

The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. Treasury yield curve and historical loan repayment patterns.

Loans to Affiliates

The fair value of loans to affiliates is calculated by matrix or model pricing. The matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

FHLB Funding Agreements

The fair values of the Company’s FHLB long term funding agreements’ fair values are determined based on indicative market rates published by the FHLB, provided to AB and modeled for each note’s FMV. FHLB short-term funding agreements’ fair values are reflective of notional/par value plus accrued interest.

FABN Funding Agreements

The fair values of the Company’s FABN funding agreements are determined by Bloomberg’s evaluated pricing service, which uses direct observations or observed comparables.

FABCP Funding Agreements

The fair value of Equitable Financial’s FABCP funding agreements are reflective of the notional/par value outstanding.

Policyholder Liabilities — Investment Contracts and Separate Accounts Liabilities

The fair values for deferred annuities and certain annuities, which are included in policyholders’ account balances and liabilities for investment contracts with fund investments in Separate Accounts are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk. Certain other products such as the Company’s association plans contracts, supplementary contracts not involving life contingencies, Access Accounts and Escrow Shield Plus product reserves are held at book value.

Financial Instruments Exempt from Fair Value Disclosure or Otherwise Not Required to be Disclosed

Exempt from Fair Value Disclosure Requirements

Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts, limited partnerships accounted for under the equity method and pension and other postretirement obligations.

Otherwise Not Required to be Included in the Table Above

The Company’s investment in COLI policies are recorded at their cash surrender value and therefore are not required to be included in the table above.

8)	LIABILITIES FOR FUTURE POLICYHOLDER BENEFITS

The following table reconciles the net liability for future policy benefits and liability of death benefits to the liability for future policy benefits in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Reconciliation
Term	$1,279	$1,341
Payout	5,050	4,464
Group Pension - Benefit Reserve & DPL	460	490
Health	1,362	1,505
UL	1,287	1,220

Subtotal	9,438	9,020

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	December 31,
	2024	2023
	(in millions)
Whole Life Closed Block and Open Block products	$5,204	$5,463
Other(1)	582	657

Future policyholder benefits total	15,224	15,140
Other policyholder funds and dividends payable	1,429	1,433

Total	$16,653	$16,573

(1)	Primarily consists of future policy benefits related to Assumed Life and Disability, Group Life Run off, Variable Interest Sensitive Life rider and Major Medical products.

The following table summarizes balances and changes in the liability for future policy benefits for nonparticipating traditional and limited pay contracts:

	Year Ended December 31, 2024				Year Ended December 31, 2023
	Term	Payout	Group Pension	Health	Term	Payout	Group Pension	Health
	(in millions)
Present Value of Expected Net Premiums
Balance, beginning of period	$2,125	$—	$—	$(21)	$2,090	$—	$—	$(6)
Beginning balance at original discount rate	2,051	—	—	(22)	2,069	—	—	(6)
Effect of changes in cash flow assumptions	21	—	—	(3)	47	—	—	(6)
Effect of actual variances from expected experience	(82)	—	—	(5)	(36)	—	—	(12)

Adjusted beginning of period balance	1,990	—	—	(30)	2,080	—	—	(24)
Issuances	53	—	—	—	64	—	—	—
Interest accrual	96	—	—	(1)	100	—	—	(1)
Net premiums collected	(186)	—	—	5	(194)	—	—	3

Ending Balance at original discount rate	1,953	—	—	(26)	2,051	—	—	(22)
Effect of changes in discount rate assumptions	(28)	—	—	1	74	—	—	1

Balance, end of period	$1,925	$—	$—	$(25)	$2,125	$—	$—	$(21)

Present Value of Expected Future Policy Benefits
Balance, beginning of period	$3,466	$4,464	$490	$1,484	$3,449	$3,517	$523	$1,554
Beginning balance of original discount rate	3,317	4,680	536	1,672	3,376	3,869	583	1,795
Effect of changes in cash flow assumptions	39	—	—	—	59	—	—	(6)
Effect of actual variances from expected experience	(102)	(2)	2	(11)	(43)	(4)	—	(22)

Adjusted beginning of period balance	3,254	4,678	538	1,661	3,392	3,865	583	1,767
Issuances	56	994	20	—	70	1,044	—	—
Interest accrual	162	174	18	54	166	127	19	57
Benefits payments	(269)	(456)	(62)	(160)	(311)	(356)	(66)	(152)

Ending balance at original discount rate	3,203	5,390	514	1,555	3,317	4,680	536	1,672
Effect of changes in discount rate assumptions	1	(340)	(54)	(218)	149	(216)	(46)	(188)

Balance, end of period	$3,204	$5,050	$460	$1,337	$3,466	$4,464	$490	$1,484

Net liability for future policy benefits	$1,279	$5,050	$460	$1,362	$1,341	$4,464	$490	$1,505
Less: Reinsurance recoverable	(217)	(2,151)	—	(1,070)	(210)	(1,337)	—	(1,191)

Net liability for future policy benefits, after reinsurance recoverable	$1,062	$2,899	$460	$292	$1,131	$3,127	$490	$314

Weighted-average duration of liability for future policyholder benefits (years)	6.7	7.7	6.9	8.4	7.0	8.0	7.1	8.7

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table provides the amount of undiscounted and discounted expected gross premiums and expected future benefits and expenses related to nonparticipating traditional and limited payment contracts:

	December 31,
	2024	2023
	(in millions)
Term
Expected future benefit payments and expenses (undiscounted)	$5,597	$5,860
Expected future gross premiums (undiscounted)	6,577	6,956
Expected future benefit payments and expenses (discounted)	3,204	3,466
Expected future gross premiums (discounted)	3,492	3,862
Payout
Expected future benefit payments and expenses (undiscounted)	7,686	6,630
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted)	4,938	4,350
Expected future gross premiums (discounted)	—	—
Group Pension
Expected future benefit payments and expenses (undiscounted)	630	668
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted)	436	471
Expected future gross premiums (discounted)	—	—
Health
Expected future benefit payments and expenses (undiscounted)	2,139	2,318
Expected future gross premiums (undiscounted)	70	85
Expected future benefit payments and expenses (discounted)	1,323	1,468
Expected future gross premiums (discounted)	$55	$68

The table below summarizes the revenue and interest related to nonparticipating traditional and limited payment contracts:

	Year Ended December 31,			Year Ended December 31,
	2024	2023	2022	2024	2023	2022
	Gross Premium			Interest Accretion
	(in millions)
Revenue and Interest Accretion
Term	$334	$349	$229	$66	$67	$70
Payout	271	266	122	207	149	$103
Group Pension	—	—	—	18	19	21
Health	12	15	9	54	58	61

Total	$617	$630	$360	$345	$293	$255

The following table provides the weighted average interest rates for the liability for future policy benefits:

	December 31,
	2024	2023
Weighted Average Interest Rate
Term
Interest accretion rate	5.6%	5.6%
Current discount rate	5.2%	4.8%
Payout
Interest accretion rate	4.4%	4.2%
Current discount rate	5.3%	4.9%
Group Pension
Interest accretion rate	3.4%	3.3%
Current discount rate	5.2%	4.8%
Health
Interest accretion rate	3.4%	3.4%
Current discount rate	5.4%	4.9%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table provides the balance, changes in and the weighted average durations of the additional insurance liabilities:

	Year Ended December 31,
	2024	2023
	UL
	(in millions)
Balance, beginning of period	$1,220	$1,120
Beginning balance before AOCI adjustments	1,230	1,135
Effect of changes in interest rate and cash flow assumptions and model changes	17	21
Effect of actual variances from expected experience	2	10

Adjusted beginning of period balance	1,249	1,166
Interest accrual	56	52
Net assessments collected	70	69
Benefit payments	(73)	(57)

Ending balance before shadow reserve adjustments	1,302	1,230
Effect of reserve adjustment recorded in AOCI	(15)	(10)

Balance, end of period	$1,287	$1,220

Net liability for additional liability	$1,287	$1,220
Less: Reinsurance recoverable	(985)	(946)

Net liability for additional liability, after reinsurance recoverable	$302	$274

Weighted-average duration of additional liability - death benefit (years)	19.4	19.9

The following tables provide the revenue, interest and weighted average interest rates, related to the additional insurance liabilities:

	Year Ended December 31,
	2024	2023	2022	2024	2023	2022
	Assessments			Interest Accretion
	(in millions)
Revenue and Interest Accretion
UL	$663	$670	$666	$56	$51	$49

Total	$663	$670	$666	$56	$51	$49

	Year Ended December 31,
	2024	2023	2021
Weighted Average Interest Rate
UL	4.5%	4.5%	4.5%
Interest accretion rate	4.5%	4.5%	4.5%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

9)	MARKET RISK BENEFITS

	Year Ended December 31, 2024
	GMxB Core	Purchased MRB Core	Net GMxB Core	GMxB Legacy	Purchased MRB Legacy(4)	Net GMxB Legacy
	(in millions)
Balance, beginning of period	$578	$(1,180)	$(602)	$13,410	$(15,519)	$(2,109)
Beginning balance before changes in the instrument specific credit risk	324	(1,266)	(942)	13,020	(15,543)	(2,523)
Model changes and effect of changes in cash flow assumptions	93	(72)	21	(70)	21	(49)
Actual market movement effect	(254)	238	(16)	(1,202)	1,200	(2)
Interest accrual	59	(17)	42	586	(616)	(30)
Attributed fees accrued(1)	386	(345)	41	802	(585)	217
Benefit payments	(41)	41	—	(1,218)	1,190	(28)
Actual policyholder behavior different from expected behavior	21	3	24	(36)	28	(8)
Changes in future economic assumptions	(365)	371	6	(2,147)	2,138	(9)
Issuances(2)	—	1	1	—	—	—

Ending balance before changes in the instrument-specific credit risk	223	(1,046)	(823)	9,735	(12,167)	(2,432)
Changes in the instrument-specific credit risk(3)	312	102	414	773	74	847

Balance, end of period	$535	$(944)	$(409)	$10,508	$(12,093)	$(1,585)

Weighted-average age of policyholders (years)	65.5	65.9	N/A	73.7	74.0	N/A
Net amount at risk	$2,865	$2,843	N/A	$19,041	$18,738	N/A

(1)	Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)	Issuances are from a non-affiliated recapture of reinsurance.
(3)	Changes are recorded in OCI.
(4)	Purchased MRB is the impact of non-affiliated reinsurance and affiliated reinsurance with Equitable America.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2023
	GMxB Core	Purchased MRB Core	Net GMxB Core	GMxB Legacy	Purchased MRB Legacy(3)	Net GMxB Legacy
	(in millions)
Balance, beginning of period	$539	$—	$539	$14,699	$(10,492)	$4,207
Beginning balance before changes in the instrument specific credit risk	538	—	538	15,314	(10,438)	4,876
Model changes and effect of changes in cash flow assumptions	5	(42)	(37)	(19)	(16)	(35)
Actual market movement effect	(466)	229	(237)	(1,847)	1,463	(384)
Interest accrual	72	(25)	47	770	(761)	9
Attributed fees accrued(1)	397	(273)	124	843	(538)	305
Benefit payments	(47)	34	(13)	(1,354)	1,175	(179)
Actual policyholder behavior different from expected behavior	16	(13)	3	(14)	(12)	(26)
Changes in future economic assumptions	(191)	118	(73)	(673)	426	(247)
Issuances	—	(1,294)	(1,294)	—	(6,842)	(6,842)

Ending balance before changes in the instrument-specific credit risk	324	(1,266)	(942)	13,020	(15,543)	(2,523)
Changes in the instrument-specific credit risk(2)	254	86	340	390	24	414

Balance, end of period	$578	$(1,180)	$(602)	$13,410	$(15,519)	$(2,109)

Weighted-average age of policyholders (years)	64.5	64.9	N/A	73.0	73.3	N/A
Net amount at risk(4)	$2,991	$2,933	N/A	$21,136	$20,737	N/A

(1)	Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)	Changes are recorded in OCI.
(3)	Purchased MRB is the impact of non-affiliated reinsurance.
(4)	GMxB legacy and Purchased MRB prior period amounts have been revised for errors deemed immaterial to previously issued financial statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2022
	GMxB Core	GMxB Legacy	Purchased MRB Legacy(3)	Net Legacy
	(in millions)
Balance, beginning of period	$1,061	$20,236	$(14,293)	$5,943
Beginning balance before changes in the instrument specific credit risk	666	19,719	(14,287)	5,432
Model changes and effect of changes in cash flow assumptions	(5)	317	(137)	180
Actual market movement effect	1,060	3,402	(1,278)	2,124
Interest accrual	37	731	(493)	238
Attributed fees accrued(1)	395	882	(298)	584
Benefit payments	(36)	(1,179)	669	(510)
Actual policyholder behavior different from expected behavior	19	142	(103)	39
Changes in future economic assumptions	(1,596)	(8,700)	5,489	(3,211)
Issuances	(2)	—	—	—

Ending balance before changes in the instrument-specific credit risk	538	15,314	(10,438)	4,876
Changes in the instrument-specific credit risk(2)	1	(615)	(54)	(669)

Balance, end of period	$539	$14,699	$(10,492)	$4,207

Weighted-average age of policyholders (years)	63.6	72.6	72.1	N/A
Net amount at risk(4)	$3,517	$22,631	$11,755	N/A

(1)	Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)	Changes are recorded in OCI.
(3)	Purchased MRB is the impact of non-affiliated reinsurance.
(4)	GMxB legacy and Purchased MRB prior period amounts have been revised for errors deemed immaterial to previously issued financial statements.

The following table reconciles market risk benefits by the amounts in an asset position and amounts in a liability position to the market risk benefit amounts in the consolidated balance sheets:

	December 31, 2024					December 31, 2023
	MRB Asset	MRB Liability	Net MRB	Purchased MRB	Total	MRB Asset	MRB Liability	Net MRB	Purchased MRB	Total
	(in millions)
GMxB Core	$(467)	$1,002	$535	$(944)	$(409)	$(410)	$988	$578	$(1,180)	$(602)
GMxB Legacy	(230)	10,738	10,508	(12,093)	(1,585)	(103)	13,513	13,410	(15,519)	(2,109)
Other	(84)	51	(33)	4	(29)	(61)	69	8	(30)	(22)

Total	$(781)	$11,791	$11,010	$(13,033)	$(2,023)	$(574)	$14,570	$13,996	$(16,729)	$(2,733)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

10)	POLICYHOLDER ACCOUNT BALANCES

The following table reconciles the policyholders account balances to the policyholders’ account balance liability in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Policyholders’ account balance reconciliation
UL	$5,065	$5,202
VUL	4,258	4,145
GMxB Legacy	226	293
GMxB Core	(24)	(5)
SCS	44,072	40,649
EQUI-VEST Individual	2,037	2,322
EQUI-VEST Group	11,118	11,563
Momentum	527	608
Other(1)	3,914	3,320

Balance (exclusive of Funding Agreements)	71,193	68,097
Funding Agreements	13,013	14,893

Balance, end of period	$84,206	$82,990

(1)	Primarily reflects products, IR Payout, IR Other, Investment Edge, Association, Indexed Universal Life, Group Pension and Closed Block.

The following tables summarize the balances and changes in policyholder’s account balances:

	Year Ended December 31, 2024
	Universal Life	Variable Universal Life	GMxB Legacy	GMxB Core	SCS(1)	EQUI- VEST Individual	EQUI- VEST Group	Momentum
	(Dollars in millions)
Balance, beginning of period	$5,202	$4,145	$293	$(5)	$40,649	$2,322	$11,563	$608
Issuances	—	—	—	—	—	—	—	—
Premiums received	647	99	4	43	12	37	591	67
Policy charges	(712)	(222)	14	10	(10)	—	(5)	—
Surrenders and withdrawals	(79)	(28)	(86)	(35)	(3,889)	(347)	(1,603)	(148)
Benefit payments	(213)	(63)	(17)	(2)	(271)	(54)	(74)	(2)
Net transfers from (to) separate account	—	140	4	(40)	1,726	15	309	(11)
Interest credited(2)	220	187	14	5	5,855	64	337	13
Other	—	—	—	—	—	—	—	—

Balance, end of period	$5,065	$4,258	$226	$(24)	$44,072	$2,037	$11,118	$527

Weighted-average crediting rate	3.82%	3.72%	2.74%	1.38%	N/A	2.98%	2.69%	2.48%
Net amount at risk(3)	$33,324	$82,552	$19,041	$2,865	$—	$101	$9	$—
Cash surrender value	$3,368	$2,607	$489	$187	$41,262	$2,030	$11,071	$528

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Year Ended December 31, 2023
	Universal Life	Variable Universal Life	GMxB Legacy	GMxB Core	SCS(1)	EQUI- VEST Individual	EQUI- VEST Group	Momentum
	(Dollars in millions)
Balance, beginning of period	$5,341	$4,253	$382	$42	$35,460	$2,652	$12,046	$703
Issuances	—	—	—	—	—	—	—	—
Premiums received	698	114	10	43	9	37	626	70
Policy charges	(761)	(217)	9	3	(8)	—	(4)	(1)
Surrenders and withdrawals	(79)	(44)	(96)	(33)	(2,853)	(378)	(1,704)	(153)
Benefit payments	(219)	(112)	(26)	(2)	(249)	(70)	(71)	(4)
Net transfers from (to) separate account	—	(33)	(4)	(62)	2,569	6	272	(21)
Interest credited(2)	222	184	18	4	5,721	72	387	14
Other	—	—	—	—	—	3	11	—

Balance, end of period	$5,202	$4,145	$293	$(5)	$40,649	$2,322	$11,563	$608

Weighted-average crediting rate	3.77%	3.75%	2.71%	1.29%	N/A	2.84%	2.66%	2.33%
Net amount at risk(3)	$35,490	$83,050	$21,136	$2,991	$1	$109	$10	$—
Cash surrender value	$3,423	$2,644	$572	$216	$37,816	$2,315	$11,506	$609

(1)	SCS sales are recorded as a Separate Account liability until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate account.
(2)	SCS and EQUI-VEST Group includes amounts related to the change in embedded derivative.
(3)

For life insurance products the net amount at risk is death benefit less account value for the policyholder. For variable annuity products the net amount risk is the maximum GMxB NAR for the policyholder.

The following tables present the account values by range of guaranteed minimum crediting rates and the related range of the difference in basis points, between rates being credited policyholders and the respective guaranteed minimums:

December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
UL	0% — 1.50%	$—	$—	$—	$6	$6
	1.51% — 2.50%	—	90	284	655	1,029
	Greater than 2.50%	3,402	598	—	—	4,000

	Total	$3,402	$688	$284	$661	$5,035

VUL	0% — 1.50%	$23	$4	$27	$22	$76
	1.51% — 2.50%	37	268	215	—	520
	Greater than 2.50%	3,223	—	—	—	3,223

	Total	$3,283	$272	$242	$22	$3,819

GMxB Legacy	0% — 1.50%	$68	$2	$—	$—	$70
	1.51% — 2.50%	19	—	—	—	19
	Greater than 2.50%	401	—	—	—	401

	Total	$488	$2	$—	$—	$490

GMxB Core	0% — 1.50%	$11	$156	$—	$—	$167
	1.51% — 2.50%	12	—	—	—	12
	Greater than 2.50%	11	—	—	—	11

	Total	$34	$156	$—	$—	$190

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
EQUI-VEST Individual	0% — 1.50%	$42	$198	$—	$—	$240
	1.51% — 2.50%	38	—	—	—	38
	Greater than 2.50%	1,758	—	—	—	1,758

	Total	$1,838	$198	$—	$—	$2,036

EQUI-VEST Group	0% — 1.50%	$720	$2,391	$33	$258	$3,402
	1.51% — 2.50%	349	—	—	—	349
	Greater than 2.50%	6,076	—	—	—	6,076

	Total	$7,145	$2,391	$33	$258	$9,827

SCS	Products with either a fixed rate or no guaranteed minimum	N/A	N/A	N/A	N/A	N/A

Momentum	0% — 1.50%	$—	$—	$269	$88	$357
	1.51% — 2.50%	79	29	—	—	108
	Greater than 2.50%	56	—	5	—	61

	Total	$135	$29	$274	$88	$526

December 31, 2023
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
UL	0% — 1.50%	$—	$—	$—	$6	$6
	1.51% — 2.50%	61	69	462	430	1,022
	Greater than 2.50%	3,515	627	—	—	4,142

	Total	$3,576	$696	$462	$436	$5,170

VUL	0% — 1.50%	$8	$9	$18	$6	$41
	1.51% — 2.50%	34	408	28	—	470
	Greater than 2.50%	3,259	—	—	—	3,259

	Total	$3,301	$417	$46	$6	$3,770

GMxB Legacy	0% — 1.50%	$75	$16	$—	$—	$91
	1.51% — 2.50%	21	—	—	—	21
	Greater than 2.50%	461	—	—	—	461

	Total	$557	$16	$—	$—	$573

GMxB Core	0% — 1.50%	$13	$187	$—	$—	$200
	1.51% — 2.50%	13	—	—	—	13
	Greater than 2.50%	7	—	—	—	7

	Total	$33	$187	$—	$—	$220

EQUI-VEST Individual	0% — 1.50%	$49	$218	$—	$—	$267
	1.51% — 2.50%	43	—	—	—	43
	Greater than 2.50%	2,011	—	—	—	2,011

	Total	$2,103	$218	$—	$—	$2,321

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

December 31, 2023
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point - 50 Basis Points Above	51 Basis Points - 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
EQUI-VEST Group	0% — 1.50%	$773	$2,338	$36	$315	$3,462
	1.51% — 2.50%	345	—	—	—	345
	Greater than 2.50%	6,610	—	—	—	6,610

	Total	$7,728	$2,338	$36	$315	$10,417

SCS	Products with either a fixed rate or no guaranteed minimum	N/A	N/A	N/A	N/A	N/A
Momentum	0% — 1.50%	$—	$12	$330	$53	$395
	1.51% — 2.50%	138	1	—	—	139
	Greater than 2.50%	68	—	5	—	73

	Total	$206	$13	$335	$53	$607

Separate Account — Summary

The following table reconciles the Separate Account liabilities to the Separate Account liability balance in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Separate Account Reconciliation
VUL	$15,571	$13,694
GMxB Legacy	33,199	33,793
GMxB Core	26,339	27,664
EQUI-VEST Individual	4,782	4,584
Investment Edge	4,265	4,048
EQUI-VEST Group	30,478	26,960
Momentum	4,813	4,421
Other(1)	6,360	6,333

Total	$125,807	$121,497

(1)	Primarily reflects Corporate and Other products and Employer Sponsored products including Association and Other.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following tables present the balances of and changes in Separate Account liabilities:

	Year Ended December 31, 2024
	VUL	GMxB Legacy	GMxB Core	EQUI- VEST Individual	Investment Edge	EQUI- VEST Group	Momentum
	(in millions)
Balance, beginning of period	$13,694	$33,793	$27,664	$4,584	$4,048	$26,960	$4,421
Premiums and deposits	848	221	474	93	340	2,265	729
Policy charges	(428)	(630)	(466)	(2)	—	(19)	(23)
Surrenders and withdrawals	(575)	(3,555)	(3,652)	(574)	(501)	(2,447)	(958)
Benefit payments	(90)	(748)	(247)	(55)	(34)	(67)	(14)
Investment performance(1)	2,262	4,122	2,526	751	473	4,095	647
Net transfers from (to) general account	(140)	(4)	40	(15)	(61)	(309)	11
Other charges	—	—	—	—	—	—	—

Balance, end of period	$15,571	$33,199	$26,339	$4,782	$4,265	$30,478	$4,813

Cash surrender value	$15,536	$32,931	$25,777	$4,750	$4,202	$30,194	$4,806

(1)	Investment performance is reflected net of M&E fees.

	Year Ended December 31, 2023
	VUL	GMxB Legacy	GMxB Core	EQUI- VEST Individual	Investment Edge	EQUI- VEST Group	Momentum
	(in millions)
Balance, beginning of period	$11,535	$32,616	$27,017	$4,162	$3,772	$22,393	$3,884
Premiums and deposits	788	219	472	93	332	2,174	644
Policy charges	(429)	(656)	(473)	(2)	—	(18)	(21)
Surrenders and withdrawals	(512)	(2,826)	(2,566)	(428)	(406)	(1,750)	(820)
Benefit payments	(61)	(728)	(219)	(57)	(39)	(55)	(13)
Investment performance(1)	2,340	5,164	3,371	818	528	4,463	726
Net transfers from (to) general account	33	4	62	(6)	(139)	(272)	21
Other charges(2)	—	—	—	4	—	25	—

Balance, end of period	$13,694	$33,793	$27,664	$4,584	$4,048	$26,960	$4,421

Cash surrender value	$13,682	$33,512	$26,980	$4,549	$3,972	$26,683	$4,414

(1)	Investment performance is reflected net of M&E fees.
(2)

For the year ended December 31, 2023, EQUI-VEST Individual and EQUI-VEST Group amounts reflect a total special payment applied to the accounts of active clients as part of a previously disclosed settlement agreement between Equitable Financial and the SEC.

The following tables present the aggregate fair value of Separate Account assets by major asset category:

	December 31, 2024
	Life Insurance & Employee Benefits Products	Individual Variable Annuity Products	Employer - Sponsored Products	Other	Total
	(in millions)
Asset Type
Debt securities	$51	$1	$13	$13	$78
Common Stock	68	36	472	1,631	2,207
Mutual Funds	15,430	69,597	36,710	647	122,384
Bonds and Notes	98	4	1	1,035	1,138

Total	$15,647	$69,638	$37,196	$3,326	$125,807

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	December 31, 2023
	Life Insurance & Employee Benefits Products	Individual Variable Annuity Products	Employer - Sponsored Products	Other	Total
	(in millions)
Asset Type
Debt securities	$48	$1	$21	$6	$76
Common Stock	65	34	447	1,667	2,213
Mutual Funds	13,557	70,815	32,780	677	117,829
Bonds and Notes	91	4	1	1,283	1,379

Total	$13,761	$70,854	$33,249	$3,633	$121,497

11)	LEASES

The Company’s operating leases primarily consist of real estate leases for office space. The Company also has operating leases for various types of office furniture and equipment. For certain equipment leases, the Company applies a portfolio approach to effectively account for the RoU operating lease assets and liabilities. For lease agreements for which the lease term or classification was reassessed after the occurrence of a change in the lease terms or a modification of the lease that did not result in a separate contract, the Company elected to combine the lease and related non-lease components for its operating leases; however, the non-lease components associated with the Company’s operating leases are primarily variable in nature and as such are not included in the determination of the RoU operating lease asset and lease liability, but are recognized in the period in which the obligation for those payments is incurred.

The Company’s operating leases may include options to extend or terminate the lease, which are not included in the determination of the RoU operating asset or lease liability unless they are reasonably certain to be exercised. The Company’s operating leases have remaining lease terms of 1 year to 15 years, some of which include options to extend the leases. The Company typically does not include its renewal options in its lease terms for calculating its RoU operating lease asset and lease liability as the renewal options allow the Company to maintain operational flexibility and the Company is not reasonably certain it will exercise these renewal options until close to the initial end date of the lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

As the Company’s operating leases do not provide an implicit rate, the Company’s incremental borrowing rate, based on the information available at the lease commencement date, is used in determining the present value of lease payments.

The Company primarily subleases floor space within its New Jersey and New York lease properties to various third parties. The lease term for these subleases typically corresponds to the original lease term.

Balance Sheet Classification of Operating Lease Assets and Liabilities

		December 31,
	Balance Sheet Line Item	2024	2023
		(in millions)
Assets
Operating lease assets	Other assets	$168	$192
Liabilities
Operating lease liabilities	Other liabilities	$185	$210

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The table below summarizes the components of lease costs for the years ended December 31, 2024, 2023 and 2022.

Lease Costs

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Operating lease cost	$39	$61	$77
Variable operating lease cost	5	15	12
Sublease income	—	(19)	(19)

Net lease cost	$44	$57	$70

Maturities of lease liabilities as of December 31, 2024 are as follows:

Maturities of Lease Liabilities

December 31, 2024
(in millions)
Operating Leases:
2025	$37
2026	35
2027	31
2028	27
2029	19
Thereafter	77

Total lease payments	226
Less: Interest	(41)

Present value of lease liabilities	$185

Equitable Financial signed a 15-year lease which commenced in 2023, relating to approximately 89,000 square feet of space in New York City. Additionally, during December 2021, Equitable Financial amended its Syracuse office lease. The amendment included extending for an additional 5-year period, commencing January, 2024, approximately 143,000 square feet of space in Syracuse, NY. As of December 2024, the Company has reduced approximately 144,000 square feet in Charlotte, NC. Written notice was provided to the landlord in December 2023 at which time a $4.3 million early termination penalty was paid.

The below table presents the Company’s weighted-average remaining operating lease term and weighted-average discount rate.

Weighted Averages - Remaining Operating Lease Term and Discount Rate

	December 31,
	2024	2023
Weighted-average remaining operating lease term	8 years	8 years
Weighted-average discount rate for operating leases	4.50%	4.30%

Supplemental cash flow information related to leases was as follows:

Lease Liabilities Information

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$36	$83	$92
Non-cash transactions:
Leased assets obtained in exchange for new operating lease liabilities	$13	$92	$7

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

12)	REINSURANCE

The Company assumes and cedes reinsurance with other insurance companies. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Ceded reinsurance does not relieve the originating insurer of liability.

The following table summarizes the effect of reinsurance. The impact of the reinsurance transaction described below results in an increase in reinsurance ceded:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Direct charges and fee income	$2,771	$2,708	$2,876
Reinsurance assumed	14	13	—
Reinsurance ceded — Equitable America	(1,307)	(1,015)	—
Reinsurance ceded — third party	(626)	(611)	(651)

Policy charges and fee income	$852	$1,095	$2,225

Direct premiums	$820	$820	$764
Reinsurance assumed	114	175	180
Reinsurance ceded — Equitable America	(168)	(174)	—
Reinsurance ceded — third party	(235)	(234)	(219)

Premiums	$531	$587	$725

Direct policyholders’ benefits	$2,674	$2,763	$2,800
Reinsurance assumed	104	158	180
Reinsurance ceded — Equitable America	(707)	(528)	—
Reinsurance ceded — third party	(634)	(612)	(653)

Policyholders’ benefits	$1,437	$1,781	$2,327

Direct interest credited to policyholders’ account balances	$1,978	$1,963	$1,338
Reinsurance ceded — Equitable America	(623)	(471)	—
Reinsurance ceded — third party	(98)	(108)	(29)

Interest credited to policyholders’ account balances	$1,257	$1,384	$1,309

Ceded Reinsurance

The Company reinsures most of its new variable life, UL and term life policies on an excess of retention basis. The Company generally retains on a per life basis up to $25 million for single lives and $30 million for joint lives with the excess 100% reinsured. The Company also reinsures risk on certain substandard underwriting risks and in certain other cases.

On October 3, 2022, as part of the Global Atlantic Transaction, Equitable Financial ceded to First Allmerica Financial Life Insurance Company on a combined coinsurance and modified coinsurance basis, a 50% quota share of approximately 360,000 legacy Group EQUI-VEST deferred variable annuity contracts issued by Equitable Financial between 1980 and 2008.

In addition to the above, the Company cedes a portion of its group health, extended term insurance, and paid-up life insurance and substantially all of its individual disability income business through various coinsurance agreements.

Internal Reinsurance Treaty

On May 17, 2023, Equitable Financial entered into a reinsurance agreement with Equitable America, effective April 1, 2023. Pursuant to the Reinsurance Treaty, virtually all of Equitable Financial’s net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, were reinsured to Equitable America on a coinsurance funds

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

withheld basis. In addition, all of the Separate Accounts liabilities relating to such variable annuity contracts were reinsured to Equitable America on a modified coinsurance basis. Equitable America’s obligations under the Reinsurance Treaty are secured through Equitable Financial’s retention of certain assets supporting the reinsured liabilities.

There is a diverse pool of assets supporting the funds withheld and NI modco arrangement with Equitable America. The following table summarizes the composition of the pool of assets:

	December 31,
	2024		2023
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in millions)
Fixed maturities	$21,677	$21,677	$24,725	$24,725
Mortgage loans on real estate	7,668	6,817	8,405	7,409
Policy loans	274	275	248	250
Other equity investments	809	809	238	238
Other invested assets(1)	10,770	10,770	8,256	8,257

Total assets supporting funds withheld	$41,198	$40,348	$41,872	$40,879

(1)	Other invested assets includes derivatives and cash and cash equivalents.

The impact of the funds withheld and NI modco arrangement with Equitable America was as follows:

	Year Ended December 31,
	2024	2023
	(in millions)
Net derivative gains (losses):
Freestanding derivatives	$2,284	$1,944
Embedded derivatives	(3,481)	(3,209)

Net derivative gains (losses)	(1,197)	(1,265)
Net investment income (loss)	1,289	1,005
Investment gains (losses), net	(64)	(245)

Income (loss) from continuing operations, before income taxes	28	(505)
Income tax (expense) benefit	(6)	106

Net income (loss)	22	(399)

Change in unrealized gains (losses), net of income taxes	(127)	240

Comprehensive income (loss)	$(105)	$(159)

Various assets supporting the Equitable America funds withheld and NI modco arrangement are reported at amortized cost, and as such, changes in fair value of these assets are not reflected in the consolidated financial statements. However, changes in the fair value of these assets are included in the embedded derivative in the Equitable America funds withheld arrangement and the appreciation of the assets is the primary driver of the comprehensive income (loss) reflected above.

Assumed Reinsurance

In addition to the sale of insurance products, the Company currently acts as a professional retrocessionaire by assuming risk from professional reinsurers. The Company assumes accident, life, health, aviation, special risk and space risks by participating in or reinsuring various reinsurance pools and arrangements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table summarizes the ceded purchased market risk benefits, internal reinsurance recoverable and third-party recoverables including amount due to reinsurance and assumed reserves:

	December 31,
	2024	2023
	(in millions)
Ceded Reinsurance:
Estimated net fair values of purchased market risk benefits	$13,033	$16,729
Reinsurance recoverables related to insurance contracts	20,026	20,636
Related party — Equitable America(1)	13,080	13,492
Third parties	6,946	7,144
Top reinsurers:
First Allmerica-GAF	3,245	3,605
Venerable Insurance and Annuity Company	1,406	1,057
Ceded group health reserves	11	14
Amount due to reinsurers	185	216
Top reinsurers:
First Allmerica-GAF	77	73
Assumed Reinsurance:
Reinsurance assumed reserves	586	731

(1)

Includes ceded PAB on NI modco portion of the Reinsurance Treaty of $33.7 billion offset by $(30.7) billion of modco payable for the same portion of the Reinsurance Treaty for December 31, 2024. Includes ceded PAB on NI modco portion of the Reinsurance Treaty of $33.4 billion offset by $(30.3) billion of modco payable for the same portion of the Reinsurance Treaty for December 31, 2023.

13)	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial or operating decisions.

Cost Sharing and General Service Agreements

Equitable Financial has a general services agreement with Holdings whereby Equitable Financial will benefit from the services received by Holdings and its affiliates. The general services agreement with Holdings replaces existing cost-sharing and general service agreements with various affiliates. Equitable Financial continues to provide services to Holdings and various Affiliates under a separate existing general services agreement with Holdings. Costs allocated to the Company from Holdings totaled $65 million, $57 million and $75 million for the years ended December 31, 2024, 2023 and 2022, respectively, and are allocated based on cost center tracking of expenses. The cost centers are approved annually and are updated based on business area needs throughout the year.

Equitable Financial term insurance contracts outside of New York that allow policyholders to convert their policies into permanent life insurance contracts are fulfilled by Equitable America upon conversion. As part of fulfillment Equitable America takes on additional mortality risks, and accordingly is compensated for the expected adverse mortality cost and additional expenses incurred in fulfilling Equitable Financial’s term conversion obligations. Under this agreement that commenced in 2022, Equitable Financial paid Equitable America $20 million, $24 million and $22 million during the years ended December 31, 2024, 2023 and 2022, respectively.

Investment Management and Service Fees and Expenses

EIMG, a subsidiary of Equitable Financial, provides investment management services to EQAT, 1290 Funds and other trusts, all of which are considered related parties. Investment management and service fees earned are calculated as a percentage of assets under management and are recorded as revenue as the related services are performed.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenue received or accrued for:
Investment management and administrative services provided to EQAT and 1290 Funds	$755	$692	$708

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

On June 22, 2021, Holdings completed the formation of EIM LLC, a wholly owned indirect subsidiary of Holdings. Effective August 1, 2021, following the formation of EIM LLC, EIMG terminated, and EIM LLC entered into, certain administrative agreements with separate accounts held by the Company. In addition, on October 1, 2021, the Company entered into an investment advisory and management agreement in which EIM LLC became the investment manager for the Company’s general account portfolio. The Company recorded investment management fee expense from EIM LLC of $180 million, and $185 million for the years ended December 31, 2024 and 2023, respectively.

AB provides investment management and related services to various funds held by the Company. The Company recorded investment management fee expense from AB of $59 million, $46 million, and $44 million for the years ended December 31, 2024, 2023 and 2022, respectively.

Distribution Revenue and Expenses with Affiliates

Equitable Distributors receives commissions and fee revenue from Equitable America for sales of its insurance products. The commissions and fees earned from Equitable America are based on the various selling agreements.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenue received or accrued for:
Amounts received or accrued for commissions and fees earned for sale of Equitable America’s insurance products	$475	$332	$82

Equitable Financial pays commissions and fees to Equitable Distribution Holding Corporation and its subsidiaries (“Equitable Distribution”) for sales of insurance products. The commissions and fees paid to Equitable Distribution are based on various selling agreements.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Expenses paid or accrued for:
Paid or accrued commission and fee expenses for sale of insurance products by Equitable Network	$632	$612	$718

Investments in Unconsolidated Equity Interests in Affiliates

AB VIEs

As of December 31, 2024 and 2023, respectively, the Company held approximately $1.3 billion and $326 million of invested assets in the form of equity interests issued in non-corporate legal entities that were determined by the Company to be VIEs, as further described in Note 2 of the Notes to these Consolidated Financial Statements. These legal entities are related parties of Equitable Financial. The Company reflects these equity interests in the consolidated balance sheets as other equity investments. The net assets of these unconsolidated VIEs are approximately $1.7 billion and $2.6 billion as of December 31, 2024 and 2023, respectively. The Company also has approximately $15 million and $37 million of unfunded commitments as of December 31, 2024 and 2023, respectively with these legal entities.

Asset Sale to EFS

In the fourth quarter of 2024, Equitable Financial sold $458 million of private equity fund interests to EFS. The assets were sold at fair value with no gain/loss recorded.

Loans Issued to Holdings

In June 2021, Equitable Life made a $1.0 billion 10-year term loan to Holdings. The loan has an interest rate of 3.23% and matures in June 2031. As of December 31, 2024 and 2023, the amount outstanding was $1.0 billion.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

In November 2019, Equitable Financial made a $900 million loan to Holdings that matured November 4, 2024. The loan was reissued on November 4, 2024, with an interest rate of one-month CME Term SOFR plus 1.25%. The loan matures on November 4, 2029. The amount outstanding on the loan at both December 31, 2024 and 2023 $900 million.

Notes Issued to EFS

On December 17, 2024, the Company issued $400 million of floating rate notes to EFS. The notes have an interest rate of one-month SOFR plus a 15 basis point margin and 5 basis point spread and mature on January 31, 2025.

14)	EMPLOYEE BENEFIT PLANS

Equitable Financial sponsors the following employee benefit plans:

401(k) Plan

Equitable Financial sponsors the Equitable 401(k) Plan, a qualified defined contribution plan for eligible employees and financial professionals. The plan provides for a company contribution, a company matching contribution and a discretionary profit-sharing contribution. Expenses associated with this 401(k) Plan were $38 million, $38 million and $17 million for the years ended December 31, 2024, 2023 and 2022, respectively.

Pension Plan

Equitable Financial sponsors the Equitable Retirement Plan (the “ Equitable Financial QP”), a frozen qualified defined benefit pension plan covering its eligible employees and financial professionals. This pension plan is non-contributory, and its benefits are generally based on a cash balance formula and/or, for certain participants, years of service and average earnings over a specified period in the plan. Effective December 31, 2015, primary liability for the obligations of Equitable Financial under the Equitable Financial QP was transferred from Equitable Financial to AXA Financial, and upon the merger of AXA Financial into Holdings, Holdings assumes primary liability under terms of an Assumption Agreement. Equitable Financial remains secondarily liable for its obligations under the Equitable Financial QP and would recognize such liability in the event Holdings does not perform.

The Equitable Financial QP is not governed by a collective-bargaining agreement and is not under a financial improvement plan or a rehabilitation plan. For the years ended December 31, 2024, 2023 and 2022, (income)/expenses related to the plan were $(1) million, $(23) million and $(25) million, respectively.

The following table presents the funded status of the plan:

	December 31,
	2024	2023
	(in millions)
Equitable Retirement Plan
Total plan assets	$1,722	$1,796

Accumulated benefit obligation	$1,469	$1,584

Funded status	117.3%	113.4%

Effective January 1, 2025, Equitable changed how it provides certain retirement-related benefits to its eligible employees and financial professionals. Equitable will discontinue the non-elective company contribution to its 401(k) plan but continue to provide a 401(k) matching contribution. Instead of the non-elective 401(k) contribution, eligible employees and financial professionals will receive cash balance allocations in the Equitable Retirement Plan. The Equitable Retirement Plan is a qualified defined benefit plan that was frozen on December 31st, 2013, but was reopened on January 1, 2025 to provide these cash balance allocations. Under the new cash balance feature, each eligible employee will receive monthly pay credits equal to four percent of their eligible monthly pay. Each eligible financial professional will receive pay credits equal to two and a half percent of eligible monthly pay up to the Social Security Wage Base, and then five percent for eligible monthly pay above the Social Security Wage Base up to the qualified plan pay maximum. Balances in these cash balance accounts in the Equitable Retirement Plan will be credited with interest at six percent from 2025 through 2027. Starting in 2028, the applicable interest crediting rate for these accounts will be based on the 10-year U.S. Treasury Yield (subject to a

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

6% cap). As of December 31, 2024, the Equitable Retirement Plan was estimated to be funded at 122 percent of target, with an estimated prefunding balance of $374 million on an ERISA funding basis. There was no impact to current retiree benefits, existing funded status, or funding requirements as a result of the reopening of the Equitable Retirement Plan.

Other Benefit Plans

Equitable Financial also sponsors a non-qualified retirement plan, a medical and life retiree plan, a post-employment plan and deferred compensation plan. The expenses related to these plans were $22 million, $39 million and $22 million for the years ended December 31, 2024, 2023 and 2022, respectively.

15)	SHARE-BASED COMPENSATION PROGRAMS

Compensation costs for years ended December 31, 2024, 2023 and 2022 for share-based payment arrangements as further described herein are as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Performance Shares	$18	$12	$25
Stock Options	—	—	1
Restricted Stock Unit Awards	33	31	35

Total Compensation Expenses	$51	$43	$61

Income Tax Benefit	$13	$5	$12

Since 2018, Holdings has granted equity awards under the Equitable Holdings, Inc. 2018 Omnibus Incentive Plan and the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (together the “Omnibus Plans”) which were adopted by Holdings on April 25, 2018 and February 28, 2019 respectively. Awards under the Omnibus Plans are linked to Holdings’ common stock. As of December 31, 2024, the common stock reserved and available for issuance under the Omnibus Plans was 17 million shares. Holdings may issue new shares or use common stock held in treasury for awards linked to Holdings’ common stock.

Equitable Financial’s Participation in Holdings’ Equity Award Plans

Equitable Financial’s employees, financial professionals and directors in 2024, 2023 and 2022 were granted equity awards under the Omnibus Plans. All grants discussed in this section will be settled in shares of Holdings’ common stock.

For awards with graded vesting schedules and service-only vesting conditions, including Holdings RSUs and other forms of share-based payment awards, Holdings applies a straight-line expense attribution policy for the recognition of compensation cost. Actual forfeitures with respect to the 2024, 2023 and 2022 grants were considered immaterial in the recognition of compensation cost.

Annual Awards

Each year, the Compensation Committee of the Holdings’ Board of Directors approves an equity-based award program with awards under the program granted at its regularly scheduled meeting in February. Annual awards under Holdings’ equity programs for 2024, 2023 and 2022 consisted of a mix of equity vehicles including Holdings RSUs and Holdings performance shares. If Holdings pays any ordinary dividend in cash, all outstanding Holdings RSUs and performance shares will accrue dividend equivalents in the form of additional Holdings RSUs or performance shares to be settled or forfeited consistent with the terms of the related award.

Holdings RSUs

Holdings RSUs granted to Equitable Financial employees vest ratably in equal annual installments over a three-year period. The fair value of the awards was measured using the closing price of the Holdings share on the grant date, and the resulting compensation expense will be recognized over the shorter of the vesting term or the period up to the date at which the participant becomes retirement eligible, but not less than one year.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Holdings Performance Shares

Holdings performance shares granted to Equity Financial employees are subject to performance conditions and a three-year cliff-vesting.

•	The 2024 performance shares grant consist of two distinct tranches; one based on the Company’s 3-year growth rate on Non-GAAP Operating earnings per share (the “Non-GAAP Operating EPS performance shares”) and the other based on the Holdings’ relative total shareholder return targets (the “TSR performance shares”), each comprising approximately one-half of the award. Participants may receive from 0% to 200% of the unearned performance shares granted.

The grant-date fair value of the Non-GAAP Operating EPS performance shares is established once all applicable Non-GAAP Operating EPS performance shares targets are determined and approved. The fair value of the awards was measured using the closing price of the Holdings share on the grant date. The aggregate grant-date fair value of the unearned Non-GAAP Operating EPS performance shares will be recognized as compensation expense over the shorter of the cliff-vesting period or the period up to the date at which the participant becomes retirement eligible, but not less than one year.

•	The 2023 and 2022 performance share grants consist of one tranche based on the Holdings’ relative total shareholder return targets (the “TSR performance shares”). Participants may receive from 0% to 200% of the unearned performance shares granted.

The grant-date fair value of the TSR performance shares granted in 2024, 2023, and 2022 were measured using a Monte Carlo approach with the following weighted-average assumptions:

	Year Ended December 31,
	2024	2023	2022
Weighted-average assumptions used:
Risk-free interest rate	4.40%	4.31%	1.73%
Annualized volatility	32.72%	49.10%	47.10%

Under the Monte Carlo approach, stock returns were simulated for Holdings and the selected peer companies to estimate the payout percentages established by the conditions of the award. The aggregate grant-date fair value of the unearned TSR performance shares will be recognized as compensation expense over the shorter of the cliff-vesting period or the period up to the date at which the participant becomes retirement eligible, but not less than one year.

Director Awards

Holdings makes annual grants of unrestricted Holdings shares to non-employee directors of Holdings and Equitable Financial. The fair value of these awards was measured using the closing price of Holdings shares on the grant date. These awards immediately vest and all compensation expense is recognized at the grant date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Summary of Stock Option Activity

A summary of activity in the AXA and Holdings option plans during 2024 as follows:

	Options Outstanding
	EQH Shares		AXA Ordinary Shares
	Number Outstanding (in 000’s)	Weighted Average Exercise Price	Number Outstanding (in 000’s)	Weighted Average Exercise Price
Options outstanding as of beginning of period	1,435	$21.92	327	€ 22.52
Options granted	—	—	—	—
Options exercised	(513)	21.22	(211)	23.04
Options forfeited, net	—	—	—	—
Options expired	—	—	—	—

Options outstanding as of end of period	922	$22.31	116	€ 21.56

Aggregate intrinsic value(1)		$22,924		€ 1,483

Weighted average remaining contractual term (in years)	4.79		2.51

Options Exercisable at December 31, 2024	922	$22.31	116	€ 21.56

Aggregate intrinsic value(1)		$22,924		€ 1,483

Weighted average remaining contractual term (in years)	4.79		2.51

(1)

Aggregate intrinsic value, presented in thousands, is calculated as the excess of the closing market price on December 31, 2024 of the respective underlying shares over the strike prices of the option awards. For awards with strike prices higher than market prices, intrinsic value is shown as zero.

During years ended December 31, 2024, 2023, and 2022, there were no stock options granted.

Summary of Restricted Stock Unit Award Activity

The market price of a Holdings share is used as the basis for the fair value measure of a Holdings RSU. For purposes of determining compensation cost for stock-settled Holdings RSUs, fair value is fixed at the grant date until settlement, absent modification to the terms of the award.

As of December 31, 2024, approximately 2.2 million Holdings RSUs awards remain unvested. Unrecognized compensation cost related to these awards totaled approximately $28 million and is expected to be recognized over a weighted-average period of 1.6 years.

The following table summarizes Holdings restricted share units activity for 2024.

	Shares of Holdings Restricted Stock (in 000’s)	Weighted Average Grant Date Fair Value
Unvested, beginning of year	2,217	$32.34
Granted	1,089	34.16
Forfeited	(73)	32.19
Vested	(1,008)	31.51

Unvested as of December 31, 2024	2,225	$33.62

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Summary of Performance Award Activity

As of December 31, 2024, approximately 1.1 million Holdings remain unvested. Unrecognized compensation cost related to these awards totaled approximately $12 million and is expected to be recognized over a weighted-average period of 1.6 years.

The following table summarizes Holdings performance awards activity for 2024.

	Shares of Holdings Performance Awards (in 000’s)	Weighted- Average Grant Date Fair Value
Unvested, beginning of year	1,059	$36.32
Granted	406	33.79
Forfeited	(16)	37.17
Vested	(160)	33.13
Performance Adjustment(1)	(211)	33.11

Unvested as of December 31, 2024	1,078	$36.46

(1)	Represents the difference between the target shares granted and the actual shares vested based upon the achievement level of performance measures.

16)	INCOME TAXES

A summary of the income tax (expense) benefit in the consolidated statements of income (loss) follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Income tax (expense) benefit:
Current (expense) benefit	$(36)	$(31)	$32
Deferred (expense) benefit	168	1,261	(420)

Total	$132	$1,230	$(388)

The Federal income taxes attributable to consolidated operations are different from the amounts determined by multiplying the earnings before income taxes and noncontrolling interest by the expected Federal income tax rate of 21%. The sources of the difference and their tax effects are as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Expected income tax (expense) benefit	$72	$226	$(417)
Non-taxable investment income	64	62	50
Tax audit interest	(26)	(22)	(13)
Tax credits	25	12	17
Deferred tax adjustment	1	—	(21)
Valuation allowance	—	963	—
Other	(4)	(11)	(4)

Income tax (expense) benefit	$132	$1,230	$(388)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The components of the net deferred income taxes are as follows:

	December 31,
	2024		2023
	Assets	Liabilities	Assets	Liabilities
	(in millions)
Compensation and related benefits	$63	$—	$62	$—
Net operating loss and credits	1,691	—	1,455	—
Reserves and reinsurance	—	297	314	—
DAC	—	773	—	797
Unrealized investment gains (losses)	1,599	—	1,412	—
Investments	1,689	—	872	—
Other	—	177	50	—
Valuation allowance	(194)	—	(217)	—

Total	$4,848	$1,247	$3,948	$797

During the fourth quarter of 2022, the Company established a valuation allowance against its deferred tax asset related to unrealized capital losses in the available for sale securities portfolio. During the year ended December 31, 2023 management took actions to increase its available liquidity so that the Company has the ability and intent to hold the majority of securities in its available for sale portfolio to recovery. For liquidity and other purposes, the Company maintains a smaller pool of securities that it does not intend to hold to recovery. The Company maintains a valuation allowance against the deferred tax asset on available for sale securities that will not be held to recovery. Adjustments to the valuation allowance due to changes in the portfolio’s unrealized capital loss are recorded in other comprehensive income. Adjustments to the valuation allowance due to new facts or evidence are recorded in net income.

For the year ended December 31, 2024, the Company recorded a decrease to the valuation allowance of $23 million due to changes in the value of the available for sale portfolio that will not be held to recovery. This adjustment was recorded in other comprehensive income. For the year ended December 31, 2023, the Company recorded decreases to the valuation allowance of $310 million in other comprehensive income and $963 million in net income. As of the years ended December 31, 2024 and 2023, a valuation allowance of $194 million and $217 million, respectively, remains against the portion of the deferred tax asset that is still not more-likely-than-not to be realized.

The Company uses the aggregate portfolio approach related to the stranded or disproportionate income tax effects in accumulated other comprehensive income related to available for sale securities. Under this approach, the disproportionate tax effect remains intact as long as the investment portfolio remains.

The Company has Federal net operating loss carryforwards of $7.4 billion and $6.2 billion for the years ending December 31, 2024 and 2023, respectively which do not expire.

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$302	$295	$295
Additions for tax positions of prior years	—	7	—
Reductions for tax positions of prior years	(3)	—	—
Additions for tax positions of current year	—	—	—
Settlements with tax authorities	—	—	—

Balance, end of period	$299	$302	$295

Unrecognized tax benefits that, if recognized, would impact the effective rate	$43	$43	$43

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in tax expense. Interest and penalties included in the amounts of unrecognized tax benefits as of December 31, 2024 and 2023 were $110 million and $83 million, respectively. For 2024, 2023 and 2022, respectively, there were $26 million, $23 million and $13 million in interest expense (benefit) related to unrecognized tax benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

It is reasonably possible that the total amount of unrecognized tax benefits will change within the next 12 months due to the conclusion of IRS proceedings and the addition of new issues for open tax years. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

As of December 31, 2024, tax years 2014 through 2018 and 2020 through 2024 remain subject to examination by the IRS.

17)	EQUITY

AOCI represents cumulative gains (losses) on items that are not reflected in net income (loss). The balances were as follows:

	December 31
	2024	2023
	(in millions)
Unrealized gains (losses) on investments	$(6,961)	$(6,363)
Market risk benefits — instrument-specific credit risk component	(1,279)	(764)
Liability for future policy benefits — current discount rate component	357	194
Defined benefit pension plans	(1)	(5)

Accumulated other comprehensive income (loss) attributable to Equitable Financial	$(7,884)	$(6,938)

The components of OCI, net of taxes were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Change in net unrealized gains (losses) on investments:
Net unrealized gains (losses) arising during the period	$(764)	$1,692	$(12,915)
(Gains) losses reclassified into net income (loss) during the period(1)	48	515	700

Net unrealized gains (losses) on investments	(716)	2,207	(12,215)
Adjustments for policyholders’ liabilities, insurance liability loss recognition and other	44	(32)	755

Change in unrealized gains (losses), net of adjustments (net of deferred income tax expense (benefit) of $(208), $186, and $(1,162))	(672)	2,175	(11,460)

Change in LFPB discount rate and MRB credit risk, net of tax
Market risk benefits — change in instrument-specific credit risk (net of deferred income tax expense (benefit) of $(108), $(300), and $331)	(407)	(1,129)	1,247
Liability for future policy benefits — change in current discount rate (net of deferred income tax expense (benefit) of $34, $(34), and $277)	128	(128)	1,042
Change in defined benefit plans:
Reclassification to Net income (loss) of amortization of net prior service credit included in net periodic cost	5	(1)	—

Change in defined benefit plans (net of deferred income tax expense (benefit) of $0, $0, and $0)	5	(1)	—

Change in accumulated other comprehensive income (loss) attributable to Equitable Financial	$(946)	$917	$(9,171)

(1)

See “Reclassification adjustment” in Note 3 of the Notes to these Consolidated Financial Statements. Reclassification amounts presented net of income tax expense (benefit) of $(13) million, $137 million and $186 million for the years ended December 31, 2024, 2023 and 2022, respectively.

Investment gains and losses reclassified from AOCI to net income (loss) primarily consist of realized gains (losses) on sales and credit losses of AFS securities and are included in total investment gains (losses), net on the consolidated statements of income (loss). Amounts reclassified from AOCI to net income (loss) as related to defined benefit plans primarily consist of amortization of net (gains) losses and net prior service cost (credit) recognized as a component of net periodic cost and reported in compensation and benefits in the consolidated statements of income (loss). Amounts presented in the table above are net of tax.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

18)	COMMITMENTS AND CONTINGENT LIABILITIES

Litigation and Regulatory Matters

Litigation, regulatory and other loss contingencies arise in the ordinary course of the Company’s activities as a diversified financial services firm. The Company is a defendant in a number of litigation matters arising from the conduct of its business. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Modern pleading practice permits considerable variation in the assertion of monetary damages and other relief. Claimants are not always required to specify the monetary damages they seek, or they may be required only to state an amount sufficient to meet a court’s jurisdictional requirements. Moreover, some jurisdictions allow claimants to allege monetary damages that far exceed any reasonably possible verdict. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim often bears little relevance to the merits or potential value of a claim. Litigation against the Company includes a variety of claims including, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, COI increases, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters.

The outcome of a litigation or regulatory matter is difficult to predict, and the amount or range of potential losses associated with these or other loss contingencies requires significant management judgment. It is not possible to predict the ultimate outcome or to provide reasonably possible losses or ranges of losses for all pending regulatory matters, litigation and other loss contingencies. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known, management believes that neither the outcome of pending litigation and regulatory matters, nor potential liabilities associated with other loss contingencies, are likely to have such an effect. However, given the large and indeterminate amounts sought in certain litigation and the inherent unpredictability of all such matters, it is possible that an adverse outcome in certain of the Company’s litigation or regulatory matters, or liabilities arising from other loss contingencies, could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.

For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued amounts of the reasonably possible range of losses. As of December 31, 2024, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $100 million.

For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.

In February 2016, a lawsuit was filed in the Southern District of New York entitled Brach Family Foundation, Inc. v. AXA Equitable Life Insurance Company. This lawsuit is a putative class action brought on behalf of all owners of UL policies subject to Equitable Financial’s COI rate increase. In early 2016, Equitable Financial raised COI rates for certain UL policies issued between 2004 and 2008, which had both issue ages 70 and above and a current face value amount of $1 million and above. A second putative class action was filed in the District of Arizona in 2017 and consolidated with the Brach matter in federal court in New York. The consolidated amended class action complaint alleged the following claims: breach of contract; misrepresentations in violation of Section 4226 of the New York Insurance Law; violations of New York General Business Law Section 349; and violations of the California Unfair Competition Law, and the California Elder Abuse Statute. Plaintiffs sought: (a) compensatory damages, costs, and, pre- and post-judgment interest; (b) with respect to their claim concerning Section 4226, a penalty in the amount of premiums paid by the plaintiffs and the putative class; and (c) injunctive relief and attorneys’ fees in connection with their statutory claims. In August 2020, the federal district court issued a decision certifying nationwide breach of contract and Section 4226 classes, and a New York State Section 349 class. Owners of a substantial number of policies opted out of the Brach class action. Most have settled pre-litigation, but a minority of opt-out policies are not yet the subject of litigation. Others filed suit previously, including three pending

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

individual federal actions that were coordinated with the Brach action and contained similar allegations. In May 2023, the Brach class action and Equitable Financial informed the federal district court that they had mutually agreed to settle the class action, and in October 2023, the federal district court entered an order of final approval of the settlement agreement. Equitable Financial is fully accrued for the class settlement, which will have no impact on earnings or distributable cash projections. In October 2023, Equitable Financial and the three plaintiffs with individual federal actions coordinated with the Brach action informed the court that they had reached a settlement, and those actions were dismissed. Equitable Financial is likewise fully accrued for those individual settlements, which will have no impact on earnings or distributable cash projections. Equitable Financial has settled other actual and threatened litigations challenging the COI increase by individual policy owners and entities.

Finally, one action is also pending against Equitable Financial in New York State Court. In July 2022, the trial court in Hobish v. AXA Equitable Life Insurance Company, granted in significant part Equitable Financial’s motion for summary judgment and denied plaintiff’s cross motion. That plaintiff appealed but the appellate court affirmed the trial court’s decision. In March 2024, the intermediate appellate court granted plaintiff’s motion for leave to appeal to the state’s highest appellate court. Equitable Financial is vigorously defending each of these matters.

As with other financial services companies, Equitable Financial periodically receives informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry. It is the practice of the Company to cooperate fully in these matters.

Obligations under Funding Agreements

FHLB

As a member of the FHLB, Equitable Financial has access to collateralized borrowings. It also may issue funding agreements to the FHLB. Both the collateralized borrowings and funding agreements would require Equitable Financial to pledge qualified mortgage-backed assets and/or government securities as collateral. Equitable Financial issues short-term funding agreements to the FHLB and uses the funds for asset, liability, and cash management purposes. Equitable Financial issues long-term funding agreements to the FHLB and uses the funds for spread lending purposes.

Entering into FHLB membership, borrowings and funding agreements requires the ownership of FHLB stock and the pledge of assets as collateral. Equitable Financial has purchased FHLB stock of $336 million and pledged collateral with a carrying value of $11.7 billion as of December 31, 2024.

Funding agreements are reported in policyholders’ account balances in the consolidated balance sheets. For other instruments used for asset/liability and cash management purposes, see “Offsetting of Financial Assets and Liabilities and Derivative Instruments” included in Note 4 of the Notes to these Consolidated Financial Statements. The table below summarizes the Company’s activity of funding agreements with the FHLB.

Change in FHLB Funding Agreements during the Year Ended December 31, 2024

	Outstanding Balance at December 31, 2023	Issued During the Period	Repaid During the Period	Long-term Agreements Maturing Within One Year	Long-term Agreements Maturing Within Five Years	Outstanding Balance at December 31, 2024
	(in millions)
Short-term funding agreements:
Due in one year or less	$6,168	$66,160	$(66,610)	$125	$—	$5,843
Long-term funding agreements:
Due in years two through five	799	—	—	30	—	829
Due in more than five years	648	—	—	(155)	—	493

Total long-term funding agreements	1,447	—	—	(125)	—	1,322

Total funding agreements(1)	$7,615	$66,160	$(66,610)	$—	$—	$7,165

(1)

The $2 million and $3 million difference between the funding agreements carrying value shown in fair value table for December 31, 2024 and 2023, respectively, reflects the remaining amortization of a hedge implemented and closed, which locked in the funding agreements borrowing rates.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

FABN

Under the FABN program, Equitable Financial may issue funding agreements in U.S. dollar or foreign currencies to a Delaware special purpose statutory trust (the “Trust”) in exchange for the proceeds from issuances of fixed and floating rate medium-term marketable notes issued by the Trust from time to time (the “Trust Notes”). The funding agreements have matching interest, maturity and currency payment terms to the applicable Trust Notes. The Company hedges the foreign currency exposure of foreign currency denominated funding agreements using cross currency swaps as discussed in Note 4 of the Notes to these Consolidated Financial Statements. As of December 31, 2024, the maximum aggregate principal amount of Trust Notes permitted to be outstanding at any one time is $10.0 billion. Funding agreements issued to the Trust, including any foreign currency transaction adjustments, are reported in policyholders’ account balances in the consolidated balance sheets. Foreign currency transaction adjustments to policyholder’s account balances are recognized in net income (loss) as an adjustment to interest credited to policyholders’ account balances and are offset in interest credited to policyholders’ account balances by a release of AOCI from deferred changes in fair value of designated and qualifying cross currency swap cash flow hedges. The table below summarizes Equitable Financial’s activity of funding agreements under the FABN program.

Change in FABN Funding Agreements during the Year Ended December 31, 2024

	Outstanding Balance at December 31, 2023	Issued During the Period	Repaid During the Period	Long-term Agreements Maturing Within One Year	Long-term Agreements Maturing Within Five Years	Foreign Currency Transaction Adjustment	Outstanding Balance at December 31, 2024
	(in millions)
Short-term funding agreements:
Due in one year or less	$1,000	$—	$(1,000)	$1,050	$—	$—	$1,050
Long-term funding agreements:
Due in years two through five	4,984	500	—	(1,050)	—	(41)	4,393
Due in more than five years	300	—	—	—	—	—	300

Total long-term funding agreements	5,284	500	—	(1,050)	—	(41)	4,693

Total funding agreements(1)	$6,284	$500	$(1,000)	$—	$—	$(41)	$5,743

(1)

The $18 million and $17 million difference between the funding agreements notional value shown and carrying value table as of December 31, 2024 and 2023, respectively, reflects the remaining amortization of the issuance cost of the funding agreements and the foreign currency transaction adjustment.

FABCP Program

In May 2023, the Company established a FABCP program (the “FABCP Program”), pursuant to which a special purpose limited liability company (the “SPLLC”) may issue commercial paper and deposit the proceeds with the Company pursuant to a funding agreement issued by the Company to the SPLLC. The current maximum aggregate principal amount permitted to be outstanding at any one time under the FABCP Program is $3.0 billion. The Company had $75 million outstanding as of December 31, 2024.

Guarantees and Other Commitments

The Company provides certain guarantees or commitments to affiliates and others. As of December 31, 2024, these arrangements include commitments by the Company to provide equity financing of $0.9 billion to certain limited partnerships and real estate joint ventures under certain conditions. Management believes the Company will not incur material losses as a result of these commitments.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company had $17 million of undrawn letters of credit related to reinsurance as of December 31, 2024. The Company had $352 million of commitments under existing mortgage loan agreements as of December 31, 2024.

The Company is the obligor under certain structured settlement agreements it had entered into with unaffiliated insurance companies and beneficiaries. To satisfy its obligations under these agreements, the Company owns single premium annuities issued by previously wholly-owned life insurance subsidiaries. The Company has directed payment under these annuities to be made directly to the beneficiaries under the structured settlement agreements. A contingent liability exists with respect to these agreements should the previously wholly-owned subsidiaries be unable to meet their obligations. Management believes the need for the Company to satisfy those obligations is remote.

19)	INSURANCE STATUTORY FINANCIAL INFORMATION

For 2024, 2023 and 2022, respectively, Equitable Financial’s statutory net income (loss) totaled $(541) million, $(1.7) billion and $134 million. Statutory surplus, Capital stock and AVR totaled $2.1 billion and $2.8 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, Equitable Financial, in accordance with various government and state regulations, had $6 million and $5 million, respectively, of securities on deposit with such government or state agencies.

In 2024, Equitable Financial did not pay a dividend. In 2023 and 2022, Equitable Financial paid to its direct parent, which subsequently distributed such amount to Holdings, an ordinary shareholder dividend of $1.7 billion and $930 million, respectively.

Dividend Restrictions

As a domestic insurance subsidiary regulated by the insurance laws of New York State, Equitable Financial is subject to restrictions as to the amounts the Company may pay as dividends and amounts the Company may repay of surplus notes to Holdings.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates. Under the New York insurance laws, which are applicable to Equitable Financial, a domestic stock life insurer may not, without prior approval of the NYDFS, pay an ordinary dividend to its stockholders exceeding an amount calculated based on a statutory formula (“Ordinary Dividend”). Dividends in excess of this amount require the insurer to file a notice of its intent to declare the dividends with the NYDFS and obtain prior approval or non-disapproval from the NYDFS with respect to such dividends (“Extraordinary Dividend”). Due to a permitted statutory accounting practice agreed to with the NYDFS, Equitable Financial will need the prior approval of the NYDFS to pay the portion, if any, of any Ordinary Dividend that exceeds the Ordinary Dividend that Equitable Financial would be permitted to pay under New York insurance law absent the application of such permitted practice (such excess, the “Permitted Practice Ordinary Dividend”).

Applying the formulas above, Equitable Financial is not permitted to pay an Ordinary Dividend in 2025.

Intercompany Reinsurance

The company receives statutory reserve credits for reinsurance treaties with EQ AZ Life Re to the extent EQ AZ Life Re holds assets in an irrevocable trust (the “EQ AZ Life Re Trust”). As of December 31, 2024, EQ AZ Life Re holds $1.3 billion of assets in the EQ AZ Life Re Trust and letters of credit of $1.8 billion that are guaranteed by Holdings. Under the reinsurance transactions, EQ AZ Life Re is permitted to transfer assets from the EQ AZ Life Re Trust under certain circumstances. The level of statutory reserves held by EQ AZ Life Re fluctuate based on market movements, mortality experience and policyholder behavior. Increasing reserve requirements may necessitate that additional assets be placed in trust and/or additional letters of credit be secured, which could adversely impact EQ AZ Life Re’s liquidity.

Prescribed and Permitted Accounting Practices

As of December 31, 2024, the following three prescribed and permitted practices resulted in surplus that is different from the statutory surplus that would have been reported had NAIC statutory accounting practices been applied.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Equitable Financial was granted a permitted practice by the NYDFS to apply SSAP 108, Derivatives Hedging Variable Annuity Guarantees on a retroactive basis from January 1, 2021 through June 30, 2021, after reflecting the impacts of our reinsurance transaction with Venerable. The permitted practice was amended to also permit Equitable Financial to adopt SSAP 108 prospectively as of July 1, 2021 and to consider the impact of both the interest rate derivatives and the general account assets used to fully hedge the interest rate risk inherent in its variable annuity guarantees when determining the amount of the deferred asset or liability under SSAP 108. Application of the permitted practice partially mitigates the New York Insurance Regulation 213 (“Reg 213”) impact of the Venerable Transaction on Equitable Financial’s statutory capital and surplus and enables Equitable Financial to more effectively neutralize the impact of interest rates on its statutory surplus and to better align with our economic hedging program. The impact of applying this permitted practice relative to SSAP 108 as written was a decrease of approximately $115 million in statutory special surplus funds as of December 31, 2024. The Reinsurance Treaty reduced the amount of interest rate hedging needed going forward, affecting future deferrals, but leaves our historical SSAP 108 deferred amounts unchanged. The permitted practice also reset Equitable Financial’s unassigned surplus to zero as of June 30, 2021 to reflect the transformative nature of the Venerable Transaction.

The NAIC Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of New York. However, Reg 213 adopted in May of 2019 and as amended in February 2020 and March 2021, differs from the NAIC variable annuity reserve and capital framework. Reg 213 requires Equitable Financial to carry statutory basis reserves for its variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that in current market conditions imposes more conservative reserving requirements for variable annuity contracts than the NAIC standard.

The impact of the application of Reg 213 was a decrease of approximately $101 million in statutory surplus as of December 31, 2024 compared to statutory surplus under the NAIC variable annuity framework. Our hedging program is designed to hedge the economics of our insurance liabilities and largely offsets Reg 213 and NAIC framework reserve movements due to interest rates and equities. The NYDFS allows domestic insurance companies a five year phase-in provision for Reg 213 reserves. As of September 30, 2022, Equitable Financial’s Reg 213 reserves were 100% phased-in. As of December 31, 2024, given the prevailing market conditions and business mix, there are $89 million Reg 213 redundant reserves over the US RBC CTE 98 TAR.

During the fourth quarter 2020, Equitable Financial received approval from NYDFS for its proposed amended Plan of Operation for Separate Account No. 68 (“SA 68”) for our Structured Capital Strategies product and Separate Account No. 69 (“SA 69”) for our EQUI-VEST product Structured Investment Option, to change the accounting basis of these two non-insulated Separate Accounts from fair value to book value in accordance with Section 1414 of the Insurance Law to align with how we manage and measure our overall general account asset portfolio. In order to facilitate this change and comply with Section 4240(a)(10), the Company also sought approval to amend the Plans to remove the requirement to comply with Section 4240(a)(5)(iii) and substitute it with a commitment to comply with Section 4240(a)(5)(i). Similarly, the Company updated the reserves section of each Plan to reflect the fact that Regulation 128 would no longer be applicable upon the change in accounting basis. We applied this change effective January 1, 2021. The impact of the application is an increase of approximately $2.3 billion in statutory surplus as of December 31, 2024.

If the Company had not used all of the aforementioned prescribed and permitted practices that differ from NAIC SAP, a risk-based capital regulatory event would have hypothetically been triggered.

Differences between Statutory Accounting Principles and U.S. GAAP

Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with SAP and total equity under U.S. GAAP are primarily: (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders’ account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) reporting the surplus notes as a component of surplus in SAP but as a

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

liability in U.S. GAAP; (g) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (h) certain assets, primarily prepaid assets, are not admissible under SAP but are admissible under U.S. GAAP; and (i) cost of reinsurance which is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.

20)	BUSINESS SEGMENT INFORMATION

Equitable Financial has one reportable segment: insurance. The insurance segment derives revenues from customers by providing variable annuity, life insurance and employee benefit products to both individuals and businesses. Equitable Financial derives revenue primarily in the United States, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands and manages the business activities on a consolidated basis. The accounting policies for the segment are the same as those described in Note 2 of the Notes to these Consolidated Financial Statements.

The CODM is the chief executive officer and President of Equitable Financial. The CODM assesses performance for the insurance segment and decides how to allocate resources based on net income (loss) that is also reported on the Consolidated Statements of Income (Loss) as Net income (loss) attributable to Equitable Financial. The measure of segment assets is reported on the Consolidated Balance Sheets as Total assets. The CODM uses Net income (loss) attributable to Equitable Financial to evaluate income generated from the insurance segment assets (return on assets) in deciding whether to reinvest profits into the insurance segment or into other parts of the entity, such as for acquisitions or to pay dividends.

Refer to the Statements of Consolidated Income/(Loss) for expense detail evaluated by the CODM.

Revenue from external customers, by product, is shown in the table that follows:

	Year Ended December 31,
	2024(2)	2023(2)	2022
	(in millions)
Individual Variable Annuity Products
Premiums	$180	$176	$123
Fees(1)	1,062	1,003	1,792
Others	83	118	87

Total	$1,325	$1,297	$2,002

Employer- Sponsored
Premiums	$—	$—	$—
Fees	512	434	506
Others	54	19	25

Total	$566	$453	$531

Life Insurance Products
Premiums	$432	$530	$545
Fees	1,339	1,354	1,375
Others	(1)	—	10

Total	$1,770	$1,884	$1,930

Employee Benefit Products
Premiums	$48	$46	$46
Fees	—	—	—
Others	1	2	8

Total	$49	$48	$54

Other
Premiums	$37	$8	$11
Fees	8	8	12
Others	1	2	1

Total	$46	$18	$24

(1)	Excludes the amortization/capitalization of unearned revenue liability of $(44) million, $(38) million and $(38) million for the years ended December 31, 2024, 2023 and 2022, respectively.
(2)	Excludes reinsurance ceded to Equitable America.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

21)	REDEEMABLE NONCONTROLLING INTEREST

The changes in the components of redeemable noncontrolling interests are presented in the following table:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$24	$21	$28
Net earnings (loss) attributable to redeemable noncontrolling interests	—	1	(3)
Purchase/change of redeemable noncontrolling interests	14	2	(4)

Balance, end of period	$38	$24	$21

22)	SUBSEQUENT EVENTS

Funding Agreement-Backed Notes

Pursuant to the FABN program discussed in Note 18, in January 2025, Equitable Financial supplemented its funding agreement that had been issued to the Trust in the fourth quarter of 2024 by an additional $250 million, with a fixed interest rate of 4.88% per annum and a maturity date of November 19, 2027. In addition, on the same date, Equitable Financial issued a $300 million funding agreement to the Trust with a floating interest rate equal to the compounded SOFR plus 47 basis points per annum which matures on February 4, 2026. Funding agreements issues to the Trust will be reported in Policyholders’ account balances in the consolidated balance sheets in subsequent periods.

Notes Issued to EFS

On January 8, 2025, the Company issued $200 million of floating rate notes to EFS. The notes have an interest rate of one-month SOFR plus a 15 basis point margin and 5 basis point spread and mature on February 7, 2025. The $400 million of notes issued in December 2024 and the $200 million of notes issued in January 2025 were each twice extended 30 days under the same terms and will mature on March 28, 2025 and April 7, 2025, respectively.

Sale of Notes

On January 31, 2025, the Company sold $619 million of floating rate notes to Equitable America.

Novation

Effective January 17, 2025, Equitable Financial novated certain legacy variable annuity policies sold between 2006-2008, comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees reinsured by Venerable under the combined co-insurance and modified coinsurance basis agreement executed on June 1, 2021. Management is still assessing the impact to the financial statements of this novation for the first quarter of 2025.

RGA Reinsurance Transaction

On February 23, 2025, Equitable Financial, as well as Equitable America and Equitable Financial L&A, entered into the MTA with RGA pursuant to which at closing and subject to the terms and conditions set forth in the MTA, RGA would enter into reinsurance agreements, as reinsurer, with each such subsidiary, as ceding company, to effect the RGA Reinsurance Transaction. The transaction is expected to close in mid-2025.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

SCHEDULE I

SUMMARY OF INVESTMENTS — OTHER THAN INVESTMENTS IN RELATED PARTIES

AS OF DECEMBER 31, 2024

	Cost(1)	Fair Value	Carrying Value
	(in millions)
Fixed maturities, AFS:
U.S. government, agencies and authorities	$5,725	$4,218	$4,218
State, municipalities and political subdivisions	385	312	312
Foreign governments	639	506	506
Public utilities	6,476	5,579	5,579
All other corporate bonds	35,602	31,066	31,066
Residential mortgage-backed	1,840	1,715	1,715
Asset-backed	7,495	7,480	7,480
Commercial mortgage-backed	3,510	3,142	3,142
Redeemable preferred stocks	56	59	59

Total fixed maturities, AFS	61,728	54,077	54,077
Mortgage loans on real estate(2)	18,568	16,796	18,298
Policy loans	3,827	4,033	3,827
Other equity investments	2,445	2,683	2,683
Trading securities	781	809	809
Other invested assets	7,450	7,450	7,450

Total Investments	$94,799	$85,848	$87,144

(1)

Cost for fixed maturities represents original cost, reduced by repayments and write-downs and adjusted for amortization of premiums or accretion of discount; cost for equity securities represents original cost reduced by write-downs; cost for other limited partnership interests represents original cost adjusted for equity in earnings and reduced by distributions.

(2)	Carrying value for mortgage loans on real estate represents original cost adjusted for amortization of premiums or accretion of discount and reduced by credit loss allowance.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

SCHEDULE IV

REINSURANCE(1)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
	(in millions)
2024
Life insurance in-force	$367,416	$193,828	$11,817	$185,405	6.4%

Premiums:
Life insurance and annuities	$775	$390	$108	$493	21.9%
Accident and health	45	13	6	38	15.8%

Total premiums	$820	$403	$114	$531	21.5%

2023
Life insurance in-force	$374,695	$184,482	$30,706	$220,919	13.9%

Premiums:
Life insurance and annuities	$771	$390	$167	$548	30.5%
Accident and health	49	18	8	39	20.5%

Total premiums	$820	$408	$175	$587	29.8%

2022
Life insurance in-force	$379,949	$156,088	$31,337	$255,197	12.3%

Premiums:
Life insurance and annuities	$712	$200	$172	$684	25.1%
Accident and health	52	19	8	41	19.5%

Total premiums	$764	$219	$180	$725	24.8%

(1)	Includes amounts related to the discontinued group life and health business.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

GLOSSARY

Selected Financial Terms

Account Value (“AV”)	Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Assets under administration (“AUA”)	Includes non-insurance client assets that are invested in our savings and investment products or serviced by our Equitable Advisors platform. We provide administrative services for these assets and generally record the revenues received as distribution fees.

Assets under management (“AUM”)	Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our GAIA portfolio and (iii) the Separate Account assets of our retirement and protection businesses. Total AUM reflects exclusions between segments to avoid double counting.

Combined RBC Ratio	Calculated as the overall aggregate RBC ratio for the Company’s insurance subsidiaries including capital held for its life insurance and variable annuity liabilities and non-variable annuity insurance liabilities.

Conditional tail expectation (“CTE”)	Calculated as the average amount of total assets required to satisfy obligations over the life of the contract or policy in the worst x% of scenarios. Represented as CTE (100 less x). Example: CTE95 represents the worst five percent of scenarios.

Deferred policy acquisition cost (“DAC”)	Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Deferred sales inducements (“DSI”)	Represent amounts that are credited to a policyholder’s account balance that are higher than the expected crediting rates on similar contracts without such an inducement and that are an incentive to purchase a contract and also meet the accounting criteria to be deferred as an asset that is amortized over the life of the contract.

Fee-Type Revenue	Revenue from fees and related items, including policy charges and fee income, premiums, investment management and service fees, and other income.

Gross Premiums	FYP and Renewal premium and deposits.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

Premium and deposits	Amounts a policyholder agrees to pay for an insurance policy or annuity contract that may be paid in one or a series of payments as defined by the terms of the policy or contract.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Renewal premium and deposits	Premiums and deposits after the first twelve months of the policy or contract.

Risk-based capital (“RBC”)	Rules to determine insurance company statutory capital requirements. It is based on rules published by the National Association of Insurance Commissioners (“NAIC”).

Total adjusted capital (“TAC”)	Primarily consists of capital and surplus, and the asset valuation reserve.

Product Terms

401(k)	A tax-deferred retirement savings plan sponsored by an employer. 401(k) refers to the section of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to which these plans are established.

403(b)	A tax-deferred retirement savings plan available to certain employees of public schools and certain tax-exempt organizations. 403(b) refers to the section of the Code pursuant to which these plans are established.

457(b)	A deferred compensation plan that is available to governmental and certain non-governmental employers. 457(b) refers to the section of the Code pursuant to which these plans are established.

Affluent	Refers to individuals with $250,000 to $999,999 of investable assets.

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base	A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

Cash surrender value	The amount an insurance company pays (minus any surrender charge) to the policyholder when the contract or policy is voluntarily terminated prematurely.

Deferred annuity	An annuity purchased with premiums paid either over a period of years or as a lump sum, for which savings accumulate prior to annuitization or surrender, and upon annuitization, such savings are exchanged for either a future lump sum or periodic payments for a specified length of time or for a lifetime.

Fixed annuity	An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that is fixed at issue.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Floating Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that varies with a specified index rate, subject to a cap and floor.

Future policy benefits

Future policy benefits for the annuities business are comprised mainly of liabilities for life-contingent income annuities, and liabilities for the variable annuity guaranteed minimum benefits accounted for as insurance.

Future policy benefits for the life business are comprised mainly of liabilities for traditional life and certain liabilities for universal and variable life insurance contracts (other than the Policyholders’ account balance).

General Account Investment Portfolio	The invested assets held in the General Account.

General Account (“GA”)	The assets held in the general accounts of our insurance companies as well as assets held in our Separate Accounts on which we bear the investment risk.

Global Atlantic Reinsurance Transaction	Equitable Financial completed the transactions (the “Global Atlantic Transaction”) contemplated by the previously announced Master Transaction Agreement, and between Equitable Financial and First Allmerica Financial Life Insurance Company, a Massachusetts-domiciled insurance company (the “Reinsurer”), a wholly owned subsidiary of Global Atlantic Financial Group.

GMxB	A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed income benefit (“GIB”)	An optional benefit which provides the policyholder with a guaranteed lifetime annuity based on predetermined annuity purchase rates applied to a GIB benefit base, with annuitization automatically triggered if and when the contract AV falls to zero.

Guaranteed minimum accumulation benefits (“GMAB”)	An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)	An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Guaranteed minimum withdrawal benefits (“GMWB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Guaranteed withdrawal benefit for life (“GWBL”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for the duration of the policyholder’s life, regardless of account performance.

High net worth	Refers to individuals with $1,000,000 or more of investable assets.

Index-linked annuities	An annuity that provides for asset accumulation and asset distribution needs with an ability to share in the upside from certain financial markets such as equity indices, or an interest rate benchmark. With an index-linked annuity, the policyholder’s AV can grow or decline due to various external financial market indices performance.

Indexed Universal Life (“IUL”)	A life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Living benefits	Optional benefits (available at an additional cost) that guarantee that the policyholder will get back at least his original investment when the money is withdrawn.

Mortality and expense risk fee (“M&E fee”)	A fee charged by insurance companies to compensate for the risk they take by issuing life insurance and variable annuity contracts.

Net flows	Net change in customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

Policyholder account balances

Annuities. Policyholder account balances are held for fixed deferred annuities, the fixed account portion of variable annuities and non-life contingent income annuities. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Life Insurance Policies. Policyholder account balances are held for retained asset accounts, universal life policies and the fixed account of universal variable life insurance policies. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Return of premium (“ROP”) death benefit	This death benefit pays the greater of the account value at the time of a claim following the owner’s death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Rider	An optional feature or benefit that a policyholder can purchase at an additional cost.

Roll-up rate	The guaranteed percentage that the benefit base increases by each year.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those Separate Accounts on which we bear the investment risk.

Surrender charge	A fee paid by a contract owner for the early withdrawal of an amount that exceeds a specific percentage or for cancellation of the contract within a specified amount of time after purchase.

Surrender rate	Represents annualized surrenders and withdrawals as a percentage of average AV.

Universal life (“UL”) products	Life insurance products that provide a death benefit in return for payment of specified annual policy charges that are generally related to specific costs, which may change over time. To the extent that the policyholder chooses to pay more than the charges required in any given year to keep the policy in-force, the excess premium will be placed into the AV of the policy and credited with a stated interest rate on a monthly basis.

Variable annuity	A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)	Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

ACRONYMS

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

•	“AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

•	“AFS” means available-for-sale.

•	“AI” means artificial intelligence

•	“AOCI” means accumulated other comprehensive income.

•	“ASC” means Accounting Standards Codification

•	“ASU” means Accounting Standards Update

•	“ASX” means Australian Securities Exchange

•	“AUM/A” means AUM plus AUA

•	“AVR” means asset valuation reserve

•	“AXA” means AXA S.A., a société anonyme organized under the laws of France, and formerly our controlling stockholder.

•	“AXA Financial” means AXA Financial, Inc., a Delaware corporation and a former wholly-owned direct subsidiary of Holdings. On October 1, 2018, AXA Financial merged with and into Holdings, with Holdings assuming the obligations of AXA Financial.

•	“bps” means basis points

•	“BRS” means Bernstein Research Services

•	“CCPA” means the California Consumer Privacy Act, as amended by the California Privacy Rights Act

•	“CDS” means credit default swaps

•	“CEA” means Commodity Exchange Act

•	“CECL” means current expected credit losses

•	“CEO” means Chief Executive Officer

•	“CFTC” means U.S. Commodity Futures Trading Commission

•	“CLO” means collateralized loan obligation

•	“CMBS” means commercial mortgage-backed security

•	“Code” means the internal Revenue Code of 1986
•	“CODM” means chief operating decision maker

•	“COI” means cost of insurance

•	“COLI” means corporate owned life insurance

•	“Company” means Equitable Holdings, Inc. with its consolidated subsidiaries

•	“CPPA” means the California Privacy Protection Agency

•	“CS Life” means Corporate Solutions Life Reinsurance Company, a Delaware corporation and a wholly-owned direct subsidiary of Holdings.

•	“CRPs” means Credit Rating Providers

•	“CSA” means credit support annex

•	“Cybersecurity Final Rule” means the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule

•	“DCO” means designated clearing organization

•	“Dodd-Frank Act” means Dodd-Frank Wall Street Reform and Consumer Protection Act

•	“DOL” means U.S. Department of Labor

•	“DPL” means deferred profit liability

•	“DSC” means debt service coverage

•	“DTI” means debt-to-income

•	“EAFE” means European, Australasia, and Far East

•	“EBITDA” means earnings before interest, taxes, depreciation and amortization

•	“ECDIS” means external consumer data and information sources

•	“EDP” means electronic data processing

•	“EFS” means Equitable Financial Services, LLC, a Delaware corporation and a wholly-owned direct subsidiary of Holdings

•	“EFIM” means Equitable Financial Investment Management, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“EIM LLC” means Equitable Investment Management, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“EIMG” means Equitable Investment Management Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	“EPS” means earnings per share

•	“Equitable Advisors” means Equitable Advisors, LLC, a Delaware limited liability company, our retail broker/dealer for our R&P businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable America” means Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Distributors” means Equitable Distributors, LLC, a Delaware limited liability company, our wholesale broker/dealer for our R&P businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned subsidiary of EFS.

•	“Equitable Financial QP” means Equitable Retirement Plan

•	“EQAT” means EQ Advisors Trust, a series trust that is a Delaware statutory trust and is registered under the Investment Company Act as an open-end management investment company.

•	“EQ AZ Life Re” means EQ AZ Life Re Company, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“ERISA” means Employee Retirement Income Security Act of 1974

•	“ESB Plan” means Executive Survivor Benefits Plan

•	“ESG” means environmental, social and governance

•	“ETF” means exchange traded fund

•	“Exchange Act” means Securities Exchange Act of 1934, as amended

•	“FABCP” means Funding Agreement Backed Commercial Paper

•	“FABN” means Funding Agreement Backed Notes

•	“FDIC” means Federal Deposit Insurance Corporation

•	“FHLB” means Federal Home Loan Bank

•	“FINRA” means Financial Industry Regulatory Authority, Inc.

•	“FIO” means Federal Insurance Office

•	“FMV” means fair market value

•	“FSOC” means Financial Stability Oversight Council
•	“FTSE” means Financial Times Stock Exchange

•	“GAIA” means general account investment portfolio

•	“GCC” means group capital calculation tool

•	The “General Partner” means AllianceBernstein Corporation, a Delaware corporation and the general partner of AB Holding and ABLP.

•	“Generative AI” means generative artificial intelligence

•	“GIO” means guaranteed interest option

•	“Holdings” means Equitable Holdings, Inc.

•	“IMR” means interest maintenance reserve

•	“Investment Advisers Act” means Investment Advisers Act of 1940, as amended

•	“IPO” means initial public offering

•	“IRS” means Internal Revenue Service

•	“ISDA Master Agreement” means International Swaps and Derivatives Association Master Agreement

•	“IT” means information technology

•	“IUS” means Investments Under Surveillance

•	“K-12 education market” means individuals in the kindergarten, primary and secondary education market

•	“LDTI” means long duration targeted improvements

•	“LFPB” means liability for future policy benefits

•	“LGD” means loss given default

•	“Liquidity Stress Test” means a liquidity stress-testing framework

•	“LTV” means loan-to-value

•	“Manual” means Accounting Practices and Procedures Manual as established by the NAIC

•	“MRBs” means market risk benefits

•	“MSO” means Market Stabilizer Option

•	“MTA” means Master Transaction Agreement

•	“NAIC” means National Association of Insurance Commissioners

•	“NAIC SAP” means the NAIC Accounting Practices and Procedures manual

•	“NAR” means net amount at risk

•	“NAV” means net asset value

•	“NFA” means National Futures Association

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	“NGEs” means non-guaranteed elements

•	“NI” means non-insulated

•	“NLG” means no-lapse guarantee

•	“NMS” means National Market System

•	“Non- GAAP Operating EPS” means Non-GAAP operating earnings per share

•	“NY Cybersecurity Regulation” means Cybersecurity Requirements for Financial Services Companies

•	“NYDFS” means New York State Department of Financial Services

•	“NYSE” means New York Stock Exchange

•	“NWOW” means New Ways of Working

•	“OCI” means other comprehensive income

•	“ORSA” means Own Risk and Solvency Assessment Model Act

•	“OTC” means over-the-counter

•	“PD” means probability of default

•	“PEO” means professional employer associations

•	“PFBL” means profits followed by losses

•	“PPWG” means privacy protection working group

•	“Prudential Regulators” means collectively, SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency

•	“RBG” means the Retirement Benefits Group, a specialized division of Equitable Advisors

•	“RC” means Retirement Cornerstone

•	“Regulation BI” means Regulation Best Interest

•	“REIT” means real estate investment trusts

•	“RGA” means Reinsurance Group of America

•	“RIC” means SEC-registered investment company

•	“RoU” means right of use

•	“RSUs” means restricted stock units

•	“Safeguards Rule” means amendments to the Standards for Safeguarding Customer Information Rule

•	“SAP” means statutory accounting principles

•	“SCB LLC” means Sanford C. Bernstein & Co., LLC, a registered investment adviser and broker-dealer

•	“SCS” means Structured Capital Strategies

•	“SEC” means U.S. Securities and Exchange Commission

•	“SIA” means sales inducement asset

•	“SIFI” means a systematically significant designation by FSOC

•	“SIO” means structured investment option

•	“SOFR” means Secured Overnight Financial Rate

•	“SPLLC” means special purpose limited liability company

•	“SSAP” means Statements of Standard Accounting Practice

•	“Standard” means NAIC accreditation standards

•	“SVO” means Securities Valuation Office

•	“TAR” means total asset requirement

•	“TDRs” means troubled debt restructurings

•	“TIPS” means treasury inflation-protected securities

•	“Topix” means Tokyo Stock Price Index

•	“Trust” means a Delaware special purpose statutory trust

•	“TSR” means total share return

•	“U.S.” means United States

•	“U.S. GAAP” means accounting principles generally accepted in the United States of America

•	“Venerable” means Venerable Holdings, Inc., a Delaware corporation

•	“VIE” means variable interest entity

•	“VISL” means variable interest-sensitive life

•	“VOE” means voting interest entity

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

FORWARD-LOOKING INFORMATION

Certain of the statements included or incorporated by reference in this Form S-1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Financial Life Insurance Company of America (“Equitable America”) and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Equitable America, unless the context refers only to Equitable America as a corporate entity. There can be no assurance that future developments affecting Equitable America will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations and changes in liquidity and access to and cost of capital; (ii) operational factors, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards and catastrophic events, such as outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; and (ix) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this Form S-1 completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Form S-1 are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described in “Risk Factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Throughout this Form S-1 we use certain defined terms and abbreviations, which are defined or summarized in the “Glossary” and “Acronyms” sections.

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Part I, Item 1.

BUSINESS

GENERAL

Equitable America, established in the state of Arizona in 1969, is an indirect, wholly-owned subsidiary of Holdings, and a principal franchise of Holdings, one of America’s leading financial services providers. We provide advice, protection and retirement strategies to individuals, families and small businesses.

PRODUCTS

We offer a variety of retirement and protection products and services, principally to individuals, small and medium-sized businesses and professional and trade associations. Our product approach is to ensure that design characteristics are attractive to both our customers and our company’s capital approach. We currently focus on products across our business that expose us to less market and customer behavior risk, are more easily hedged and, overall, are less capital intensive than many traditional products. We are licensed to sell our products in 49 states (not including New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

Variable Annuities

In 2022, we began offering a full suite of variable annuity products to policyholders located outside of New York. Our individual variable annuity products are primarily sold to affluent and high net worth individuals saving for retirement or seeking guaranteed retirement income. We sell our variable annuity products through Equitable Advisors and a wide network of third-party firms, including banks, broker-dealers and insurance partners.

Current Variable Annuities Offered

We primarily sell three variable annuity products, which include the following current primary product offering:

Structured Capital Strategies (“SCS”). SCS is a registered index-linked variable annuity product which allows the policyholder to invest in various investment options, whose performance is tied to one or more securities indices, commodities indices, or one or more ETFs, subject to a performance cap, over a set period of time. The risks associated with such investment options are borne entirely by the policyholder, except the portion of any negative performance that we absorb (a buffer) upon investment maturity. In 2021, we introduced SCS Income, a new version of SCS offering a GMxB feature.

Retirement Cornerstone (“RC”). Our Retirement Cornerstone variable annuity product offers two platforms: (i) RC Performance, which offers access to a broad selection of funds with annuitization benefits based solely on non-guaranteed account investment performance; and (ii) RC Protection, which offers access to a focused selection of funds and an optional floating-rate GMxB feature providing guaranteed income for life.

Investment Edge. Our investment-only variable annuity is designed to be a wealth accumulation product that defers current taxes during accumulation and provides tax-efficient distributions on non-qualified assets through scheduled payments over a set period of time with a portion of each payment being a return of cost basis, which is thus excludable from taxes. An optional SIO feature allows a policyholder to invest in various investment options, whose performances are tied to one or more securities indices, subject to a performance cap, with some downside protection over a set period of time. This optional SIO feature leverages our innovative SCS offering. Investment Edge does not offer any GMxB feature other than an optional return of premium death benefit.

We work with employees of EIMG to identify and include appropriate underlying investment options in our products, as well as to control the costs of these options and increase profitability of the products. For a discussion of EIMG, see below “ — Equitable Investment Management.”

Underwriting and Pricing

We generally do not underwrite our variable annuity products on an individual-by-individual basis. Instead, we price our products based upon our expected investment returns and assumptions regarding mortality, longevity and persistency for

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our policyholders collectively, while taking into account historical experience, volatility of expected earnings on our AV, and the expected time to retirement. Our product pricing models also take into account capital requirements, hedging costs and operating expenses. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our variable annuity products generally include penalties for early withdrawals. From time to time, we reevaluate the type and level of GMxB and other features we offer. We have previously changed the nature and pricing of the features we offer and will likely do so from time to time in the future as the needs of our clients, the economic environment and our risk appetite evolve.

Employee-Sponsored Products and Services

In June 2024, we began offering tax-deferred investment and retirement services to plans sponsored by educational entities in the 403(b) marketplace. To date, sales of these products have not been significant.

Life Insurance Products

Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer of wealth at death, as well as corporate planning solutions including non-qualified deferred compensation, succession planning and key person insurance. We target select segments of the life insurance market, including VUL.We currently focus on the asset accumulation and protection segments of the market, with leading offerings in the VUL market.

Our primary life insurance offerings include:

VUL. VUL uses a series of investment options to generate the investment return allocated to the cash value. The sub-accounts are similar to retail mutual funds: a policyholder can invest policy values in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability to make tax-free transfers among the various sub-accounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the MSO, which provides downside protection from losses in the index up to a specified percentage.

Other Products and Benefits. In addition to VUL, we also offer other products including IUL and term life products. We offer a portfolio of riders to enable clients to customize their policies. Our Long-Term Care Services Rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO II rider, referred to above and offered via a policy rider on our variable life products, enables policyholders to manage volatility.

We work with employees of EIMG to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options.

Underwriting and Pricing

Our underwriters consider both the application and information obtained from external sources. This information includes, but is not limited to, the insured’s age and sex, results from medical exams and financial information. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines. We continue to research and develop guideline changes to increase the efficiency of our underwriting process (e.g., through the use of predictive models), both from an internal cost perspective and our customer experience perspective.

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements.

Employee Benefits Products

Our employee benefits business is dedicated to serving small and medium-sized businesses, which are a priority segment for us. We offer these businesses a unique technology platform and a competitive suite of group insurance products. By leveraging our innovative platform, we have established strategic partnerships with major insurance and health carriers, becoming their primary benefits provider.

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Our product offering includes: a suite of Group Life Insurance (including Accidental Death & Dismemberment), Supplemental Life, Dental, Vision, Short-Term Disability, Long-Term Disability, Critical Illness, Accident and Hospital Indemnity insurance products.

Underwriting and Pricing

Our underwriting guidelines consider the following factors, among others: case size, industry, plan design and employer-specific factors. The application of our underwriting guidelines is continuously monitored through internal underwriting controls and audits to achieve high standards of underwriting and consistency.

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We consider demographic information and, for larger groups, the experience of the group. The claims experience is reviewed at the time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

We approach risk management of our products: (i) prospectively, by assessing, and from time to time, modifying our current product offerings to manage our risk and (ii) retrospectively, by implementing actions to reduce our exposure and manage the risks associated with in-force contracts. We use a combination of hedging and reinsurance programs to appropriately manage our risk and for capital management purposes.

The following tables summarize our current uses of hedging and third-party reinsurance in each of the applicable product lines.

Hedging

Product Line	Hedging	Purpose
Life Insurance Products	Derivatives contracts whose payouts, in combination with returns from the underlying fixed income investments, seek to replicate those of the index price, subject to prescribed caps and buffers.	Hedge the exposure contained in our IUL products and the MSO rider we offer on our VUL products.
Employee Benefits Products	N/A	N/A
Individual Variable Annuities	Dynamic and static hedging using derivatives contracts, including futures and total return swaps (both equity and fixed income), options and variance swaps, and, to a lesser extent, bond investments and repurchase agreements.	Dynamic hedging (supplemented by static hedges): to offset economic liability from equity market and interest rate changes. Static hedging: to maintain a target asset level for all variable annuities.

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Reinsurance

We use reinsurance to mitigate a portion of the risks that we face in certain of our variable annuity products with regard to a portion of the historical GMxB features issued in connection with our Individual Variable Annuities and Life Insurance and Employer-Sponsored products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made.

Product Line	Type of Reinsurance	Purpose
Life Insurance Products	Reinsurance

Non-Affiliate Reinsurance:

In October 2013, Equitable America entered into a reinsurance agreement (the “Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by us primarily prior to 2004. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Note 10 of the Notes to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” For business not reinsured with Protective, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. We generally obtain reinsurance for the portion of a life insurance policy that exceeds $4 million. For amounts in excess of our retention limits, we use both affiliate and non-affiliate reinsurance.

In addition to non-affiliated reinsurance, we have ceded to our affiliate, EQ AZ Life RE, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies.(1)

Employee Benefits Products	Varied	We reinsure our group life, disability, critical illness, and accident products. These treaties include both quota share reinsurance and excess of loss. Specifics of each treaty vary by product and support our risk management objectives.
Individual Variable Annuities	Reinsurance / Ceded	We have used reinsurance to mitigate a portion of the risks that we face in certain of our variable annuity products with regard to a portion of the GMxB features. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. We evaluate the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies. Also, we ensure that we obtain collateral to mitigate our risk of loss. See “ — Life Insurance Products — Management — Non-affiliate Reinsurance” for further detail on our reinsurance efforts.

(1)

For additional information regarding our use of a captive reinsurer, see “ — Regulation — Insurance Regulation — Captive Reinsurance Regulation and Variable Annuity Capital Standards” and “Risk Factors — Legal and Regulatory Risks” and Note 1 of the Notes to the Consolidated Financial Statements.

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MARKETS

Life Insurance Products. While we serve all Equitable client segments, we specialize in small to medium enterprises and high-income/high-net worth clients. We also complement our permanent product suite with term products for clients with simpler needs. We focus on creating value for our customers through the differentiated features and benefits we offer on our products.

Employee Benefit Products. Our employee benefit product suite is designed for small and medium-sized businesses seeking simple, technology-driven employee benefits management. We built the employee benefits business from the ground up based on feedback from brokers and employers, ensuring its relevance to the market we serve. We are committed to continuously evolving our product suite and technology platform to meet market demand.

Variable Annuity Products. Our variable annuity products are primarily sold to both retirees seeking retirement income and a broader class of investors, including affluent, high net worth individuals and families saving for retirement, registered investment advisers and their clients, as well as younger investors who have maxed out contributions to other retirement accounts but are seeking tax-deferred growth opportunities. Our customers can prioritize certain features based on their life-stage and investment needs. In addition, our products offer features designed to serve different market conditions. SCS serves clients with investable assets who want exposure to equity markets, but also want to guard against a market correction. SCS Income serves clients with investable assets who want exposure to equity markets, but also want to protect against a market correction while also seeking guaranteed income. Retirement Cornerstone serves clients who want growth potential and guaranteed income with increases in a rising interest rate environment. Investment Edge serves clients concerned about rising taxes.

DISTRIBUTION

We primarily distribute our products through our affiliate, Equitable Advisors, and through third-party distribution channels.

Affiliated Distribution. We offer our products on a retail basis through Equitable Advisors, our affiliated retail sales force of more than 4,600 financial professionals. These financial professionals have access to and offer a broad array of variable annuity, life insurance, employee benefits and investment products and services from affiliated and unaffiliated insurers and other financial service providers. Equitable Advisors, through RBG, is the primary distribution channel for our employer-sponsored products and services and our life insurance products. RBG has a group of more than 1,200 advisors that specialize in the 403(b) and 457(b) markets. Equitable Advisors and RBG sell directly to clients as well as to registered investment advisers, family offices and other intermediaries for their clients.

Third-Party Distribution. We distribute life insurance products through third-party firms which provides efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, warehouses, and independent broker-dealers are all important partners who distribute our products today. Our Employee Benefits’ solutions are distributed through the traditional broker channel, strategic partnerships (medical partners, professional employer organizations (PEOs), and associations), General Agencies, TPAs and Equitable Advisors. For our annuity products, we focus on growing our distribution in the bank, broker-dealer and insurance partner channels.

COMPETITION

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; access to capital; access to diversified sources of distribution; size and scale; product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; the tax- favored status certain of our products receive under the current federal and state laws and (with respect to variable insurance and annuity products, mutual funds and other investment products) investment options, flexibility and investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We and our affiliated distribution companies compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies.

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Legislative and other rule making and governmental policy changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry.

Equitable Investment Management

EIMG is the investment advisor to the EQ Advisors Trust, our proprietary variable funds, and previously served as investment advisor to the 1290 Funds, our retail mutual funds, and as administrator to both EQ Advisors Trust and the 1290 Funds (each, a “Trust” and collectively, the “Trusts”). Equitable Investment Management, LLC (“EIM LLC”) was formed on June 10, 2022, and became the investment advisor to the 1290 Funds and the administrator for both Trusts, effective January 1, 2023. EIMG and EIM LLC are collectively referred to as “Equitable Investment Management.”

Equitable Investment Management

EIMG is the investment manager and administrator for our proprietary variable funds and supports our business. EIMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising on an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), EIMG brings investment acumen, financial controls and economies of scale to the construction of underlying investment options for our products.

EIMG provides investment management services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance and annuity products. EIMG is registered as an investment adviser under the Investment Advisers Act. EIMG serves as the investment adviser to EQ Advisors Trust and to two private investment trusts established in the Cayman Islands. EQ Advisors Trust and each private investment trust is a “series” type of trust with multiple series that use the Portfolios created by EIMG. EIMG provides discretionary investment management services to the Trust to manage each series in accordance with the recommended Portfolios, including, among other things, (1) providing portfolio management services for the Portfolios; (2) selecting, monitoring and overseeing investment sub-advisers to implement the Portfolio strategies; and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. EIMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

EIMG has a variety of responsibilities for the management of its investment company clients. One of EIMG’s primary responsibilities is to provide clients with portfolio management and investment advisory services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, EIMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB. Another primary responsibility of EIMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients.

EIM LLC provides administrative services to the Portfolios. The administrative services that EIM LLC provides to the Portfolios include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; oversight of proxy voting procedures and an anti-money laundering program.

General Account Investment Management

On November 20, 2023, Equitable America entered into an investment management agreement with Equitable Financial Investment Management America, LLC (“EFIMA”), by which EFIMA became the investment manager of Equitable America’s general account portfolio.

EFIMA provides investment management services to Equitable America’s General Account portfolio. It provides investment advisory and asset management services including, but not limited to, providing investment advice on strategic investment management activities, asset strategies through affiliated and unaffiliated asset managers, strategic oversight of the General Account portfolio, portfolio management, yield/duration optimization, asset liability management, asset allocation, liquidity and close alignment to business strategies, as well as advising on other services in

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accordance with the applicable investment advisory and management agreement. Subject to oversight and supervision, EFIMA may delegate any of its duties with respect to some or all of the assets of the General Account to a sub-adviser.

REGULATION

Insurance Regulation

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and Financial Institutions. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent and insurance producer licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see “Risk Factors — Legal and Regulatory Risks.”

Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts and make requests for particular information from us. For example, periodic financial examinations of the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risks, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual and quarterly financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices prescribed or permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The National Association of Insurance Commissioners’ (“NAIC”) has approved a series of uniform statutory accounting principles (“SAP”) that have been adopted by all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, insurance regulators were primarily concerned with ensuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP. See Note 16 of the Notes to the Consolidated Financial Statements.

Holding Company and Shareholder Dividend Regulation

All states, including Arizona, regulate transactions between an insurer and its affiliates under their insurance holding company laws. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the insurer’s domiciliary insurance regulator.

The insurance holding company laws and regulations generally also require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. In addition, states require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state regulator of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

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State insurance laws also place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see Note 16 of the Notes to the Consolidated Financial Statements.

State insurance holding company laws and regulations also regulate changes in control. State laws provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of the voting securities.

The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in the Manual. However, a state may have adopted or in the future may adopt statutory accounting principles that differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.

The NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by Arizona, requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of their material risks in normal and stressed environments. The assessment is documented in a confidential annual ORSA summary report, a copy of which must be made available to regulators as required or upon request.

The NAIC’s Corporate Governance Annual Disclosure Model Act, which has been adopted in Arizona, requires insurers to annually file detailed information regarding their corporate governance policies.

Since 2017, the NAIC has been implementing a principle-based approach to reserving for life insurance and annuity contracts, which resulted in corresponding amendments to the NAIC’s Valuation Manual (the “Valuation Manual”). Principle-based reserving is designed to better address reserving for life insurance and annuity products, and it has been adopted in all states. We have been applying principle-based reserving to calculate reserves for our IUL products since 2018.

In recent years, the NAIC’s macro-prudential initiative was intended to enhance risk identification efforts through proposed enhancements to supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers. In connection with this initiative, the NAIC adopted amendments to the Model Holding Company Act and Regulation that implement an annual filing requirement related to a liquidity stress-testing framework (the “Liquidity Stress Test”) for certain large U.S. life insurers and insurance groups (based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending). The Liquidity Stress Test is used as a regulatory tool in the jurisdictions that have adopted the holding company amendments, such as Arizona. We cannot predict what impact this tool may have on the Company.

The NAIC also developed a group capital calculation tool (“GCC”) using a risk-based capital (“RBC”) aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The GCC provides U.S. solvency regulators with an additional analytical tool for conducting group-wide supervision. The NAIC’s amendments to the Model Holding Company Act and Regulation in 2020 also adopted the GCC Template and Instructions and implemented the annual filing requirement with an insurance group’s lead state regulator. The GCC filing requirement becomes effective when the holding company amendments have been adopted by the state where an insurance group’s lead regulator is located. Holdings’ lead state regulator is the New York Department of Financial Services (“NYDFS”), and New York adopted the amendments in August 2023. The first GCC filing was required on June 30, 2024.

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In August 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative interest maintenance reserve (“IMR”) balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer’s surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC’s interim statutory accounting guidance, which is effective until December 31, 2025, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR up to 10% of its General Account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC is developing a long-term solution for the accounting treatment of negative IMR, which may nullify the application of the short-term solution if implemented prior to December 31, 2025.

Captive Reinsurance Regulation

We use a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been focused on insurance companies’ use of affiliated captive reinsurers and offshore entities.

The NAIC adopted a revised preamble to the NAIC accreditation standards (the “Standard”), which applies the Standard to captive insurers that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. The NAIC also developed a regulatory framework, the XXX/AXXX Reinsurance Framework, for XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The XXX/AXXX Reinsurance Framework was implemented through an actuarial guideline (“AG 48”), which requires a ceding insurer’s actuary to opine on the insurer’s reserves and issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives are not subject to AG 48 if reinsured policies were issued prior to January 1, 2015, and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. The Standard is satisfied if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements. The NAIC also adopted the Term and Universal Life Insurance Reserving Financing Model Regulation which contains the same substantive requirements as AG 48, as amended by the NAIC, and it establishes uniform, national standards governing reserve financing arrangements pertaining to the term life and universal life insurance policies with secondary guarantees. The model regulation has been adopted in Arizona, effective April 9, 2022.

The NAIC adopted a new framework for variable annuity captive reinsurance transactions that became operational in 2020, which includes reforms that improve the statutory reserve and RBC framework for insurance companies that sell variable annuity products. Among other changes, the framework includes new prescriptions for reflecting hedge effectiveness, investment returns, interest rates, mortality and policyholder behavior in calculating statutory reserves and RBC. Overall, we believe the NAIC reform has moved variable annuity capital standards towards an economic framework which is consistent with how we manage our business. Equitable America adopted the NAIC reserve and capital framework for the year ended December 31, 2019.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance and Financial Institutions or other state insurance regulators were to restrict the use of captive reinsurers, or if we otherwise are unable to continue using our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to our captive reinsurer and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see “ — Risk Management — Reinsurance,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Surplus and Capital; Risk-Based Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit an insurer’s sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business would be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority

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to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. The NAIC approved RBC revisions for corporate bonds, real estate equity and longevity risk that took effect at year-end 2021 and had a minimal RBC impact on Equitable America. The NAIC also approved an RBC update for mortality risk that took effect at year-end 2022, which had a minimal impact on Equitable America. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels.

Regulation of Investments

State insurance laws and regulations limit the amount of investments that we may have in certain asset categories, such as below investment grade fixed income securities, real estate equity, other equity investments, and derivatives, and require diversification of investment portfolios. Investments exceeding regulatory limitations are not admitted for purposes of measuring surplus. In some instances, laws require us to divest any non-qualifying investments.

The NAIC is also evaluating the risks associated with insurers’ investments in certain categories of structured securities, including CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual of the NAIC Investment Analysis Office (the “Purposes and Procedures Manual”) to give the NAIC’s Structured Securities Group, housed within the SVO, responsibility for modeling CLO securities and evaluating tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios in order to assign NAIC designations. The amended Purposes and Procedures Manual, which became effective on January 1, 2024, requires insurers to begin reporting the financially modeled NAIC designations for CLOs with their year-end 2025 financial statement filings. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. The NAIC is collaborating with interested parties to develop and refine the process for modeling CLO investments.

In addition, in 2023, the NAIC increased the RBC factor for CLO and other structured security residual tranches from 30% to 45% effective for year-end 2024 RBC filings.

More broadly, in August 2023, the NAIC’s Financial Condition (E) Committee launched a holistic review of its approach to insurer investment risk regulation. The primary objective is to highlight areas where the insurance regulatory framework and the SVO can be enhanced in order to strengthen oversight of insurers’ investments in complex assets, such as structured securities. More specifically, the NAIC is focused on the SVO’s discretion to review NAIC designations for individual investments, the appropriate extent of SVO reliance on CRPs, and oversight of the development of new RBC charges for CLOs and other structured securities. The proposed changes to modernize investment oversight include: (i) reducing or eliminating “blind” reliance on CRPs while continuing to utilize them by implementing a due diligence framework that oversees the effectiveness of CRPs and (ii) bolstering the SVO’s portfolio risk analysis capabilities by investing in a risk analytics tool and adding specialized personnel. The NAIC has also been focused on insurers’ use of ratings by nationally recognized statistical rating organizations and other CRPs for rating certain of their investments, instead of submitting such investments to the SVO. Certain investments are subject to an exemption from filing with the SVO if they have been assigned a current, monitored rating by certain approved CRPs that meet specified requirements.

The NAIC’s designation of an investment held by an insurance company affects the RBC charge applied to such investment and therefore impacts the insurer’s overall RBC ratio. In November 2024, the NAIC adopted an amendment to the Purposes and Procedures Manual, which sets forth procedures for the SVO staff to identify and evaluate a filing exempt security with an NAIC designation determined by a rating that appears to be an unreasonable assessment of investment risk. The procedures include, without limitation, sending an information request to insurers that hold the security under review and determining whether the NAIC designation is three or more notches different than the SVO’s assessment, which allows the SVO to request the removal of the CRP credit rating from the filing exempt process. At any time during the process, an alternate CRP credit rating may be requested and if one is received, it will be incorporated in the filing exempt process. The amendment to the Purposes and Procedures Manual is scheduled to become effective on January 1, 2026.

We cannot predict what form any final proposals may take, or what effect their adoption may have on our business and compliance costs.

Guaranty Associations and Similar Arrangements

Each state in which we are admitted to transact business requires life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to

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insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state based on their proportionate share of premiums written in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Broker-Dealer and Securities Regulation and Commodities Regulation

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct examinations of our operations, and from time to time make requests for particular information from us.

Certain of our affiliates, including Equitable Advisors, Equitable Distributors, LLC, a Delaware limited liability company (“Equitable Distributors”), AllianceBernstein Investments, Inc. and SCB LLC, are registered as broker-dealers (collectively, the “Broker-Dealers”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Broker-Dealers are subject to extensive regulation by the U.S. Securities and Exchange Commission (“SEC”) and are members of, and subject to regulation by, FINRA, a self-regulatory organization subject to SEC oversight. Among other regulation, the Broker-Dealers are subject to the capital requirements of the SEC and FINRA, which specify minimum levels of capital (“net capital”) that the Broker-Dealers are required to maintain and also limit the amount of leverage that the Broker-Dealers are able to employ in their businesses. The SEC and FINRA also regulate the sales practices of the Broker-Dealers. In June 2020, Regulation Best Interest (“Regulation BI”) went into effect with respect to recommendations of securities and accounts to “retail customers.” Regulation BI requires the Broker-Dealers, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer to provide specified disclosures and act in the retail customer’s best interest. Moreover, in recent years, the SEC and FINRA have intensified their scrutiny of sales practices relating to variable annuities, variable life insurance and alternative investments, among other products. In addition, the Broker-Dealers are also subject to regulation by state securities administrators in those states in which they conduct business, who may also conduct examinations, direct inquiries to the Broker-Dealers and bring enforcement actions against the Broker-Dealers. Broker-Dealers are required to obtain approval from FINRA for material changes in their businesses as well as certain restructuring and mergers and acquisition events. The Broker-Dealers are also subject to registration and regulation by regulatory authorities in the foreign jurisdictions in which they do business.

Certain of our Separate Accounts are registered as investment companies under the Investment Company Act. Separate Accounts interests under certain annuity contracts and insurance policies issued by us are also registered under the Securities Act. EQAT and 1290 Funds are registered as investment companies under the Investment Company Act and shares offered by these investment companies are also registered under the Securities Act. Many of the investment companies managed by AB, including a variety of mutual funds and other pooled investment vehicles, are registered with the SEC under the Investment Company Act, and, if appropriate, shares of these entities are registered under the Securities Act.

Certain subsidiaries and affiliates including EIMG, EIM LLC, Equitable Advisors and AB and certain of its subsidiaries are registered as investment advisers under the Investment Advisers Act. The investment advisory activities of such registered investment advisers are subject to various federal and state laws and regulations and to the laws in those foreign countries in which they conduct business. These U.S. and foreign laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations.

EIMG is registered with the CFTC as a commodity pool operator with respect to certain portfolios and is also a member of the NFA. AB and certain of its subsidiaries are also separately registered with the CFTC as commodity pool operators and commodity trading advisers; SCB LLC is also registered with the CFTC as a commodity introducing broker. The CFTC is a federal independent agency that is responsible for, among other things, the regulation of commodity interests and enforcement of the CEA. The NFA is a self-regulatory organization to which the CFTC has delegated, among other things, the administration and enforcement of commodity regulatory registration requirements and the regulation of its members. As such, EIMG is subject to regulation by the NFA and CFTC and is subject to certain legal requirements and restrictions in the CEA and in the rules and regulations of the CFTC and the rules and by-laws of the NFA on behalf of itself and any commodity pools that it operates, including investor protection requirements and anti-fraud prohibitions, and is subject to periodic inspections and audits by the CFTC and NFA. EIMG is also subject to certain CFTC-mandated disclosure, reporting and record-keeping obligations.

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Regulators, including the SEC, FINRA, and state securities regulators and attorneys general, continue to focus attention on various practices in or affecting the investment management and/or mutual fund industries, including portfolio management, valuation, fee break points, and the use of fund assets for distribution.

We and certain of our affiliates have provided, and in certain cases continue to provide, information and documents to the SEC, FINRA, the CFTC, NFA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business.

The SEC, FINRA, the CFTC and other governmental regulatory authorities may institute administrative or judicial proceedings against our subsidiaries or their personnel that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer, investment adviser, commodity pool operator, or other type of regulated entity, or member, its officers, registered representatives or employees or other similar sanctions.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act established the FIO within the U.S. Treasury Department and reformed the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to designate certain non-bank financial companies, including insurers, as systemically significant (a “SIFI”) if the FSOC determines that the financial institution could pose a threat to U.S. financial stability. Such a designation would subject a non-bank SIFI to supervision and heightened prudential standards by the Federal Reserve. On November 3, 2023, the FSOC adopted guidance that establishes a new process for designating certain non-bank financial institutions as SIFIs. Under the new guidance, the FSOC is no longer required to conduct a cost-benefit analysis and an assessment of the likelihood of a non-bank financial company’s material financial distress before considering the designation of the company. The revised process could have the effect of simplifying and shortening FSOC’s procedures for designating certain financial companies as non-bank SIFIs.

The FIO’s authority extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval is required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the FDIC pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

In October 2022, the SEC adopted final rules requiring the recovery of erroneously awarded compensation as mandated by the Dodd-Frank Act.

The following aspects of our operations could also be affected by the Dodd-Frank Act:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, consolidated results of operations or financial condition.

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Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation for the OTC derivatives markets, which has largely been implemented. The Dodd-Frank Act provided authority to the CFTC to regulate “swaps” and the SEC to regulate “security based swaps.” Swaps include, among other things, OTC derivatives on interest rates, commodities, broad-based securities indexes, treasury and other exempted securities, and currency. Security-based swaps include, among other things, OTC derivatives on single securities, baskets of securities, narrow-based indexes or loans. The Dodd-Frank Act also granted authority to the U.S. Secretary of the Treasury to exclude physically-settled foreign exchange instruments from regulation as swaps, which the Secretary implemented shortly after adoption of the Dodd-Frank Act.

The Dodd-Frank Act authorized the SEC and the CFTC to mandate that specified types of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the CFTC and SEC to establish documentation, recordkeeping and registration requirements for swap dealers, major swap participants, security-based swap dealers and major security-based swap participants for swaps, security-based swaps and specified other derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants. The Prudential Regulators completed substantially all of the required regulations by 2017, and the CFTC finalized one of its last remaining rules – the capital rules for swap dealers in July 2020. In December 2019 the SEC finalized and adopted the final set of rules related to security-based swaps, and the rules, including registration of dealers in security-based swaps, became effective on or prior to November 1, 2021. Public trade reporting of security-based swaps went into effect in February 2022. In December 2021, the SEC proposed Rule 10B-1 under the Exchange Act to require next day public reporting of security-based swaps that exceed certain specified thresholds.

In June 2023, the SEC reopened the comment period on proposed Rule 10B-1 under the Exchange Act. As a result of the CFTC regulations, several types of CFTC-regulated swaps are required to be traded on swap execution facilities and cleared through a regulated DCO. Swaps and security-based swaps submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant DCO or security-based swap clearing organization. Both swaps and security-based swaps are subject to transaction-reporting requirements. The rule’s potential effect, if adopted, is uncertain.

Under the CFTC’s and SEC’s regulations, swaps and security-based swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for most entities, initial margin, as mandated by the CFTC and SEC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for most entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC, the SEC, and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements took effect in September 2021 for us. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators. SEC regulations require posting and collection of variation margin by both us and our counterparty but require posting of initial margin only by the entity facing the broker-dealer or security-based swap dealer but not the broker-dealer or security-based swap dealer itself.

In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.

We use derivatives to mitigate a wide range of risks in connection with our business, including the impact of increased benefit exposures from certain variable annuity products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses

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beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of new regulations.

Broker-Dealer Regulation

The Dodd-Frank Act authorized the SEC to promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers. In response, the SEC adopted Regulation BI, which became effective in June 2020. As part of the same rulemaking package, the SEC also required registered broker dealers and investment advisers to retail customers to file a client relationship summary (“Form CRS”) with the SEC and deliver copies of Form CRS to their retail customers. Form CRS provides disclosures from the broker-dealer or investment adviser about the applicable standard of conduct and conflicts of interest. The intent of these rules is to impose on broker-dealers an enhanced duty of care to their customers similar to that which applies to investment advisers under existing law. We have developed systems and processes and put in place policies and procedures to ensure that we are in compliance with Regulation Best Interest.

In December 2022, the SEC proposed a new Regulation Best Execution, which would supplement existing best execution rules enforced by FINRA and the Municipal Securities Rulemaking Board. In conjunction with Regulation Best Execution, the SEC also proposed other rules or rule modifications that, if adopted as proposed, would materially impact broker-dealers operating in the equity markets. These proposals include: (i) the Order Competition Rule, which would require certain retail customer orders to be exposed first to a “qualified auction” operated by an open competition trading center prior to execution in the over-the-counter market; (ii) amendments to Regulation NMS to adopt, among other things, minimum pricing increments for quoting and trading of listed stocks and reduce exchange access fees; and (iii) amendments to disclosure requirements under Regulation NMS to require monthly publication of order execution quality information in listed equity by certain large broker-dealers and trading platforms in addition to the market centers that are currently required to publish such reports. If adopted, the proposals will likely increase costs for our broker-dealers.

The SEC has adopted rules to require covered clearing agencies to adopt policies and procedures reasonably designed to require every direct participant of the agency to submit for clearing eligible secondary market transactions in U.S. Treasury securities, which will effectively require those participants to clear eligible cash transactions in U.S. Treasury securities by December 31, 2026, and eligible repurchase transactions in U.S. Treasury securities by June 30, 2027. The rule’s potential effect on the U.S. Treasury securities market is uncertain.

Investment Adviser Regulation

Changes to the marketing requirements for registered investment advisers were adopted in December 2020 and became effective in November 2022. The changes amended existing Rule 206(4)-1 under the Investment Advisers Act and incorporated aspects of Investment Advisers Act Rule 206(4)-3, which the SEC simultaneously rescinded in its entirety. The amended rules imposed a number of new requirements that will affect marketing of certain advisory products, including, in particular, private funds. We developed systems and processes and put in place policies and procedures to ensure that we are in compliance with the amended rule. The SEC is currently focused on examining compliance efforts with newly amended Rule 206(4)-1. The SEC has also adopted new reporting requirements for institutional investment managers regarding “say on pay” and more expansive reporting on voting practices by managers for registered funds on Form N-PX. In October 2022, the SEC also proposed a new rule and rule amendments under the Investment Advisers Act that would prohibit registered investment advisers from outsourcing certain services and functions without conducting due diligence and monitoring the proposed service providers. Both the new requirements and the new proposals, if adopted, will create substantially greater compliance requirements and costs for our investment adviser entities.

Fiduciary Rules / “Best Interest” Standards of Conduct

We provide certain products and services to employee benefit plans that are subject to ERISA and certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). As such, our activities are subject to the restrictions imposed by ERISA and the Code, including the requirement that fiduciaries must perform their duties solely in the interests of plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in certain prohibited transactions with persons (parties-in-interest) who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the U.S. Department of Labor (“the DOL”), the IRS and the Pension Benefit Guaranty Corporation.

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In 2023, the DOL proposed a regulation to change the definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code when a financial professional, including an insurance producer, provides investment advice, and proposed amendments to various existing prohibited transaction exemptions (“PTEs”), including PTE 84-14, that financial professionals rely on when they make investment recommendations to retirement investors. On April 23, 2024, the DOL finalized and published this new definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code and finalized and published amendments to these PTEs (the new definition and the PTE amendments collectively, the “Final Rule”).

Various industry groups brought litigation against the DOL seeking a variety of remedies for the Final Rule. On July 25, 2024, the U.S. District Court for the Eastern District of Texas (the “E.D. Tex.”) issued a stay of the effective date of portions of the Final Rule. On July 26, 2024, the U.S. District Court for the Northern District of Texas (the “N.D. Tex.”) issued a stay of the effective date of the Final Rule as a whole. The DOL appealed the stay issued in the E.D. Tex. litigation to the U.S. Court of Appeals for the Fifth Circuit. The DOL also filed an interlocutory appeal challenging the stay issued in the N.D. Tex. litigation to the U.S. Court of Appeals for the Fifth Circuit. The parties jointly agreed to stay further proceedings pending the outcome of the interlocutory appeal, and the DOL subsequently announced that it does not intend to pursue its appeals of these stay orders and instead will revisit the Final Rule. As a result of these developments, it is uncertain whether the Final Rule will become effective in the future, either in its current form or in another form.

In addition, in January 2020, the NAIC revised the Suitability in Annuity Transactions Model Regulation to apply a best interest of the consumer standard on insurance producers’ annuity recommendations and to require that insurers supervise such recommendations. Most U.S. states have adopted the revised regulation. As a notable exception, the NYDFS amended Regulation 187- Suitability and Best Interests in Life Insurance and Annuity Transactions (“Regulation 187”) to add a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York. We have developed our compliance framework for Regulation 187 with respect to annuity sales as well as our life insurance business.

Massachusetts has also adopted a regulation applying a fiduciary duty standard to broker-dealers and their agents which, although not applying to insurance product (including variable annuity) sales, did require us to make changes to certain policies and procedures to ensure compliance. The North American Securities Administrators Association has proposed a broker-dealer conduct model rule that states might seek to adopt. The stated objectives of the proposal are to account for revisions to federal conduct standards for broker-dealers and agents arising out of the adoption of Regulation BI by the SEC and other changes that have occurred in the financial services industry in recent years, including the blurring of brokerage and advisory service models. Other states have either adopted or are considering adoption of fiduciary and other conduct standards for broker-dealers.

Climate Risks

The topic of climate risk has come under increased scrutiny by the insurance regulators and other regulatory agencies.

In September 2023, the California legislature passed a law that will require firms with annual revenues of over $1 billion that do business in the state to publicly report their greenhouse gas emissions, beginning in 2026 for calendar year 2025.

In 2022, the NAIC adopted a new disclosure standard for insurance companies to report their climate-related risks as part of its annual Climate Risk Disclosure Survey, which applies to insurers that meet the reporting threshold of $100 million in countrywide direct premium and are licensed in one of the participating jurisdictions. The disclosure standard is consistent with the international Task Force on Climate-Related Financial Disclosures’ framework for reporting climate-related financial information.

In addition, the FIO has been assessing how the insurance sector may mitigate climate risks and help achieve national climate-related goals pursuant to its authority under the Dodd-Frank Act, as discussed above. In June 2023, the FIO released a report titled, Insurance Supervision and Regulation of Climate-Related Risks, which evaluates climate-related issues and gaps in insurer regulation. The report urges insurance regulators to adopt climate-related risk-monitoring guidance in order to enhance their regulation and supervision of insurers.

Diversity and Corporate Governance

Insurance regulators are also focused on the topic of race, diversity and inclusion. The NAIC continues to work on identifying barriers that disadvantage people of color or historically underrepresented groups and improving access to different types of insurance products in minority communities. Groups at the NAIC are also coordinating on issues related to predictive modeling, price algorithms, and insurers’ use of artificial intelligence (“AI”), and new state regulations in these areas are possible.

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Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cybersecurity Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security, integrity, confidentiality, and availability of customer information, and to notify customers about their policies and practices relating to their collection, disclosure, and security of customer information. We maintain, and we require our third-party service providers to maintain, security controls designed to ensure the integrity, confidentiality, and availability of our systems and the confidential and sensitive information we maintain and process thereon, or which is processed on our behalf. We have adopted a privacy policy outlining the Company’s procedures and practices relating to the collection, maintenance, disclosure, disposal and protection of customer information, including personal information. As required by law, subject to certain exceptions, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others, each as applicable, if there is a situation in which customer information is disclosed to and/or accessed or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to protect against unauthorized access to this customer information, and to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information.

The violation of data privacy and data protection laws and regulations or the failure to implement and maintain reasonable and effective information security and cybersecurity programs may result in significant fines, remediation costs, and regulatory enforcement actions. Moreover, a cybersecurity incident that disrupts critical operations and customer services could expose the Company to litigation, losses, or additional costs, and reputational damage. As cyber threats continue to evolve, regulators continue to develop new requirements to account for risk exposure, including specific cybersecurity safeguards and program oversight. As such, it may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more burdensome obligations relating to the use and protection of customer information.

Similarly, the NAIC adopted the Insurance Data Security Model Law for entities licensed under the relevant state’s insurance laws. The model law requires such entities to establish standards for data security and for the investigation and notification to insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Approximately half of states have adopted the model law or a form thereof, although it has not been adopted in Arizona. We expect additional states to adopt the model law, even though it is not an NAIC accreditation standard, but we cannot predict whether or not, or in what form or when, they will do so.

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The NAIC’s Privacy Protections (H) Working Group (“PPWG”) is developing amendments to update the Privacy of Consumer Financial and Health Information Regulation (Model Law #672). The proposed amendments would expand the definition of nonpublic personal information; add consumer rights to request access, correction and deletion of nonpublic personal information; and add requirements for contracts with third-party service providers. In November 2024, the PPWG received an extension until December 31, 2025, to finalize the amendments to the model regulation. We cannot predict whether changes to Model Law #672 will be adopted, what form they will take, or what effect they would have on our business or compliance efforts in the form adopted by states whose laws apply to us.

In July 2023, the SEC adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the “Cybersecurity Final Rule”) enhancing disclosure requirements for registered companies covering cybersecurity risk, management and governance. The Cybersecurity Final Rule requires registrants to disclose material cybersecurity incidents on Form 8-K within four business days of a determination that a cybersecurity incident is material, and such materiality determination must be made without unreasonable delay. The rule also requires periodic disclosures of, among other things, details on the company’s process to assess, identify, and manage cybersecurity risks, cybersecurity governance, and management’s role in overseeing such a compliance program, including the board of directors’ oversight of cybersecurity risks. The reporting requirements under the Cybersecurity Final Rule became effective in December 2023. In addition, federal regulators are increasingly focused on cybersecurity and several have established specific and potentially burdensome requirements. For instance, in October 2021, the Federal Trade Commission announced significant amendments to the Standards for Safeguarding Customer Information Rule (the “Safeguards Rule”) that require financial institutions to implement specific data security measures within their formal information security measures. The updated Safeguards Rule became effective in June 2023. Failure to comply with new regulations or requirements may result in enforcement action, fines and/or other operational or reputational harms.

Under the California Consumer Privacy Act, as amended by the California Privacy Rights Act, (collectively, “CCPA”), California residents enjoy the right to know what information a business has collected from them, the sourcing and sharing of that information, and the right to delete and limit certain uses of that information. CCPA also establishes a private right of action with potentially significant statutory damages, whereby businesses that fail to implement reasonable security measures to protect against breaches of personal information could be liable to affected consumers in the event of a breach of such information. Certain data processing which is otherwise regulated, including under the Gramm-Leach-Bliley Act, is excluded from the CCPA; however, this is not an entity-wide exclusion. We expect a significant portion of our business to be excepted from the requirements of the CCPA. The California Privacy Protection Agency (“CPPA”) is charged with adopting rules for and enforcing the CCPA. The CPPA updated the CCPA regulations as of March 2023, and has formally initiated further rulemaking activities, including with respect to when insurance companies must comply with the CCPA, that may lead to additional regulations. The CCPA and any future regulations may require additional compliance efforts, such as changes to our policies, procedures or operations.

Several other states have adopted, or are considering enacting, similar comprehensive privacy laws or regulations in the near future. To date, several of these state laws include entity-level exemptions for financial institutions that are subject to privacy protections in the Gramm-Leach-Bliley Act or similar, state-level financial privacy laws.

Innovation and Technology

As a result of increased innovation and technology in the insurance sector, the NAIC and insurance regulators have been focused on the use of “big data” techniques, such as the use of AI, machine learning and automated decision-making. In December 2023, the NAIC’s Innovation, Cybersecurity and Technology (H) Committee (the “(H) Committee”) adopted the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers (the “AI Bulletin”) after exposing a draft for comment. States have started to adopt the AI Bulletin, which outlines how insurance regulators should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in regard to AI systems. The (H) Committee also formed a new task force in 2024 charged with creating a regulatory framework for the oversight of insurers’ use of third-party data and models. In addition, the NAIC’s Big Data and Artificial Intelligence (H) Working Group has a new workstream that is evaluating AI-use outcomes and how well the current regulatory framework addresses potential harms from the use of AI. The goal is to determine whether additional tools, resources and education are needed to effectuate the goals of the AI Bulletin. In 2025, the Working Group will also consider developing an overall AI regulatory framework that could be incorporated into an NAIC regulatory handbook.

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Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology, and some states have passed laws targeting unfair discrimination practices. For instance, in 2021, Colorado enacted a law which prohibits insurers from using external consumer data and information sources (“ECDIS”), as well as algorithms or predictive models that use ECDIS, in a way that unfairly discriminates based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, gender identity or gender expression. In August 2023, the Colorado Division of Insurance adopted the first regulation, effective on November 14, 2023, requiring life insurers to adopt a governance and risk management framework for the use of AI, machine learning and other technologies that utilize “external consumer data.” Colorado has proposed an amendment to the regulation which would extend the requirements to private passenger automobile and health benefit plan insurers that use ECDIS, as well as algorithms and predictive models that use ECDIS. Similarly, in July 2024, the NYDFS published a circular letter, which provides guidance on how insurers should develop and manage their use of external consumer data and AI systems in underwriting and pricing so as not to harm consumers.

On July 26, 2023, the SEC proposed rules that, if adopted, would require a broker-dealer or investment adviser, when using a covered technology in a retail investor interaction (i.e., to engage or communicate with a retail investor), to eliminate or neutralize any conflict of interest that results in an investor interaction that places the interest of the broker-dealer or investment adviser ahead of the retail investor’s interests.

We expect big data to remain an important issue for the NAIC and state insurance regulators. We cannot predict which regulators will adopt the AI Bulletin, or what, if any, changes to laws or regulations may be enacted with regard to “big data” or AI technologies.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our consolidated results of operations.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. We have an extensive portfolio of trademarks and service marks that we consider important in the marketing of our products and services. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 11 of the Notes to the Consolidated Financial Statements.

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Part I, Item 1A.

RISK FACTORS

You should read and consider all of the risks described below, as well as other information set forth in this Annual Report on Form 10-K. The risks described below are not the only ones we face. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition or liquidity.

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, inflationary pressures, plateauing or decreasing economic growth, high fuel and energy costs and changes in fiscal or monetary policy. The Russian invasion of the Ukraine, the Israel-Hamas war and broader Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as the U.S. presidential administration’s tariffs and retaliatory tariffs in response, have significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. The value of our investments and derivatives portfolios may also be adversely affected by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

In an economic downturn, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the assets supporting them, which may fluctuate substantially depending on various market conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency and adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may adversely affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments.

Equity market declines and volatility.

Declines or volatility in the equity markets can negatively impact our business, results of operations or financial condition. For example, equity market declines or volatility could decrease the AV of our annuity and variable life contracts, or AUA, which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Our variable annuity business is particularly sensitive to equity markets, and sustained weakness or stagnation in equity markets could decrease its revenues and earnings. At the same time, for variable annuity contracts that include GMxB features, equity market declines increase the amount of our potential obligations related to such GMxB features and could increase the cost of executing GMxB-related hedges beyond what was anticipated in the pricing of the products being hedged. This could result in an increase in claims and reserves related to those contracts, net of any reinsurance reimbursements or proceeds from our hedging programs. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our annuity and variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products and reduce our current earnings and result in changes to MRB balances, which could increase the volatility of our earnings. Lastly, periods of high market volatility or adverse conditions could decrease the availability or increase the cost of derivatives.

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Interest rate fluctuations.

Some of our products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates and interest rate benchmarks may adversely affect our investment returns and results of operations, including in the following respects:

•	changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts;

•	when interest rates rise rapidly, policy loans and surrenders and withdrawals of annuity contracts and life insurance policies may increase, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•	a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates could result in changes to the fair value of our MRB purchased assets, which could increase the volatility of our earnings;

•	changes in interest rates could result in changes to the fair value liability of our variable annuity GMxB business;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and hedges;

•	we may not be able to effectively mitigate and we may sometimes choose not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•	the delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect such changes in assumptions in products available for sale may negatively impact the long-term profitability of certain products sold during the intervening period.

Adverse capital and credit market conditions.

Volatility and disruption in the capital and credit markets may exert downward pressure on the availability of liquidity and credit capacity. We need liquidity to pay our operating expenses (including potential hedging losses), interest expenses and any dividends. Without sufficient liquidity, we could be required to curtail our operations and our business would suffer. While we expect that our future liquidity needs will be satisfied primarily through cash generated by our operations, borrowings from third parties and dividends and distributions from our subsidiaries, it is possible that we will not be able to meet our anticipated short-term and long-term benefit and expense payment obligations. If current resources are insufficient to satisfy our needs, we may access financing sources such as bank debt or the capital markets. These services may not be available during times of stress or may only be available on unfavorable terms. If we are unable to access capital markets to issue new debt, refinance existing debt or sell additional shares as needed, or if we are unable to obtain such financing on acceptable terms, our business could be adversely impacted. Volatility in the capital markets may also consume liquidity as we pay hedge losses and meet collateral requirements related to market movements. We expect these hedging programs to incur losses in certain market scenarios, creating a need to pay cash settlements or post collateral to counterparties. Although our liabilities will also be reduced in these scenarios, this reduction is not immediate, and so in the short term, hedging losses will reduce available liquidity.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our ability to raise additional capital to support business growth, or to counter-balance the consequences of losses or increased regulatory reserves and rating agency capital requirements. Ratings agencies may change our credit ratings, and any downgrade is likely to increase our borrowing costs and limit our access to the capital markets and could be detrimental to our business relationships with distribution partners. Our business, results of operations, financial condition, liquidity, statutory capital or rating agency capital position could be materially and adversely affected by disruptions in the capital and credit markets.

In the U.S., the continued disagreement over the federal debt limit and other budget questions threatens the economy. Failure to resolve these issues in a timely manner could result in a government shutdown, erratic shutdown in government spending or a default on government debt, which could result in increased market volatility and reduced economic activity.

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Risks Relating to Our Operations

Failure to protect the confidentiality, integrity, or availability of customer information or proprietary business information.

Our confidential information (including customer transactional data and personal information about our customers, the employees and customers of our customers, and Equitable Financial’s employees) is retained on Equitable Financial’s and certain third parties’ information systems. The privacy or security of this information may be compromised, including as a result of an information security breach. We have implemented a formal, risk-based data security program, including physical, technical, and administrative safeguards; however, failure to implement and maintain effective data protection and cybersecurity programs that comply with applicable law, or any compromise of the security, confidentiality, integrity, or availability of our information systems, or those of our vendors, the cloud-based systems Equitable Financial uses, or the sensitive information stored on such systems, through cyber-attacks or for any other reason that results in unauthorized access, use, modification, disclosure or destruction of personally identifiable information or customer information, or other confidential or proprietary information or the disruption of critical operations and services, could damage our reputation, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our business, results of operations or financial condition. For further information on the cybersecurity and data privacy laws applicable to us, see “Cybersecurity—Overview of Equitable Cybersecurity Risk Management” and “Cybersecurity — Governance of Cybersecurity Risk Management.”

Our operational failures or those of service providers on which we rely.

Weaknesses or failures in our internal processes or systems or those of our vendors could lead to disruption of our operations, liability to clients, exposure to regulatory enforcement action or harm to our reputation. Our business is highly dependent on our ability to process large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our reliance on vendors creates a number of business risks, such as the risk that we may not maintain service quality, control or effective management of the outsourced business operations and that we cannot control the facilities or networks of such vendors. We are also at risk of being unable to meet legal, regulatory, financial or customer obligations if the facilities or networks of a vendor are disrupted, damaged or fail due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or other impacts to vendors, including labor strikes, political unrest, and terrorist attacks. Since certain vendors conduct operations for us outside the United States, the political and military events in foreign jurisdictions could have an adverse impact on our outsourced operations. We may be adversely affected by a vendor who fails to deliver contracted services, which could lower revenues, increase costs, reduce profits, disrupt business, or damage our reputation.

Use or misuse of artificial intelligence technologies.

The development and deployment of AI tools and technologies, including generative artificial intelligence (“Generative AI”), and its use and anticipated use by us or by third parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and Generative AI to help deliver products and services and support critical functions. We also expect third parties on whom we rely to do the same. AI and Generative AI may be misused by us or by such third parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk, damage customer relationships or cause reputational harm. Our competitors may also adopt AI or Generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the Generative AI technology is so new, many of the potential risks of Generative AI are currently unknowable.

The occurrence of a catastrophe, including natural or man-made disasters and/or pandemics or other public health issues.

Any catastrophic event, terrorist attacks, accidents, floods, severe storms or hurricanes, pandemics and other public health issues or cyber-terrorism, could have a material and adverse effect on our business. We could experience long-term

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interruptions in the services provided to us by Equitable Financial and our significant vendors. The operational systems of Equitable Financial are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with the disaster recovery systems of Equitable Financial or our significant vendors could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We could experience a material adverse effect on our liquidity, financial condition and operating results due to increased mortality and, in certain cases, morbidity rates and/or its impact on the economy and financial markets. We may also experience lower sales or other negative impacts to the use of services we provide if economic conditions worsen due to a catastrophe or pandemic or other public health emergency, as the financial condition of current or potential customers, policyholders, and clients may be adversely affected. See “ — Conditions in the global capital markets and economy.” A catastrophe may affect computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Climate change may increase the frequency and severity of weather-related disasters and pandemics. These events could result in an adverse impact on our ability to conduct our business, including our ability to sell our products and services and our ability to adjudicate and pay claims in a timely manner.

If economic conditions worsen as a result of a catastrophe, pandemic or other public health issue, companies may be unable inability to make interest and principal payments on their debt securities or mortgage loans that we hold for investment purposes. Accordingly, we may still incur significant losses that can result in a decline in net investment income and/or material increases in credit losses on our investment portfolios. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time.

Equitable Financial’s, Equitable Advisors’ and Equitable Network’s ability to recruit, motivate and retain key employees and experienced and productive financial professionals.

Our business depends on Equitable Financial’s ability to recruit, motivate and retain highly skilled, technical, investment, managerial and executive personnel, and there is no assurance that our affiliates will be able to do so. Equitable Financial’s financial professionals and key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. We cannot provide assurances that Equitable Financial, Equitable Advisors or Equitable Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

Misconduct by Equitable Financial’s employees or associated financial professionals.

Misconduct by Equitable Financial’s employees, associated financial professionals, agents, intermediaries, representatives of our broker-dealer subsidiaries or employees of our vendors could result in obligations to report such misconduct publicly, regulatory enforcement proceedings and, even findings that violations of law were committed, regulatory sanctions or serious reputational or financial harm. Certain types of violations may result in our inability to act as an investment adviser or broker-dealer or to represent issuers in Regulation D offerings by acting as placement agent, general partner or other roles. Equitable Financial employs controls and procedures designed to monitor employees’ and financial professionals’ business decisions and to prevent them from taking excessive or inappropriate risks, including with respect to information security, but employees may take such risks regardless of such controls and procedures. If Equitable Financial’s employees or associated financial professionals take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.

Potential strategic transactions.

We may consider potential strategic transactions, including acquisitions, dispositions, mergers, joint ventures and similar transactions. These transactions may not be effective and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

Changes in accounting standards.

Our consolidated financial statements are prepared in accordance with U.S. GAAP, the principles of which are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board (“FASB”). We may not be able to predict or assess the effects of these new accounting pronouncements or new interpretations of existing accounting pronouncements, and they may

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have material adverse effects on our business, results of operations or financial condition. For a discussion of accounting pronouncements and their potential impact on our business, see Note 2 of the Notes to the Consolidated Financial Statements.

Continued scrutiny and evolving expectations regarding ESG matters.

There is continued scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices and disclosures, including those related to environmental stewardship, climate change, diversity, equity and inclusion, racial justice and workplace conduct. Legislators and regulators have imposed and may continue to impose ESG-related legislation, rules and guidance, which may conflict with one another and impose additional costs on us, impede our business opportunities or expose us to new or additional risks. In addition, state attorneys general and other state officials have spoken out against ESG motivated investing by some investment managers and terminated contracts with managers based on their following certain ESG motivated strategies. Moreover, proxy advisory firms that provide voting recommendations to investors have developed ratings for evaluating companies on their approach to different ESG matters, and unfavorable ratings of our company or our industry may lead to negative investor sentiment and the diversion of investment to other companies or industries. If we are unable to meet these standards or expectations, whether established by us or third parties, it could result in adverse publicity, reputational harm, or loss of customer and/or investor confidence, which could adversely affect our business, results of operations, financial condition and liquidity.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral related to declines in estimated fair value of derivative contracts.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition.

Changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. Such failures could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

Losses due to defaults by third parties and affiliates, including outsourcing relationships.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. Defaults by one or more of these parties could have a material adverse effect on our business, results of operations or financial condition. Moreover, as a result of contractual provisions certain swap dealers require us to add to derivatives documentation and to agreements, we may not be able to exercise default rights or enforce transfer restrictions against certain counterparties which may limit our ability to recover amounts due to us upon a counterparty’s default. We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct business. We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes.

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Economic downturns, defaults and other events may adversely affect our investments.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, ratings downgrades or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. We may have to hold more capital to support our securities to maintain our RBC level, should securities we hold suffer a ratings downgrade. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities, as well as our intent and ability to hold equity securities which have declined in value until recovery. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage-backed securities and alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Reinsurance and Hedging

Our reinsurance and hedging programs.

We seek to mitigate some risks associated with the GMxB features or minimum crediting rate contained in certain of our products through our hedging and reinsurance programs. However, these programs cannot eliminate all of the risks, and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks.

Reinsurance — We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales, if available at all. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. If a reinsurer raises the rates that it charges on a block of in-force business, we may not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks.

Hedging Programs — We use a hedging program to mitigate a portion of the unreinsured risks we face in, among other areas, the GMxB features of our variable annuity products and minimum crediting rates on our variable annuity and life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to effectively apply these techniques because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. If we are unable to

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effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition. For further discussion, see “—Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures.”

The completion of the reinsurance transaction with Reinsurance Group of America is subject to several conditions, including the receipt of consents and approvals from government entities, which may impose conditions that could have an adverse effect on the expected economic and non-economic benefits to the Company or could cause the proposed transaction to be abandoned.

Subsequent to December 31, 2024, we, along with Equitable Financial and Equitable Financial L&A (each, a “Ceding Company”), entered into a Master Transaction Agreement (the “MTA”) with Reinsurance Group of America (“RGA”) on February 23, 2025 pursuant to which at closing and subject to the terms and conditions set forth in the MTA, RGA will enter into a reinsurance agreement, as reinsurer, with us, to reinsure 75% of our in-force individual life insurance block on a pro-rata basis (the “RGA Reinsurance Transaction”).

The completion of the RGA Reinsurance Transaction, and entry into the reinsurance agreement contemplated thereby, is subject to several conditions, including, among others, the receipt of approvals from the NYDFS, the Arizona Department of Insurance and Financial Institutions and the Missouri Department of Commerce & Insurance, as well as the Bermuda Monetary Authority. We cannot provide any assurance that either we or RGA will obtain the necessary approvals.

The RGA Reinsurance transaction is expected to close in mid-2025. The consummation of the closing under the MTA is subject to the satisfaction or waiver of customary closing conditions specified in the MTA, including, among other things, (i) the receipt of required regulatory approvals, without imposing a burdensome condition, and (ii) the absence of a material adverse effect on RGA (in our case) or the specified reinsured contracts (in the case of RGA), subject to certain exceptions and qualifications.

Risks Relating to Our Products, Our Structure and Product Distribution

GMxB features within certain of our products.

Certain of the variable annuity products we offer and certain in-force variable annuity products we offered historically include GMxB features. We also offer index-linked variable annuities with guarantees against a defined floor on losses. GMxB features are designed to offer protection to policyholders against changes in equity markets and interest rates. Any such periods of significant and sustained negative or low Separate Accounts returns, increased equity volatility or reduced interest rates will result in an increase in the valuation of our liabilities associated with those products. In addition, if the Separate Account assets consisting of fixed income securities, which support the guaranteed index-linked return feature, are insufficient to reflect a period of sustained growth in the equity-index on which the product is based, we may be required to support such Separate Accounts with assets from our General Account and increase our liabilities. An increase in these liabilities would result in a decrease in our net income and depending on the magnitude of any such increase, could materially and adversely affect our financial condition, including our capitalization, as well as the financial strength ratings which are necessary to support our product sales.

Additionally, we make assumptions regarding policyholder behavior at the time of pricing and in selecting and using the GMxB features inherent within our products. An increase in the valuation of the liability could result to the extent emerging and actual experience deviates from these policyholder option use assumptions. If we update our assumptions based on our actuarial assumption review, we could be required to increase the liabilities we record for future policy benefits and claims to a level that may materially and adversely affect our business, results of operations or financial condition which, in certain circumstances, could impair our solvency. In addition, we have in the past updated our assumptions on policyholder behavior, which has negatively impacted our net income, and there can be no assurance that similar updates will not be required in the future.

In addition, hedging instruments may not effectively offset the costs of GMxB features or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in policyholder behavior or mortality, combined with adverse market events, could produce economic losses not addressed by our risk management techniques. These factors, individually or collectively, may have a material adverse effect on our business, results of operations, including net income, capitalization, financial condition or liquidity.

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The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. For further information on the NAIC review of the RBC treatment of certain complex assets in which insurers have invested during recent years, see “Business — Regulation — Insurance Regulation — Surplus and Capital; Risk Based Capital.” Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in RBC ratios may limit our ability to pay dividends, could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our ability to hedge our risks, our cost of raising capital or limit our access to capital.

Holdings could sell products through another one of its insurance subsidiaries which would result in reduced sales of our products and total revenues.

We are an indirect, wholly owned subsidiary of Holdings, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of Holdings’ ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, Holdings could sell insurance and annuity products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues.This in turn would negatively impact our business, results of operations and financial condition.

A loss of, or significant change in, key product distribution relationships.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or

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potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers. Our key distribution relationships may also be adversely impacted by regulatory changes that increase the costs associated with marketing, or restrict the ability of distribution partners to receive sales and promotion-related charges.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies to mitigate risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections that may prove to be incorrect or prove to be inadequate. Moreover, definitions used in our derivatives contracts may differ from those used in the contract being hedged. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. As U.S. GAAP accounting differs from the methods used to determine regulatory reserves and rating agency capital requirements, our hedging program tends to create earnings volatility in our U.S. GAAP financial statements. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses, including both losses based on the risk being hedged as well as losses based on the derivative. The terms of the derivatives and other instruments used to hedge the stated risks may not match those of the instruments they are hedging which could cause unpredictability in results.

Our reserves could be inadequate and product profitability could decrease due to differences between our actual experience and management’s estimates and assumptions.

Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, persistency, interest rates, future equity performance, reinvestment rates, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and, if necessary, update our assumptions as additional information becomes available. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly, and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our variable annuity and life insurance products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our variable annuity and life insurance products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase

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premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance could adversely affect the profitability of existing business and our pricing assumptions for new business.

Our financial models rely on estimates, assumptions and projections.

We use models in our hedging programs and many other aspects of our operations including, but not limited to, product development and pricing, capital management, the estimation of actuarial reserves, the amortization of DAC and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

Subjectivity of the determination of the amount of allowances and impairments taken on our investments.

The determination of the amount of allowances and impairments varies by investment type and is based upon our evaluation of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

Legal and Regulatory Risks

We are heavily regulated.

We are heavily regulated, and regulators continue to increase their oversight over financial services companies. The adoption of new laws, regulations or standards and changes in the interpretation or enforcement of existing laws, regulations or standards have directly affected, and will continue to affect, our business, including making our efforts to comply more expensive and time-consuming. In recent years, insurance regulators and the NAIC have been focused on enhancing regulatory oversight of insurers’ investments in complex assets, the use of AI technologies and “big data,” and the management of climate risk. For additional information on regulatory developments and the risks we face, see “Business — Regulation”.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL and the IRS. Failure to administer our products in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations.

We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period or failure to accurately report our financial condition or results of operations could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third-party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales.

In addition, regulators have proposed, imposed and may continue to impose new requirements or issue new guidance aimed at addressing or mitigating climate change-related risks and further regulating the industries in which we operate. These new or pending regulatory initiatives could result in increased compliance costs to us and changes to our corporate governance and risk management practices. It is difficult to predict how the new administration will impact these or other regulatory initiatives. “Business — Regulation”.

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Changes in U.S. tax laws and regulations or interpretations thereof.

Changes in tax laws and regulations or interpretations of such laws, including U.S. tax reform, could increase our corporate taxes and reduce our earnings. Changes may increase our effective tax rate or have implications that make our products less attractive to consumers. Tax authorities may enact laws, change regulations to increase existing taxes, or add new types of taxes and authorities who have not imposed taxes in the past, may impose additional taxes. Any such changes may harm our business, results of operations or financial condition.

Uncertainty surrounding potential legal, regulatory and policy changes, as well as the potential for general market volatility, because of the change in the presidential administration in the United States.

We face regulatory and tax uncertainties because of possible changes arising from the new presidential administration. The nature, timing and economic effects of any potential change to the current legal and regulatory framework affecting our insurance subsidiaries or the products they offer remains highly uncertain. Uncertainty surrounding future changes may adversely affect our operating environment and have an adverse impact on our business, financial condition, results of operations and growth prospects.

Legal proceedings and regulatory actions.

A number of lawsuits and regulatory inquiries have been filed or commenced against us and other financial services companies in the jurisdictions in which we do business. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal and settlement costs, and otherwise have a material adverse effect on our business, results of operations or financial condition. For information regarding legal proceedings and regulatory actions pending against us, see Note 15 of the Notes to the Consolidated Financial Statements.

General Risks

Competition from other insurance companies, banks and other financial institutions.

We face strong competition from others offering the types of products and services we provide. It is difficult to provide unique insurance products because, once such products are made available to the public, they often are reproduced and offered by our competitors. If competitors charge lower fees for similar products or services, we may decide to reduce the fees on our own products or services in order to retain or attract customers.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We also face competition from new market entrants or non-traditional or online competitors, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

Protecting our intellectual property.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other

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protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

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Part I, Item 2.

PROPERTIES

We do not lease or own space for our operations. Facilities are provided to us for the conduct of our business pursuant to service agreements with affiliated companies. For additional information, see Note 11 of the Notes to the Consolidated Financial Statements.

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Part I, Item 3.

LEGAL PROCEEDINGS

For information on certain legal proceedings pending against us, see Note 15 of the Notes to the Consolidated Financial Statements and “Risk Factors — Legal and Regulatory Risks — Legal proceedings and regulatory actions.”

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SELECTED FINANCIAL DATA

Not applicable.

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Part II, Item 7.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following MD&A for the Company should be read in conjunction with “Forward-looking Statements,” “Risk Factors,” and the consolidated financial statements and related Notes to the Consolidated Financial Statements included elsewhere in this Appendix to Form S-1. The management’s narrative that follows represents a discussion and analysis of Equitable America’s financial condition and results of operations and not the financial condition and results of operations of Holdings.

Executive Summary

Overview

We are an indirect, wholly-owned subsidiary of Holdings. Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

RGA Reinsurance Transaction

On February 23, 2025, we, along with Equitable Financial and Equitable Financial L&A, entered into the MTA with RGA pursuant to which, at closing and subject to the terms and conditions set forth in the MTA, RGA would enter into a separate coinsurance and modified coinsurance agreement pursuant to which we will cede to RGA a 75% quota share of our in-force individual life insurance block. The transaction is expected to close in mid-2025.

Macroeconomic and Industry Trends

Our business and consolidated results of operations are significantly affected by economic conditions and consumer confidence, conditions in the global capital markets and the interest rate environment.

Financial and Economic Environment

A wide variety of factors continue to impact financial and economic conditions. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, plateauing or decreasing economic growth, high fuel and energy costs, changes in fiscal or monetary policy and geopolitical tensions. The Russian invasion of the Ukraine, the Israel-Hamas war and broader Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as the U.S. presidential administration’s tariffs, and retaliatory tariffs in response, significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty.

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities and derivatives are sensitive to changing market factors, including equity market performance and interest rates, which fell twice in November and December 2024. However, in December 2024, the Federal Reserve scaled back expectations for rate cuts in 2025 due to persistent inflation and a robust labor market. An increase in market volatility could continue to affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital and fluctuations in the value of our AUM and AV, from which we derive our fee income. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

The potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as fees driven by AV and AUM fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows. U.S. equity markets showed strength in the third quarter of 2024, benefiting from a resilient U.S. economy with the U.S. Bureau of Labor Statistics issuing a strong September 2024 jobs report that exceeded expectations, cooling inflation, and a widely held outlook for monetary easing, including a half-point interest rate reduction in September 2024, with additional, smaller rate cuts expected in the fourth quarter of 2024 and into 2025 (based on statements of members of the Board of Governors of the Federal Reserve System).

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We will continue to monitor the behavior of our customers and other factors, including mortality rates, morbidity rates, annuitization rates and lapse and surrender rates, which change in response to changes in capital market conditions, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates and capital market prices, see “Risk Factors — Risks Relating to Conditions in the Financial Markets and Economy” and “Quantitative and Qualitative Disclosures About Market Risk”.

Regulatory Developments

We are regulated primarily by the Arizona Department of Insurance and Financial Institutions, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve, capital requirements and profitability of the industry and result in increased regulation and oversight for the industry. For additional information on the regulatory developments and risk we face, see “Business — Regulation” and “Risk Factors — Legal and Regulatory Risks”.

Revenues

Our revenues come from three principal sources:

•	fee income derived from our products;

•	premiums from our traditional life insurance, annuity, and employee benefits products; and

•	investment income from our General Account investment portfolio (“GAIA”).

Our fee income varies directly in relation to the amount of the underlying AV or benefit base of our life insurance and annuity products which are influenced by changes in economic conditions, primarily equity market returns, as well as net flows. Our premium income is driven by the growth in new policies written and covered lives, and the persistency of our in-force policies, which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our GAIA and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

Benefits and Other Deductions

Our primary expenses are:

•	policyholders’ benefits and interest credited to policyholders’ account balances;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to Equitable Financial’s employees and other operating expenses.

Policyholders’ benefits are driven primarily by mortality, morbidity, customer withdrawals and benefits which change in response to changes in capital market conditions. In addition, some of our policyholders’ benefits are directly tied to the AV and benefit base of our variable annuity products. Interest credited to policyholders varies in relation to the amount of the underlying AV or benefit base. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premium and fee income generated from these sources, whereas compensation and benefits to Equitable Financial’s employees are more constant and impacted by market wages and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

Net Income Volatility

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements, together with the GMxB MRBs assets and liabilities are recognized in the periods in which they occur. This results in net income volatility as further described below. In addition, changes in the Company’s credit spread is recorded in other comprehensive income (“OCI”). See “ — Significant Factors Impacting Our Results — Impact of Hedging on Results.”

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In addition to our dynamic hedging strategy, we have static hedge positions designed to mitigate the adverse impact of changing market conditions on our statutory capital. We believe this program will continue to preserve the economic value of our variable annuity contracts and better protect our target variable annuity asset level. However, these static hedge positions increase the size of our derivative positions and may result in higher net income volatility on a period over period basis.

An additional source of net income (loss) volatility is the impact of the Company’s annual actuarial assumption review. See “ — Significant Factors Impacting Our Results — Effect of Assumption Updates on Operating Results,” for further detail of the impact of assumption updates on net income (loss).

Significant Factors Impacting Our Results

The following significant factors have impacted, and may in the future impact, our financial condition, results of operations or cash flows.

Impact of Hedging on Results

We have offered and continue to offer variable annuity and life insurance products. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements are recognized in the periods in which they occur while corresponding changes in offsetting liabilities not measured at fair value, are recognized over time. This results in net income volatility.

Effect of Assumption Updates on Operating Results

Our actuaries oversee the valuation of the product liabilities and assets and review the underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions during the third quarter of each year. Assumptions are based on a combination of Company experience, industry experience, management actions and expert judgment and reflect our best estimate as of the date of the applicable consolidated financial statements. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

Most of the variable annuity products, variable universal life insurance and universal life insurance products we offer maintain policyholder deposits that are reported as liabilities and classified within either Separate Accounts liabilities or policyholder account balances. Our products and riders also impact liabilities for future policyholder benefits, market risk benefits and unearned revenues and assets for DAC and DSI. The valuation of these assets and liabilities (other than deposits) is based on differing accounting methods depending on the product, each of which requires numerous assumptions and considerable judgment. The accounting guidance applied in the valuation of these assets and liabilities includes, but is not limited to, the following: (i) universal life insurance and variable life insurance secondary guarantees for which benefit liabilities are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments; (ii) certain product guarantees reported as market risk benefits at fair value.

For further details of our accounting policies and related judgments pertaining to assumption updates, see Note 2 of the Notes to the Consolidated Financial Statements.

Assumption Updates and Model Changes

We conduct our annual review of our assumptions and models during the third quarter of each year. We also update our assumptions as needed in the event we become aware of economic conditions or events that could require a change in assumptions that we believe may have a significant impact to the carrying value of product liabilities and assets and consequently materially impact our earnings in the period of the change.

2024 Assumption Updates

The impact of the assumption update during 2024 was an increase of $20 million to income (loss) from continuing operations, before income taxes and an increase to net income (loss) of $16 million.

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The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $20 million consisted of a decrease in remeasurement of liability for future policy benefits of $9 million, a decrease in policyholders’ benefits of $6 million, an increase in change in market risk benefits and purchased market risk benefits of $12 million and a decrease in other operating costs and expenses of $17 million.

2023 Assumption Updates

The impact of the assumption update during 2023 was an increase of $39 million to income (loss) from continuing operations, before income taxes and an increase to net income (loss) of $31 million.

The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $39 million consisted of an increase in remeasurement of liability for future policy benefits of $12 million, a decrease in policyholders’ benefits of $1 million, a decrease in change in market risk benefits and purchased market risk benefits of $8 million and a decrease in other operating costs and expenses of $42 million.

2022 Assumption Updates

The impact of the assumption update during 2022 was an increase of $11 million to income (loss) from continuing operations, before income taxes and an increase to net income (loss) of $9 million.

The net impact of this assumption update on income (loss) from continuing operations, before income taxes of $11 million consisted of an increase in remeasurement of liability for future policy benefits of $1 million, a decrease in policyholders’benefits of $11 million and a decrease in amortization of DAC of $1 million.

Model Changes

There were no material model changes during 2024 and 2023.

Consolidated Results of Operations

The following table summarizes our consolidated statements of income (loss) for the years ended December 31, 2024 and 2023:

Consolidated Statements of Income (Loss)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
REVENUES
Policy charges and fee income	$1,646	$1,287	$229
Premiums	585	468	223
Net derivative gains (losses)	(898)	18	(31)
Net investment income (loss)	899	312	87
Investment gains (losses), net	(11)	(7)	(8)
Investment management and service fees	529	372	18
Other income	145	126	25

Total revenues	2,895	2,576	543

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	Year Ended December 31,
	2024	2023	2022
	(in millions)

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	$1,153	$880	$300
Remeasurement of liability for future policy benefits	(25)	29	(1)
Change in market risk benefits and purchased market risk benefits	(1,921)	(1,592)	(12)
Interest credited to policyholders’ account balances	1,229	688	90
Compensation and benefits	71	63	42
Commissions	506	332	90
Interest expense	—	1	—
Amortization of deferred policy acquisition costs	133	71	41
Amortization of reinsurance deposit assets	654	339	—
Other operating costs and expenses	385	340	103

Total benefits and other deductions	2,185	1,151	653

Income (loss) from continuing operations, before income taxes	710	1,425	(110)
Income tax (expense) benefit	(150)	(234)	22

Net income (loss)	$560	$1,191	$(88)

The following discussion compares the results for the year ended December 31, 2024 to the year ended December 31, 2023.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Net Income (Loss) Attributable to Equitable America

Net income attributable to Equitable America decreased by $631 million, to net income of $560 million for the year ended December 31, 2024 from net income of $1.2 billion for the year ended December 31, 2023, primarily driven by the following notable items:

Unfavorable items included:

•	Net derivative losses increased $916 million mainly due to lower net embedded derivatives losses related to funds withheld and modified coinsurance portfolios related to the Reinsurance Treaty.

•	Interest credited to policyholders’ account balances increased by $541 million primarily due to business assumed as part of the Reinsurance Treaty and growth of SCS.

•	Compensation, benefits, amortization of reinsurance deposits assets and other operating expenses increased by $367 million mainly due to expense recognition related to the reinsurance deposit assets and expenses related to the assumed business as part of the Reinsurance Treaty.

•	Policyholders’ benefits increased by $273 million mainly due to business assumed as part of the Reinsurance Treaty and unfavorable claims.

•	Commissions increased by $174 million primarily due to business assumed as part of the Reinsurance Treaty and an increase in sales related to business growth.

•	Amortization of deferred policy acquisition costs increased by $62 million mainly due to continued business growth.

These were partially offset by the following favorable items:

•	Fee-type revenue increased by $652 million mainly due to the Reinsurance Treaty and business growth.

•	Net investment income increased by $587 million mainly due to higher average asset balances and higher investment yields.

•	Change in market risk benefits and purchased market risk benefits decreased by $329 million mainly due to more favorable interest rate movements in 2024 compared to 2023.

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•	Income tax expense decreased $84 million primarily driven by lower pretax earnings in 2024, partially offset by a partial valuation allowance release of $64 million on the deferred tax asset for the year ended December 31, 2023 compared to no valuation allowance release for the year ended December 31, 2024.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Net Income (Loss) Attributable to Equitable America

Net income attributable to Equitable America increased by $1.3 billion, to a net income of $1.2 billion for the year ended December 31, 2023 from a net loss of $88 million for the year ended December 31, 2022, primarily driven by the following notable items:

Favorable items included:

•	Fee-type revenue increased by $1.8 billion mainly due to the Reinsurance Treaty, business growth primarily driven by an increase in employee benefits premiums, and to a lesser extent from our initiative to begin offering a full suite of variable products to policyholders located outside of New York.

•	Change in market risk benefits and purchased market risk benefits decreased by $1.6 billion mainly due to the increase in equity markets and interest rate impacts on the assumed MRBs from Equitable Financial as part of the Reinsurance Treaty.

•	Net investment income increased by $225 million mainly due to higher asset balances and higher investment yields.

•	Net derivative gains increased $49 million mainly due to the Reinsurance Treaty.

These were partially offset by the following unfavorable items:

•	Compensation, benefits, interest and other operating expenses increased of $598 million mainly due to expense recognition related to the reinsurance deposit assets and expenses related to the assumed business as part of the Reinsurance Treaty.

•	Interest credited to policyholders’ account balances increased by $598 million primarily due to business assumed as part of the Reinsurance Treaty.

•	Policyholders’ benefits increased by $580 million mainly due to business assumed as part of the Reinsurance Treaty.

•	Commissions increased by $242 million primarily due to business assumed as part of the Reinsurance Treaty and an increase in sales related to business growth resulting from our initiative to begin offering a full suite of variable products to policyholders located outside of New York.

•	Remeasurement of liability for future policy benefits increased by $30 million mainly due to the Reinsurance Treaty.

•	Amortization of deferred policy acquisition costs increased by $30 million mainly due to continued growth of SCS business.

•	Income tax expense of $234 million for the year ended December 31, 2023, compared to the income tax benefit of $22 million the year ended December 31, 2022 primarily driven by higher pre-tax income for the year ended December 31, 2023 compared to the year ended December 31, 2022, offset by a partial release of the valuation allowance of $64 million.

General Account Investment Portfolio

Our investment philosophy is driven by our long-term commitments to clients, robust risk management and strategic asset allocation. Our General Account investment portfolio investment strategy seeks to achieve sustainable risk-adjusted returns by focusing on principal preservation and investment return, subject to duration and liquidity requirements by product as well as diversification of investment risks. Investment activities are undertaken based on established investment guidelines and are required to comply with applicable laws and insurance regulations.

Risk tolerances are established for credit risk, market risk, liquidity risk and concentration risk across issuers and asset classes, each of which seek to mitigate the impact of cash flow variability arising from these risks. Significant interest rate increases and market volatility since 2022 have reduced the fair value of fixed maturities from a net unrealized gain position to a net

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unrealized loss. As a part of asset and liability management, we maintain a weighted average duration for our General Account investment portfolio that is within an acceptable range of the estimated duration of our liabilities given our risk appetite and hedging programs.

The General Account investment portfolio consists largely of investment grade fixed maturities, short-term investments, commercial and residential mortgage loans, alternative investments and other financial instruments. Fixed maturities include publicly issued corporate bonds, government bonds, privately placed notes and bonds, bonds issued by states and municipalities, agency and non-agency mortgage-backed securities and asset-backed securities. In addition, from time to time we use derivatives to hedge our exposure to equity markets, interest rates, foreign currency and credit spreads.

We incorporate ESG factors into the investment processes for a significant portion of our General Account portfolio. As investors with a long-term horizon, we believe that companies with sustainable practices are better positioned to deliver value to stakeholders over an extended period. These companies are more likely to increase sales through sustainable products, reduce energy costs and attract and retain talent. This belief underpins our approach to sustainable investing, where we seek to enhance the sustainability and quality of our investment portfolio.

Investments in our surplus portfolio are generally comprised of a mix of fixed maturity investment grade and below investment grade securities as well as various alternative investments, primarily private equity and real estate equity. Although alternative investments are subject to period over period earnings fluctuations, they have historically achieved returns in excess of the fixed maturity portfolio.

The General Account investment portfolio reflects certain differences from the presentation of the U.S. GAAP Consolidated Financial Statements. This presentation is consistent with how we manage the General Account investment portfolio. For further investment information, see Note 3 and Note 4 of the Notes to the Consolidated Financial Statements.

AFS Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. The below investment grade securities in the General Account investment portfolio consist of loans to middle market companies, public high yield securities, bank loans, as well as “fallen angels,” originally purchased as investment grade investments.

AFS Fixed Maturities by Industry

The following table sets forth these fixed maturities by industry category along with their associated gross unrealized gains and losses:

AFS Fixed Maturities by Industry(1)

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percentage of Total (%)
	(Dollars in millions)
As of December 31, 2024
Corporate Securities:
Finance	$3,091	$—	$17	$(121)	$2,987	15%
Manufacturing	2,856	—	17	(88)	$2,784	14
Utilities	1,763	—	15	(58)	$1,720	8
Services	1,542	—	11	(71)	$1,483	7
Energy	411	—	3	(13)	$402	2
Retail and wholesale	721	—	5	(19)	$706	3
Transportation	370	—	4	(9)	$365	2
Other	358	—	1	(12)	$347	2

Total corporate securities	11,111	—	74	(391)	10,794	53
U.S. government	15	—	—	—	$15	—
Residential mortgage-backed(2)	2,641	—	12	(21)	$2,632	13
Preferred stock	—	—	—	—	$—	—

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	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Percentage of Total (%)
	(Dollars in millions)
State & political	$48	$—	$—	$(9)	$39	—%
Foreign governments	50	—	—	(2)	$48	—
Commercial mortgage-backed	790	—	4	(16)	$778	4
Asset-backed securities(3)	6,163	—	60	(5)	$6,218	30

Total	$20,818	$—	$150	$(445)	$20,524	100%

As of December 31, 2023
Corporate Securities:
Finance	$1,589	$—	$17	$(88)	$1,518	15%
Manufacturing	1,307	—	21	(56)	1,272	13
Utilities	784	—	14	(37)	761	8
Services	918	—	23	(46)	895	9
Energy	351	—	5	(22)	334	3
Retail and wholesale	530	—	6	(16)	521	5
Transportation	311	—	6	(12)	306	3
Other	52	—	4	—	55	1

Total corporate securities	5,842	—	96	(276)	5,662	57
U.S. government	15	—	—	—	15	—
Residential mortgage-backed(2)	961	—	15	(4)	972	10
Preferred stock	—	—	—	—	—	—
State & political	50	—	—	(7)	43	—
Foreign governments	31	—	1	(1)	31	—
Commercial mortgage-backed	195	—	1	(14)	182	2
Asset-backed securities(3)	2,956	—	32	(2)	2,986	30

Total	$10,050	$—	$145	$(304)	$9,891	100%

(1)	Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
(2)	Includes publicly traded agency pass-through securities and collateralized obligations.
(3)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

Fixed Maturities Credit Quality

The SVO of the NAIC evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturities to one of six categories (“NAIC Designations”). NAIC Designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments and the completion of the SVO filing process, the fixed maturity portfolio typically includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC Designation is based on the expected ratings indicated by internal analysis.

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The following table sets forth the General Account’s fixed maturities portfolio by NAIC rating:

AFS Fixed Maturities
NAIC Designation	Rating Agency Equivalent	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
				(in millions)
As of December 31, 2024
1	Aaa, Aa, A	$15,746	$—	$106	$(255)	$15,597
2	Baa	5,040	—	44	(190)	$4,894

	Investment grade	20,786	—	150	(444)	20,491

3	Ba	32	—	1	—	$33
4	B	—	—	—	—	—
5	Caa	—	—	—	—	—
6	Ca, C	—	—	—	—	—

	Below investment grade	32	—	1	—	33

Total Fixed Maturities		$20,818	$—	$151	$(444)	$20,524

As of December 31, 2023:
1	Aaa, Aa, A	$7,205	$—	$97	$(161)	$7,140
2	Baa	2,833	—	47	(142)	2,738

	Investment grade	10,037	—	144	(304)	9,878

3	Ba	13	—	1	—	13
4	B	—	—	—	—	—
5	Caa	—	—	—	—	—
6	Ca, C	—	—	—	—	—

	Below investment grade	13	—	1	—	13

Total Fixed Maturities		$10,050	$—	$145	$(304)	$9,891

Mortgage Loans

The mortgage portfolio primarily consists of commercial and residential mortgage loans. The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The commercial mortgage loan portfolio is backed by high quality properties located in primary markets typically owned by experienced institutional investors with a demonstrated ability to manage their assets through business cycles. Our commercial loan portfolio is monitored on an ongoing basis, assigning credit quality ratings for each loan, with the particular emphasis on loans that are scheduled to mature in the next 12 to 24 months. Scheduled maturities for full year 2025 and 2026, respectively are $0.0 million and $119.2 million, or 0% and 1% of the commercial mortgage portfolio. The commercial mortgage portfolio consists of 92% fixed rate loans and 8% floating rate loans. For floating rate loans, the borrower is typically required to purchase an interest rate cap to the scheduled maturity of the loan to protect against rising rates.

Commercial mortgage loans are evaluated annually to determine a current LTV ratio. Property financial statements, current rent roll, lease maturities, tenant creditworthiness, property physical inspections, and forecasted leasing market strength are used to develop projected cash flows. A discounted cash flow methodology which incorporates market data is used to determine property values. The average LTV ratio at origination provided by a certified appraisal firm was 53%. The average LTV ratio was 60% and 57% at December 31, 2024 and December 31, 2023, respectively, which reflects the most recent opinion of value on the underlying collateral.

We use CarVal to invest in residential whole loans and other private investments. These investments allow us to leverage CarVal’s expertise in asset classes where we are looking to increase exposure. The residential mortgage portfolio primarily consists of purchased closed end, amortizing residential mortgage loans. The investment strategy for the mortgage loan portfolio emphasizes high credit quality borrowers, conservative LTV ratios, superior ability to repay and geographic diversification.

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Residential mortgage loans are pooled by loan type (i.e., Jumbo, Agency Eligible, Non-Qualified, etc.) and pooled by similar risk profiles (including consumer credit score and LTV ratios). The portfolio is monitored monthly primarily based on payment activity, occurrence of regional natural disasters and borrower interactions with the mortgage servicer.

The tables below show the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region and property type:

Mortgage Loans by Region and Property Type

	December 31,
	2024		2023
	Amortized Cost	% of Total	Amortized Cost	% of Total
	(Dollars in millions)
By Region:
U.S. Regions:
Pacific	$302	17%	$—	—%
Middle Atlantic	91	5	17	6
South Atlantic	599	34	196	66
East North Central	163	9	83	28
Mountain	211	12	—	—
West North Central	101	6	—	—
West South Central	137	8	—	—
New England	97	5	—	—
East South Central	81	5	—	—

Total U.S.	1,782	100	296	100
Other Regions:
Europe	—	—	—	—

Total Other	—	—	—	—

Total Mortgage Loans	$1,782	100%	$296	100%

By Property Type:
Office	$—	—%	$—	—%
Multifamily	913	51	155	52
Agricultural loans	—	—	—	—
Retail	—	—	—	—
Industrial	163	9	141	48
Hospitality	75	4	—	—
Residential	631	35	—	—
Other	—	—	—	—

Total Mortgage Loans	$1,782	100%	$296	100%

Other Equity Assets

The following table includes information related to our alternative investments in certain other equity investments and consolidated VIEs, including private equity funds, real estate funds and other alternative investments. These investments are typically structured as limited partnerships or LLCs and are reported to us on a lag of one month and three months for hedge funds and private equity funds, respectively.

At December 31, 2024 and December 31, 2023, the fair value of alternative investments was $33 million and $0 million respectively. Alternative investments were 0.1% and 0% of cash and invested assets at December 31, 2024 and December 31, 2023, respectively.

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Alternative Investments (1)

	December 31,
	2024		2023
	Fair Value	%	Fair Value	%
	(in millions)
Private Equity	$20	61%	$—	—%
Private Debt	—	—	—	—
Infrastructure	—	1	—	—
Real Estate	13	38	—	—
Hedge Funds	—	—	—	—
Other(2)	—	—	—	—

Total(3)	$33	100%	$—	—%

(1)	Reported in Other Equity Investments in the consolidated balance sheets.
(2)

Includes CLO equity, co-investments and investments in other strategies. CLO equity investments are consolidated and assets are reported in Fixed Maturities, at fair value using the fair value option in the consolidated balance sheets.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

Sources and Uses of Liquidity of Equitable America

Equitable America principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from EFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

Equitable America’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy Equitable America’s liquidity needs. In addition, the Company has the capacity to receive capital contributions from its parent EFS.

FHLB Membership

Equitable America Financial is a member of the FHLB, which provides access to collateralized borrowings and other FHLB products.

See Note 15 of the Notes to the Consolidated Financial Statements for further description of our FHLB program.

FABCP

Under the FABCP program, Equitable America may issue funding agreements in U.S. dollars to the SPLLC.

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See Note 15 of the Notes to the Consolidated Financial Statements for further description of our FABCP program.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2024	2023	2022
	(in millions)
Cash and cash equivalents, beginning of year	$1,838	$294	$127
Net cash provided by (used in) operations	281	686	(352)
Net cash provided by (used in) investing activities	(13,035)	(8,201)	(324)
Net cash provided by (used in) financing activities	12,083	9,059	843

Net increase (decrease)	(671)	1,544	167

Cash and cash equivalents, end of year	$1,167	$1,838	$294

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Cash and cash equivalents at December 31, 2024 were $1.2 billion, a decrease of $0.6 billion from $1.8 billion at December 31, 2023.

Cash inflows from operations were $0.3 billion in 2024 as compared to cash inflows of $0.7 billion in 2023. Cash flows from operating activities include such sources as Interest credited to policyholder’s account balances offset by such uses current and deferred income taxes and change in market risk benefit.

Net cash used in investing activities was $(13.0) billion in 2024, an increase of $(4.9) billion in net cash used of $(8.2) billion in 2023, primarily due to increases in the payment for the purchase of fixed maturities and mortgage loans offset by an increase in proceeds from fixed maturities.

Net cash provided by financing activities was $12.1 billion in 2024 as compared to net cash provided by financing activities of $9.1 billion in 2023. The increase in net cash provided by financing activities of $3.0 billion was due primarily to an increase in deposits to policyholders’ account balance partially offset by a decline in contributions received from parent and an increase in dividends paid to parent.

Years Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Cash and cash equivalents at December 31, 2023 were $1.8 billion, an increase of $1.5 billion from $0.3 billion at December 31, 2022.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Cash inflows from operations were $0.7 billion in 2023 as compared to cash outflows of $(0.4) billion in 2022. Cash flows from operating activities include such sources as interest credited to policyholders account balances and policy charges and fee income with uses of change in market risk benefit.

Net cash used in investing activities was $(8.2) billion in 2023, an increase of $(7.9) billion in net cash used of $(0.3) billion in 2022, primarily due to an increase in payments for fixed maturities, available for sale.

Net cash provided by financing activities was $9.1 billion in 2023 as compared to net cash provided by financing activities of $0.8 billion in 2022. The increase in net cash provided by financing activities of $8.2 billion was primarily due to increases in deposits to policyholders’ account balance and cash contributions received from parent offset by an increase in payments of market risk benefits.

Our Statutory Capital

Equitable America is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2024, the total adjusted capital of Equitable America was in excess of New York’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

Equitable America is restricted as to the amounts it may pay as dividends to EFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. Based on this formula Equitable America had Ordinary Dividend capacity of $441 million and received approval for $300 million of Extraordinary Dividend capacity. Equitable America will have Ordinary Dividend capacity of $347 million in 2025.

Captive Reinsurance

We use a captive reinsurance company to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. Our captive reinsurance company assumes business from affiliates only and is closed to new business. Our captive reinsurance company is a wholly-owned subsidiary located in the United States. In addition to state insurance regulation, our captive reinsurance company is subject to internal policies governing its activities. We continue to analyze the use of our existing captive reinsurance structure, as well as additional third-party reinsurance arrangements.

Description of Certain Indebtedness

Equitable America had no debt outstanding as of December 31, 2024 or 2023.

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.

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Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	February 2024	February 2024	May 2024
Financial Strength Ratings:
Equitable Financial Life Insurance Company of America	A	A+	A1

Material Cash Requirements

The table below summarizes the material short and long-term cash requirements related to be certain contractual obligations as of December 31, 2024. Short-term cash requirements are considered to be requirements within the next 12 months and long-term cash requirements are considered to be beyond the next 12 months. The estimated payments reflected in this table are based on management’s estimates and assumptions about these obligations. Because these estimates and assumptions are necessarily subjective, the actual cash outflows in future periods will vary, possibly materially, from those reflected in the table. In addition, we do not believe that our cash flow requirements can be adequately assessed based solely upon an analysis of these obligations, as the table below does not contemplate all aspects of our cash inflows, such as the level of cash flow generated by certain of our investments, nor all aspects of our cash outflows.

	Estimated Payments Due by Period
	Total	2025	2026-2027	2028-2029	2030 and thereafter
	(in millions)
Material Cash Requirements:
Policyholders’ liabilities(1)	$56,905	$1,690	$3,535	$3,612	$48,068
Funding commitments	336	84	9	243	—

Total Material Cash Requirements	$57,241	$1,774	$3,544	$3,855	$48,068

(1)

Policyholders’ liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, benefits under accident and health contracts, and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the Company’s experience and assume market growth and interest crediting consistent with actuarial assumptions. These amounts are undiscounted and, therefore, exceed the policyholders’ account balances and future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere in this Annual Report on Form 10-K. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates. Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

Unrecognized tax benefits of $1 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

Summary of Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in our consolidated financial statements included elsewhere herein. For a discussion of our significant accounting policies, see Note 2 of the Notes to the Consolidated Financial Statements. The most critical estimates include those used in determining:

•	market risk benefits and purchased market risk benefit;

•	accounting for reinsurance;

•	estimated fair values of investments in the absence of quoted market values and investment impairments;

•	estimated fair values of freestanding derivatives;

•	liabilities for litigation and regulatory matters; and

•	measurement of income taxes and the valuation of deferred tax assets.

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In applying our accounting policies, we make subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries while others are specific to our business and operations. Actual results could differ from these estimates.

Market Risk Benefits

Market risk benefits include contract features that provide minimum guarantees to policyholders and include GMIB, GMDB, GMWB, GMAB, and ROP DB benefits. MRBs are measured at estimated fair value with changes reported in the Change in market risk benefits and purchased market risk benefits, except for the portion of the fair value change related to the Company’s own credit risk, which is recognized in OCI.

MRBs are measured at fair value on a seriatim basis using an Ascribed Fee approach based upon policyholder behavior projections and risk neutral economic scenarios adjusted based on the facts and circumstances of the Company’s product features. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and variations in actuarial assumptions, including policyholder behavior, mortality and risk margins related to non-capital market inputs, as well as changes in our nonperformance risk adjustment may result in significant fluctuations in the estimated fair value of the MRBs that could materially affect net income.

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties in certain actuarial assumptions. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount needed to cover the guarantees.

We ceded the risk associated with certain of the variable annuity products with GMxB features described in the preceding paragraphs. The value of the MRBs on the ceded risk is determined using a methodology consistent with that described previously for the guarantees directly written by us with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

Sensitivity of MRBs to Changes in Interest Rates

The following table demonstrates the sensitivity of the MRBs to changes in long-term interest rates by quantifying the adjustments that would be required, assuming an increase and decrease in long-term interest rates of 50 basis points. This information considers only the direct effect of changes in the interest rates on MRB balances, net of reinsurance.

Interest Rate Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in interest rates by 50bps	$ (617)
Decrease in interest rates by 50bps	$690

Sensitivity of MRBs to Changes in Equity Returns

The following table demonstrates the sensitivity of the MRBs to changes in equity returns.

Equity Returns Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in equity returns by 10%	$(605)
Decrease in equity returns by 10%	$684

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Sensitivity of MRBs to Changes in GMIB Lapses

Lapse rates are adjusted at the contract level based on a comparison of the value of the embedded GMIB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse.

GMIB Lapse floor Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
GMIB Lapse floor of 1%	$(98)

Nonperformance Risk Adjustment

The valuation of our MRBs includes an adjustment for the risk that we fail to satisfy our obligations, which we refer to as our nonperformance risk. The nonperformance risk adjustment, which is captured as a spread over the risk-free rate in determining the discount rate to discount the cash flows of the liability, is determined by taking into consideration publicly available information relating to spreads on corporate bonds in the secondary market comparable to Holdings’ financial strength rating. The nonperformance risk adjustment itself is not fully economic as we believe our MRB liabilities should be discounted based on our investment yields rather than our own credit risk. However, our current nonperformance risk adjustment of 20 basis points at fourth quarter 2024 continues to be a good indicator of our investment spreads and its application therefore results in an appropriate valuation of our MRB liabilities.

The table below illustrates the impact that a range of reasonably likely variances in credit spreads would have on our balance sheet, excluding the effect of income tax, related to the GMxB Core MRBs measured at estimated fair value. Even when credit spreads do not change, the impact of the nonperformance risk adjustment on fair value will change when the cash flows within the fair value measurement change. The table only reflects the impact of changes in credit spreads on our consolidated financial statements included elsewhere herein and not these other potential changes. In determining the ranges, we have considered current market conditions, as well as the market level of spreads that can reasonably be anticipated over the near term. The ranges do not reflect extreme market conditions such as those experienced during the 2008–2009 financial crisis as we do not consider those to be reasonably likely events in the near future.

NPR Sensitivity

December 31, 2024

Increase/(Decrease) In MRB
(in millions)
Increase in NPR by 50bps	$(301)
Decrease in NPR by 50bps	$319

Reinsurance

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risk with respect to reinsurance receivables. We periodically review actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluate the financial strength of counterparties to our reinsurance agreements using criteria similar to those evaluated in our security impairment process. See “DAC — Estimated Fair Value of Investments.” Additionally, for each of our reinsurance agreements, we determine whether the agreement provides indemnification against loss or liability relating to insurance risk, in accordance with applicable accounting standards. We review all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims. If we determine that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, we record the agreement using the deposit method of accounting.

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See Note 10 of the Notes to the Consolidated Financial Statements for additional information on our reinsurance.

Estimated Fair Value of Investments

Our investment portfolio principally consists of public and private fixed maturities, mortgage loans, equity securities and derivative financial instruments, including exchange traded equity and interest rate futures contracts, as well as equity options used to manage various risks relating to its business operations.

Fair Value Measurements

Investments reported at fair value in our balance sheets include fixed maturity securities classified as AFS and certain other invested assets, such as freestanding derivatives. In addition, the liability for MSO and IUL indexed features are considered embedded or freestanding insurance derivatives and are reported at fair value.

When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, we estimate fair value based on market standard valuation methodologies. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management’s estimation and judgment. Substantially the same approach is used by us to measure the fair values of freestanding and embedded derivatives with exception for consideration of the effects of master netting agreements and collateral arrangements as well as incremental value or risk ascribed to changes in own or counterparty credit risk.

As required by the accounting guidance, we categorize our assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 6 of the Notes to the Consolidated Financial Statements.

Impairments and Valuation Allowances

The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in OCI, net of allowance for credit losses, policy related amounts and deferred income taxes. Changes in credit losses are recognized in Investment gains (losses), net.

With the assistance of our investment advisors, we evaluate AFS debt securities that experience a decline in fair value below amortized cost for credit losses. The remainder of the unrealized loss related to other factors, if any, is recognized in OCI. Integral to this review is an assessment made each quarter, on a security-by-security basis, by our IUS Committee, of various indicators of credit deterioration to determine whether the investment security has experienced a credit loss. This assessment includes, but is not limited to, consideration of the severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity and continued viability of the issuer.

We recognize an allowance for credit losses on AFS debt securities with a corresponding adjustment to earnings rather than a direct write down that reduces the cost basis of the investment, and credit losses are limited to the amount by which the security’s amortized cost basis exceeds its fair value. Any improvements in estimated credit losses on AFS debt securities are recognized immediately in earnings. Management does not use the length of time a security has been in an unrealized loss position as a factor, either by itself or in combination with other factors, to conclude that a credit loss does not exist.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting allowance is recognized in income (loss) and the remainder of the fair value loss is

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recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Write-offs of AFS debt securities are recorded when all or a portion of a financial asset is deemed uncollectible. Full or partial write-offs are recorded as reductions to the amortized cost basis of the AFS debt security and deducted from the allowance in the period in which the financial assets are deemed uncollectible. We elected to reverse accrued interest deemed uncollectible as a reversal of interest income. In instances where we collect cash that has previously been written off, the recovery will be recognized through earnings or as a reduction of the amortized cost basis for interest and principal, respectively.

Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan’s original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

For commercial mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management’s judgment in determining allowance for credit losses include the following:

•	LTV ratio — Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the LTV ratio is in excess of 100%. In the case where the LTV is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

•	DSC ratio — Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

•	Occupancy — Criteria vary by property type but low or below market occupancy is an indicator of sub-par property performance.

•	Lease expirations — The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the DSC ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

•	Maturity — Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower’s ability to refinance the debt and/or pay off the balloon balance.

•	Borrower/tenant related issues — Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

•	Payment status–current vs. delinquent — A history of delinquent payments may be a cause for concern.

•	Property condition — Significant deferred maintenance observed during the lenders annual site inspections.

•	Other — Any other factors such as current economic conditions may call into question the performance of the loan.

Mortgage loans also are individually evaluated quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and all mortgages in the process of foreclosure are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

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For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on our assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

Impaired mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan on real estate has been restructured to where the collection of interest is considered likely.

See Notes 2 and 3 of the Notes to the Consolidated Financial Statements for additional information relating to our determination of the amount of allowances and impairments.

Derivatives

We use freestanding derivative instruments to hedge various capital market risks in our products, including: (i) certain guarantees, some of which are reported as embedded derivatives; (ii) current or future changes in the fair value of our assets and liabilities; and (iii) current or future changes in cash flows. All derivatives, whether freestanding or embedded, are required to be carried on the balance sheet at fair value with changes reflected in either net income (loss) or in OCI, depending on the type of hedge. Below is a summary of critical accounting estimates by type of derivative.

Freestanding Derivatives

The determination of the estimated fair value of freestanding derivatives, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. See Note 6 of the Notes to the Consolidated Financial Statements for additional details on significant inputs into the OTC derivative pricing models and credit risk adjustment.

See Note 4 of the Notes to the Consolidated Financial Statements for additional information on our derivatives and hedging programs.

Litigation and Regulatory Contingencies

We are a party to a number of legal actions and are involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on our financial position, results of operations and cash flows.

Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. On a quarterly and annual basis, we review relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in our consolidated financial statements included elsewhere herein.

See Note 15 of the Notes to the Consolidated Financial Statements for information regarding our assessment of litigation contingencies.

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Income Taxes

Income taxes represent the net amount of income taxes that we expect to pay to or receive from various taxing jurisdictions in connection with our operations. We provide for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. Our accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions. At December 31, 2023, we determined that it was more likely than not that a portion of our capital deferred tax assets would not be realized. For more information, see Note 13 of the Notes to the Consolidated Financial Statements.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating our tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income Taxes. Under the guidance, we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the consolidated financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

Our tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

Adoption of New Accounting Pronouncements

See Note 2 of the Notes to the Consolidated Financial Statements for a complete discussion of newly issued accounting pronouncements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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Part II, Item 7A.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Equitable America is subject to financial, market, political and economic risks, as well as to risks inherent in our business operations. The discussion that follows provides additional information on market risks arising from our insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit quality.

Our results significantly depend on profit margins or “spreads” between investment results from assets held in the GAIA and interest credited on individual insurance and annuity products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them AFS in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the “Investments” section of Note 2 of the Notes to the Consolidated Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

Investments with Interest Rate Risk — Fair Value

Assets with interest rate risk include AFS fixed maturities and mortgage loans that make up 90.1% and 80.5% of the fair value of the GAIA as of December 31, 2024 and 2023, respectively. As part of our asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate one percent increase/decrease in interest rates as of December 31, 2024 and 2023 would have on the fair value of fixed maturities and mortgage loans:

Interest Rate Risk Exposure

	December 31, 2024			December 31, 2023
	Fair Value	Impact of +1% Change	Impact of -1% Change	Fair Value	Impact of +1% Change	Impact of -1% Change
	(in millions)
Fixed Income Investments:
AFS securities:
Fixed rate	$18,206	$(805)	$815	$9,275	$(426)	$454
Floating rate	$2,318	$(2)	$2	$616	$—	$—
Mortgage loans	$1,771	$(95)	$106	$297	$(10)	$8

A one percent increase/decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management’s view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

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Investments with Equity Price Risk — Fair Value

The investment portfolios also have direct holdings of public and private equity securities. The following table shows the potential exposure from those equity security investments, measured in terms of fair value, to an immediate 10% increase/decrease in equity prices from those prevailing as of December 31, 2024 and 2023.

	December 31, 2024			December 31, 2023
	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change
	(in millions)
Equity Investments	$1	$—	$—	$19	$2	$(2)

A 10% decrease in equity prices is a hypothetical scenario used to calibrate potential risk and does not represent management’s view of future market changes. The fair value measurements shown are based on the equity securities portfolio exposures at a particular point in time and these exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

Liabilities with Interest Rate Risk — Fair Value

As of December 31, 2024 and 2023, the aggregate carrying values of insurance contracts with interest rate risk were $102 million and $110 million, respectively. The aggregate fair value of such liabilities as of December 31, 2024 and 2023 were $100 million and $108 million, respectively. The impact of a relative 1% decrease in interest rates would be an increase in the fair value of those liabilities of $1 million and $2 million, respectively. While these fair value measurements provide a representation of the interest rate sensitivity of insurance liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

Asset/liability management is integrated into many aspects of our operations, including investment decisions, product development and determination of crediting rates. As part of our risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks — Fair Value

We primarily use derivative contracts for asset/liability risk management to reduce exposures to equity market fluctuations. As more fully described in Note 2 and Note 4 of the Notes to the Consolidated Financial Statements, various traditional derivative financial instruments are used to achieve these objectives. To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. To reduce credit exposures in OTC derivative transactions, we enter into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements. We further control and minimize counterparty exposure through a credit appraisal and approval process. Under the ISDA Master Agreement, we have executed a CSA with each of our OTC derivative counterparties that require both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for us because the counterparty would owe money to us if the contract were closed. Alternatively, a negative value indicates we would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

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As of December 31, 2024 and 2023, the net fair values of our derivatives were $965 million and $326 million, respectively.

The tables below show the equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

Derivative Financial Instruments

	Interest Rate Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value After -100 Basis Point Change	Fair Value	Fair Value After +100 Basis Point Change
	(In millions, except for Weighted Average Term)
December 31, 2024
Futures	$1,495	—	$200	$—	$(165)

Total	$1,495		$200	$—	$(165)

December 31, 2023
Futures	$522	—	$75	$—	$(63)

Total	$522		$75	$—	$(63)

	Equity Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value	Balance after -10% Equity Price Shift
	(In millions, except for Weighted Average Term)
December 31, 2024
Futures	$5,035	—	$—	$(415)
Options	13,880	3	3,130	2,263

Total	$18,915		$3,130	$1,848

December 31, 2023
Futures	$2,277	—	$—	$(191)
Options	4,930	4	968	663

Total	$7,207		$968	$472

Market Risk Benefits and Interest Rate and Equity Risks — Fair Value

GMxB feature’s liability associated with certain annuity contracts is considered market risk benefits for accounting purposes and was reported at its fair value of $5.6 billion and $7.3 billion as of December 31, 2024 and 2023, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing as of December 31, 2024 and 2023, respectively, would be to decrease the direct market risk benefits balance by $32 million and $18 million. The potential fair value exposure to an immediate 50 basis points drop in interest rates from those prevailing as of December 31, 2024 and 2023, respectively, would decrease the direct market risk benefits balance by $36 million and $25 million.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of Equitable America (the “Board”) currently consists of ten members, including our Chief Executive Officer and nine independent members.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 72, Ms. Lamm-Tennant has been a director of Equitable America since 2020. She has also served on the boards of Equitable Financial and Holdings since 2020 and of AllianceBernstein Corporation since 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Ambac Financial Group, Inc. (NYSE: AMBC) and Element Fleet Management Corp (TSX: EFN).

Ms. Lamm-Tennant brings to the Board significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics. She also has expertise as an audit committee financial expert, as well as experience as a director of other public companies.

Douglas Dachille

Mr. Dachille, age 60, joined the board of Equitable America in January 2025. He has also served on the boards of Equitable Financial and Holdings since January 2025. Mr. Dachille most recently served as the Chief Investment Officer at American International Group Inc. (AIG) from 2015 until 2021, overseeing its (then) $350 billion portfolio and playing a crucial role in the company’s financial recovery. He co-founded First Principles Capital Management, an institutional fixed income asset manager, and served as its CEO prior to its acquisition by AIG. Prior to that, he was the President and COO of Zurich Capital Markets and held various leadership roles at J.P. Morgan Chase, including Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille brings to the Board extensive expertise in complex corporate transactions, corporate governance and capital management. Mr. Dachille also serves on the Boards of Directors of BridgeBio Pharma, Inc. (NASDAQ: BBIO) and PNC Financial Services Group, Inc. (NYSE: PNC).

Mr. Dachille brings to the Board a distinguished track record of success in the financial services industry and over 30 years’ experience in capital markets; balance sheet management; risk management, senior executive experience; insurance experience; experience as a director of other public companies.

Francis A. Hondal

Ms. Hondal, 60, has been a director of Equitable America since 2020. She has also served on the boards of Equitable Financial and Holdings since 2020. Until December 31, 2022 she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal also serves on the Board of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.).

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Ms. Hondal brings to the Board expertise in consumer financial products, customer experiences, and finance, marketing, and international and general management. She has extensive senior leadership experience in the financial services industry.

Arlene Isaacs-Lowe

Ms. Isaacs-Lowe, 65, has been a director of Equitable America since 2022. She has also served on the boards of Equitable Financial and Holdings since 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value, as well as expertise as an audit committee financial expert. She also serves on the Boards of Directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG).

Daniel G. Kaye

Mr. Kaye, age 70, has been a director of Equitable America since 2015. Mr. Kaye has also served as a director of Equitable Financial since 2015, AllianceBernstein Corporation since 2017, and Holdings since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye also serves on the Board of Directors of CME Group, Inc.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his leadership roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of other companies.

Craig MacKay

Mr. MacKay, 62, has been a director of Equitable America since 2022. He has also served on the boards of Equitable Financial and Holdings since 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA). Mr. MacKay also currently serves on the Board of Directors of Carver Bancorp, Inc. (NASDAQ: CARV) where he previously served as Interim President & CEO (from October 1, 2023 until November 1, 2024) and also serves as an independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Mr. MacKay brings to the Board expertise as an audit committee financial expert. He has extensive finance, investment, and management expertise, fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

Mark Pearson

Mr. Pearson, age 66, has been a director of Equitable America since 2011 and currently serves as our Chief Executive Officer. He has also served as a director of Equitable Financial, AllianceBernstein Corporation, and Holdings since 2011. Mr. Pearson

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serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable Financial. He has served as the President and Chief Executive Officer of Holdings since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Bertram L. Scott

Mr. Scott, age 69, has been a director of Equitable America since 2019. Mr. Scott has served as a director of Equitable Financial since 2019 (and previously served as a director of Equitable Financial from 2012 to 2018) and has served as a director of Holdings since 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plans; as President, U.S. Commercial of CIGNA Corporation; as Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience. The Board also benefits from his perspective as a director of other companies.

George Stansfield

Mr. Stansfield, age 65, has been a director of Equitable America since 2017. Mr. Stansfield has served as a director of Holdings since 2017 and of Equitable Financial since 2017. Since 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources and was AXA’s Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of AXA Liabilities Managers (France) and GIE AXA (France), member of the Advisory Council of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan).

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and Head of Group Human Resources and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 67, has been a director of Equitable America since 2019 (with a prior stint as director from 2017-2018). Mr. Stonehill has served as a director of Equitable Financial since 2017 and Holdings since 2018. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan. Mr. Stonehill previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill also currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY).

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable America. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable America.

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Seth Bernstein, Head of Asset Management of Holdings

Mr. Bernstein, age 63, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Asset Management of Holdings. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

José Ramón González, Chief Legal Officer and Secretary

Mr. González, age 58, leads the Holdings’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across Holdings and its two principal franchises, Equitable and AllianceBernstein. Mr. González is also a member of the Management Committee. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 58, has strategic oversight for Holdings’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of Holdings’s Management Committee. Mr. Hurd also has responsibility for Holding’s Innovation and Design Office, which is implementing Holdings’s agile transformation. Mr. Hurd has served as Chief Operating Officer of Equitable Financial since 2018. Mr. Hurd is also the Chief Operating Officer of Holdings and Equitable Financial. Prior to joining the Company in 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, President

Mr. Lane, age 52, oversees all aspects of Equitable America’s business, as well as distribution. Mr. Lane also serves as President of Equitable Financial and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Mr. Lane has held various leadership roles since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Chief Financial Officer

Mr. Raju, age 43, currently serves as Chief Financial Officer of Equitable America. He also serves as the Chief Financial Officer of Equitable Financial and Holdings. Mr. Raju is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of Holdings’s Management Committee. Prior to becoming Chief Financial Officer in 2021, Mr. Raju was Head of Individual Retirement at Holdings, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for Holdings’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin Holdings’s business segments. He also led Holdings’s preparation for its successful IPO in 2018. Since joining Equitable in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

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CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Ms. Lamm-Tennant (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable America between meetings of the Board with the exceptions set forth in Equitable America’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, and Mr. MacKay. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Isaacs-Lowe, and Mr. MacKay is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Dachille, Mr. MacKay and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable America by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Ms. Lamm-Tennant, Mr. Dachille, Ms. Hondal, Ms. Isaacs-Lowe, Mr. Kaye, Mr. MacKay, Mr. Scott, Mr. Stansfield and Mr. Stonehill is independent.

Code of Ethics

The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

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EXECUTIVE COMPENSATION

Equitable America does not have any employees. Equitable America has service agreements with affiliates pursuant to which we are provided services to operate our business. For additional information, see “Employees” and Note 11.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2024 for service on the boards of directors of Holdings, Equitable Financial, and Equitable America. As a non-independent director, Mr. Pearson does not receive additional compensation for his board service. The total amount allocated to Equitable America for director compensation in 2024 was $900,000.

During 2024, Messrs. Kaye and Stonehill and Ms. Lamm-Tennant served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB Board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses at Holdings, and AB is a publicly-traded company with its own governance, disclosure and investor considerations, separate from those at Holdings. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3)	Total ($)
Hondal, Francis	$125,000	$175,039	$300,039
Isaacs-Lowe, Arlene	$125,000	$175,039	$300,039
Kaye, Daniel	$282,875	$345,039	$627,914
Lamm-Tennant, Joan	$368,875	$450,038	$818,913
MacKay, Craig	$125,000	$175,039	$300,039
Scott, Bertram	$150,000	$175,039	$325,039
Stansfield, George	$125,000	$175,039	$300,039
Stonehill, Charles(1)	$316,375	$345,039	$661,414

(1)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.
(2)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2024 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Ms. Hondal	175,039	—
Ms. Isaacs-Lowe	175,039	—
Mr. Kaye	175,039	170,000
Ms. Lamm-Tennant	280,038	170,000
Mr. MacKay	175,039	—
Mr. Scott	175,039	—
Mr. Stansfield	175,039	—
Mr. Stonehill	175,039	170,000

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Board and Corporate Governance Practices

Restricted AB Holding Units (#)
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	44,702
Ms. Lamm-Tennant	16,225
Mr. MacKay	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	25,923

Cash Retainers and Meeting Fees

•	Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee — $35,000

•	Compensation and Talent Committee — $25,000

•	Nominating and Corporate Governance Committee — $20,000

•	Finance and Risk Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $175,000. The Independent Chair receives an additional $105,000 equity retainer.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Messrs. Dachille and MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Underthis program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

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Each director is covered up to four times annual compensation, subject to certain maximums

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 24, 2025, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 306,828,703 shares of our shares outstanding as of March 24, 2025.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

Holdings Common Stock

Name of Beneficial Owner Number of Shares Beneficially Owned Percent of Class

Name of Beneficial Owner	Number of Shares Beneficially Owned	Owned Percent of Class
Douglas Dachille	—	*
José Ramón González(1)	$ 148,021	*
Francis A. Hondal	21,394	*
Arlene Isaacs-Lowe	14,770	*
Daniel G. Kaye	58,063	*
Joan Lamm-Tennant	42,463	*
Craig MacKay	14,906	*
Mark Pearson(2)	1,685,450	*
Robin M. Raju(3)	295,774	*
Bertram L. Scott	25,208	*
George Stansfield	35,434	*
Charles G. T. Stonehill	34,064	*
Seth Bernstein(4)	144,823	*
Jeffrey J. Hurd(5)	427,919	*
Nick Lane(6)	334,331	*
All current directors and executive officers as a group (15 persons)(7)	$ 3,282,620	<1.1%

*	Number of shares listed represents less than 1.1% percent of the outstanding Holdings common stock.
(1)	Includes 57,100 shares of unvested EQH Performance Shares.
(2)	Includes (i) 406,400 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 547,894 shares of unvested EQH Performance Shares.
(3)	Includes (i) 25,888 shares Mr. Raju can acquire within 60 days under option plans and (ii) 114,765 shares of unvested EQH Performance Shares.

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(4)	Includes 42,107 shares of unvested EQH Performance Shares.
(5)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 109,739 shares of unvested EQH Performance Shares.
(6)	Includes (i) 64,417 shares Mr. Lane can acquire within 60 days under option plans and (ii) 122,917 shares of unvested EQH Performance Shares.
(7)	Includes (i) 706,538 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 968,634 shares of unvested EQH Performance Shares.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Equitable America is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, Equitable America has entered into various transactions with Holdings and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which Equitable America is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona’s insurance holding company systems act.

TRANSACTIONS BETWEEN EQUITABLE AMERICA AND AFFILIATES

On May 17, 2023, the Company entered into a reinsurance agreement with Equitable Financial, effective for April 1, 2023. See Note 10 of the Notes to these Consolidated Financial Statements for further details.

Equitable Financial term insurance contracts outside of New York that allow policyholders to convert their policies into permanent life insurance contracts are fulfilled by the Company upon conversion. As part of fulfillment the Company takes on additional mortality risks, and accordingly is compensated for the expected adverse mortality cost and additional expenses incurred in fulfilling Equitable Financial’s term conversion obligations. Under this agreement that commenced in 2022, Equitable Financial paid the Company $20 million and $24 million and $22 million during the years ended December 31, 2024, 2023 and 2022.

The Company is party to administrative agreements with EIMG and EIM LLC where the Company provides certain administrative services to EIMG and EIM LLC related to the establishment and maintenance of the Separate Accounts, shareholder servicing, customer support, and other similar services. The administrative fees are recorded in investment management and service fees. During the years ended December 31, 2024, 2023 and 2022, the Company recorded fees earned from EIMG and EIM LLC of $31 million, $17 million and $12 million.

Under Equitable America’s service agreement with Equitable Financial, personnel services, employee benefits, facilities, supplies and equipment are provided to Equitable America to conduct its business. The associated costs related to the service agreement are allocated to Equitable America based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support Equitable America. As a result of such allocations, Equitable America incurred expenses of $143 million, $121 million, and $116 million during years ended December 31, 2024, 2023 and 2022, respectively.

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Equitable America incurred distribution fee charges from Equitable Network, LLC of $438 million, $303 million, and $138 million in years ended December 31, 2024, 2023 and 2022, respectively, and from Equitable Distributors of $463 million, $332 million, and $82 million in years ended December 31, 2024, 2023 and 2022, respectively, for distributing Equitable America’s products.

In addition to the Equitable Financial service agreement, Equitable America has various other service and investment advisory agreements with AB. The amount of expenses incurred by Equitable America related to these agreements were $15 million, $5 million, and $3 million for years ended December 31, 2024, 2023 and 2022, respectively.

Effective December 15, 2023, EQ AZ Life Re Company (“EQ AZ Life Re”), a captive affiliate, novated to the Company, a Variable Annuity reinsurance treaty it had been assuming from Equitable Financial Life Insurance Company, a New York domiciled affiliate. Specifically, under the coinsurance treaty, the Company assumed 100% quota share of Guaranteed Minimum Income Benefits (“GMIB”) liabilities from EFLIC Accumulator product contracts issued from May 1, 1999 through August 31, 2005, in excess of existing non-affiliated reinsurance, which are subject to certain maximum amounts or calculation on aggregate. Under this transaction, EQ AZ Life Re transferred to the Company $63 million in cash and the Company recorded a change in MRB of $63 million in the consolidated statements of income (loss).

Equitable America cedes a portion of its life business through excess of retention treaties to Equitable Financial on a yearly renewal term basis and reinsured the no-lapse guarantee riders through EQ AZ Life Re on a 90% first dollar quota share basis. The letter of credit amount was $50 million and $45 million in the years ended December 31, 2024 and 2023, respectively and was guaranteed by Holdings. Premiums ceded from the above mentioned affiliated reinsurance transactions during years ended December 31, 2024, 2023 and 2022, were $9 million, $9 million and $8 million, respectively. There were no claims ceded for any of the years.

The Company has entered into a borrowing agreement with Holdings. Under the agreement, the Company is authorized to borrow, on an unsecured basis, from EQH an aggregate amount not to exceed 3% of the admitted assets of the Company’s general account as of the end of the previous year. The proceeds of such borrowings shall be used for short-term liquidity purposes. The terms of such borrowings shall reflect arms’ length terms for similar loans to unaffiliated third parties and the interest rate on any loan obtained pursuant to this agreement shall be at a market rate for a loan of comparable maturity to a similarly situated borrower.

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Part II, Item 8.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Equitable Financial Life Insurance Company of America

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Equitable Financial Life Insurance Company of America and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2024, including the related notes and financial statement schedules listed in the index appearing under Item 15.2 (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Market Risk Benefits

As described in Notes 2, 6 and 8 to the consolidated financial statements, certain guaranteed minimum death and living benefits (collectively, the “GMxB features”) associated with variable annuity products, other general account annuities and ceded reinsurance contracts with GMxB features with other than nominal market risk are identified by management, measured at estimated fair value and presented separately on the balance sheet as market risk benefits. Market risk benefits (MRBs) are measured at fair value on a seriatim basis using an ascribed fee approach. The ascribed fee is determined at policy inception date so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at average present value of total policyholder contractual fees. The attributed fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. The market risk benefits fair value is equal to the estimated present value of benefits less the estimated present value of ascribed fees and is

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determined using a discounted cash flow valuation technique. Considerable judgment is utilized by management in determining the assumptions related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the “significant market risk benefit assumptions’’). As of December 31, 2024, the estimated fair value of purchased market risk benefits, assets for market risk benefits and liabilities for market risk benefits was $6 million, $83 million and $5,683 million, respectively.

The principal considerations for our determination that performing procedures relating to the valuation of market risk benefits is a critical audit matter are (i) the significant judgment by management in developing the fair value estimate of market risk benefits, (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management’s significant market risk benefit assumptions, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the valuation of market risk benefits, including controls over the development of the assumptions utilized in the valuation of market risk benefits. These procedures also included, among others (i) evaluating management’s process for developing the fair value estimate of market risk benefits, (ii) testing, on a sample basis, the completeness and accuracy of data used by management in developing the estimates, and (iii) the involvement of professionals with specialized skill and knowledge to assist in evaluating the reasonableness of the significant market risk benefit assumptions used in developing the fair value estimate of market risk benefits based on the consideration of the Company’s historical and actual experience, industry trends, and market conditions, as applicable.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 20, 2025

We have served as the Company’s auditor since at least 1998. We have not been able to determine the specific year we began serving as auditor of the Company.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Balance Sheets

December 31, 2024 and December 31, 2023

	December 31,
	2024	2023
	(in millions, except share data)
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost of $20,818 and $10,050) (allowance for credit losses of $0 and $0)	$20,524	$9,891
Mortgage loans on real estate (net of allowance for credit losses of $9 and $2)	1,773	294
Policy loans	295	268
Other equity investments	35	19
Other invested assets	964	351

Total investments	23,591	10,823
Cash and cash equivalents	1,167	1,838
Deferred policy acquisition costs	1,809	1,212
Amounts due from reinsurers (allowance for credit losses of $0 and $0)	886	961
Funds withheld receivable	9,802	10,603
Reinsurance deposit assets	11,911	12,566
Current and deferred income taxes	592	—
Purchased market risk benefits	6	9
Other assets	339	406
Assets for market risk benefits	83	24
Separate Accounts assets	8,903	5,754

Total Assets	$59,089	$44,196

LIABILITIES
Policyholders’ account balances	$38,274	$24,963
Liability for market risk benefits	5,683	7,333
Future policy benefits and other policyholders’ liabilities	2,193	1,653
Amounts due to reinsurers	116	110
Current and deferred income taxes	—	54
Other liabilities	2,009	2,169
Separate Accounts liabilities	8,903	5,754

Total Liabilities	$57,178	$42,036

Commitments and contingent liabilities(1)

EQUITY
Common stock, $1.00 par value; 2,500,000 shares authorized, issued and outstanding	$3	$3
Additional paid-in capital	1,883	1,882
Retained earnings (accumulated deficit)	826	969
Accumulated other comprehensive income (loss)	(801)	(694)

Total Equity	1,911	2,160

Total Liabilities and Equity	$59,089	$44,196

(1)	See Note 15 of the Notes to these Consolidated Financial Statements for details of commitments and contingent liabilities.

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Statements of Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
REVENUES
Policy charges and fee income	$1,646	$1,287	$229
Premiums	585	468	223
Net derivative gains (losses)	(898)	18	(31)
Net investment income (loss)	899	312	87
Investment gains (losses), net	(11)	(7)	(8)
Investment management and service fees	529	372	18
Other income	145	126	25

Total revenues	2,895	2,576	543

BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	1,153	880	300
Remeasurement of liability for future policy benefits	(25)	29	(1)
Change in market risk benefits and purchased market risk benefits	(1,921)	(1,592)	(12)
Interest credited to policyholders’ account balances	1,229	688	90
Compensation and benefits	71	63	42
Commissions	506	332	90
Interest expense	—	1	—
Amortization of deferred policy acquisition costs	133	71	41
Amortization of reinsurance deposit assets	654	339	4
Other operating costs and expenses	385	340	99

Total benefits and other deductions	2,185	1,151	653

Income (loss) from continuing operations, before income taxes	710	1,425	(110)
Income tax (expense) benefit	(150)	(234)	22

Net income (loss)	$560	$1,191	$(88)

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$560	$1,191	$(88)

Other comprehensive income (loss), net of income taxes:
Change in unrealized gains (losses), net of adjustments	(103)	196	(480)
Change in market risk benefits - instrument-specific credit risk	(13)	(513)	1
Change in liability for future policy benefits - current discount rate	9	4	—

Other comprehensive income (loss), net of income taxes	(107)	(313)	(479)

Comprehensive income (loss)	$453	$878	$(567)

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Statements of Equity

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	Equity
	Common Stock	Additional Paid-in Capital	Retained Earnings/ Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Equity
	(in millions)
Balance, beginning of period	$3	$1,882	$969	$(694)	$2,160
Net income (loss)	—	—	560	—	560
Capital contribution from parent	—	—	—	—	—
Other comprehensive income (loss)	—	—	—	(107)	(107)
Dividend to parent	—	—	(703)	—	(703)
Other	—	1	—	—	1

Balance, December 31, 2024	$3	$1,883	$826	$(801)	$1,911

Balance, beginning of period	$3	$831	$(222)	$(381)	$231
Net income (loss)	—	—	1,191	—	1,191
Capital contribution from parent	—	1,050	—	—	1,050
Other comprehensive income (loss)	—	—	—	(313)	(313)
Other	—	1	—	—	1

Balance, December 31, 2023	$3	$1,882	$969	$(694)	$2,160

Balance, beginning of period	$3	$680	$(134)	$98	$647
Net income (loss)	—	—	(88)	—	(88)
Capital contribution from parent	—	150	—	—	150
Other comprehensive income (loss)	—	—	—	(479)	(479)
Other	—	1	—	—	1

Balance, December 31, 2022	$3	$831	$(222)	$(381)	$231

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Cash flows from operating activities:
Net income (loss)	$560	$1,191	$(88)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest credited to policyholders’ account balances	1,229	688	90
Policy charges and fee income	(1,646)	(1,287)	(229)
Net derivative (gains) losses	898	(18)	31
Investment (gains) losses, net	11	7	8
Realized and unrealized (gains) losses on trading securities	1	1	—
Non-cash long-term incentive compensation expense	3	2	2
Amortization and depreciation	617	297	47
Equity (income) loss from limited partnerships	3	—	—
Remeasurement of liability for future policy benefits	(25)	29	(1)
Change in market risk benefits	(1,921)	(1,592)	(12)
Changes in:
Reinsurance recoverable	(38)	115	(61)
Funds withheld receivable	(172)	(89)	—
Capitalization of deferred policy acquisition costs	(730)	(523)	(129)
Future policy benefits	470	413	33
Current and deferred income taxes	(636)	234	(22)
Other, net	1,657	1,218	(21)

Net cash provided by (used in) operating activities	$281	$686	$(352)

Cash flows from investing activities:
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	$2,163	$776	$274
Mortgage loans on real estate	47	—	—
Trading account securities	—	(1)	—
Short-term investments	5	—	(1)
Other	19	100	1
Payment for the purchase/origination of:
Fixed maturities, available-for-sale	(12,825)	(8,137)	(437)
Mortgage loans on real estate	(1,533)	(279)	—
Trading account securities	(2)	—	—
Short-term investments	(5)	—	—
Other	(38)	(100)	(2)
Cash settlements related to derivative instruments, net	(865)	(535)	(153)
Other, net	(1)	(25)	(6)

Net cash provided by (used in) investing activities	$(13,035)	$(8,201)	$(324)

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Consolidated Statements of Cash Flows

Years Ended December 31, 2024, 2023 and 2022

(Continued)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Cash flows from financing activities:
Policyholders’ account balances:
Deposits	$13,248	$8,555	$739
Withdrawals	(1,727)	(1,216)	(111)
Transfer (to) from Separate Accounts	141	433	65
Payments of market risk benefits	(644)	(539)	—
Change in collateralized pledged assets	3	(23)	—
Change in collateralized pledged liabilities	1,744	776	—
Dividend to parent company	(702)	—	—
Cash contribution from parent company	—	1,050	150
Changes in securities lending payable	20	23	—
Other, net	—	—	—

Net cash provided by (used in) financing activities	$12,083	$9,059	$843

Change in cash and cash equivalents	(671)	1,544	167
Cash and cash equivalents, beginning of period	1,838	294	127

Cash and cash equivalents, end of period	$1,167	$1,838	$294

Supplemental cash flow information:
Income taxes (refunded) paid	$786	$—	$—

See Notes to Consolidated Financial Statements.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Notes to Consolidated Financial Statements

1)	ORGANIZATION

Equitable Financial Life Insurance Company of America’s (collectively with its consolidated subsidiary, “Equitable America” or “the Company”) primary business is providing variable annuity, life insurance and employee benefit products to both individuals and businesses. The Company is an indirect, wholly-owned subsidiary of Equitable Holdings, Inc. (“Holdings”). Equitable America is a stock life insurance company organized under the laws of Arizona.

EFIMA is a subsidiary of Equitable America and is a wholly-owned indirect subsidiary of Holdings.

2)	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The accompanying consolidated financial statements present the consolidated results of operations, financial condition, and cash flows of the Company and its subsidiaries.

Financial results in the historical consolidated financial statements may not be indicative of the results of operations, comprehensive income (loss), financial position, equity or cash flows that would have been achieved had we operated as a separate, standalone entity during the reporting periods presented. We believe that the consolidated financial statements include all adjustments necessary for a fair presentation of the results of operations of the Company.

The years “2024”, “2023” and “2022” refer to the years ended December 31, 2024, 2023 and 2022, respectively.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the FASB in the form of Accounting Standards Updates (“ASUs”) to the FASB Accounting Standards Codification (“ASC”). The Company considers the applicability and impact of all ASUs. ASUs listed below include those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of December 31, 2024, and as of the date of this filing. ASUs not listed below were assessed and determined to be either not applicable or not material.

Adoption of New Accounting Pronouncements

Description	Effect on the Financial Statement or Other Significant Matters
ASU 2023-07: Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
This ASU provides improvements to reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple measures of segment profit or loss, provide new segment disclosure requirements for entities with a single reportable segment and contain other disclosure requirements.	The Company adopted the new accounting standard ASU 2023-07 for the year ended December 31, 2024 using the retrospective approach. See Note 17 of the Notes to these Consolidated Financial Statements for details.

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Future Adoption of New Accounting Pronouncements

Description	Effective Date and Method of Adoption	Effect on the Financial Statement or Other Significant Matters
ASU 2023-09: Income Taxes (Topic 740): Improvements to Income Tax Disclosures

The ASU enhanced existing income tax disclosures primarily related to the rate reconciliation and income taxes paid information. With regard to the improvements to disclosures of rate reconciliation, a public business entity is required on an annual basis to (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. Similarly, a public entity is required to provide the amount of income taxes paid (net of refunds received) disaggregated by (1) federal, state, and foreign taxes and by (2) individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received).

The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures, for example, an entity is required to provide (1) pretax income (or loss) from continuing operations disaggregated between domestic and foreign, and (2) income tax expense (or benefit) from continuing operations disaggregated by federal, state, and foreign.

	The ASU will be effective for annual periods beginning after December 15, 2024. Entities are required to apply the ASU on a prospective basis.	The adoption of ASU 2023-09 is not expected to materially impact the Company’s financial position, results of operation, or cash flows.
ASU 2024-03: Accounting Standards Update No. 2024-03-Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)

This ASU requires a public business entity to disclose specific information about certain costs and expenses in the notes to its financial statements for interim and annual reporting periods. The objective of the disclosure requirements is to provide disaggregated information about a public business entity’s expenses to help investors (a) better understand the entity’s performance, (b) better assess the entity’s prospects for future cash flows, and (c) compare an entity’s performance over time and with that of other entities.

The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the notes to the financial statements.

	The ASU will be effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Entities are required to apply the ASU on a prospective basis.	The Company is currently assessing the impact to the financial statements of this ASU.

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Investments

The carrying values of fixed maturities classified as AFS are reported at fair value. Changes in fair value are reported in OCI, net of allowance for credit losses, policy related amounts and deferred income taxes. Changes in credit losses are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include REITs and redeemable preferred stock.

The Company determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment. The Company’s management, with the assistance of its investment advisors, evaluates AFS debt securities that experienced a decline in fair value below amortized cost for credit losses which are evaluated in accordance with the new financial instruments credit losses guidance. Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s IUS Committee, of various indicators of credit deterioration to determine whether the investment security has experienced a credit loss. This assessment includes, but is not limited to, consideration of the severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, and the financial strength, liquidity and continued viability of the issuer.

The Company recognizes an allowance for credit losses on AFS debt securities with a corresponding adjustment to earnings rather than a direct write down that reduces the cost basis of the investment, and credit losses are limited to the amount by which the security’s amortized cost basis exceeds its fair value. Any improvements in estimated credit losses on AFS debt securities are recognized immediately in earnings. Management does not use the length of time a security has been in an unrealized loss position as a factor, either by itself or in combination with other factors, to conclude that a credit loss does not exist.

When the Company determines that there is more than 50% likelihood that it is not going to recover the principal and interest cash flows related to an AFS debt security, the security is placed on nonaccrual status and the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in a timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting allowance is recognized in income (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Write-offs of AFS debt securities are recorded when all or a portion of a financial asset is deemed uncollectible. Full or partial write-offs are recorded as reductions to the amortized cost basis of the AFS debt security and deducted from the allowance in the period in which the financial assets are deemed uncollectible. The Company elected to reverse accrued interest deemed uncollectible as a reversal of interest income. In instances where the Company collects cash that it has previously written off, the recovery will be recognized through earnings.

Policy loans represent funds loaned to policyholders up to the cash surrender value of the associated insurance policies and are carried at the unpaid principal balances due to the Company from the policyholders. Interest income on policy loans is recognized in net investment income at the contract interest rate when earned. Policy loans are fully collateralized by the cash surrender value of the associated insurance policies.

Cash and cash equivalents includes cash on hand, demand deposits, money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

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All securities owned, including U.S. government and agency securities, mortgage-backed securities, futures and forwards transactions, are reported in the consolidated financial statements on a trade-date basis.

Derivatives

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by the Company include equity and interest rate futures and equity options, all of which may be exchange-traded or contracted in the OTC market. All derivative positions are carried in the balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

Freestanding derivative contracts are reported in the balance sheets either as assets within “other invested assets” or as liabilities within “other liabilities.” The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. The Company uses derivatives to manage asset/liability risk. All changes in the fair value of the Company’s freestanding derivative positions, including net receipts and payments, are included in “net derivative gains (losses)” without considering changes in the fair value of the economically associated assets or liabilities.

The Company is a party to financial instruments and other contracts that contain “embedded” derivative instruments. At inception, the Company assesses whether the economic characteristics of the embedded instrument are “clearly and closely related” to the economic characteristics of the remaining component of the “host contract” and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When those criteria are satisfied, the resulting embedded derivative is bifurcated from the host contract, carried in the consolidated balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the consolidated statements of income (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

Mortgage Loans on Real Estate

Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and the allowance for credit losses. The Company calculates the allowance for credit losses in accordance with the CECL model in order to provide for the risk of credit losses in the lending process.

Expected credit losses for loans with similar risk characteristics are estimated on a collective (i.e., pool) basis in order to meet CECL’s risk of loss concept which requires the Company to consider possibilities of loss, even if remote.

For collectively evaluated mortgages, the Company estimates the allowance for credit losses based on the amortized cost basis of its mortgages over their expected life using a PD / LGD model. The PD / LGD model incorporates the Company’s reasonable and supportable forecast of macroeconomic information over a specified period. The length of the reasonable and supportable forecast period is reassessed on a quarterly basis and may be adjusted as appropriate over time to be consistent with macroeconomic conditions and the environment as of the reporting date. For periods beyond the reasonable and supportable forecast period, the model reverts to historical loss information. The PD and LGD are estimated at the loan-level based on loans’ current and forecasted risk characteristics as well as macroeconomic forecasts. The PD is estimated using both macroeconomic conditions as well as individual loan risk characteristics including LTV ratios, DSC ratios, seasoning, collateral type, geography, and underlying credit. The LGD is driven primarily by the type and value of collateral, and secondarily by expected liquidation costs and time to recovery.

For individually evaluated mortgages, the Company continues to recognize a valuation allowance on the present value of expected future cash flows discounted at the loan’s original effective interest rate or on its collateral value.

The CECL model is configured to the Company’s specifications and takes into consideration the detailed risk attributes of each discrete loan in the mortgage portfolio which include, but are not limited to the following:

•	LTV ratio - Derived from current loan balance divided by the fair market value of the property. An LTV ratio in excess of 100% indicates an underwater mortgage.

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•	DSC ratio - Derived from actual operating earnings divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

•	Occupancy - Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

•	Lease expirations - The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the DSC ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

•	Other - Any other factors such as maturity, borrower/tenant related issues, payment status, property condition, or current economic conditions may call into question the performance of the loan.

Mortgage loans that do not share similar risk characteristics with other loans in the portfolio are individually evaluated quarterly by the Company’s IUS Committee. The allowance for credit losses on these individually evaluated mortgages is a loan-specific reserve as a result of the loan review process that is recorded based on the present value of expected future cash flows discounted at the loan’s effective interest rate or based on the fair value of the collateral. The individually assessed allowance for mortgage loans can increase or decrease from period to period based on such factors.

Individually assessed loans may include, but are not limited to, mortgages that have deteriorated in credit quality such as a TDR and reasonably expected TDRs, mortgages for which foreclosure is probable, and mortgages which have been classified as “potential problem” or “problem” loans within the Company’s IUS Committee processes as described below.

Within the IUS process, commercial mortgages 60 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgage loans. Based on its monthly monitoring of mortgages, a class of potential problem mortgage loans are also identified, consisting of mortgage loans not currently classified as problem mortgage loans but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being modified. The decision whether to classify a performing mortgage loan as a potential problem involves judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

Individually assessed mortgage loans without provision for losses are mortgage loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on mortgage loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on mortgage loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows.

Mortgage loans are placed on nonaccrual status once management believes the collection of accrued interest is not probable. Once mortgage loans are classified as nonaccrual mortgage loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan has been restructured to where the collection of interest is considered likely. The Company charges off loan balances and accrued interest that are deemed uncollectible.

The components of amortized cost for mortgage loans on the consolidated balance sheets excludes accrued interest amounts because the Company presents accrued interest receivables within other assets. Once mortgage loans are placed on nonaccrual status, the Company reverses accrued interest receivable against interest income. Since the nonaccrual policy results in the timely reversal of accrued interest receivable, the Company does not record an allowance for credit losses on accrued interest receivable.

Net Investment Income (Loss), Investment Gains (Losses), Net, and Unrealized Investment Gains (Losses)

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the allowance for credit losses are included in investment gains (losses), net.

Unrealized investment gains (losses) on fixed maturities designated as AFS held by the Company are accounted for as a separate component of AOCI, net of related deferred income taxes, as are amounts attributable to insurance liability loss recognition, DAC and URR related to UL policies, and investment-type products.

Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any change in fair value of policyholders’ account balances and future policy benefits.

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Fair Value of Financial Instruments

See Note 6 of the Notes to these Consolidated Financial Statements for additional information regarding determining the fair value of financial instruments.

Recognition of Insurance Income and Related Expenses

Deposits related to UL and investment-type contracts are reported as deposits to policyholders’ account balances. Revenues from these contracts consist of fees assessed during the period against policyholders’ account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders’ account balances.

Securities Sold under Agreements to Repurchase

Securities sold under agreements to repurchase involve the temporary exchange of securities for cash or other collateral of equivalent value, with agreement to redeliver a like quantity of the same or similar securities at a future date prior to maturity at a fixed and determinable price. Securities sold under agreements to repurchase transactions are conducted by the Company under a standardized securities industry master agreement, amended to suit the requirements of each respective counterparty. Transfers of securities under these agreements to repurchase are evaluated by the Company to determine whether they satisfy the criteria for accounting treatment as secured borrowing arrangements. Agreements not meeting the criteria would require recognition of the transferred securities as sales with related forward repurchase commitments. All of the Company’s securities repurchase transactions are accounted for as secured borrowings with the related obligations distinctly captioned in the consolidated balance sheets on a gross basis. Income and expenses associated with repurchase agreements are recognized as investment income and investment expense, respectively, within net investment income (loss). As of December 31, 2024 and 2023, the Company had no Securities sold under agreements to repurchase outstanding.

DAC

Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including employee fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred.

Contracts are measured on a grouped basis utilizing cohorts consistent with those used in the calculation of future policy benefit reserves. DAC is amortized on a constant level basis for the grouped contracts over the expected term of the contract. For life insurance products, DAC is amortized in proportion to the face amount in force. For annuity products DAC is amortized in proportion to policy counts. The constant level basis used for amortization determines the current period amortization considering both the current period’s actual experience and future projections. The amortization pattern is revised quarterly on a prospective basis. Amortization of DAC is included in Amortization of DAC, part of total benefits and other deductions.

For some products, policyholders can elect to modify product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. These transactions are known as internal replacements. If such modification substantially changes the contract, the associated DAC is written off immediately through income and any new acquisition costs associated with the replacement contract are deferred.

Funds Withheld Receivable

Funds withheld receivable represents a receivable for amounts contractually withheld by ceding companies in accordance with funds withheld coinsurance (“funds withheld”) reinsurance agreements in which we are the reinsurer. The funds withheld receivable under reinsurance treaties includes the funds withheld embedded derivative receivable.

The reinsurance agreement between the Company and Equitable Financial written on a funds withheld and modified coinsurance basis contains embedded derivatives. We determined that the right to receive the total return on the assets within the funds withheld receivable represents a total return swap with a floating rate leg. The fair value of embedded

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derivatives on funds withheld and modified coinsurance agreements is computed as the unrealized gain (loss) on the underlying assets and is included within funds withheld receivable on the consolidated balance sheets for assumed agreement. The change in the fair value of the embedded derivatives is recorded in net derivatives gains (losses) on the consolidated statements of income. Assumed earnings from the funds withheld receivable and changes in the fair value of embedded derivatives are reported in operating activities on the consolidated statements of cash flows. Contributions to and withdrawals from funds withheld receivable are reported in operating activities on the consolidated statements of cash flows.

For business assumed on a funds withheld or modified coinsurance basis, a funds withheld segregated portfolio, comprised of invested assets and other assets is maintained by the ceding entity, which is sufficient to support the current balance of statutory reserves. The fair value of the embedded derivative included in funds withheld is recorded as a funds withheld asset and any excess or shortfall in relation to statutory reserves is settled quarterly.

Reinsurance

For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as the primary insurer. The Company reviews all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as premiums ceded (assumed); and amounts due from reinsurers (amounts due to reinsurers) are established.

Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.

Premiums, policy charges and fee income, and policyholders’ benefits include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues.

For reinsurance contracts, reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

Ceded reinsurance transactions are recognized and measured in a manner consistent with underlying reinsured contracts, including using consistent assumptions. Assumed and ceded reinsurance contract rights and obligations are accounted for on a basis consistent with our direct contract. The reinsurance cost or benefit for traditional life non-participating and limited-payment contracts is recognized in proportion to the gross premiums of the underlying direct cohorts. The locked-in single A discount rate used to calculate the reinsurance cost or benefit is established at inception of the reinsurance contract. Changes to the single A discount rate are reflected in comprehensive income at each reporting date.

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within other assets. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other income or other operating costs and expenses, as appropriate.

Policyholders’ Account Balances

Policyholders’ account balances relate to contracts or contract features where the Company has no significant insurance risk. This liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date.

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Future Policy Benefits and Other Policyholders’ Liabilities

The liability for future policy benefits is estimated based upon the present value of future policy benefits and related claim expenses less the present value of estimated future net premiums where net premium equals gross premium under the contract multiplied by the net premium ratio. Related claim expenses include termination and settlement costs and exclude acquisition costs and non-claim related costs. The liability is estimated using current assumptions that include discount rate, mortality, and lapses. Assumptions are based on judgments that consider the Company’s historical experience, industry data, and other factors.

For participating traditional life insurance policies, future policy benefit liabilities are calculated using a net level premium method based on guaranteed mortality and dividend fund interest rates. The liability for annual dividends represents the accrual of annual dividends earned. Terminal dividends are accrued in proportion to face amount over the life of the contract.

For non-participating traditional life insurance policies (Term) and limited pay contracts (Payout, Pension), contracts are grouped into cohorts by contract type and issue year. The Company quarterly updates its estimate of cash flows using actual experience and current future cash flow assumptions, which is reflected in an updated net premium ratio used to calculate the liability. The ratio of actual and future expected claims to actual and future expected premiums determines the net premium ratio. The policy administration expense assumption is not updated after policy issuance. If actual expenses differ from the original expense assumptions, the differences are recognized in the period identified. The revised net premium ratio is used to determine the updated liability for future policy benefits as of the beginning of the reporting period, discounted at the original contract issuance rate. Changes in the liability due to current discount rates differing from original rates are included in OCI within the consolidated statement of comprehensive income.

For non-participating traditional life insurance policies and limited pay contracts, the discount rate assumption used is corporate A rated forward curve. We use a forward curve based upon a Bloomberg index. The liability is remeasured each quarter with the remeasurement change reported in OCI. The locked-in discount rate is generally based on expected investment returns at contract inception for contracts issued prior to January 1, 2021 and the upper medium grade fixed income corporate instrument yield (i.e., single A) at contract inception for contracts issued after January 1, 2021. The Company developed an LDTI discount rate methodology used to calculate the LFPB for its traditional insurance liabilities and constructed a discount rate curve that references upper-medium grade (low credit risk) fixed-income instrument yields (i.e. Single-A rated Corporate bond yields) which are meant to reflect the duration characteristics of the corresponding insurance liabilities. The methodology uses observable market data, where available, and uses various estimation techniques in line with fair value guidance (such as interpolation and extrapolation) where data is limited. Discount rates are updated quarterly.

For limited-payment products, gross premiums received in excess of net premiums are deferred at initial recognition as a deferred profit liability (“DPL”). DPL will be amortized in relation to the expected future benefit payments. As the calculation of the DPL is based on discounted cash flows, interest accrues on the unamortized DPL balance using the discount rate determined at contract issuance. The DPL is updated at the same time as the estimates for cash flows for the liability for future policy benefits. Any difference between the recalculated and beginning of period DPL is recognized in remeasurement gain or loss in the consolidated statements of income (loss), Remeasurement of Liability for Future Policy Benefits, part of total benefits and other deductions. On the consolidated balance sheet the DPL is recorded in the liability for future policy benefits.

Additional liabilities for contract or contract feature that provide for additional benefits in addition to the account balance but are not market risk benefits or embedded derivatives (“additional insurance liabilities”) are established by estimating the expected value of death or other insurance benefits in excess of the projected contract accumulation value and recognizing the excess over the estimated life based on expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. These reserves are recorded within future policy benefits and other policyholders’ liabilities. The determination of this estimated future policy benefits liability is based on models that involve numerous assumptions and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, and mortality experience. There can be no assurance that actual experience will be consistent with management’s estimates. Assumptions are reviewed annually and updated with the remeasurement gain or loss reflected in total benefit expense.

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The Company recognizes an adjustment in OCI for the additional insurance liabilities for unrealized gains and losses not included when calculating the present value of expected assessments for the benefit ratios.

The Company conducts annual premium deficiency testing except for liability for future policy benefits for non-participating traditional and limited payment contracts. The Company reviews assumptions and determines whether the sum of existing liabilities and the present value of future gross premiums is sufficient to cover the present value of future benefits to be paid and settlement costs. Anticipated investment income is considered when performing premium deficiency for long duration contracts. The anticipated investment income is projected based on current investment portfolio returns grading to long term reinvestment rates over the projection periods, based on anticipated gross reinvestment spreads, defaults and investment expenses. Premium deficiency reserves are recorded in certain instances where the policyholder liability for a particular line of business may not be deficient in the aggregate to trigger loss recognition, but the pattern of earnings may be such that profits are expected to be recognized in earlier years followed by losses in later years. This pattern of PFBL is exhibited in our VISL business and is generated by the cost structure of the product or secondary guarantees in the contract. The secondary guarantee ensures that, subject to specified conditions, the policy will not terminate and will continue to provide a death benefit even if there is insufficient policy value to cover the monthly deductions and charges. The Company accrues for these PFBL using a dynamic approach that changes over time as the projection of future losses change.

Market Risk Benefits

Market risk benefits (“MRBs”) are contracts or contract features that provide protection to the contract holder from other than nominal capital market risk and expose the Company to other than nominal capital market risk. Market risk benefits include contract features that provide minimum guarantees to policyholders and include GMIB, GMDB, GMWB, GMAB, and ROP DB benefits. MRBs are identified and measured at fair value on a seriatim basis using an ascribed fee approach based upon policyholder behavior projections and risk neutral economic scenarios adjusted based on the facts and circumstances of the Company’s product features. The MRB Asset and MRB Liability will be equal to the estimated present value of benefits and risk margins less the estimated present value of ascribed fees. Ascribed fees will consist of the fee needed at policy inception date, under a stochastically generated set of risk-neutral scenarios, so that the present value of claims, including any risk charge, is equal to the present value of the projected attributed fees which will be capped at estimated present value of total policyholder contractual fees. The attributed fee percentage is considered a fixed term of the MRB feature and is held static over the life of the contract. Discount rates are updated quarterly. Changes in fair value are recognized as a remeasurement gain/loss in the Change in market risk benefits and purchased market risk benefits, part of total benefits and other deductions except for the portion of the change in the fair value due to change in the Company’s own credit risk, which is recognized in other than comprehensive income. Additionally, when an annuitization occurs (for annuitization benefits) or upon extinguishment of the account balance (for withdrawal benefits) the balance related to the MRB will be derecognized and the amount deducted (after derecognition of any related amount included in AOCI) shall be used in the calculation of the liability for future policy benefits for the payout annuity. Upon derecognition, any related balance will be removed from AOCI.

The Company has issued and continues to offer certain variable annuity products with GMDB and/or contain a GMIB (collectively, the “GMxB features”) which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base.

Features in ceded reinsurance contracts that meet the definition of MRBs are accounted for at fair value. The fees used to determine the fair value of the reinsured market risk benefit are those defined in the reinsurance contract. The expected periodic future premiums would represent cash outflows and the expected future benefits would represent cash inflows in the fair value calculation. On the ceded side, the Purchased MRB will be measured considering the counterparty credit risk of the reinsurer, while the direct contract liabilities will be measured considering the instrument-specific credit risk of the insurer. As a result of the difference in the treatment of the counterparty credit risk, the fair value of the direct and ceded contracts may be different even if the contractual fees and benefits are the same. Changes in instrument-specific credit risk of the Company is included in the fair value of its market risk benefit, whether in an asset or liability position, and whether related to an issued or purchased MRB, is recognized in OCI. The counterparty credit risk of the reinsurer is recorded in the statements of income (loss).

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Separate Accounts

Generally, Separate Accounts established under Arizona Insurance Law are not chargeable with liabilities that arise from any other business of the Company. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Account represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of policyholders, and for which the Company does not bear the investment risk. Separate Accounts assets and liabilities are shown on separate lines in the consolidated balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to policyholders of such Separate Accounts are offset within the same line in the consolidated statements of income (loss).

Deposits to Separate Accounts are reported as increases in Separate Accounts assets and liabilities and are not reported in the consolidated statements of income (loss). Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

The Company reports the General Account’s interests in Separate Accounts as trading securities, at fair value in the consolidated balance sheets.

Income Taxes

The Company files as part of a consolidated federal income tax return. The Company provides for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.

Under accounting for uncertainty in income taxes guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the consolidated financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

Recognition of Investment Management and Service Fees

Reported as investment management and service fees in the Company’s consolidated statements of income (loss) are administrative fees earned by the Company related to administrative services provided to EIMG and EIM LLC related to the establishment and maintenance of the Separate Accounts, shareholder servicing, customer support, and other similar services. Accordingly, these administrative service base fees are recorded over time as services are performed and entitle the Company to variable consideration. Base fees, generally calculated as a percentage of AUM, are recognized as revenue at month-end when the transaction price no longer is variable and the value of the consideration is determined. These fees are not subject to claw back and there is minimal probability that a significant reversal of the revenue recorded will occur.

Accounting and Consolidation of VIEs

For all new investment products and entities developed by the Company, the Company first determines whether the entity is a VIE, which involves determining an entity’s variability and variable interests, identifying the holders of the equity investment at risk and assessing the five characteristics of a VIE. Once an entity is determined to be a VIE, the Company then determines whether it is the primary beneficiary of the VIE based on its beneficial interests. If the Company is deemed to be the primary beneficiary of the VIE, the Company consolidates the entity.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Quarterly, management of the Company reviews its investment management agreements and its investments in, and other financial arrangements with, certain entities that hold client AUM to determine the entities the Company is required to consolidate under this guidance. These entities include certain mutual fund products, hedge funds, structured products, group trusts, collective investment trusts, and limited partnerships.

The analysis performed to identify variable interests held, determine whether entities are VIEs or VOEs, and evaluate whether the Company has a controlling financial interest in such entities requires the exercise of judgment and is updated on a continuous basis as circumstances change or new entities are developed. The primary beneficiary evaluation generally is performed qualitatively based on all facts and circumstances, including consideration of economic interests in the VIE held directly and indirectly through related parties and entities under common control, as well as quantitatively, as appropriate.

Consolidated VIEs

As of December 31, 2024 and 2023, the Company consolidated limited partnerships and LLCs for which it was identified as the primary beneficiary under the VIEs model. Included in other invested assets and mortgage loans on real estate in the Company’s consolidated balance sheets at December 31, 2024 and 2023 are total assets of $636 million and $0 million, respectively related to these VIEs.

Non-Consolidated VIEs

As of December 31, 2024 and 2023, respectively, the Company held approximately $33 million and $0 million of investment assets in the form of equity interests issued by non-corporate legal entities determined under the guidance to be VIEs, such as limited partnerships and limited liability companies, including CLOs, hedge funds, private equity funds and real estate-related funds. As an equity investor, the Company is considered to have a variable interest in each of these VIEs as a result of its participation in the risks and/or rewards these funds were designed to create by their defined portfolio objectives and strategies. Primarily through qualitative assessment, including consideration of related party interests or other financial arrangements, if any, the Company was not identified as the primary beneficiary of any of these VIEs, largely due to its inability to direct the activities that most significantly impact their economic performance. Consequently, the Company continues to reflect these equity interests in the consolidated balance sheets as other equity investments and applies the equity method of accounting for these positions. The net assets of these non-consolidated VIEs are approximately $945 million and $0 million as of December 31, 2024 and 2023, respectively. The Company’s maximum exposure to loss from its direct involvement with these VIEs is the carrying value of its investment of $33 million and $0 million and approximately $243 million and $147 million of unfunded commitments as of December 31, 2024 and 2023, respectively. The Company has no further economic interest in these VIEs in the form of guarantees, derivatives, credit enhancements or similar instruments and obligations.

Assumption Updates and Model Changes

The Company conducts its annual review of its assumptions and models during the third quarter of each year. The annual review encompasses assumptions underlying the valuation of MRB, liabilities for future policyholder benefits and additional liability update.

However, the Company updates its assumptions as needed in the event it becomes aware of economic conditions or events that could require a change in assumptions that it believes may have a significant impact to the carrying value of product liabilities and assets and consequently materially impact its earnings in the period of the change.

MRB Update

The Company updates its assumptions to reflect emerging experience for withdrawals, mortality and lapse election. This includes actuarial judgement informed by actual experience of how policy holders are expected to use these policies in the future.

LFPB Update

The significant assumptions for the LFPB balances include mortality and lapses for our Traditional life business.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Additional Liability Update

The significant assumptions for the additional insurance liability balances include mortality, lapses, premium payment pattern and, interest crediting assumption.

Impact of Assumption Updates

The net impact of assumption changes during 2024 decreased remeasurement of liability for future policy benefits by $9 million, decreased policyholders’ benefits by $6 million, increased market risk benefits and purchased market risk benefits by $12 million, and decreased other operating costs and expenses by $17 million. This resulted in an increase in income (loss) from operations, before income taxes of $20 million and an increase to net income (loss) by $16 million.

The net impact of assumption changes during 2023 increased remeasurement of liability for future policy benefits by $12 million, decreased policyholders’ benefits by $1 million, decreased market risk benefits and purchased market risk benefits by $8 million, and decreased other operating costs and expenses by $42 million. This resulted in an increase in income (loss) from operations, before income taxes of $39 million and an increase to net income (loss) by $31 million.

The net impact of assumption changes during 2022 increased remeasurement of liability for future policy benefits by $1 million, decreased policyholders’ benefits by $11 million, and decreased amortization of DAC by $1 million. This resulted in an increase in income (loss) from operations, before income taxes of $11 million and an increase to net income (loss) by $9 million.

Model Changes

There were no material model changes during 2024, 2023 and 2022.

3)	INVESTMENTS

Fixed Maturities AFS

The components of fair value and amortized cost for fixed maturities classified as AFS on the consolidated balance sheets excludes accrued interest receivable because the Company elected to present accrued interest receivable within other assets. Accrued interest receivable on AFS fixed maturities as of December 31, 2024 and 2023 was $168 million and $78 million, respectively. There was no accrued interest written off for AFS fixed maturities for the years ended December 31, 2024, 2023 and 2022.

The following tables provide information relating to the Company’s fixed maturities classified as AFS:

AFS Fixed Maturities by Classification

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)
December 31, 2024:
Fixed Maturities:
Corporate(1)	$11,111	$—	$74	$391	$10,794
U.S. Treasury, government and agency	15	—	—	—	15
States and political subdivisions	48	—	—	9	39
Foreign governments	50	—	—	2	48
Residential mortgage-backed	2,641	—	12	21	2,632
Asset-backed(2)	6,163	—	60	5	6,218
Commercial mortgage-backed	790	—	4	16	778

Total at December 31, 2024	$20,818	$—	$150	$444	$20,524

(1)	Corporate fixed maturities include both public and private issues.
(2)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in millions)

December 31, 2023:
Fixed Maturities:
Corporate(1)	$5,842	$—	$96	$276	$5,662
U.S. Treasury, government and agency	15	—	—	—	15
States and political subdivisions	50	—	—	7	43
Foreign governments	31	—	1	1	31
Residential mortgage-backed	961	—	15	4	972
Asset-backed(2)	2,956	—	32	2	2,986
Commercial mortgage-backed	195	—	1	14	182

Total at December 31, 2023	$10,050	$—	$145	$304	$9,891

(1)	Corporate fixed maturities include both public and private issues.
(2)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.

The contractual maturities of AFS fixed maturities as of December 31, 2024 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or pre-payment penalties.

Contractual Maturities of AFS Fixed Maturities

	Amortized Cost (Less Allowance for Credit Losses)	Fair Value
	(in millions)
December 31, 2024:
Contractual maturities:
Due in one year or less	$80	$80
Due in years two through five	2,752	2,750
Due in years six through ten	6,884	6,779
Due after ten years	1,508	1,287

Subtotal	11,224	10,896
Residential mortgage-backed	2,641	2,632
Asset-backed	6,163	6,218
Commercial mortgage-backed	790	778

Total at December 31, 2024	$20,818	$20,524

The following table shows proceeds from sales, gross gains (losses) from sales and allowance for credit losses for AFS fixed maturities:

Proceeds from Sales, Gross Gains (Losses) from Sales and Allowance for Credit and Intent to Sell Losses for AFS Fixed Maturities

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Proceeds from sales	$18	$280	$184

Gross gains on sales	$—	$—	$—

Gross losses on sales	$—	$(5)	$(8)

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following table sets forth the amount of credit loss impairments on AFS fixed maturities held by the Company at the dates indicated and the corresponding changes in such amounts:

AFS Fixed Maturities — Credit and Intent to Sell Loss Impairments

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$—	$—	$2
Previously recognized impairments on securities that matured, paid, prepaid or sold	—	—	(2)

Balance, end of period	$—	$—	$—

The tables below present a roll-forward of net unrealized investment gains (losses) recognized in AOCI:

Net Unrealized Gains (Losses) on AFS Fixed Maturities

	Year Ended December 31, 2024
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)(1)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)(1)
	(in millions)
Balance, beginning of period	$(159)	$8	$(33)	$(184)
Net investment gains (losses) arising during the period	(135)	—	—	(135)
Reclassification adjustment:
Included in net income (loss)	—	—	—	—
Other	—	—	(14)	(14)
Impact of net unrealized investment gains (losses)	—	1	28	29

Net unrealized investment gains (losses) excluding credit losses	(294)	9	(19)	(304)

Balance, end of period	$(294)	$9	$(19)	$(304)

	Year Ended December 31, 2023
Balance, beginning of period	$(388)	$8	$(1)	$(381)
Net investment gains (losses) arising during the period	224	—	—	224
Reclassification adjustment:
Included in net income (loss)	5	—	—	5
Other	—	—	16	16
Impact of net unrealized investment gains (losses)	—	—	(48)	(48)

Net unrealized investment gains (losses) excluding credit losses	(159)	8	(33)	(184)

Balance, end of period	$(159)	$8	$(33)	$(184)

(1)	Certain balances were revised from previously filed financial statements.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Year Ended December 31, 2022
	Net Unrealized Gains (Losses) on Investments	Policyholders’ Liabilities	Deferred Income Tax Asset (Liability)(1)	AOCI Gain (Loss) Related to Net Unrealized Investment Gains (Losses)(1)
Balance, beginning of period	$128	$(3)	$(26)	$99
Transition adjustment	—	—	—	—
Net investment gains (losses) arising during the period	(524)	—	—	(524)
Reclassification adjustment:
Included in net income (loss)	8	—	—	8
Other(2)	—	—	(81)	(81)
Excluded from net income (loss)	—	—	—	—
Impact of net unrealized investment gains (losses)	—	11	106	117

Net unrealized investment gains (losses) excluding credit losses	(388)	8	(1)	(381)
Net unrealized investment gains (losses) with credit losses	—	—	—	—

Balance, end of period	$(388)	$8	$(1)	$(381)

(1)	Certain balances were revised from previously filed financial statements.
(2)	Reflects $81 million of a Deferred Tax Asset valuation allowance recorded during the fourth quarter of 2022. See Note 13 of the Notes to these Consolidated Financial Statements for additional details.

The following tables disclose the fair values and gross unrealized losses of the 1,359 issues as of December 31, 2024 and the 891 issues as of December 31, 2023 that are not deemed to have credit losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

AFS Fixed Maturities in an Unrealized Loss Position for Which No Allowance Is Recorded

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2024:
Fixed Maturities:
Corporate	$4,381	$87	$1,638	$304	$6,019	$391
States and political subdivisions	8	—	31	9	39	9
Foreign governments	27	1	10	1	37	2
Residential mortgage-backed	1,414	17	9	4	1,423	21
Asset-backed	539	4	7	1	546	5
Commercial mortgage-backed	274	4	61	12	335	16

Total at December 31, 2024	$6,643	$113	$1,756	$331	$8,399	$444

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2023:
Fixed Maturities:
Corporate	$505	$7	$1,900	$269	$2,405	$276
U.S. Treasury, government and agency	—	—	8	—	8	—
States and political subdivisions	—	—	33	7	33	7
Foreign governments	7	1	4	—	11	1
Residential mortgage-backed	103	—	9	4	112	4
Asset-backed	290	1	23	1	313	2
Commercial mortgage-backed	29	—	61	14	90	14

Total at December 31, 2023	$934	$9	$2,038	$295	$2,972	$304

The Company maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 0.8% of total corporate securities. The largest exposures to a single issuer of corporate securities held as of December 31, 2024 and 2023 were $90 million and $82 million, respectively, representing 4.7% and 3.8% of the consolidated equity of the Company.

Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the NAIC designation of 3 (medium investment grade), 4 or 5 (below investment grade) or 6 (in or near default). As of December 31, 2024 and 2023, respectively, approximately $67 million and $92 million, or 0.3% and 0.9%, of the $20.8 billion and $10.1 billion aggregate amortized cost of fixed maturities held by the Company were considered to be other than investment grade. These securities had gross unrealized losses of $0 million and $0 million as of December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, respectively, the $331 million and $295 million of gross unrealized losses of twelve months or more were concentrated in corporate securities. In accordance with the policy described in Note 2 of the Notes to these Consolidated Financial Statements, the Company concluded that an allowance for credit losses for these securities was not warranted at either December 31, 2024 or December 31, 2023. As of December 31, 2024 and 2023, the Company did not intend to sell the securities nor will it likely be required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

Based on the Company’s evaluation both qualitatively and quantitatively of the drivers of the decline in fair value of fixed maturity securities as of December 31, 2024, the Company determined that the unrealized loss was primarily due to increases in interest rates and credit spreads.

Securities Lending

Beginning in 2023, the Company entered into securities lending agreements with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2024 and 2023, the estimated fair value of loaned securities was $20 million and $23 million. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as cash collateral, calculated daily. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. As of December 31, 2024 and 2023, cash collateral received in the amount of $20 million and $23 million was invested by the agent bank. A securities lending payable for the overnight and continuous loans is included in other liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as net investment income and were not material for the years ended December 31, 2024 and 2023.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mortgage Loans on Real Estate

In 2024, the Company began investing in residential mortgage loans. Accrued interest receivable on commercial and residential mortgage loans was $12 million and $1 million as of December 31, 2024 and 2023 and no accrued interest was written off for the years ended December 31, 2024, 2023 and 2022.

As of December 31, 2024 and 2023, the Company had no loans for which foreclosure was probable included within the individually assessed mortgage loans, and accordingly had no associated allowance for credit losses.

Allowance for Credit Losses on Mortgage Loans

The change in the allowance for credit losses for commercial and residential mortgage loans were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Allowance for credit losses on mortgage loans:
Commercial mortgages:
Balance, beginning of period	$2	$—	$—
Current-period provision for expected credit losses	5	2	—
Write-offs charged against the allowance	—	—	—
Recoveries of amounts previously written off	—	—	—

Net change in allowance	5	2	—

Balance, end of period	$7	$2	$—

Residential mortgages:
Balance, beginning of period	$—	$—	$—
Current-period provision for expected credit losses	2	—	—
Write-offs charged against the allowance	—	—	—
Recoveries of amounts previously written off	—	—	—

Net change in allowance	2	—	—

Balance, end of period	$2	$—	$—

Total allowance for credit losses	$9	$2	$—

The change in the allowance for credit losses is attributable to:

•	increases/decreases in the loan balance due to new originations, maturing mortgages, and loan amortization and

•	changes in credit quality and economic assumptions.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Credit Quality Information

The Company’s commercial mortgage loans segregated by risk rating exposure were as follows:

Loan to Value (“LTV”) Ratios(1)(3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial mortgage loans:
Commercial:
0% - 50%	$35	$83	$—	$—	$—	$17	$—	$—	$135
50% - 70%	798	218	—	—	—	—	—	—	1,016
70% - 90%	—	—	—	—	—	—	—	—	—
90% plus	—	—	—	—	—	—	—	—	—

Total commercial loans	$833	$301	$—	$—	$—	$17	$—	$—	$1,151

Debt Service Coverage (“DSC”) Ratios(2)(3)

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial mortgage loans:
Commercial:
Greater than 2.0x	$58	$—	$—	$—	$—	$17	$—	$—	$75
1.8x to 2.0x	103	—	—	—	—	—	—	—	103
1.5x to 1.8x	189	—	—	—	—	—	—	—	189
1.2x to 1.5x	483	185	—	—	—	—	—	—	668
1.0x to 1.2x	—	116	—	—	—	—	—	—	116
Less than 1.0x	—	—	—	—	—	—	—	—	—

Total commercial loans	$833	$301	$—	$—	$—	$17	$—	$—	$1,151

(1)	The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)	The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)	Residential mortgage loans are excluded from the above tables.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

LTV Ratios(1)(3)

	December 31, 2023
	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial mortgage loans:
0% - 50%	$58	$—	$—	$—	$—	$17	$—	$—	$75
50% - 70%	221	—	—	—	—	—	—	—	221
70% - 90%	—	—	—	—	—	—	—	—	—
90% plus	—	—	—	—	—	—	—	—	—

Total commercial loans	$279	$—	$—	$—	$—	$17	$—	$—	$296

DSC Ratios(2)(3)

	December 31, 2023
	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
	(in millions)
Commercial mortgage loans:
Greater than 2.0x	$—	$—	$—	$—	$—	$17	$—	$—	$17
1.8x to 2.0x	—	—	—	—	—	—	—	—	—
1.5x to 1.8x	—	—	—	—	—	—	—	—	—
1.2x to 1.5x	221	—	—	—	—	—	—	—	221
1.0x to 1.2x	58	—	—	—	—	—	—	—	58
Less than 1.0x	—	—	—	—	—	—	—	—	—

Total commercial loans	$279	$—	$—	$—	$—	$17	$—	$—	$296

(1)	The LTV ratio is derived from current loan balance divided by the fair value of the property. The fair value of the underlying commercial properties is updated annually for each mortgage loan.
(2)	The DSC ratio is calculated using the most recently reported operating income results from property operations divided by annual debt service.
(3)	Residential mortgage loans are excluded from the above tables.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The amortized cost of residential mortgage loans by credit quality indicator and origination year was as follows:

	December 31, 2024
	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Total
	(in millions)
Performance indicators:(1)
Performing	$313	$181	$72	$63	$2	$—	$631
Nonperforming	—	—	—	—	—	—	—

Total	$313	$181	$72	$63	$2	$—	$631

(1)	The Company began investing in residential mortgages in 2024. Therefore, 2023 comparative information is not applicable.

Past-Due and Nonaccrual Mortgage Loan Status

The aging analysis of past-due mortgage loans were as follows:

Age Analysis of Past Due Mortgage Loans(1)

	Accruing Loans
	Past Due
	30-59 Days	60-89 Days	90 Days or More	Total	Current	Total	Non- accruing Loans	Total Loans	Non- accruing Loans with No Allowance	Interest Income on Non- accruing Loans
	(in millions)
December 31, 2024:
Mortgage loans:
Commercial	$—	$—	$—	$—	$1,151	$1,151	$—	$1,151	$—	$—
Residential	—	—	—	—	631	631	—	631	—	—

Total	$—	$—	$—	$—	$1,782	$1,782	$—	$1,782	$—	$—

December 31, 2023:
Mortgage loans:
Commercial	$—	$—	$—	$—	$296	$296	$—	$296	$—	$—
Residential	—	—	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$296	$296	$—	$296	$—	$—

(1)	Amounts presented at amortized cost basis.

As of December 31, 2024 and 2023, the amortized cost of problem mortgage loans that had been classified as non-accrual loans were $0 million and $0 million, respectively.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equity Securities

The breakdown of unrealized and realized gains and (losses) on equity securities was as follows:

Unrealized and Realized Gains (Losses) from Equity Securities

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Net investment gains (losses) recognized during the period on securities held at the end of the period	$1	$—	$(3)

Unrealized and realized gains (losses) on equity securities	$1	$—	$(3)

Trading Securities

As of December 31, 2024 and 2023, respectively, the fair value of the Company’s trading securities was $0 million and $0 million. As of December 31, 2024 and 2023, respectively, trading securities included the General Account’s investment in Separate Accounts had carrying values of $1 million and $1 million.

The breakdown of net investment income (loss) from trading securities was as follows:

Net Investment Income (Loss) from Trading Securities

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Net investment gains (losses) recognized during the period on securities held at the end of the period	$(1)	$(1)	$—
Unrealized and realized gains (losses) on trading securities	(1)	(1)	—

Net investment income (loss) from trading securities	$(1)	$(1)	$—

Net Investment Income

The following tables provide the components of net investment income by investment type:

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Fixed maturities	$817	$283	$88
Mortgage loans on real estate	59	3	1
Policy loans	5	5	4
Other equity investments	—	1	(2)
Trading securities	(1)	(1)	—
Other investment income	39	26	1

Gross investment income (loss)	919	317	92
Investment expenses	(20)	(5)	(5)

Net investment income (loss)	$899	$312	$87

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Investment Gains (Losses), Net

Investment gains (losses), net, including changes in the valuation allowances and credit losses were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)

Fixed maturities	$—	$(5)	$(8)
Mortgage loans on real estate	(7)	(2)	—
Other	(4)	—	—

Investment gains (losses), net	$(11)	$(7)	$(8)

4)	DERIVATIVES

The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by applicable states’ insurance law. The Company does not designate any derivatives as hedge accounting. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts can be used in these hedging programs, including exchange traded equity and interest rate futures contracts as well as equity options. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets.

Derivatives Utilized to Hedge Exposure to Variable Annuities with Guarantee Features

The Company has issued and continues to offer variable annuity products with GMxB features which are accounted for as market risk benefits. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB feature and are accounted for as market risk benefits is that under-performance of the financial markets could result in the GMxB features benefits being higher than what accumulated policyholders’ account balances would support.

For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience compared to expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements.

Derivatives Utilized to Hedge Crediting Rate Exposure on SCS, SIO, MSO and IUL Products/Investment Options

The Company hedges crediting rates in the SCS variable annuity, SIO in the EQUI-VEST variable annuity series, MSO in the variable life insurance products and IUL insurance products. These products permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment.

In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers, thereby substantially reducing any exposure to market-related earnings volatility.

The tables below present quantitative disclosures about the Company’s derivative instruments, including those embedded in other contracts required to be accounted for as derivative instruments:

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The following table presents the gross notional amount and fair value of the Company’s derivatives:

Derivative Instruments by Category

	December 31, 2024				December 31, 2023
	Fair Value				Fair Value
	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives	Notional Amount	Derivative Assets	Derivative Liabilities	Net Derivatives
	(in millions)
Derivatives: designated for hedge accounting(1)
Cash flow hedges:
Currency swaps	$366	$10	$—	$10	$—	$—	$—	$—
Derivatives: Not designated for hedge accounting
Equity contracts:
Futures	5,035	—	—	—	2,277	—	—	—
Options	13,880	4,026	896	3,130	4,930	1,370	402	968
Interest rate contracts:
Futures	1,495	—	—	—	522	—	—	—
Other contracts:
Margin	—	310	—	310	—	133	—	133
Collateral	—	—	3,171	(3,171)	—	—	956	(956)

Total:	20,776	4,346	4,067	279	7,729	1,503	1,358	145

Embedded derivatives:
SCS, SIO, MSO and IUL indexed features(2)	—	—	13,929	(13,929)	—	—	8,804	(8,804)
Funds withheld receivable(3)	—	150	—	150	—	100	—	100
Modco receivable(2)	—	—	(345)	345	—	—	(411)	411

Total embedded derivatives	—	150	13,584	(13,434)	—	100	8,393	(8,293)

Total derivative instruments	$20,776	$4,496	$17,651	$(13,155)	$7,729	$1,603	$9,751	$(8,148)

(1)	Reported in other invested assets in the consolidated balance sheets.
(2)	Reported in policyholders’ account balances in the consolidated balance sheets.
(3)	Reported in funds withheld receivable in the consolidated balance sheets.

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The following table presents the effects of derivative instruments on the consolidated statements of income (loss) and comprehensive income (loss):

	Year Ended December 31,
	2024			2023			2022
	Net Derivatives Gain (Losses)	Net Investment Income	AOCI	Net Derivatives Gain (Losses)	Net Investment Income	AOCI	Net Derivatives Gain (Losses)	Net Investment Income	AOCI
	(in millions)
Derivatives:
Derivatives: designated for hedge accounting
Cash flow hedges:
Currency swaps	$(12)	$1	$21	$—	$—	$—	$—	$—	$—
Derivatives: Not designated for hedge accounting
Equity contracts:
Futures	410	—	—	228	—	—	(84)	—	—
Options	1,186	—	—	275	—	—	(3)	—	—
Interest rate contracts:
Futures	(126)	—	—	(8)	—	—	(43)	—	—

Total:	1,458	1	21	495	—	—	(130)	—	—
Embedded derivatives:
MSO, SCS and IUL indexed features(2)	(5,835)	—	—	(3,687)	—	—	99	—	—
Funds withheld receivable	(1,320)	—	—	(858)	—	—	—	—	—
Modco receivable	4,801	—	—	4,067	—	—	—	—	—

Total Embedded Derivatives	(2,354)	—	—	(478)	—	—	99	—	—

Total Derivatives instruments(1)(3)	$(896)	$1	$21	$17	$—	$—	$(31)	$—	$—

(1)	Reported in net derivative gains (losses) in the statements of income (loss).
(2)	Reported in policyholders’ account balances in the balance sheets.
(3)

For the years ended December 31, 2024, 2023 and 2022, investment fees of $2 million, $1 million and $0 million, respectively, are reported in net derivative gains (losses) in the consolidated statements of income (loss).

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The following table presents a roll-forward of cash flow hedges recognized in AOCI:

Roll-forward of Cash flow hedges in AOCI

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$—	$—	$—
Amount recorded in AOCI
Currency swaps	21	—	—
Interest swaps	—	—	—

Total amount recorded in AOCI	21	—	—
Amount reclassified (to) from income to AOCI
Currency swaps	—	—	—
Interest swaps	—	—	—

Total amount reclassified (to) from income to AOCI	—	—	—

Balance, end of period(1)	$21	$—	$—

(1)

The Company does not estimate the amount of the deferred losses in AOCI at year ended December 31, 2024 which will be released and reclassified into net income (loss) over the next 12 months as the amounts cannot be reasonably estimated.

Equity-Based and Treasury Futures Contracts Margin

All outstanding equity-based futures contracts as of December 31, 2024 and 2023 are exchange-traded and net settled daily in cash. As of December 31, 2024 and 2023, respectively, the Company had open exchange-traded futures positions on: (i) the S&P 500, Nasdaq, Russell 2000 and Emerging Market indices, having initial margin requirements of $256 million and $113 million and (ii) the 2-year, 5-year and 10-year U.S. Treasury Notes on U.S. Treasury bonds and ultra-long bonds, having initial margin requirements of $53 million and $20 million.

Collateral Arrangements

The Company generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities, U.S. government and government agency securities and investment grade corporate bonds. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. As of December 31, 2024 and 2023, respectively, the Company held $3,171 million and $956 million in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral is reported in other invested assets. The Company posted collateral of $0 million and $0 million as of December 31, 2024 and 2023, respectively, in the normal operation of its collateral arrangements. The Company is exposed to losses in the event of non-performance by counterparties to financial derivative transactions with a positive fair value. The Company manages credit risk by: (i) entering into derivative transactions with highly rated major international financial institutions and other creditworthy counterparties governed by master netting agreements, as applicable; (ii) trading through central clearing and OTC parties; (iii) obtaining collateral, such as cash and securities, when appropriate; and (iv) setting limits on single party credit exposures which are subject to periodic management review.

Substantially all of the Company’s derivative agreements have zero thresholds which require daily full collateralization by the party in a liability position. In addition, certain of the Company’s derivative agreements contain credit-risk related contingent features; if the credit rating of one of the parties to the derivative agreement is to fall below a certain level, the party with positive fair value could request termination at the then fair value or demand immediate full collateralization from the party whose credit rating fell and is in a net liability position.

As of December 31, 2024 and 2023, there were no net liability derivative positions with counterparties with credit risk-related contingent features whose credit rating has fallen. All derivatives have been appropriately collateralized by the Company or the counterparty in accordance with the terms of the derivative agreements.

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The following tables present information about the Company’s offsetting of financial assets and liabilities and derivative instruments:

Offsetting of Financial Assets and Liabilities and Derivative Instruments

As of December 31, 2024

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets(1)	Net Amount
	(in millions)
Assets:
Derivative assets	$4,346	$3,381	$965	$(648)	$317
Secured lending	20	—	20	—	20
Other financial assets	(21)	—	(21)	—	(21)

Other invested assets	$4,345	$3,381	$964	$(648)	$316

Liabilities:
Derivative liabilities	$3,418	$3,381	$37	$—	$37
Secured lending	20	—	20	—	20
Other financial liabilities	1,952	—	1,952	—	1,952

Other liabilities	$5,390	$3,381	$2,009	$—	$2,009

(1)	Financial instruments sent (held).

As of December 31, 2023

	Gross Amount Recognized	Gross Amount Offset in the Balance Sheets	Net Amount Presented in the Balance Sheets	Gross Amount not Offset in the Balance Sheets(1)	Net Amount
	(in millions)
Assets:
Derivative assets	$1,503	$1,177	$326	$(178)	$148
Secured lending	6	—	6	—	6
Other financial assets	19	—	19	—	19

Other invested assets	$1,528	$1,177	$351	$(178)	$173

Liabilities:
Derivative liabilities	$1,180	$1,177	$3	$—	$3
Secured lending	6	—	6	—	6
Other financial liabilities	2,160	—	2,160	—	2,160

Other liabilities	$3,346	$1,177	$2,169	$—	$2,169

(1)	Financial instruments sent (held).

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5)	DAC AND OTHER DEFERRED ASSETS/LIABILITIES

The following table presents a reconciliation of DAC to the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
VUL	$503	$457
IUL	285	293
GMxB Core	219	119
Investment Edge	70	22
SCS	654	289
Other	78	32

Total	$1,809	$1,212

Annually, or as circumstances warrant, the Company reviews the associated decrements assumptions (i.e. mortality and lapse) based on our multi-year average of companies experience with actuarial judgements to reflect other observable industry trends. In addition to DAC, the Unearned Revenue Liability and Sales Inducement Asset (“SIA”) use similar techniques and quarterly update processes for balance amortization.

During the third quarter of 2024, 2023 and 2022, the Company completed its annual assumption update and the impact to the current period amortization of DAC and DAC like balances due to the new assumptions is immaterial. There were no other material changes to the inputs, judgements or calculation processes used in the DAC calculation this period or year.

Changes in the DAC asset were as follows:

	Year Ended December 31, 2024
	VUL(1)	IUL(2)	GMxB Core	IE(3)	SCS	Total
	(in millions)
Balance, beginning of period	$457	$293	$119	$22	$289	$1,180
Capitalization	73	10	115	52	430	680
Amortization(4)	(27)	(18)	(15)	(4)	(65)	(129)

Balance, end of period	$503	$285	$219	$70	$654	$1,731

(1)	“VUL” defined as Variable Universal Life.
(2)	“IUL” defined as Indexed Universal Life.
(3)	“IE” defined as Investment Edge.
(4)	DAC amortization of $4 million related to Other not reflected in table above.

	Year Ended December 31, 2023
	VUL	IUL	GMxB Core	IE	SCS	Total
	(in millions)
Balance, beginning of period	$410	$296	$40	$1	$13	$760
Capitalization	71	14	86	22	297	490
Amortization(1)	(24)	(17)	(7)	(1)	(21)	(70)

Balance, end of period	$457	$293	$119	$22	$289	$1,180

(1)	DAC amortization of $1 million related to Other not reflected in table above.

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Changes in the unearned revenue liability were as follows:

	Year Ended December 31,
	2024		2023
	VUL	IUL	VUL	IUL
	(in millions)
Balance, beginning of period	$203	$210	$159	$157
Capitalization	64	55	55	64
Amortization	(14)	(15)	(11)	(11)

Balance, end of period	$253	$250	$203	$210

6)	FAIR VALUE DISCLOSURES

U.S. GAAP establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

The Company uses unadjusted quoted market prices to measure fair value for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued are also considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Fair value measurements are required on a non-recurring basis for certain assets only when an impairment or other events occur. As of December 31, 2024 and 2023, no assets or liabilities were required to be measured at fair value on a non-recurring basis.

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Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below.

Fair Value Measurements as of December 31, 2024

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate(1)	$—	$10,640	$154	$10,794
U.S. Treasury, government and agency	—	15	—	15
States and political subdivisions	—	39	—	39
Foreign governments	—	48	—	48
Residential mortgage-backed	—	2,632	—	2,632
Asset-backed(2)	—	5,996	222	6,218
Commercial mortgage-backed	—	777	1	778

Total fixed maturities, AFS	—	20,147	377	20,524
Other equity investments	—	1	—	1
Other invested assets:
Swaps	—	10	—	10
Options	—	3,130	—	3,130

Total other invested assets	—	3,140	—	3,140
Cash equivalents	1,054	—	—	1,054
Funds withheld receivable(3)(5)	—	—	150	150
Purchased market risk benefits	—	—	6	6
Assets for market risk benefits	—	—	83	83
Separate Accounts assets(4)	8,896	7	—	8,903

Total Assets	$9,950	$23,295	$616	$33,861

Liabilities:
Policyholders’ account balances:
SCS, MSO and IUL indexed features’ liability	$—	$13,929	$—	$13,929
Modco receivable(5)	—	—	(345)	(345)
Liabilities for market risk benefits	—	—	5,683	5,683

Total Liabilities	$—	$13,929	$5,338	$19,267

(1)	Corporate fixed maturities includes both public and private issues.
(2)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(3)

As discussed in Note 2, the funds withheld receivable was created through a funds withheld and modified coinsurance agreement where the investments supporting the reinsurance agreement are withheld by and continue to reside on Equitable Financial’s consolidated balance sheet. This embedded derivative is valued as a total return swap with references to the fair value of the invested assets held by the Equitable Financial, which are primarily available for sale securities.

(4)	Separate Accounts assets included in the fair value hierarchy exclude investments not fair valued including other assets of $1 million.
(5)

The embedded derivative is partially reflected in funds withheld receivable and policyholders’ account balance. The portion within Policyholders’ account balances relates to the non-insulated products assumed on a modified coinsurance basis and is reflected net of assumed liabilities on the balance sheet.

Fair Value Measurements as of December 31, 2023

	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate(1)	$—	$5,575	$87	$5,662
U.S. Treasury, government and agency	—	15	—	15
States and political subdivisions	—	43	—	43

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	Level 1	Level 2	Level 3	Total
	(in millions)
Foreign governments	—	31	—	31
Residential mortgage-backed	—	972	—	972
Asset-backed(2)	—	2,962	24	2,986
Commercial mortgage-backed	—	181	1	182

Total fixed maturities, AFS	—	9,779	112	9,891
Other equity investments	—	19	—	19
Other invested assets:
Options	—	968	—	968

Total other invested assets	—	968	—	968
Cash equivalents	1,654	—	—	1,654
Funds withheld receivable(3)(5)	—	—	100	100
Purchased market risk benefits	—	—	9	9
Assets for market risk benefits	—	—	24	24
Separate Accounts assets(4)	5,747	7	—	5,754

Total Assets	$7,401	$10,773	$245	$18,419

Liabilities:
Policyholders’ account balances:
SCS, SIO, MSO and IUL indexed features’ liability	$—	$8,804	$—	$8,804
Modco receivable(5)	—	—	(411)	(411)
Liabilities for market risk benefits	—	—	7,333	7,333

Total Liabilities	$—	$8,804	$6,922	$15,726

(1)	Corporate fixed maturities includes both public and private issues.
(2)	Includes credit-tranched securities collateralized by sub-prime mortgages, credit risk transfer securities and other asset types.
(3)

The funds withheld receivable was created through a funds withheld and modified coinsurance agreement where the investments supporting the reinsurance agreement are withheld by and continue to reside on Equitable Financial’s consolidated balance sheet. This embedded derivative is valued as a total return swap with references to the fair value of the invested assets held by the Equitable Financial, which are primarily available for sale securities.

(4)	Separate Accounts assets included in the fair value hierarchy exclude investments not fair valued including other assets of $1 million.
(5)

The embedded derivative is partially reflected in funds withheld receivable and policyholders’ account balance. The portion within Policyholders’ account balances relates to the non-insulated products assumed on a modified coinsurance basis and is reflected net of assumed liabilities on the balance sheet.

Public Fixed Maturities

The fair values of the Company’s public fixed maturities are generally based on prices obtained from independent valuation service providers and for which the Company maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, the Company ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs.

Private Fixed Maturities

The fair values of the Company’s private fixed maturities are determined from prices obtained from independent valuation service providers. Prices not obtained from an independent valuation service provider are determined by using a discounted cash flow model or a market comparable company valuation technique. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model or a market comparable company valuation technique may also incorporate unobservable inputs, which reflect the Company’s

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own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

Freestanding Derivative Positions

The net fair value of the Company’s freestanding derivative positions as disclosed in Note 4 of the Notes to these Consolidated Financial Statements are generally based on prices obtained either from independent valuation service providers or derived by applying market inputs from recognized vendors into industry standard pricing models. The majority of these derivative contracts are traded in the OTC derivative market and are classified in Level 2. The fair values of derivative assets and liabilities traded in the OTC market are determined using quantitative models that require use of the contractual terms of the derivative instruments and multiple market inputs, including interest rates, prices, and indices to generate continuous yield or pricing curves, including overnight index swap curves, and volatility factors, which then are applied to value the positions. The predominance of market inputs is actively quoted and can be validated through external sources or reliably interpolated if less observable.

Funds Withheld Receivable

Reinsurance agreements written on a funds withheld or modified coinsurance basis contain embedded derivatives. This embedded derivative is valued as a total return swap with reference to the fair value of the invested assets held by Equitable Financial. Accordingly, the unobservable inputs utilized in the valuation of the embedded derivative are a component of the invested assets supporting the reinsurance agreements that are held on Equitable Financial’s consolidated balance sheet.

Level Classifications of the Company’s Financial Instruments

Financial Instruments Classified as Level 1

Investments classified as Level 1 primarily include redeemable preferred stock, trading securities, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and derivative contracts, and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less and are carried at cost as a proxy for fair value measurement due to their short-term nature.

Financial Instruments Classified as Level 2

Investments classified as Level 2 are measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security’s duration, also taking into consideration issuer-specific credit quality and liquidity.

Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as pre-payment, default, and collateral information for the purpose of measuring the fair value of mortgage- and asset-backed securities. The Company’s AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors.

Certain Company products, such as IUL and the MSO fund available in some life contracts offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected can currently have one, three, five or six year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g., holding these segments for the full

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term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETF or commodity prices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are accounted for as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on data obtained from independent valuation service providers.

Financial Instruments Classified as Level 3

The Company’s investments classified as Level 3 primarily include corporate debt securities, such as private fixed maturities and asset-backed securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification are fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data.

The Company has certain variable annuity contracts with GMDB, GMIB, GIB and GWBL and other features in-force that guarantee one of the following:

•	Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

•	Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

•	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages;

•	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit, which may include either a five year or an annual reset; or

•	Withdrawal: the withdrawal is guaranteed up to a maximum amount per year for life.

The Company also issues certain benefits on its variable annuity products that are accounted for as market risk benefits carried at fair value and are also considered Level 3 for fair value leveling.

The GMIBNLG feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates applied to the contract’s benefit base if and when the contract account value is depleted and the NLG feature is activated. The optional GMIB feature allows the policyholder to receive guaranteed minimum lifetime annuity payments based on predetermined annuity purchase rates.

The GMWB feature allows the policyholder to withdraw at a minimum, over the life of the contract, an amount based on the contract’s benefit base. The GWBL feature allows the policyholder to withdraw, each year for the life of the contract, a specified annual percentage of an amount based on the contract’s benefit base. The GMAB feature increases the contract account value at the end of a specified period to a GMAB base. The GIB feature provides a lifetime annuity based on predetermined annuity purchase rates if and when the contract account value is depleted.

This lifetime annuity is based on predetermined annuity purchase rates applied to a GIB base. The GMDB feature guarantees that the benefit paid upon death will not be less than a guaranteed benefit base. If the contract’s account value is less than the benefit base at the time a death claim is paid, the amount payable will be equal to the benefit base.

The market risk benefits fair value will be equal to the present value of benefits less the present value of ascribed fees. Considerable judgment is utilized by management in determining the assumptions used in determining present value of benefits and ascribed fees related to lapse rates, withdrawal rates, utilization rates, non-performance risk, volatility rates, annuitization rates and mortality (collectively, the significant MRB assumptions).

Purchased MRB assets, which are accounted for as market risk benefits carried at fair value are also considered Level 3 for fair value leveling. The purchased MRB asset fair value reflects the present value of reinsurance premiums, net of recoveries, adjusted for risk margins and nonperformance risk over a range of market consistent economic scenarios while the MRB asset and liability reflects the present value of expected future payments (benefits) less fees, adjusted for risk margins and nonperformance risk, attributable to the MRB asset and liability over a range of market-consistent economic scenarios.

The valuations of the purchased MRB assets incorporate significant non-observable assumptions related to policyholder behavior, risk margins and projections of equity Separate Accounts funds. The credit risks of the counterparty and of the Company are

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considered in determining the fair values of its purchased MRB asset after taking into account the effects of collateral arrangements. Incremental adjustment to the risk free curve for counterparty non-performance risk is made to the fair values of the purchased MRB assets. Risk margins were applied to the non-capital markets inputs to the purchased MRB valuations.

The Company also issues certain benefits on its variable annuity products that are accounted for as market risk benefits carried at fair value and are also considered Level 3. See Note 8 of the Notes to these Consolidated Financial Statements for further description of our market risk benefits fair value.

The funds withheld embedded derivative receivable is determined based upon a total return swap technique referencing the fair value of the investments held under the reinsurance contract as collateral and requires certain unobservable inputs. The funds withheld embedded derivative are considered Level 3 in the fair value hierarchy.

Transfers of Financial Instruments Between Levels 2 and 3

During the year ended December 31, 2024, there were no AFS fixed maturities transferred out of Level 3 and into Level 2 and no AFS fixed maturities transferred out of Level 2 and into Level 3. These transfers in the aggregate represent approximately 0.0% of total consolidated equity as of December 31, 2024.

During the year ended December 31, 2023, there were $10 million AFS fixed maturities transferred out of Level 3 and into Level 2 and no AFS fixed maturities transferred out of Level 2 and into Level 3. These transfers in the aggregate represent approximately 0.5% of total consolidated equity as of December 31, 2023.

The tables below present reconciliations for all Level 3 assets and liabilities and changes in unrealized gains (losses). Not included below are the changes in balances related to market risk benefits and purchased market risk benefits level 3 assets and liabilities, which are included in Note 8 of the Notes to these Consolidated Financial Statements.

Level 3 Instruments — Fair Value Measurements

	Year Ended December 31, 2024
	Corporate	Asset- backed	CMBS	Funds Withheld Receivable	Modco Receivable
	(in millions)
Balance, beginning of period	$87	$24	$1	$100	$(411)
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	—	1	—	—	—
Net derivative gains (losses)(1)	—	—	—	—	—

Total realized and unrealized gains (losses)	—	1	—	—	—
Other comprehensive income (loss)	2	—	—	—	—
Purchases	69	378	—	—	—
Sales	(4)	(181)	—	—	—
Change in fair value of funds withheld assets	—	—	—	50	66
Transfers into Level 3(1)	—	—	—	—	—
Transfers out of Level 3(1)	—	—	—	—	—

Balance, end of period	$154	$222	$1	$150	$(345)

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period	$—	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period.	$1	$1	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.

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	Year Ended December 31, 2024
	Corporate	Asset- backed	CMBS	Funds Withheld Receivable	Modco Receivable
	(in millions)

	Year Ended December 31, 2023
	Corporate	Asset- backed	CMBS	Funds Withheld Receivable	Modco Receivable
	(in millions)
Balance, beginning of period	$18	$—	$—	$—	$—
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	—	—	—	—	—
Net derivative gains (losses)(1)	—	—	—	—	—

Total realized and unrealized gains (losses)	—	—	—	—	—
Other comprehensive income (loss)	1	—	—	—	—
Purchases	79	32	1	—	—
Sales	(1)	(8)	—	—	—
Change in fair value of funds withheld assets	—	—	—	100	(411)
Transfers into Level 3(1)	—	—	—	—	—
Transfers out of Level 3(1)	(10)	—	—	—	—

Balance, end of period	$87	$24	$1	$100	$(411)

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period	$—	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period.	$1	$—	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.

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	Year Ended December 31, 2022
	Corporate	Asset- backed	CMBS	Funds Withheld Receivable	Modco Receivable
	(in millions)
Balance, beginning of period	$11	$—	$—	$—	$—
Realized and unrealized gains (losses), included in Net income (loss) as:
Investment gains (losses), reported in net investment income	—	—	—	—	—
Net derivative gains (losses)(1)	—	—	—	—	—

Total realized and unrealized gains (losses)	—	—	—	—	—
Other comprehensive income (loss)	(1)	—	—	—	—
Purchases	14	—	—	—	—
Sales	(1)	—	—	—	—
Change in fair value of funds withheld assets	—	—	—	—	—
Transfers into Level 3(1)	—	—	—	—	—
Transfers out of Level 3(1)	(5)	—	—	—	—

Balance, end of period	$18	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in earnings for instruments held at the end of the reporting period	$—	$—	$—	$—	$—

Change in unrealized gains or losses for the period included in other comprehensive income for instruments held at the end of the reporting period.	$(1)	$—	$—	$—	$—

(1)	Transfers into/out of the Level 3 classification are reflected at beginning-of-period fair values.

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Quantitative and Qualitative Information about Level 3 Fair Value Measurements

The following tables disclose quantitative information about Level 3 fair value measurements by category for assets and liabilities:

Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2024

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average
	(Dollars in millions)
Assets:(5)
Investments:
Fixed maturities, AFS:
Corporate	$69	Matrix pricing model	Spread over benchmark	95 bps - 170 bps	127 bps

Purchased MRB asset(1)(2)(4)	6	Discounted cash flow	Lapse rates Withdrawal rates Annuitization rates Non-performance risk (bps Mortality: Ages 0-40 Ages 41-60 Ages 61-115)	N/A	N/A
Liabilities:
Direct MRB(1)(2)(3)(4)	$5,600	Discounted cash flow	Non-performance risk (bps Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115)	19 bps -93 bps 0.24% -36.18% 0.00% -11.65% 0.04% - 100.00% 0.01% -0.17% 0.06% -0.52% 0.32% -41.20%	20 bps 4.21% 0.47% 4.46% 2.91% (same for all ages) (same for all ages)

(1)

Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.

(2)

Lapses and pro-rata withdrawal rates were developed as a function of the policy account value. Dollar for dollar withdrawal rates were developed as a function of the dollar for dollar threshold, the dollar for dollar limit. GMIB utilization rates were developed as a function of the GMIB benefit base.

(3)	MRB liabilities are shown net of MRB assets. Net amount is made up of $5.7 billion of MRB liabilities and $83 million of MRB asset.
(4)	Includes Core products.
(5)

Funds withheld and modco receivable that contain embedded derivatives held at fair value are excluded from the tables above. The funds withheld receivable embedded derivative utilizes a total return swap technique which incorporates the fair value of the invested assets supporting the reinsurance agreement as a component of the valuation.

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Quantitative Information about Level 3 Fair Value Measurements as of December 31, 2023

	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average
	(Dollars in millions)
Assets:
Investments:
Fixed maturities, AFS:
Corporate	$39	Matrix pricing model	Spread over benchmark	95 bps - 120 bps	118 bps

Purchased MRB asset(1)(2)(4)	9	Discounted cash flow	Lapse rates Withdrawal rates Annuitization Non-performance risk (bps) Mortality: Ages 0-40 Ages 41-60 Ages 61-115	N/A	N/A
Liabilities:
Direct MRB(1)(2)(3)(4)	$7,309	Discounted cash flow	Non-performance risk Lapse rates Withdrawal rates Annuitization rates Mortality: Ages 0-40 Ages 41-60 Ages 61-115	23 bps - 118 bps 0.21% - 29.37% 0.00% -14.97% 0.04% -100.00% 0.01% -0.18% 0.07% -0.53% 0.33% -42.00%	23 bps 3.99% 0.67% 3.04% 2.62% (same for all ages) (same for all ages)

(1)

Mortality rates vary by age and demographic characteristic such as gender. Mortality rate assumptions are based on a combination of company and industry experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuating the embedded derivatives.

(2)

Lapses and pro-rata withdrawal rates were developed as a function of the policy account value. Dollar for dollar withdrawal rates were developed as a function of the dollar for dollar threshold, the dollar for dollar limit. GMIB utilization rates were developed as a function of the GMIB benefit base.

(3)	MRB liabilities are shown net of MRB assets. Net amount is made up of $7.3 billion of MRB liabilities and $24 million of MRB assets.
(4)	Includes Core products.

Level 3 Financial Instruments for which Quantitative Inputs are Not Available

Certain Privately Placed Debt Securities with Limited Trading Activity

Excluded from the tables above as of December 31, 2024 and 2023, respectively, are approximately $308 million and $73 million of Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

•	The fair value of private placement securities is determined by application of a matrix pricing model or a market comparable company value technique. The significant unobservable input to the matrix pricing model valuation technique is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities. The significant unobservable input to the market comparable company valuation technique is the discount rate. Generally, a significant increase (decrease) in the discount rate would result in significantly lower (higher) fair value measurements of these securities.

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Market Risk Benefits

Significant unobservable inputs with respect to the fair value measurement of the purchased MRB assets and MRB liabilities identified in the table above are developed using Company data. Future policyholder behavior is an unobservable market assumption and as such all aspects of policyholder behavior are derived based on recent historical experience. These policyholder behaviors include lapses, pro-rata withdrawals, dollar for dollar withdrawals, GMIB utilization, deferred mortality and payout phase mortality. Many of these policyholder behaviors have dynamic adjustment factors based on the relative value of the rider as compared to the account value in different economic environments. This applies to all variable annuity related products; products with GMxB riders including but not limited to GMIB, GMDB and GWL.

Lapse rates are adjusted at the contract level based on a comparison of the value of the embedded GMxB rider and the current policyholder account value, which include other factors such as considering surrender charges. Generally, lapse rates are assumed to be lower in periods when a surrender charge applies. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in-the-money contracts are less likely to lapse. For valuing purchased MRB assets and MRB liabilities, lapse rates vary throughout the period over which cash flows are projected.

Carrying Value of Financial Instruments Not Otherwise Disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements

The carrying values and fair values for financial instruments not otherwise disclosed in Note 3 and Note 4 of the Notes to these Consolidated Financial Statements were as follows.

Carrying Values and Fair Values for Financial Instruments Not Otherwise Disclosed

	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(in millions)
December 31, 2024:
Mortgage loans on real estate	$1,773	$—	$—	$1,771	$1,771
Policy loans	$295	$—	$—	$308	$308
Funds withheld receivable	$9,652	$—	$—	$9,652	$9,652
Modco receivable	$30,383	$—	$—	$30,383	$30,383
Policyholders’ liabilities: Investment contracts	$102	$—	$—	$100	$100
Separate Accounts liabilities	$842	$—	$—	$842	$842

December 31, 2023:
Mortgage loans on real estate	$294	$—	$—	$297	$297
Policy loans	$268	$—	$—	$275	$275
Funds withheld receivable	$10,503	$—	$—	$10,503	$10,503
Modco receivable	$29,912	$—	$—	$29,912	$29,912
Policyholders’ liabilities: Investment contracts	$110	$—	$—	$108	$108
Separate Accounts liabilities	$372	$—	$—	$372	$372

Mortgage Loans on Real Estate

Fair values for commercial and residential mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived based on the appropriate U.S. Treasury rate with a like term to the remaining term of the loan to which a spread reflective of the risk premium associated with the specific loan is added. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

Policy Loans

The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. Treasury yield curve and historical loan repayment patterns.

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Policyholder Liabilities — Investment Contracts and Separate Accounts Liabilities

The fair values for deferred annuities and certain annuities, which are included in policyholders’ account balances and liabilities for investment contracts with fund investments in Separate Accounts are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk. Certain other products such as the Company’s association plans contracts, supplementary contracts not involving life contingencies, Access Accounts and Escrow Shield Plus product reserves are held at book value.

Financial Instruments Exempt from Fair Value Disclosure or Otherwise Not Required to be Disclosed

Exempt from Fair Value Disclosure Requirements

Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees.

7)	LIABILITIES FOR FUTURE POLICYHOLDER BENEFITS

The following tables reconcile the net liability for future policy benefits and liability of death benefits to the liability for future policy benefits in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Reconciliation
Payout	$794	$368
UL(1)	354	344
Other(2)	333	337

Subtotal	1,481	1,049
Other policy funds(3)	712	604

Grand total	$2,193	$1,653

(1)	Represents the SOP NLG Rider on UL contracts assumed from Equitable Financial.
(2)	Primarily consists of future policy benefits related to Protective Life & Annuity and Employee Benefits.
(3)	Includes $508 million of URL of which $503 million is covered in Note 5 of the Notes to these Consolidated Financial Statements.

The following tables summarize balances and changes in the liability for future policy benefits for nonparticipating traditional and limited pay contracts.

The payout annuities result from annuitization of current contracts. Inflows are the liquidation of the account values not premiums:

	Year Ended December 31,
	Payout
	2024	2023
	(in millions)
Present Value of Expected Future Policy Benefits
Balance, beginning of period	$368	$—
Beginning balance of original discount rate	361	—
Effect of changes in cash flow assumptions	—	—
Effect of actual variances from expected experience	(1)	—

Adjusted beginning of period balance	360	—
Issuances	465	361
Interest accrual	17	—
Benefits payments	(36)	—

Ending balance at original discount rate	$806	$361
Effect of changes in discount rate assumptions	(12)	7

Balance, end of period	$794	$368

Net liability for future policy benefits	$794	$368
Less: Reinsurance recoverable	—	—

Net liability for future policy benefits, after reinsurance recoverable	$794	$368

Weighted-average duration of liability for future policyholder benefits (years)	7.4	7.5

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The following table provides the amount of undiscounted and discounted expected gross premiums and expected future benefits and expenses related to nonparticipating traditional and limited payment contracts:

	December 31,
	2024	2023
	(in millions)
Payout
Expected future benefit payments and expenses (undiscounted)	$1,209	$541
Expected future gross premiums (undiscounted)	—	—
Expected future benefit payments and expenses (discounted)	788	364
Expected future gross premiums (discounted)	—	—

The following table provides the revenue, interest and weighted average interest rates, related to the additional insurance liabilities:

	Year Ended December 31,
	2024	2023	2022	2024	2023	2022
	Gross Premium			Interest Accretion
	(in millions)
Revenue and Interest Accretion
Payout(1)	$158	$115	$—	$33	$8	$—

Total	$158	$115	$—	$33	$8	$—

(1)	Gross premium reflected is the liquidation of Account Value at time of annuitization.

The following table provides the weighted average interest rates for the liability for future policy benefits:

	December 31,
	2024	2023
Weighted Average Interest Rate
Payout
Interest accretion rate	5.2%	5.3%
Current discount rate	5.4%	5.0%

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The following table provides the balance, changes in and the weighted average durations of the additional insurance liabilities:

	Year Ended December 31,
	2024	2023
	UL
	(in millions)
Balance, beginning of period	$344	$—
Beginning balance before AOCI adjustments	344	—
Effect of changes in interest rate and cash flow assumptions and model changes	2	6
Effect of actual variances from expected experience	(2)	2

Adjusted beginning of period balance	344	8
Issuances	—	322
Interest accrual	15	7
Net assessments collected	18	12
Benefit payments	(23)	(5)

Ending balance before shadow reserve adjustments	354	344
Effect of shadow reserve adjustment	—	—

Balance, end of period	$354	$344

Net liability for additional liability	$354	$344
Effect of reserve adjustment recorded in AOCI	—	—

Net liability for additional liability, after reinsurance recoverable	$354	$344

Weighted-average duration of additional liability — death benefit (years)	16.7	17.7

The following tables provide the revenue, interest and weighted average interest rates, related to the additional insurance liabilities:

	UL(1)				Universal Life(2)
	Year Ended December 31, 2024		Year Ended December 31, 2023		Year Ended December 31, 2022
	Assessments	Interest Accretion	Assessments	Interest Accretion	Assessments	Interest Accretion
	(in millions)
Revenue and Interest Accretion
UL	$504	$15	$477	$11	$18	$3

Total	$504	$15	$477	$11	$18	$3

(1)	The 2024 and 2023 additional insurance liabilities represent the SOP NLG Rider on UL contracts assumed from Equitable Financial.
(2)

The 2022 additional insurance liabilities represent the SOP LTC Rider on all Universal Life contracts inclusive of VL and UL sold by the Company. Subsequent to the Reinsurance Treaty described further in Note 1 of the Notes to these Consolidated Financial Statements, these are no longer material and are not disclosed separately.

	Year Ended December 31,
	2024	2023	2022
	Universal Life
Weighted Average Interest Rate
Interest accretion rate	4.5%	4.5%	5.5%

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8)	MARKET RISK BENEFITS

The following table presents the balances and changes to the balances for the market risk benefits for the GMxB benefits on deferred variable annuities:

	Year Ended December 31,
	2024		2023		2022
	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy	GMxB Core	GMxB Legacy
	(in millions)
Balance, beginning of period	$1,191	$6,082	$(6)	$—	$—	$—
Balance BOP before changes in the instrument specific credit risk	934	5,695	(5)	—	1	—
Model changes and effect of changes in cash flow assumptions	75	(47)	54	(44)	—	—
Actual market movement effect	(248)	(506)	(231)	(467)	13	—
Interest accrual	34	212	31	213	—	—
Attributed fees accrued(1)	363	311	282	252	4	—
Benefit payments	(40)	(520)	(35)	(407)	—	—
Actual policyholder behavior different from expected behavior	17	(23)	20	(26)	5	—
Changes in future economic assumptions	(491)	(949)	(491)	(737)	(28)	—
Issuances(2)	(4)	162	1,309	6,911	—	—

Balance EOP before changes in the instrument-specific credit risk	640	4,335	934	5,695	(5)	—
Changes in the instrument-specific credit risk(3)	265	386	257	387	(1)	—

Balance, end of period	$905	$4,721	$1,191	$6,082	$(6)	$—

Weighted-average age of policyholders (years)	65.7	74.4	64.7	73.8	61.0	—
Net amount at risk	$2,846	$9,019	$2,937	$9,899	$13	$—

(1)	Attributed fees accrued represents the portion of the fees needed to fund future GMxB claims.
(2)

Issuances in 2023 are related to the Reinsurance Treaty with Equitable Financial. During the first quarter of 2024, Equitable Financial completed a non-affiliated recapture of reinsurance. The Company assumed MRBs related to the policies recaptured.

(3)	Changes are recorded in OCI.

The following table reconciles market risk benefits by the amounts in an asset position and amounts in a liability position to the market risk benefit amounts in the consolidated balance sheets:

	December 31, 2024					December 31, 2023
	MRB Asset	MRB Liability	Net MRB	Purchased MRB	Total	MRB Asset	MRB Liability	Net MRB	Purchased MRB	Total
	(in millions)
GMxB Core	$(48)	$953	$905	$—	$905	$(14)	$1,205	$1,191	$—	$1,191
GMxB Legacy	—	4,721	4,721	—	4,721	—	6,082	6,082	—	6,082
Other	(35)	9	(26)	(6)	(32)	(10)	46	36	(9)	27

Total	$(83)	$5,683	$5,600	$(6)	$5,594	$(24)	$7,333	$7,309	$(9)	$7,300

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9)	POLICYHOLDER ACCOUNT BALANCES

The following tables reconcile the policyholders account balances to the policyholders’ account balance liability in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Policyholders’ account balance reconciliation
UL	$1,170	$1,186
IUL	2,500	2,431
EI	1,696	1,964
EG	6,392	6,619
SCS	53,330	40,353
Other(1)	(26,814)	(27,590)

Total	$38,274	$24,963

(1)	Includes $(30.7) billion and $(30.3) billion as of December 31, 2024 and 2023, respectively, of assumed fair value of the modco reinsurance with Equitable Financial.

The following tables summarize the balances and changes in policyholders’ account balances:

	Year Ended December 31, 2024
	UL	IUL	EI	EG	SCS(1)
	(Dollars in millions)
Balance, beginning of period	$1,186	$2,431	$1,964	$6,619	$40,353
Issuances	—	—	—	—	—
Premiums received	456	229	12	322	3
Policy charges	(475)	(192)	—	(3)	(19)
Surrenders and withdrawals	(16)	(108)	(297)	(909)	(3,371)
Benefit payments	(20)	(15)	(17)	(18)	(264)
Net transfers from (to) separate account	—	—	(19)	190	10,236
Interest credited(2)	39	155	53	191	6,392

Balance, end of period	$1,170	$2,500	$1,696	$6,392	$53,330

Weighted-average crediting rate	3.68%	2.61%	2.92%	2.37%	0.01%
Net amount at risk(3)	$14,904	$18,518	$92	$5	$9
Cash surrender value	$1,034	$1,939	$1,693	$6,319	$49,779

(1)	SCS sales are recorded in a Separate Account holding account until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate.
(2)	SCS includes amounts related to the change in embedded derivative.
(3)

For life insurance products, the net amount at risk is death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.

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	Year Ended December 31, 2023
	UL	IUL	EI	EG	SCS(1)
	(Dollars in millions)
Balance, beginning of period	$—	$1,962	$—	$—	$242
Issuances	1,208	349	2,213	6,818	31,189
Premiums received	361	236	7	262	1
Policy charges	(376)	(192)	—	(3)	(6)
Surrenders and withdrawals	(11)	(69)	(251)	(720)	(1,880)
Benefit payments	(23)	(8)	(20)	(17)	(172)
Net transfers from (to) separate account	—	—	(30)	110	7,132
Interest credited(2)	27	153	45	169	3,847
Other	—	—	—	—	—

Balance, end of period	$1,186	$2,431	$1,964	$6,619	$40,353

Weighted-average crediting rate	3.50%	2.43%	2.87%	2.41%	—%
Net amount at risk(3)	$16,062	$19,148	$98	$6	$1
Cash surrender value	$1,036	$1,850	$1,959	$6,573	$37,562

(1)	SCS sales are recorded in a Separate Account holding account until they are swept into the General Account. This sweep is recorded as Net Transfers from (to) separate account.
(2)	SCS includes amounts related to the change in embedded derivative.
(3)

For life insurance products, the net amount at risk is death benefit less account value for the policyholder. For variable annuity products, the net amount at risk is the maximum GMxB NAR for the policyholder.

The following table presents the account values by range of guaranteed minimum crediting rates and the related range of the difference in basis points, between rates being credited policyholders and the respective guaranteed minimums:

December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point — 50 Basis Points Above	51 Basis Points — 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
Universal Life	0.00% - 1.50%	$—	$—	$—	$—	$—
	1.51% - 2.50%	—	48	159	492	699
	Greater than 2.50%	—	471	—	—	471

	Total	$—	$519	$159	$492	$1,170

Indexed Universal Life	0.00% - 1.50%	$—	$—	$—	$—	$—
	1.51% - 2.50%	362	832	1,193	—	2,387
	Greater than 2.50%	—	—	—	—	—

	Total	$362	$832	$1,193	$—	$2,387

EQUI-VEST Individual	0.00% - 1.50%	$41	$187	$—	$—	$228
	1.51% - 2.50%	36	—	—	—	36
	Greater than 2.50%	1,432	—	—	—	1,432

	Total	$1,509	$187	$—	$—	$1,696

SCS	Products with either a fixed rate or no guaranteed minimum	N/A	N/A	N/A	N/A	N/A

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December 31, 2024
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point — 50 Basis Points Above	51 Basis Points — 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
EQUI-VEST Group	0.00% - 1.50%	$441	$2,066	$21	$226	$2,754
	1.51% - 2.50%	272	—	—	—	272
	Greater than 2.50%	2,345	—	—	—	2,345

	Total	$3,058	$2,066	$21	$226	$5,371

December 31, 2023
Product	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 Basis Point — 50 Basis Points Above	51 Basis Points — 150 Basis Points Above	Greater Than 150 Basis Points Above	Total
		(in millions)
Universal Life	0.00% - 1.50%	$—	$—	$—	$—	$—
	1.51% - 2.50%	47	9	339	298	693
	Greater than 2.50%	—	492	—	—	492

	Total	$47	$501	$339	$298	$1,185

Indexed Universal Life	0.00% - 1.50%	$—	$—	$—	$—	$—
	1.51% - 2.50%	1,112	218	1,001	—	2,331
	Greater than 2.50%	—	—	—	—	—

	Total	$1,112	$218	$1,001	$—	$2,331

EQUI-VEST Individual	0.00% - 1.50%	$47	$205	$—	$—	$252
	1.51% - 2.50%	42	—	—	—	42
	Greater than 2.50%	1,670	—	—	—	1,670

	Total	$1,759	$205	$—	$—	$1,964

SCS	Products with either a fixed rate or no guaranteed minimum	N/A	N/A	N/A	N/A	N/A
EQUI-VEST Group	0.00% - 1.50%	$488	$2,020	$11	$277	$2,796
	1.51% - 1.51%	269	—	—	—	269
	Greater than 2.50%	2,642	—	—	—	2,642

	Total	$3,399	$2,020	$11	$277	$5,707

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Separate Account — Summary

The following tables reconcile the Separate Account liabilities to the Separate Account liability balance in the consolidated balance sheets:

	December 31,
	2024	2023
	(in millions)
Separate Account Reconciliation
VUL	$2,597	$2,128
GMxB Core	4,072	2,166
IE	620	226
Reinsured	1,095	1,022
Other	519	212

Total	$8,903	$5,754

The following tables present the balances of and changes in Separate Account liabilities:

	Year Ended December 31, 2024
	VUL	GMxB Core	IE	Reinsured(2)
	(in millions)
Balance, beginning of period	$2,128	$2,166	$226	$1,022
Premiums and deposits	442	1,558	1,456	20
Policy charges	(149)	(32)	—	(32)
Surrenders and withdrawals	(57)	(88)	(21)	(86)
Benefit payments	(20)	(13)	(2)	(20)
Investment performance(1)	313	281	39	191
Net transfers from (to) general account	(60)	200	(1,078)	—
Other charges	—	—	—	—

Balance, end of period	$2,597	$4,072	$620	$1,095

Cash surrender value	$2,264	$3,791	$592	$—

(1)	Investment performance is reflected net of mortality and expense fees.
(2)	Reinsured primarily reflects Protective Life reinsured ceded business.

	Year Ended December 31, 2023
	VUL	GMxB Core	IE	Reinsured(1)
	(in millions)
Balance, beginning of period	$1,653	$756	$26	$913
Premiums and deposits	407	1,117	511	21
Policy charges	(133)	(12)	—	(32)
Surrenders and withdrawals	(47)	(37)	(6)	(70)
Benefit payments	(10)	(6)	—	(16)
Investment performance(2)	315	188	15	(2)
Net transfers from (to) general account	(57)	160	(320)	208
Other charges	—	—	—	—

Balance, end of period	$2,128	$2,166	$226	$1,022

Cash surrender value	$1,796	$2,011	$216	$—

(1)	Reinsured primarily reflects Protective Life reinsured ceded business.
(2)	Investment performance is reflected net of mortality and expense fees.

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The following tables present the aggregate fair value of Separate Account assets by major asset category:

	December 31, 2024
	Life Insurance & Employee Benefits Products	Individual Variable Annuity Products	Employer — Sponsored Products	Other	Total
	(in millions)
Asset Type
Mutual Funds	$3,181	$5,643	$68	$11	$8,903

Total	$3,181	$5,643	$68	$11	$8,903

	December 31, 2023
	Life Insurance & Employee Benefits Products	Individual Variable Annuity Products	Other	Total
	(in millions)
Asset Type
Mutual Funds	$2,642	$3,100	$12	$5,754

Total	$2,642	$3,100	$12	$5,754

10)	REINSURANCE

The Company assumes and cedes reinsurance with other insurance companies. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Ceded reinsurance does not relieve the originating insurer of liability.

The following table summarizes the effect of reinsurance:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Direct charges and fee income	$458	$383	$266
Reinsurance assumed - Equitable Financial	1,307	1,015	—
Reinsurance ceded	(119)	(111)	(37)

Policy charges and fee income	$1,646	$1,287	$229

Direct premiums	$422	$353	$272
Assumed premiums	51	—	—
Reinsurance assumed - Equitable Financial	168	174	—
Reinsurance ceded	(56)	(59)	(49)

Premiums	$585	$468	$223

Direct policyholders’ benefits	$498	$460	$419
Assumed policyholders’ benefits	48	—	—
Reinsurance assumed - Equitable Financial	707	528	—
Reinsurance ceded	(100)	(108)	(119)

Policyholders’ benefits	$1,153	$880	$300

Direct interest credited to policyholders’ account balances	$637	$250	$106
Reinsurance assumed - Equitable Financial	623	471	—
Reinsurance ceded	(31)	(33)	(16)

Interest credited to policyholders’ account balances	$1,229	$688	$90

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Ceded Reinsurance

In 2013, the Company entered into the Reinsurance Agreement with Protective to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business.

For business not reinsured with Protective, the Company generally reinsures its variable life and interest-sensitive life insurance policies on an excess of retention basis. The Company generally retains up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to die policies. For amounts applied for in excess of those limits, reinsurance is ceded to Equitable Financial up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to die policies. For amounts issued in excess of these limits, reinsurance is typically obtained from unaffiliated third parties. These reinsurance arrangements obligate the reinsurers to pay a portion of any death claim in excess of the amount the Company retains in exchange for an agreed-upon premium.

Equitable America had a quota share arrangement with AXA Global Re (formerly AXA Cessions), assuming a percentage of excess Life/Disability/A&H business. The contract is now closed to new business.

Beginning in 2015, group short and long-term disability is being reinsured with Group Reinsurance Plus (GRP) via a quota share arrangement.

Assumed Reinsurance

On May 17, 2023, Equitable Financial entered into a reinsurance agreement with Equitable America, effective April 1, 2023. Pursuant to the Reinsurance Treaty, virtually all of Equitable Financial’s net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, were reinsured to Equitable America on a coinsurance funds withheld basis. In addition, all of the Separate Accounts liabilities relating to such variable annuity contracts were reinsured to Equitable America on a modified coinsurance basis. Equitable America’s obligations under the Reinsurance Treaty are secured through Equitable Financial’s retention of certain assets supporting the reinsured liabilities.

There is a diverse pool of assets supporting the funds withheld and NI modco arrangement with Equitable Financial. The following table summarizes the composition of the pool of assets:

	December 31, 2024		December 31, 2023
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in millions)
Fixed maturities	$21,677	$21,677	$24,725	$24,725
Mortgage loans on real estate	7,668	6,817	8,405	7,409
Policy loans	274	275	248	250
Other equity investments	809	809	238	238
Other invested assets(1)	10,770	10,770	8,256	8,257

Total assets supporting funds withheld	$41,198	$40,348	$41,872	$40,879

(1)	Other invested assets includes derivatives and cash and cash equivalents.

11)	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial or operating decisions. The Company has entered into related party transactions that are described herein.

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On May 17, 2023, the Company entered into a reinsurance agreement with Equitable Financial, effective for April 1, 2023. See Note 10 of the Notes to these Consolidated Financial Statements for further details.

Equitable Financial term insurance contracts outside of New York that allow policyholders to convert their policies into permanent life insurance contracts are fulfilled by the Company upon conversion. As part of fulfillment the Company takes on additional mortality risks, and accordingly is compensated for the expected adverse mortality cost and additional expenses incurred in fulfilling Equitable Financial’s term conversion obligations. Under this agreement that commenced in 2022, Equitable Financial paid the Company $20 million and $24 million and $22 million during the years ended December 31, 2024, 2023 and 2022.

The Company is party to administrative agreements with EIMG and EIM LLC where the Company provides certain administrative services to EIMG and EIM LLC related to the establishment and maintenance of the Separate Accounts, shareholder servicing, customer support, and other similar services. The administrative fees are recorded in investment management and service fees. During the years ended December 31, 2024, 2023 and 2022, the Company recorded fees earned from EIMG and EIM LLC of $31 million, $17 million and $12 million.

Under Equitable America’s service agreement with Equitable Financial, personnel services, employee benefits, facilities, supplies and equipment are provided to Equitable America to conduct its business. The associated costs related to the service agreement are allocated to Equitable America based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support Equitable America. As a result of such allocations, Equitable America incurred expenses of $143 million, $121 million, and $116 million during years ended December 31, 2024, 2023 and 2022, respectively.

Equitable America incurred distribution fee charges from Equitable Network, LLC of $438 million, $303 million, and $138 million in years ended December 31, 2024, 2023 and 2022, respectively, and from Equitable Distributors of $463 million, $332 million, and $82 million in years ended December 31, 2024, 2023 and 2022, respectively, for distributing Equitable America’s products.

In addition to the Equitable Financial service agreement, Equitable America has various other service and investment advisory agreements with AB. The amount of expenses incurred by Equitable America related to these agreements were $15 million, $5 million, and $3 million for years ended December 31, 2024, 2023 and 2022, respectively.

Effective December 15, 2023, EQ AZ Life Re Company (“EQ AZ Life Re”), a captive affiliate, novated to the Company, a Variable Annuity reinsurance treaty it had been assuming from Equitable Financial Life Insurance Company, a New York domiciled affiliate. Specifically, under the coinsurance treaty, the Company assumed 100% quota share of Guaranteed Minimum Income Benefits (“GMIB”) liabilities from EFLIC Accumulator product contracts issued from May 1, 1999 through August 31, 2005, in excess of existing non-affiliated reinsurance, which are subject to certain maximum amounts or calculation on aggregate. Under this transaction, EQ AZ Life Re transferred to the Company $63 million in cash and the Company recorded a change in MRB of $63 million in the consolidated statements of income (loss).

Equitable America cedes a portion of its life business through excess of retention treaties to Equitable Financial on a yearly renewal term basis and reinsured the no-lapse guarantee riders through EQ AZ Life Re on a 90% first dollar quota share basis. The letter of credit amount was $50 million and $45 million in the years ended December 31, 2024 and 2023, respectively and was guaranteed by Holdings. Premiums ceded from the above mentioned affiliated reinsurance transactions during years ended December 31, 2024, 2023 and 2022, were $9 million, $9 million and $8 million, respectively. There were no claims ceded for any of the years.

The Company has entered into a borrowing agreement with Holdings. Under the agreement, the Company is authorized to borrow, on an unsecured basis, from EQH an aggregate amount not to exceed 3% of the admitted assets of the Company’s general account as of the end of the previous year. The proceeds of such borrowings shall be used for short-term liquidity purposes. The terms of such borrowings shall reflect arms’ length terms for similar loans to unaffiliated third parties and the interest rate on any loan obtained pursuant to this agreement shall be at a market rate for a loan of comparable maturity to a similarly situated borrower.

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12)	SHARE-BASED COMPENSATION PROGRAMS

Certain employees of Equitable Financial who perform services for the Company participate in various share-based payment arrangements sponsored by Equitable Financial or Holdings. The Company was allocated $3 million, $2 million, and $3 million of compensation costs, included in compensation and benefits in the consolidated statements of income (loss), for share-based payment arrangements during the years ended December 31, 2024, 2023 and 2022, respectively.

13)	INCOME TAXES

A summary of the income tax (expense) benefit in the statements of income (loss) follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Income tax (expense) benefit:
Current (expense) benefit	$5	$(790)	$—
Deferred (expense) benefit	(155)	556	22

Total	$(150)	$(234)	$22

The Federal income taxes attributable to operations are different from the amounts determined by multiplying the earnings before income taxes by the expected Federal income tax rate of 21%. The sources of the difference and their tax effects are as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Expected income tax (expense) benefit	$(149)	$(299)	$24
Non-taxable investment income	3	1	2
Valuation allowance	—	64	(4)
Other	(4)	—	—

Income tax (expense) benefit	$(150)	$(234)	$22

The components of the net deferred income taxes are as follows:

	December 31,
	2024		2023
	Assets	Liabilities	Assets	Liabilities
	(in millions)
Net operating loss and credits	$106	$—	$4	$—
Reserves and reinsurance	856	—	1,144	—
DAC	—	226	—	128
Unrealized investment gains (losses)	57	—	34	—
Investments	—	99	—	421
Other	—	82	108	—
Valuation allowance	(20)	—	(5)	—

Total	$999	$407	$1,285	$549

During the fourth quarter of 2022, the Company established a valuation allowance against its deferred tax asset related to unrealized capital losses in the available for sale securities portfolio. During the year ended December 31, 2023 management took actions to increase its available liquidity so that the Company has the ability and intent to hold the majority of securities in its available for sale portfolio to recovery. For liquidity and other purposes, the Company maintains a smaller pool of securities that it does not intend to hold to recovery. The Company maintains a valuation allowance against the deferred tax asset on available for sale securities that will not be held to recovery. Adjustments to the valuation allowance due to changes in the portfolio’s unrealized capital loss are recorded in other comprehensive income. Adjustments to the valuation allowance due to new facts or evidence are recorded in net income.

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For the year ended December 31, 2024, the Company recorded an increase to the valuation allowance of $15 million due to changes in the value of the available for sale portfolio that will not be held to recovery. This adjustment was recorded in other comprehensive income. For the year ended December 31, 2023, the Company recorded decreases to the valuation allowance of $16 million in other comprehensive income and $64 million in net income. As of the years ended December 31, 2024 and 2023, a valuation allowance of $20 million and $5 million, respectively, remains against the portion of the deferred tax asset that is still not more-likely-than-not to be realized.

The Company uses the aggregate portfolio approach related to the stranded or disproportionate income tax effects in accumulated other comprehensive income related to available for sale securities. Under this approach, the disproportionate tax effect remains intact as long as the investment portfolio remains.

The Company has Federal net operating loss carryforwards of $486 million and $0 million, for the years ending December 31, 2024 and 2023, respectively, which do not expire.

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$1	$1	$1
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	—	—	—
Additions for tax positions of current year	—	—	—
Settlements with tax authorities	—	—	—

Balance at Balance, end of period	$1	$1	$1

Unrecognized tax benefits that, if recognized, would impact the effective rate	$1	$1	$1

It is reasonably possible that the total amount of unrecognized tax benefits will change within the next 12 months due to the addition of new issues for open tax years. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

As of December 31, 2024, tax years 2014 through 2018 and 2020 through 2024 remain subject to examination by the IRS.

14)	EQUITY

AOCI represents cumulative gains (losses) on items that are not reflected in net income (loss). The balances were as follows:

	December 31,
	2024	2023
	(in millions)
Unrealized gains (losses) on investments	$(154)	$(51)
Market risk benefits - instrument-specific credit risk component	(666)	(649)
Liability or future policy benefits - current discount rate component	19	6

Accumulated other comprehensive income (loss)	$(801)	$(694)

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The components of OCI, net of taxes were as follows:

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Change in net unrealized gains (losses) on investments:
Net unrealized gains (losses) arising during the period	$(121)	$192	$(495)
(Gains) losses reclassified into net income (loss) during the period(1)	—	4	6

Net unrealized gains (losses) on investments	(121)	196	(489)
Adjustments for policyholders’ liabilities, insurance liability loss recognition and other	18	—	9

Change in unrealized gains (losses), net of adjustments (net of deferred income tax expense (benefit) of $(9), $33, $(25))	(103)	196	(480)
Change in LFPB discount rate and MRB credit risk
Change in market risk benefits — instrument-specific credit risk (net of deferred income tax expense (benefit) of $(3), $(137), $0)	(13)	(513)	1
Changes in liability for future policy benefits — current discount rate (net of deferred income tax expense (benefit) of $3, $1, $0)	9	4	—

Other comprehensive income (loss)	$(107)	$(313)	$(479)

(1)

See “Reclassification adjustment” in Note 3 of the Notes to these Consolidated Financial Statements. Reclassification amounts presented net of income tax expense (benefit) of $0 million, $(1) million, $(1) million for the years ended December 31, 2024, 2023 and 2022, respectively.

Investment gains and losses reclassified from AOCI to net income (loss) primarily consist of realized gains (losses) on sales and credit losses of AFS securities and are included in total investment gains (losses), net on the consolidated statements of income (loss). Amounts presented in the table above are net of tax.

15)	COMMITMENTS AND CONTINGENT LIABILITIES

Litigation

Litigation, regulatory and other loss contingencies arise in the ordinary course of the Company’s activities. The Company is a defendant in litigation matters arising from the conduct of its business. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Modern pleading practice permits considerable variation in the assertion of monetary damages and other relief. Claimants are not always required to specify the monetary damages they seek, or they may be required only to state an amount sufficient to meet a court’s jurisdictional requirements. Moreover, some jurisdictions allow claimants to allege monetary damages that far exceed any reasonably possible verdict. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim often bears little relevance to the merits or potential value of a claim.

The outcome of a litigation or regulatory matter is difficult to predict, and the amount or range of potential losses associated with these or other loss contingencies requires significant management judgment. It is not possible to predict the ultimate outcome or to provide reasonably possible losses or ranges of losses for all pending regulatory matters, litigation and other loss contingencies. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known, management believes that neither the outcome of pending litigation and regulatory matters, nor potential liabilities associated with other loss contingencies, are likely to have such an effect. However, given the large and indeterminate amounts sought in certain litigation and the inherent unpredictability of all such matters, it is possible that an adverse outcome in certain of the Company’s litigation or regulatory matters, or liabilities arising from other loss contingencies, could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.

For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess

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of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued amounts of the reasonably possible range of losses. As of December 31, 2024, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $5 million.

For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.

FHLB

As a member of the FHLB, the Company has access to collateralized borrowings. It also may issue funding agreements to the FHLB. Both the collateralized borrowings and funding agreements would require the Company to pledge qualified mortgage-backed assets and/or government securities as collateral, and would be reported in policyholders’ account balances in the balance sheets. The Company had no collateralized borrowings or funding agreements outstanding at December 31, 2024 or December 31, 2023. The Company has purchased $4 million of FHLB stock as of December 31, 2024.

Funding Agreement-Backed Commercial Paper Program

In May 2023, the Company established a funding agreement-backed commercial paper program (the “FABCP Program”), pursuant to which a special purpose limited liability company (the “SPLLC”) may issue commercial paper and deposit the proceeds with the Company pursuant to a funding agreement issued by the Company to the SPLLC. The current maximum aggregate principal amount permitted to be outstanding at any one time under the FABCP Program is $1.0 billion. The Company had $0 outstanding as of December 31, 2024 and December 31, 2023.

Guarantees and Other Commitments

The Company provides certain guarantees or commitments to affiliates and others. As of December 31, 2024, these arrangements include commitments by the Company to provide equity financing of $243 million to certain limited partnerships and real estate joint ventures under certain conditions. Management believes the Company will not incur material losses as a result of these commitments.

The Company had $93 million of commitments under existing mortgage loans or mortgage loan commitment agreements at December 31, 2024.

16)	INSURANCE STATUTORY FINANCIAL INFORMATION

For 2024, 2023 and 2022, respectively, the Company’s statutory net income (loss) totaled $718 million, $812 million and $(21) million. Statutory surplus, Capital stock and AVR totaled $4.1 billion and $4.4 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024, Equitable America, in accordance with various government and state regulations, had $8 million of securities on deposit with such government or state agencies.

Dividend Restrictions

As a domestic insurance subsidiary regulated by the insurance laws of Arizona, Equitable America is subject to restrictions as to the amounts the Company may pay as dividends and amounts the Company may repay of surplus notes to EFS.

Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company could pay an ordinary dividend of up to approximately $347 million during 2025.

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Intercompany Reinsurance

Equitable America reinsured the no lapse guarantee riders contained in certain variable and interest-sensitive life policies to EQ AZ Life Re. Equitable America receives statutory reserve credits for reinsurance treaties with EQ AZ Life Re to the extent EQ AZ Life Re held letters of credit of $50 million and $45 million as of December 31, 2024 and 2023, respectively. These letters of credit were guaranteed by Holdings.

Prescribed and Permitted Accounting Practices

As of December 31, 2024, the following two prescribed and permitted practices resulted in surplus that is different from the statutory surplus that would have been reported had NAIC statutory accounting practices been applied.

During 2022, Equitable Life Financial Insurance Company of America received approval from the Arizona Department of Insurance and Financial Institutions pursuant to A.R.S. 20-515 for Separate Account No. 68A (“SA 68A”) for our Structured Capital Strategies product, Separate Account No. 69A (“SA 69A”) for our EQUI-VEST product Structured Investment Option and Separate Account No. 71A (“SA 71A”) for our Investment Edge Structured Investment Option, to permit us to use book value as the accounting basis of these three non-insulated Separate Accounts instead of fair value in accordance with the NAIC Accounting and Practices and Procedures Manual to align with how we manage and measure our overall general account asset portfolio. The impact of the application is a decrease of approximately $78 million in statutory surplus as of December 31, 2024.

The Arizona Department of Insurance and Financial Institutions granted to Equitable America a permitted practice to deviate from SSAP No. 108 by applying special accounting treatment for specific derivatives hedging variable annuity benefits subject to fluctuations as a result of interest rate sensitivities. The permitted practice expands on SSAP No. 108 hedge accounting to include equity risks for the full scope of Variable Annuity (VA) contracts (i.e., not just the rider guarantees but for the VA total contract). The permitted practice allows Equitable America to adopt SSAP 108 retroactively from October 1, 2023 and applies to both directly held VA hedges as well as VA hedges in the Equitable America funds withheld asset that resulted from the Reinsurance Treaty. In the calculation of the amount of excess VA equity and interest rate derivative hedging gains/losses to defer (including Net investment income on our Equity Total Return Swaps), the permitted practice allows us to compare our total equity and interest derivatives gains and losses to 100% of our target liability change. Any hedge gain or loss deferrals will follow SSAP No. 108 amortization rules (i.e. 10-year straight line). The impact of applying this permitted practice relative to SSAP 108 was an increase of approximately $1.4 billion in statutory special surplus funds as of December 31, 2024.

Differences between Statutory Accounting Principles and U.S. GAAP

Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with SAP and total equity under U.S. GAAP are primarily: (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders’ account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) certain assets, primarily prepaid assets, are not admissible under SAP but are admissible under U.S. GAAP; (g) the fair valuing of all acquired assets and liabilities including intangible assets required for U.S. GAAP purchase accounting is not recognized in SAP; (h) reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under U.S. GAAP these reinsured amounts are reflected as an asset; (i) under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under U.S. GAAP revenue recognition varies by product type and does not include the change in deferred premiums; and (j) derivatives unrealized gains and losses recognized in surplus under SAP but in income under U.S. GAAP.

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17)	BUSINESS SEGMENT INFORMATION

Equitable America has one reportable segment: insurance. The insurance segment derives revenues from customers by providing variable annuity, life insurance and employee benefit products to both individuals and businesses. Equitable America derives revenue primarily from 49 states (not including New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands and manages the business activities on a consolidated basis. The accounting policies for the segment are the same as those described in Note 2 of the Notes to these Consolidated Financial Statements.

The CODM is the chief executive officer and President of Equitable America. The CODM assesses performance for the insurance segment and decides how to allocate resources based on net income (loss) that is also reported on the Consolidated Statements of Income (Loss) as Net income (loss). The measure of segment assets is reported on the Consolidated Balance Sheets as Total assets. The CODM uses Net income (loss) to evaluate income generated from the insurance segment assets (return on assets) in deciding whether to reinvest profits into the insurance segment or into other parts of the entity, such as for acquisitions or to pay dividends.

Refer to the Statements of Consolidated Income/(Loss) for expense detail evaluated by the CODM.

Revenue from external customers, by product, is shown in the table that follows:

	Year Ended December 31,
	2024(1)	2023(1)	2022
	(in millions)
Individual Variable Annuity Products
Premiums	$—	$—	$—
Fees	98	33	13
Others	6	4	2

Total	$104	$37	$15

Life Insurance Products
Premiums	$—	$—	$—
Fees	383	368	343
Others	—	—	1

Total	$383	$368	$344

Employee Benefit Products
Premiums	$366	$294	$223
Fees	—	—	—
Others	3	1	1

Total	$369	$295	$224

Other
Premiums	$51	$—	$—
Fees	—	—	—
Others	1	—	—

Total	$52	$—	$—

(1)	Excludes reinsurance assumed from Equitable Financial.

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18)	UNPAID CLAIM AND CLAIM EXPENSES

The following summarizes the change in liability for unpaid claims and claim expenses:

Liability for Unpaid Claims and Claim Expenses

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Gross Balance, beginning of period	$141	$110	$78
Less Reinsurance	48	36	23

Net Balance, beginning of period	93	74	55

Incurred Claims (net) Related to:
Current Period	279	237	190
Prior Period	(14)	(15)	(6)

Total Incurred	265	222	184

Paid Claims (net) Related to:
Current Period	189	162	131
Prior Period	53	41	34

Total Paid	242	203	165

Net Balance, end of period	117	93	74
Add Reinsurance	48	48	36

Gross Balance, end of period	$165	$141	$110

The table below presents incurred claims development as of December 31, 2024, net of reinsurance, cumulative claims frequency, and the total incurred but not reported liability (“IBNR”) for Equitable America’s long-term disability business:

	2024	2023	2022	2021	2020	2019	2018	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$2	$2	$2	$2	$2	$2	$2	$2		113
2018	5	5	5	4	5	4	5			191
2019	5	5	5	5	6	7				265
2020	8	8	8	9	10					374
2021	16	19	16	16						660
2022	19	20	22							722
2023	27	13								952
2024	39								$14	698

Cumulative LTD Incurred Claims	$121	$72	$58	$36	$23	$13	$7	$2	$14

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The table below presents incurred claims development as of December 31, 2023, net of reinsurance, cumulative claims frequency, and total IBNR for Equitable America’s long-term disability business:

	2023	2022	2021	2020	2019	2018	2017	IBNR	Claim Frequency
Long-term Disability
Incurral Year
2017	$2	2	$2	$2	$2	$2	$2		113
2018	4	5	4	5	4	5			191
2019	5	5	5	6	7				265
2020	8	8	9	10					374
2021	15	16	16						653
2022	19	22							716
2023	29							$10	532

Cumulative LTD Incurred Claims	$82	$58	$36	$23	$13	$7	$2	$10

The claim frequency for long-term disability represents the number of unique claim events for which benefit payments have been made. Claim events are identified using a unique claimant identifier and incurral date (claim event date). Thus, if an individual has multiple claims for different disabling events (and thus different disability dates), each will be reported as a unique claim event. However, if an individual receives multiple benefits under more than one policy (for example, supplementary disability benefits in addition to the base policy), we treat it as a single claim occurrence because they are related to a single claim event. Claim frequency is expected to be lower for the most recent incurral year because claimants have to satisfy elimination period before being eligible for benefits. The historical claim payout pattern for the long-term disability for the years presented in the development table is not available because this is a relatively new line of business.

Equitable America discounts long-term disability liabilities as benefit payments are made over extended periods. Discount rate assumptions for these liabilities are based on the best estimate GAAP rates by year of incurral.

The following table reconciles the long-term disability net incurred claims development table to the liability for unpaid claims and claim expenses in the Company’s balance sheets:

	December 31,
	2024	2023
	(in millions)
Long-Term Disability Claim Development Table, net of reinsurance
Undiscounted LTD Incurred Claims, net of reinsurance	$121	$82
Subtract Cumulative LTD Paid Claims, net of reinsurance	(49)	(33)
Subtract Impact of LTD Discounting, net of reinsurance	(15)	(6)

LTD liabilities for unpaid claim and claim expense, net of reinsurance	$57	$43

Unpaid Claims and Claim Expenses, net of reinsurance
LTD liabilities for unpaid claim and claim expense, net of reinsurance	$57	$43
Other short-duration contracts, net of reinsurance	60	50

Total liabilities for unpaid claim and claim expense, net of reinsurance	$117	$93

Reinsurance Recoverable on unpaid claims
Long-term disability	$44	$43
Other short-duration contracts	4	5

Total Reinsurance Recoverable	$48	$48

Total liability for unpaid claim and claim expense	$165	$141

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19)	SUBSEQUENT EVENTS

Notes Issued to EFS

On January 3, 2025, the Company issued $200 million of floating rate notes to EFS. The notes had an interest rate of one-month SOFR plus a 15 basis point margin and 5 basis point spread and were repaid on January 16, 2025.

Purchase of Notes

On January 31, 2025, the Company purchased $619 million of floating rate notes from Equitable Financial.

RGA Reinsurance Transaction

On February 23, 2025, Equitable Financial, as well as Equitable America and Equitable Financial L&A, entered into a master transaction agreement with RGA pursuant to which at closing and subject to the terms and conditions set forth in the MTA, RGA would enter into reinsurance agreements, as reinsurer, with each such subsidiary, as ceding company, to effect the RGA Reinsurance Transaction. The transaction is expected to close in mid-2025.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SCHEDULE I

SUMMARY OF INVESTMENTS — OTHER THAN INVESTMENTS IN RELATED PARTIES

AS OF DECEMBER 31, 2024

	Cost(1)	Fair Value	Carrying Value
	(in millions)
Fixed maturities, AFS:
U.S. government, agencies and authorities	$15	$15	$15
State, municipalities and political subdivisions	48	39	39
Foreign governments	50	48	48
Public utilities	1,763	1,720	1,720
All other corporate bonds	9,348	9,074	9,074
Residential mortgage-backed	2,641	2,632	2,632
Asset-backed	6,163	6,218	6,218
Commercial mortgage-backed	790	778	778

Total fixed maturities, AFS	20,818	20,524	20,524
Mortgage loans on real estate(2)	1,782	1,771	1,773
Policy loans	295	308	295
Other equity investments	35	35	35
Trading securities	3	—	—
Other invested assets	964	964	964

Total Investments	$23,897	$23,602	$23,591

(1)

Cost for fixed maturities represents original cost, reduced by repayments and write-downs and adjusted for amortization of premiums or accretion of discount; cost for equity securities represents original cost reduced by write-downs.

(2)	Carrying value for mortgage loans on real estate represents original cost adjusted for amortization of premiums or accretion of discount and reduced by credit loss allowance.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SCHEDULE IV

REINSURANCE(1)

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
	(in millions)
2024
Life insurance in-force	$111,252	$14,341	$—	$96,911	—%

Premiums:
Life insurance and annuities	$153	$32	$168	$289	58.1%
Accident and health	269	24	—	245	—%

Total premiums	$422	$56	$168	$534	31.5%

2023
Life insurance in-force	$108,947	$16,237	$36,074	$128,784	28.0%

Premiums:
Life insurance and annuities	$132	$28	$174	$277	62.8%
Accident and health	221	31	—	191	—%

Total premiums	$353	$59	$174	$468	37.2%

2022
Life insurance in-force	$100,944	$17,100	$—	$83,844	—%

Premiums:
Life insurance and annuities	$104	$22	$—	$82	—%
Accident and health	168	27	—	141	—%

Total premiums	$272	$49	$—	$223	—%

(1)	Includes amounts related to the discontinued group life and health business.

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GLOSSARY

Selected Financial Terms

Account Value (“AV”)	Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Annualized Premium	100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products.

Assets under administration (“AUA”)	Includes non-insurance client assets that are invested in our savings and investment products or serviced by our Equitable Advisors platform. We provide administrative services for these assets and generally record the revenues received as distribution fees.

Assets under management (“AUM”)	Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our GAIA portfolio and (iii) the Separate Account assets of our retirement and protection businesses. Total AUM reflects exclusions between segments to avoid double counting.

Combined RBC Ratio	Calculated as the overall aggregate RBC ratio for the Company’s insurance subsidiaries including capital held for its life insurance and variable annuity liabilities and non-variable annuity insurance liabilities.

Deferred policy acquisition cost (“DAC”)	Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Deferred sales inducements (“DSI”)	Represent amounts that are credited to a policyholder’s account balance that are higher than the expected crediting rates on similar contracts without such an inducement and that are an incentive to purchase a contract and also meet the accounting criteria to be deferred as an asset that is amortized over the life of the contract.

Fee-Type Revenue	Revenue from fees and related items, including policy charges and fee income, premiums, investment management and service fees, and other income.

Gross Premiums	First year premium and deposits and Renewal premium and deposits.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

P&C	Property and casualty.

Premium and deposits	Amounts a policyholder agrees to pay for an insurance policy or annuity contract that may be paid in one or a series of payments as defined by the terms of the policy or contract.

Protection Solutions Reserves	Equals the aggregate value of Policyholders’ account balances and Future policy benefits for policies in our Protection Solutions segment.

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Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Renewal premium and deposits	Premiums and deposits after the first twelve months of the policy or contract.

Risk-based capital (“RBC”)	Rules to determine insurance company statutory capital requirements. It is based on rules published by the NAIC.

Product Terms

401(k)	A tax-deferred retirement savings plan sponsored by an employer. 401(k) refers to the section of the Code pursuant to which these plans are established.

403(b)	A tax-deferred retirement savings plan available to certain employees of public schools and certain tax-exempt organizations. 403(b) refers to the section of the Code pursuant to which these plans are established.

457(b)	A deferred compensation plan that is available to governmental and certain non-governmental employers. 457(b) refers to the section of the Code pursuant to which these plans are established.

Accumulation phase	The phase of a variable annuity contract during which assets accumulate based on the policyholder’s lump sum or periodic deposits and reinvested interest, capital gains and dividends that are generally tax-deferred.

Affluent	Refers to individuals with $250,000 to $999,999 of investable assets.

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base	A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

Cash surrender value	The amount an insurance company pays (minus any surrender charge) to the policyholder when the contract or policy is voluntarily terminated prematurely.

Deferred annuity	An annuity purchased with premiums paid either over a period of years or as a lump sum, for which savings accumulate prior to annuitization or surrender, and upon annuitization, such savings are exchanged for either a future lump sum or periodic payments for a specified length of time or for a lifetime.

Dollar-for-dollar withdrawal	A method of calculating the reduction of a variable annuity benefit base after a withdrawal in which the benefit is reduced by one dollar for every dollar withdrawn.

Fixed annuity	An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that is fixed at issue.

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Floating Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that varies with a specified index rate, subject to a cap and floor.

Future policy benefits

Future policy benefits for the annuities business are comprised mainly of liabilities for life-contingent income annuities, and liabilities for the variable annuity guaranteed minimum benefits accounted for as insurance.

Future policy benefits for the life business are comprised mainly of liabilities for traditional life and certain liabilities for universal and variable life insurance contracts (other than the Policyholders’ account balance).

General Account Investment Portfolio	The invested assets held in the General Account.

General Account (“GA”)	The assets held in the general accounts of our insurance companies as well as assets held in our Separate Accounts on which we bear the investment risk.

GMxB	A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed income benefit (“GIB”)	An optional benefit which provides the policyholder with a guaranteed lifetime annuity based on predetermined annuity purchase rates applied to a GIB benefit base, with annuitization automatically triggered if and when the contract AV falls to zero.

Guaranteed minimum accumulation benefits (“GMAB”)	An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)	An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

Guaranteed minimum withdrawal benefits (“GMWB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Guaranteed withdrawal benefit for life (“GWBL”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for the duration of the policyholder’s life, regardless of account performance.

High net worth	Refers to individuals with $1,000,000 or more of investable assets.

Index-linked annuities	An annuity that provides for asset accumulation and asset distribution needs with an ability to share in the upside from certain financial markets such as equity indices, or an interest rate benchmark. With an index-linked annuity, the policyholder’s AV can grow or decline due to various external financial market indices performance.

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Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Living benefits	Optional benefits (available at an additional cost) that guarantee that the policyholder will get back at least his original investment when the money is withdrawn.

Mortality and expense risk fee (“M&E fee”)	A fee charged by insurance companies to compensate for the risk they take by issuing life insurance and variable annuity contracts.

Net flows	Net change in customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

Policyholder account balances

Annuities. Policyholder account balances are held for fixed deferred annuities, the fixed account portion of variable annuities and non-life contingent income annuities. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Life Insurance Policies. Policyholder account balances are held for retained asset accounts, universal life policies and the fixed account of universal variable life insurance policies. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Return of premium (“ROP”) death benefit	This death benefit pays the greater of the account value at the time of a claim following the owner’s death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Rider	An optional feature or benefit that a policyholder can purchase at an additional cost.

Roll-up rate	The guaranteed percentage that the benefit base increases by each year.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those Separate Accounts on which we bear the investment risk.

Surrender charge	A fee paid by a contract owner for the early withdrawal of an amount that exceeds a specific percentage or for cancellation of the contract within a specified amount of time after purchase.

Surrender rate	Represents annualized surrenders and withdrawals as a percentage of average AV.

Universal life (“UL”) products	Life insurance products that provide a death benefit in return for payment of specified annual policy charges that are generally related to specific costs, which may change over time. To the extent that the policyholder chooses to pay more than the charges required in any given year to keep the policy in-force, the excess premium will be placed into the AV of the policy and credited with a stated interest rate on a monthly basis.

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Variable annuity	A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)	Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

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ACRONYMS

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business

•	“AFS” means available-for-sale

•	“AI” means artificial intelligence

•	“AOCI” means accumulated other comprehensive income

•	“ASC” means Accounting Standards Codification

•	“ASU” means Accounting Standards Update

•	“AVR” means asset valuation reserve

•	“AXA” means AXA S.A., a société anonyme organized under the laws of France, and formerly our controlling stockholder.

•	“bps” means basis points

•	“Broker-Dealers” means collectively, Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc.

•	CCPA” means California Consumer Privacy Act

•	“CEA” means Commodity Exchange Act

•	“CECL” means current expected credit losses

•	“CFTC” means U.S. Commodity Futures Trading Commission

•	“CISO” means Chief Information Security Officer

•	“CLO” means collateralized loan obligation

•	Code” means the internal Revenue Code of 1986

•	“COLI” means corporate owned life insurance

•	“Company” means Equitable Financial Life Insurance Company of America and its subsidiaries

•	“CPPA” California Privacy Rights Agency

•	“CRPs” means Credit Rating Providers

•	“CSA” means credit support annex

•	“Cybersecurity Final Rule” means the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule

•	“DCO” means designated clearing organization

•	“Dodd-Frank Act” means Dodd-Frank Wall Street Reform and Consumer Protection Act

•	“DOL” means U.S. Department of Labor
•	“DPL” means deferred profit liability

•	“DSC” means debt service coverage

•	“ECDIS” means external customer data and information sources

•	“EFIMA” means Equitable Financial Investment Management America, LLC

•	“EFS” means Equitable Financial Services, LLC, a Delaware corporation and a wholly-owned direct subsidiary of Holdings.

•	“EIM LLC” means Equitable Investment Management, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“EIMG” means Equitable Investment Management Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Advisors” means Equitable Advisors, LLC, a Delaware limited liability company, our retail broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable America” means Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Distributors” means Equitable Distributors, LLC, a Delaware limited liability company, our wholesale broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned subsidiary of EFS.

•	“Equitable Network” means Equitable Network, LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of Holdings and its subsidiary, Equitable Network of Puerto Rico, Inc.

•	“EQAT” means EQ Advisors Trust, a series trust that is a Delaware statutory trust and is registered under the Investment Company Act as an open-end management investment company.

•	“EQ AZ Life Re” means EQ AZ Life Re Company, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“ERISA” means Employee Retirement Income Security Act of 1974

•	“ESG” means environmental, social and governance

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•	“ETF” means exchange traded funds

•	“Exchange Act” means Securities Exchange Act of 1934, as amended

•	“FASB” means Financial Accounting Standards Board

•	“FDIC” means Federal Deposit Insurance Corporation

•	“FHLB” means Federal Home Loan Bank

•	“FINRA” means Financial Industry Regulatory Authority, Inc.

•	“FIO” means Federal Insurance Office

•	“FSOC” means Financial Stability Oversight Council

•	“GAIA” means general account investment portfolio

•	“GCC” means group capital calculation

•	“Generative AI” means generative artificial intelligence

•	“Holdings” means Equitable Holdings, Inc.

•	“IBNR” means incurred but not reported liability

•	“Investment Advisers Act” means Investment Advisers Act of 1940, as amended

•	“IMR” means interest maintenance reserve

•	“IRS” means Internal Revenue Service

•	“ISDA Master Agreement” means International Swaps and Derivatives Association Master Agreement

•	“IT” means information technology

•	“IUL” means indexed universal life

•	“IUS” means Investments Under Surveillance

•	“LDTI” means long duration targeted improvements

•	“LFPB” means liability for future policy benefits

•	“LGD” means loss given default

•	“Liquidity Stress Test” means a liquidity stress-testing framework

•	“LTV” means loan-to-value

•	“Manual” means Accounting Practices and Procedures Manual as established by the NAIC

•	“MD&A” means Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	“MRBs” means market risk benefits

•	“MSO” means Market Stabilizer Option

•	“MTA” means Master Transaction Agreement

•	“NAIC” means National Association of Insurance Commissioners

•	“NAR” means net amount at risk

•	“NFA” means National Futures Association
•	“NI” means non-insulated

•	“NLG” means no-lapse guarantee

•	“NMS” means National Market System

•	“NYDFS” means New York State Department of Financial Services

•	“OCI” means other comprehensive income

•	“ORSA” means Own Risk and Solvency Assessment Model Act

•	“OTC” means over-the-counter

•	“PD” means probability of default

•	“PFBL” means profits followed by losses

•	“PPWG” means Privacy Protections Working Group

•	“Prudential Regulators” means collectively, SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency

•	“PTEs” means prohibited transaction exemptions

•	“PwC” means PricewaterhouseCoopers LLP

•	“RBC” means risk-based capital

•	“RC” means Retirement Cornerstone

•	“Regulation BI” means Regulation Best Interest

•	“RGA” means Reinsurance Group of America

•	“Safeguards Rule” means amendments to the Standards for Safeguarding Customer Information Rule“SAP” means statutory accounting principles

•	“SCB LLC” means Sanford C. Bernstein & Co., LLC, a registered investment adviser and broker-dealer.

•	“SCS” means Structured Capital Strategies

•	“SEC” means U.S. Securities and Exchange Commission

•	“SIA” means Sales Inducement Asset

•	“SIFI” means systematically important financial institution

•	“SIO” means structured investment option

•	“SPLLC” means special purpose limited liability company

•	“SSAP” means Statements of Standard Accounting Practice

•	“Standard” means NAIC accreditation standards

•	“TDRs” means troubled debt restructurings

•	“U.S.” means United States

•	“U.S. GAAP” means accounting principles generally accepted in the United States of America

•	“USD” means United States Dollar

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•	“UL” means universal life

•	“Valuation Manual” means NAIC’s Valuation Manual

•	“VISL” means variable interest-sensitive life

A-147

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

PART II

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$20,668.50
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (“Equitable Financial”) provide, in Article VI, as follows:

7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii) the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss.721-726; Insurance Law ss.1216}

The By-Laws of Equitable Financial Life Insurance Company provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

The directors and officers of the Company are insured under policies issued by X. L. Insurance Company, Arc Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, ACE, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, CNA, AIG, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel, Ascot, Bowhead, and Westfield. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(1)	Underwriting Agreement.

(a)

Broker-Dealer and General Agent Sales Agreement between Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(b)

Wholesale Broker-Dealer Supervisory and Sale Agreement between the Broker-Dealer and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(c)

Broker General Agent Agreement between Broker General Agent and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024

(i)

Amendment to Brokerage General Agent Sales Agreement between Brokerage General Agency and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(d)

Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(e)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement (File No. 33-83750), filed on May 1, 1998.

(f)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000, incorporated herein by reference to Exhibit No. 1-A(10)(c) to Registration Statement on Form S-6, File No. 333-17663, filed on April 19, 2001.

(g)

Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000, incorporated herein by reference to Exhibit No. 1-A(10)(d) to Registration Statement on Form S-6, File No. 333-17663, filed on April 19, 2001.

(h)

Distribution Agreement, dated as of January 1, 1998 by and between The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of the Equitable Life separate accounts and Equitable Distributors, Inc., incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-64749) filed on August 5, 2011.

(i)

First Amendment dated as of January 1, 2001 to the Distribution Agreement dated as of January 1, 1998 between The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of the Equitable Life separate accounts and Equitable Distributors, Inc., incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-127445) filed on August 11, 2005.

(ii)

Second Amendment dated as of January 1, 2012 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors LLC incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, incorporated by reference to this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(i)

Amended and Restated Distribution Agreement, dated as of November 1, 2023 by and between Equitable Financial Life Insurance Company, a New York company, for itself (“Equitable Financial”) and as depositor on behalf of the Equitable Financial separate accounts more particularly described herein (the “Separate Accounts”) and Equitable Distributors, LLC (the “Distributor” or “EDL”), incorporated herein by reference to Registration Statement on Form S-3 (File No.333-277098) filed on April 19, 2024.

(j)

Amended and Restated Agreement, dated as of November 1, 2023 for Cooperative and Joint Use of Personnel, Property and Services between Equitable Financial Life Insurance Company and Equitable Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No.333-277098) filed on April 19, 2024.

(k)

General Agent Sales Agreement dated January  1, 2000, between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated by reference to Registration Statement No. 2-30070 on April  19, 2004, and incorporated herein by reference.

(i)

First Amendment dated as of January 1, 2003 to General Agent Sales Agreement dated January 1, 2000, between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) on April 24, 2012. and incorporated herein by reference.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000, between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, Registration Statement on Form N-4 (File No.333-05593) on April 24, 2012. and incorporated herein by reference.

(iii)

Third Amendment dated as of July 19, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(r), filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(s), filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries incorporated herein by reference to the Registration Statement filed on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4 (File No.2-30070), filed on April 19, 2016.

(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No.2-30070) filed on April 17, 2018.

(xviii)

Nineteenth Amendment to General Agent Sales Agreement, dated January 1, 2020, by and between AXA Equitable Life Insurance Company and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-253137) filed on April 20, 2021.

(xix)

Twentieth Amendment to General Agent Sales Agreement dated September 1, 2021, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No.333-263743) filed on April 20, 2022.

(xx)

Twenty First Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No.333-263743) filed on April 20, 2022.

(xxi)

Twenty Second Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No.333-277098) filed on April 19, 2024.

(xxii)	Twenty Third Amendment to General Agent Sales Agreement dated January 1, 2025, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, filed herewith.

(2) Not Applicable.

(3)(i) Articles of Incorporation.

(i) Restated Charter of AXA Equitable, as amended August 31, 2010, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed April 24, 2012.

(ii) Restated Charter of Equitable Financial Life Insurance Company incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-232418) filed on June 29, 2020.

(3)(ii) By-Laws.

(i) By-Laws of AXA Equitable, as amended September 7, 2004, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed on April 20, 2006.

(ii) By-Laws of Equitable Financial Life Insurance Company, as amended, June 15, 2020, incorporated hereby by reference to Registration Statement on Form N-6 (File 333-232418), filed on June 29, 2020.

(iii) Amended and Restated By-Laws of Equitable Financial Life Insurance Company dated September 23, 2020, incorporated herein by reference to Registration Statement on Form N-4 (file No. 333- 254385) filed on March 17, 2021.

(4) Form of policy.

(i) Form of Policy Rider (22-VIOS-3), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265008) filed on November 8, 2022.

(ii) Variable Indexed Options Rider (R22-VIOS), incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-265008) filed on November 8, 2022.

2

(5) Opinion and consent of counsel regarding legality

(i) Opinion and consent of Alfred Ayensu-Ghartey as to the legality of securities being registered, filed herewith.

(8) Not Applicable.

(9) Not Applicable.

(10) Material Contracts.

(i) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

(ii) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

(11) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(21) Not Applicable.

(23) Consents of Experts and Counsel.

(i) Consent of PricewaterhouseCoopers LLP filed herewith.

(ii) See Item (5) above.

(24) Powers of Attorney.

(i) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

EX107 - Filing Fees Table, filed herewith.

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ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 22nd day of April, 2025.

Equitable Financial Life Insurance Company (Registrant)

By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel Equitable Financial Life Insurance Company

Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Douglas A. Dachille Arlene Isaacs-Lowe Daniel G. Kaye Francis Hondal	Craig MacKay Mark Pearson Bertram Scott	Charles G.T. Stonehill George Stansfield Joan Lamm-Tennant

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
April 22, 2025